Exhibit (b)(1)

EXECUTION VERSION

ARBY’S FUNDING, LLC,

as Issuer

and

CITIBANK, N.A.,

as Trustee and Securities Intermediary

AMENDED AND RESTATED BASE INDENTURE

Dated as of July 31, 2020

i

v

Section 14.1	Notices	140

Section 14.2	Communication by Noteholders With Other Noteholders	143

Section 14.3	Officer’s Certificate as to Conditions Precedent	143

Section 14.4	Statements Required in Certificate	143

Section 14.5	Rules by the Trustee	143

Section 14.6	Benefits of Indenture	144

Section 14.7	Payment on Business Day	144

Section 14.8	Governing Law	144

Section 14.9	Successors	144

Section 14.10	Severability	144

Section 14.11	Counterpart Originals	144

Section 14.12	Table of Contents, Headings, etc.	145

Section 14.13	No Bankruptcy Petition Against the Securitization Entities	145

Section 14.14	Recording of Indenture	145

Section 14.15	Waiver of Jury Trial	145

Section 14.16	Submission to Jurisdiction; Waivers	145

Section 14.17	Permitted Asset Dispositions; Release of Collateral	146

Section 14.18	Calculation of Leverage Ratios	146

Section 14.19	Amendment and Restatement	149

Section 14.20	Electronic Signatures and Transmission	150

BASE INDENTURE DEFINITIONS LIST		1

ANNEXES

Annex A	Base Indenture Definitions List

EXHIBITS

Exhibit A	Form of Weekly Manager’s Certificate
Exhibit B	Form of Mortgage
Exhibit C	Form of Quarterly Noteholders’ Report
Exhibit D-1	Form of Notice of Grant of Security Interest in Trademarks
Exhibit D-2	Form of Notice of Grant of Security Interest in Patents
Exhibit D-3	Form of Grant of Security Interest in Copyrights
Exhibit E-1	Form of Supplemental Notice of Grant of Security Interest in Trademarks
Exhibit E-2	Form of Supplemental Notice of Grant of Security Interest in Patents
Exhibit E-3	Form of Supplemental Grant of Security Interest in Copyrights
Exhibit F	Form of Investor Request Certification
Exhibit G	Form of CCR Election Notice
Exhibit H	Form of CCR Nomination
Exhibit I	Form of CCR Ballot
Exhibit J	Form of CCR Acceptance Letter
Exhibit K	Form of Supplement for Additional Issuers
Exhibit L	Form of Note Owner Certificate

SCHEDULES

Schedule 7.3	-	Consents
Schedule 7.6	-	Plans
Schedule 7.7	-	Proposed Tax Assessments
Schedule 7.19	-	Insurance
Schedule 7.21	-	Pending Actions or Proceedings Relating to the Securitization IP
Schedule 8.11	-	Liens

This AMENDED AND RESTATED BASE INDENTURE, dated as of July 31, 2020, is entered into by and between ARBY’S FUNDING, LLC, a Delaware limited liability company, as issuer (the “Issuer”), and CITIBANK, N.A., a national banking association, as trustee (in such capacity, the “Trustee”), and as the Securities Intermediary.

W I T N E S S E T H:

WHEREAS, the Issuer and the Trustee previously entered into that certain Base Indenture, dated as of November 13, 2015 (as amended on and prior to the date hereof pursuant to the First Supplement thereto dated as of June 24, 2016, the “Original Base Indenture”), to provide for the issuance from time to time of one or more Series of Notes;

WHEREAS, the Issuer desires to amend and restate the Original Base Indenture in the form of this Base Indenture;

WHEREAS, the Issuer has duly authorized this Base Indenture and the execution and delivery hereof to provide for the amendment and restatement of the Original Base Indenture and the issuance from time to time of one or more series of asset-backed notes (the “Notes”) under this Base Indenture, as provided in this Base Indenture and in Supplements hereto; and

WHEREAS, all things necessary to make this Base Indenture a legal, valid and binding agreement of the Issuer, in accordance with its terms, have been done, and the Issuer proposes to do all the things necessary to make the Notes, when executed by the Issuer and authenticated and delivered by the Trustee (or registered in the case of Uncertificated Notes) hereunder and duly issued by the Issuer, the legal, valid and binding obligations of the Issuer as hereinafter provided;

NOW, THEREFORE, for and in consideration of the premises and the receipt of the Notes by the Noteholders, it is mutually covenanted and agreed, for the equal and proportionate benefit of all Noteholders (in accordance with the priorities set forth herein and in any Series Supplement), as follows:

ARTICLE I

DEFINITIONS AND INCORPORATION BY REFERENCE

Section 1.1 Definitions.

Capitalized terms used herein (including the preamble and the recitals hereto) and not otherwise defined herein shall have the meanings assigned to such terms in this Base Indenture Definitions List attached hereto as Annex A (the “Base Indenture Definitions List”), as such Base Indenture Definitions List may be amended, supplemented or otherwise modified from time to time in accordance with the provisions hereof.

Section 1.2 Cross-References.

Unless otherwise specified, references in the Indenture and in each other Transaction Document to any Article or Section are references to such Article or Section of the Indenture or such other Transaction Document, as the case may be, and, unless otherwise specified, references in any Article, Section or definition to any clause are references to such clause of such Article, Section or definition. Any terms used in the Indenture, including, without limitation, for purposes of Article III, that are defined in the UCC and pertaining to the Collateral shall be construed and defined as set forth in the UCC, unless otherwise defined in the Indenture.

Section 1.3 Accounting and Financial Determinations; No Duplication.

Where the character or amount of any asset or liability or item of income or expense is required to be determined, or any accounting computation is required to be made, for the purpose of the Indenture or any other Transaction Document, such determination or calculation shall be made, to the extent applicable and except as otherwise specified in the Indenture or such other Transaction Document, in accordance with GAAP. When used herein, the term “financial statement” shall include the notes and schedules thereto. All accounting determinations and computations hereunder or under any other Transaction Documents shall be made without duplication.

Section 1.4 Rules of Construction.

In the Indenture and the other Transaction Documents, unless the context otherwise requires:

(a) the singular includes the plural and vice versa;

(b) reference to any Person includes such Person’s successors and assigns but, if applicable, only if such successors and assigns are permitted by the Indenture and the other applicable Transaction Documents, as the case may be, and reference to any Person in a particular capacity only refers to such Person in such capacity;

(c) reference to any gender includes the other gender;

(d) reference to any Requirement of Law means such Requirement of Law as amended, modified, codified or reenacted, in whole or in part, and in effect from time to time;

(e) “including” (and with correlative meaning “include”) means including without limiting the generality of any description preceding such term;

(f) the word “or” is always used inclusively herein (for example, the phrase “A or B” means “A or B or both,” not “either A or B but not both”), unless used in an “either . . . or” construction;

(g) reference to any Transaction Document or other contract or agreement means such Transaction Document, contract or agreement as amended, amended and restated, supplemented or otherwise modified from time to time in accordance with the terms hereof and thereof, except (i) with respect to defined terms that define such Transaction Document or other contract or agreement as of certain amendments or other modifications thereto and (ii) as the context requires otherwise;

(h) with respect to the determination of any period of time, except as otherwise specified, “from” means “from and including” and “to” means “to but excluding”; and

(i) references to any “preceding” or “immediately preceding” period or date mean the most recent such period ended or most recent such date to have occurred.

ARTICLE II

THE NOTES

Section 2.1 Designation and Terms of Notes.

(a) Each Series of Notes shall be substantially in the form specified in the applicable Series Supplement and shall bear, upon its face, the designation for such Series to which it belongs as selected by the Issuer, with such appropriate insertions, omissions, substitutions and other variations as are required or permitted hereby or by the applicable Series Supplement and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may, consistently herewith, be determined to be appropriate by the Authorized Officers of the Issuer executing such Notes, as evidenced by execution of such Notes by such Authorized Officers. All Notes of any Series shall, except as specified in the applicable Series Supplement and in this Base Indenture, be equally and ratably entitled as provided herein to the benefits hereof without preference, priority or distinction on account of the actual time or times of authentication and delivery (or registration in the case of Uncertificated Notes), all in accordance with the terms and provisions of this Base Indenture and any applicable Series Supplement. The aggregate principal amount of Notes which may be authenticated and delivered (or with respect to Uncertificated Notes, registered) under this Base Indenture is unlimited. The Notes of each Series shall be issued in the denominations set forth in the applicable Series Supplement.

(b) With respect to any Class A-1 Note Purchase Agreement entered into by the Issuer in connection with the issuance of any Class A-1 Notes, whether or not any of the following shall have been specifically provided for in the applicable provision of the Indenture Documents, the following shall be true (except to the extent that the Series Supplement or Class A-1 Note Purchase Agreement with respect to such Class of Notes provides otherwise):

(i) for purposes of any provision of any Indenture Document relating to any vote, consent, direction, waiver or the like to be given by such Class on any date, the relevant principal amount of such Class to be used in tabulating the percentage of the applicable Series voting, directing, consenting or waiving or the like (the “Class A-1 Notes Voting Amount”) will be deemed to be the greater of (1) the Class A-1 Notes Maximum Principal Amount for such Series (after giving effect to any cancelled commitments) and (2) the Outstanding Principal Amount of Class A-1 Notes for such Series;

(ii) for purposes of any provisions of any Indenture Document relating to termination, discharge or the like, such Class shall continue to be deemed Outstanding unless and until all commitments to extend credit under such Class A-1 Note Purchase Agreement have been terminated thereunder and the Outstanding Principal Amount of such Class shall have been reduced to zero; and

(iii) notwithstanding the foregoing, and for the avoidance of doubt, a Series Supplement or a Class A-1 Note Purchase Agreement may provide for different treatment of commitments of a Noteholder of a Class A-1 Note subject to such Series Supplement or Class A-1 Note Purchase Agreement that has failed to make a payment required to be made by it under the terms of such Class A-1 Note Purchase Agreement, that has provided written notification that it does not intend to make a payment required to be made by it thereunder when due or that has become the subject of an Event of Bankruptcy.

Section 2.2 Notes Issuable in Series.

(a) The Notes shall be issued in one or more Series of Notes, including as Additional Notes of an existing Series, Class, Subclass or Tranche of Notes. Each Series of Notes shall be issued pursuant to a Series Supplement. Additional Notes of an existing Series, Class, Subclass or Tranche of Notes shall be issued pursuant to a Supplement to the related Series Supplement. Any Series of Class A-1 Notes may be uncertificated if provided for in its Series Supplement.

(b) So long as each of the certifications described in clause (iv) below (if applicable) are true and correct as of the applicable Series Closing Date, Notes may from time to time (other than with respect to Uncertificated Notes, which may from time to time be registered in accordance with this Base Indenture and the related Series Supplement) be executed by the Issuer and delivered to the Trustee for authentication and thereupon the same shall be authenticated and delivered by the Trustee upon the receipt by the Trustee of a Company Request at least five (5) Business Days (except in the case of the Series of Notes being issued on the Closing Date or in connection with a Series Refinancing Event) in advance of the related Series Closing Date (which Company Request will be revocable by the Issuer upon notice to the Trustee no later than 5:00 p.m. (New York City time) two (2) Business Days prior to the related Series Closing Date) and upon performance or delivery by the Issuer to the Trustee and the Control Party, and receipt by the Trustee and the Control Party, of the following:

(i) a Company Order authorizing and directing the authentication and delivery (or with respect to Uncertificated Notes, registration) of such Notes by the Trustee and specifying the designation of such Notes, the Initial Principal Amount (or the method for calculating the Initial Principal Amount) of such Notes to be authenticated, if applicable, and the Note Rate with respect to such Notes;

(ii) a Series Supplement for a new Series of Notes or a Supplement to the related Series Supplement for Additional Notes issued under an existing Series, Class, Subclass or Tranche of Notes, as applicable, satisfying the criteria set forth in Section 2.3 executed by the Issuer and the Trustee and specifying the Principal Terms of such Notes;

(iii) if any existing Notes shall remain Outstanding following such issuance of such Notes (other than in connection with a Series Refinancing Event or such existing Notes that will be repaid in full from the proceeds of issuance of such Notes or that will otherwise be repaid in full on the applicable Series Closing Date), written confirmation from either the Manager or the Issuer that the Rating Agency Condition with respect to the issuance of such Notes has been satisfied;

(iv) in the case of Additional Notes, if any existing Notes shall remain Outstanding following such issuance of such Additional Notes (other than in connection with a Series Refinancing Event or such existing Notes that will be repaid in full from the proceeds of issuance of such Additional Notes or that will otherwise be repaid in full on the applicable Series Closing Date), one or more Officer’s Certificates, each executed by an Authorized Officer of the Issuer, dated as of the applicable Series Closing Date to the effect that:

(A) no Cash Trapping Period is in effect or will commence as a result of the issuance of such Additional Notes;

(B) the Rating Agency Condition with respect to the issuance of such Additional Notes is satisfied as described herein;

(C) no Rapid Amortization Event, Default or Event of Default has occurred and is continuing or will occur as a result of such issuance of such Additional Notes;

(D) no Manager Termination Event has occurred and is continuing or will occur as a result of such issuance;

(E) the Inspire Leverage Ratio is less than or equal to 7.50x after giving pro forma effect to the issuance of such Additional Notes, the use of proceeds thereof and any repayment of existing Indebtedness from such Additional Notes, including amounts to fund a defeasance deposit or other similar escrow arrangement in connection with the repayment of Indebtedness;

(F) the Senior WBS Leverage Ratio is less than or equal to 7.00x after giving pro forma effect to the issuance of such Additional Notes, the use of proceeds thereof and any repayment of existing Indebtedness from such Additional Notes, including amounts to fund a defeasance deposit or other similar escrow arrangement in connection with the repayment of Indebtedness;

(G) the Additional Notes Pro Forma DSCR is greater than or equal to 2.00x;

(H) all representations and warranties of the Issuer in this Base Indenture and the other Transaction Documents are true and correct, and will continue to be true and correct after giving effect to such issuance on the Series Closing Date, in all material respects (other than any representation or warranty that, by its terms, is made only as of an earlier date);

(I) the proposed issuance does not alter or change the terms of any Series of Notes Outstanding or the Series Supplement relating thereto without such consents as are required under this Base Indenture or the applicable Series Supplement, except for (i) increases in the aggregate Outstanding Principal Amount of any existing Series, Class, Subclass or Tranche of Notes and (ii) such changes that are permitted in accordance with the terms hereunder and the applicable Series Supplement, in each case, if such Additional Notes are issued thereunder;

(J) all costs, fees and expenses with respect to the issuance of such Additional Notes or relating to the actions taken in connection with such issuance that are required to be paid on the applicable Series Closing Date have been paid or will be paid from the proceeds of issuance of such Additional Notes or other available amounts;

(K) all conditions precedent with respect to the authentication and delivery (or with respect to Uncertificated Notes, registration) of such Additional Notes provided in this Base Indenture, the related Series Supplement and, if applicable, the related Class A-1 Note Purchase Agreement and any other related note purchase agreement executed in connection with the issuance of such Additional Notes have been satisfied or waived;

(L) the Guarantee and Collateral Agreement is in full force and effect as to such Additional Notes;

(M) if such Additional Notes include Subordinated Debt, the terms of any such Additional Notes set forth in the applicable Supplement include the Subordinated Debt Provisions to the extent applicable;

(N) the Series Legal Final Maturity Date for any Additional Notes will not be prior to the Series Legal Final Maturity Date of any Class of Senior Notes then Outstanding;

(O) each of the parties to the Transaction Documents with respect to such Additional Notes has covenanted and agreed in the Transaction Documents that, prior to the date which is one year and one day after the payment in full of the latest maturing Note, it will not institute against, or join with any other Person in instituting against, any Securitization Entity, any involuntary bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other proceedings, under any federal or state bankruptcy or similar law;

(v) a Tax Opinion dated the applicable Series Closing Date; provided, however, that, if there are no Notes Outstanding or if all Series of Notes Outstanding will be repaid in full from the proceeds of issuance of such Notes or otherwise on the applicable Series Closing Date, only the opinions set forth in clauses (b) and (c) of the definition of Tax Opinion are required to be given in connection with the issuance of such Notes;

(vi) one or more Opinions of Counsel, subject to the assumptions and qualifications stated therein, and in a form reasonably acceptable to the Control Party, dated the applicable Series Closing Date, substantially to the effect that:

(A) all of the instruments described in this Section 2.2(b) furnished to the Trustee and the Control Party conform to the requirements of this Base Indenture and the related Series Supplement and the Notes are permitted to be authenticated (or registered in the case of Uncertificated Notes) by the Trustee pursuant to the terms of this Base Indenture and the related Series Supplement (except that no such Opinion of Counsel shall be required to be delivered in connection with the issuance of Notes on the Closing Date);

(B) the related Series Supplement or Supplement to a Series Supplement pursuant to which the Additional Notes have been issued, as the case may be, has been duly authorized, executed and delivered by the Issuer and constitutes a legal, valid and binding agreement of the Issuer, enforceable against the Issuer in accordance with its terms;

(C) such Notes have been duly authorized by the Issuer, and, when such Notes have been duly authenticated (or registered in the case of Uncertificated Notes) and delivered by the Trustee, such Notes will be legal, valid and binding obligations of the Issuer, enforceable against the Issuer in accordance with their terms;

(D) none of the Securitization Entities is required to be registered as an “investment company” under the 1940 Act;

(E) the Lien and the security interests created by this Base Indenture and the Guarantee and Collateral Agreement on the Collateral remain perfected as required by this Base Indenture and the Guarantee and Collateral Agreement and such Lien and security interests extend to any assets transferred to the Securitization Entities in connection with the issuance of such Notes;

(F) based on a reasoned analysis, the assets and liabilities of a Securitization Entity as a debtor in bankruptcy would not be substantively consolidated with the assets and liabilities of ARG in a manner prejudicial to Noteholders;

(G) neither the execution and delivery by the Issuer of such Notes (or registration in the case of Uncertificated Notes) and the Series Supplement nor the performance by the Issuer of its obligations under each of the Notes and the Series Supplement or Supplement to a Series Supplement pursuant to which the Additional Notes have been issued, as the case may be: (i) conflicts with the Charter Documents of the Issuer, (ii) constitutes a violation of, or a default under, any material agreement to which the Issuer is a party (which agreements may be set forth in a schedule to such opinion), or (iii) contravenes any order or decree that is applicable to the Issuer (which orders and decrees may be set forth in a schedule to such opinion);

(H) neither the execution and delivery by the Issuer of such Notes (or registration in the case of Uncertificated Notes) and the Series Supplement or Supplement to a Series Supplement pursuant to which the Additional Notes have been issued, as the case may be, nor the performance by the Issuer of its payment obligations under each of such Notes and the Series Supplement or Supplement to a Series Supplement pursuant to which the Additional Notes have been issued, as the case may be: (i) violates any law, rule or regulation of any relevant jurisdiction, or (ii) requires the consent, approval, licensing or authorization of, or any filing, recording or registration with, any governmental authority under any law, rule or regulation of any relevant jurisdiction except for those consents, approvals, licenses and authorizations already obtained and those filings, recordings and registrations already made;

(I) there is no action, proceeding, or investigation pending or threatened against ARG or any of its Subsidiaries before any court or administrative agency that may reasonably be expected to have a Material Adverse Effect on the business or assets of the Securitization Entities;

(J) unless such Notes are being offered pursuant to a registration statement that has been declared effective under the 1933 Act, it is not necessary in connection with the offer and sale of such Notes by the Issuer to the initial purchaser(s) thereof or by the initial purchaser(s) to the initial investors in such Notes to register such Notes under the 1933 Act; and

(K) all conditions precedent to such issuance have been satisfied and that the related Series Supplement or Supplement to a Series Supplement pursuant to which the Additional Notes have been issued, as the case may be, is authorized or permitted pursuant to the terms and conditions of the Indenture;

(vii) any related Series Hedge Agreement entered into in connection with such issuance and executed by each of the parties thereto in compliance with Section 8.29(a); and

(viii) such other documents, instruments, certifications, agreements or other items as the Trustee may reasonably require.

(c) Upon satisfaction, or waiver by the Control Party (as directed by the Controlling Class Representative in writing), of the conditions set forth in Section 2.2(b), the Trustee shall authenticate and deliver (or register in the case of Uncertificated Notes), as provided above, such Notes upon execution thereof by the Issuer.

(d) With regard to any Notes issued pursuant to this Section 2.2, the proceeds from such issuance may only be used to repay (i) Senior Subordinated Notes and Subordinated Notes if all Senior Notes have been repaid and (ii) Subordinated Notes if all Senior Notes and Senior Subordinated Notes have been repaid; provided, that at any time on or after the Series Anticipated Repayment Date for any Series of Notes, the proceeds from the issuance of Subordinated Notes may only be used to repay Senior Notes, Senior Subordinated Notes or all Outstanding Classes of Senior Notes and Senior Subordinated Notes.

(e) The issuance of Additional Notes shall not be subject to the consent of the Holders of any Series of Notes Outstanding. Additional Notes may be issued for any purpose consistent with the Transaction Documents, including acquisitions by the Securitization Entities.

Section 2.3 Series Supplement for Each Series.

In conjunction with the issuance of a new Series of Notes or Additional Notes of an existing Series, Class, Subclass or Tranche of Notes, the parties hereto shall execute a Series Supplement for such new Series of Notes or a Supplement to the Series Supplement for such existing Series, Class, Subclass or Tranche of Notes, as applicable, which shall specify the relevant terms with respect to such Notes, which may include, without limitation:

(a) its name or designation;

(b) the Initial Principal Amount with respect to such Notes;

(c) the Note Rate with respect to such Notes;

(d) the Series Closing Date;

(e) the Series Anticipated Repayment Date, if any;

(f) the Series Legal Final Maturity Date;

(g) the principal amortization schedule with respect to such Notes, if any;

(h) each Rating Agency rating such Notes;

(i) the name of the Clearing Agency, if any;

(j) the names of the Series Distribution Accounts and any other Series Accounts to be used with respect to such Notes and the terms governing the operation of any such account and the use of moneys therein;

(k) the method of allocating amounts deposited into any Series Distribution Account with respect to such Notes;

(l) whether such Notes will be issued in multiple Classes, Subclasses or Tranches and the rights and priorities of each such Class, Subclass or Tranche;

(m) any deposit of funds to be made in any Base Indenture Account or any Series Account on the Series Closing Date;

(n) whether such Notes may be issued as either Definitive Notes, Uncertificated Notes or Book-Entry Notes and any limitations imposed thereon;

(o) whether such Notes include Senior Notes, Senior Subordinated Notes and/or Subordinated Notes;

(p) whether such Notes include Class A-1 Notes or subfacilities of Class A-1 Notes issued pursuant to a Class A-1 Note Purchase Agreement;

(q) the terms of any related Enhancement and the Enhancement Provider thereof, if any;

(r) the terms of any related Series Hedge Agreement and the applicable Hedge Counterparty, if any; and

(s) any other relevant terms of such Notes (all such terms, the “Principal Terms” of such Series).

Section 2.4 Execution and Authentication.

(a) The Notes (other than Uncertificated Notes) shall, upon issuance pursuant to Section 2.2, be executed on behalf of the Issuer by an Authorized Officer of the Issuer and delivered by the Issuer to the Trustee for authentication and redelivery as provided herein. The signature of each such Authorized Officer on the Notes may be manual or facsimile. If an Authorized Officer of the Issuer whose signature is on a Note no longer holds that office at the time the Note is authenticated, the Note shall nevertheless be valid.

(b) At any time and from time to time after the execution and delivery of this Base Indenture, the Issuer may deliver Notes (other than Uncertificated Notes) of any particular Series (issued pursuant to Section 2.2) executed by the Issuer to the Trustee for authentication, together with one or more Company Orders for the authentication and delivery (or registration in the case of Uncertificated Notes) of Notes, and the Trustee, in accordance with such Company Order and this Base Indenture, shall authenticate and deliver such Notes (or register such Notes, in the case of Uncertificated Notes).

(c) No Note (other than Uncertificated Notes) shall be entitled to any benefit under the Indenture or be valid for any purpose unless there appears on such Note a certificate of authentication substantially in the form provided for below, duly executed by the Trustee by the manual signature of a Trust Officer. Such signatures on such certificate shall be conclusive evidence, and the only evidence, that the Note has been duly authenticated under this Base Indenture. The Trustee may appoint an authenticating agent acceptable to the Issuer to authenticate any applicable Notes. Unless limited by the term of such appointment, an authenticating agent may authenticate Notes whenever the Trustee may do so. Each reference in this Base Indenture to authentication by the Trustee includes authentication by such authenticating agent. The Trustee’s certificate of authentication shall be in substantially the following form:

“This is one of the Notes of a Series issued under the within mentioned Indenture.

CITIBANK, N.A., as Trustee

By:
Authorized Signatory”

(d) Each Note (other than Uncertificated Notes) shall be dated and issued as of the date of its authentication by the Trustee.

(e) Notwithstanding the foregoing, if any Note shall have been authenticated and delivered hereunder but never issued and sold by the Issuer, and the Issuer shall deliver such Note to the Trustee for cancellation as provided in Section 2.14 together with a written statement to the Trustee and the Servicer (which need not comply with Section 14.3) stating that such Note has never been issued and sold by the Issuer, for all purposes of the Indenture such Note shall be deemed never to have been authenticated and delivered hereunder and shall not be entitled to the benefits of the Indenture.

Section 2.5 Note Registrar and Paying Agent.

(a) The Issuer shall (i) maintain an office or agency where Notes may be presented for registration of transfer or for exchange (or de-registration in the case of Uncertificated Notes) (the “Note Registrar”) and (ii) appoint a paying agent (which shall satisfy the eligibility criteria set forth in Section 10.8(a)) (the “Paying Agent”) at whose office or agency Notes (or evidence of ownership of Uncertificated Notes) may be presented for payment. The Note Registrar shall keep a register of the Notes (including the name and address of each such Noteholder) and of their transfer and exchange. The Trustee shall indicate in its books and records the commitment of each Noteholder, if applicable, and the principal amount owing to each Noteholder from time to time. The Issuer may appoint one or more co-registrars and one or more additional paying agents. The term “Paying Agent” shall include any additional paying agent and the term “Note Registrar” shall include any co-registrars. The Issuer may change the Paying Agent or the Note Registrar without prior notice to any Noteholder. The Issuer shall notify the Trustee in writing of the name and address of any Agent not a party to this Base Indenture. The Trustee is hereby initially appointed as the Note Registrar and the Paying Agent and shall send copies of all notices and demands received by the Trustee (other than those sent by the Issuer to the Trustee and those addressed to the Issuer) in connection with the Notes to the Issuer. Upon any resignation or removal of the Note Registrar, the Issuer shall promptly appoint a successor Note Registrar or, in the absence of such appointment, the Issuer shall assume the duties of the Note Registrar.

(b) The Issuer shall enter into an appropriate agency agreement with any Agent not a party to this Base Indenture. Such agency agreement shall implement the provisions of this Base Indenture that relate to such Agent. If the Issuer fails to maintain a Note Registrar or Paying Agent, the Trustee hereby agrees to act as such, and shall be entitled to appropriate compensation in accordance with this Base Indenture until the Issuer shall appoint a replacement Note Registrar or Paying Agent, as applicable.

Section 2.6 Paying Agent to Hold Money in Trust.

(a) The Issuer will cause the Paying Agent (if the Paying Agent is not the Trustee) to execute and deliver to the Trustee an instrument in which the Paying Agent shall agree with the Trustee (and if the Trustee is the Paying Agent, it hereby so agrees), subject to the provisions of this Section 2.6, that the Paying Agent will:

(i) hold all sums held by it for the payment of amounts due with respect to the Notes in trust for the benefit of the Persons entitled thereto until such sums shall be paid to such Persons or otherwise disposed of as herein provided and pay such sums to such Persons as herein provided;

(ii) give the Trustee notice of any default by the Issuer of which it has Actual Knowledge in the making of any payment required to be made with respect to the Notes;

(iii) at any time during the continuance of any such default, upon the written request of the Trustee, forthwith pay to the Trustee all sums so held in trust by the Paying Agent;

(iv) immediately resign as the Paying Agent and forthwith pay to the Trustee all sums held by it in trust for the payment of Notes if at any time it ceases to meet the standards required to be met by a Trustee hereunder at the time of its appointment; and

(v) comply with all requirements of the Code and other applicable tax law with respect to the withholding from any payments made by it on any Notes of any applicable withholding taxes imposed thereon and with respect to any applicable reporting requirements in connection therewith.

(b) The Issuer may at any time, for the purpose of obtaining the satisfaction and discharge of the Indenture or for any other purpose, by Company Order direct the Paying Agent to pay to the Trustee all sums held in trust by the Paying Agent, such sums to be held by the Trustee in trust upon the same terms as those upon which the sums were held in trust by the Paying Agent. Upon such payment by the Paying Agent to the Trustee, the Paying Agent shall be released from all further liability with respect to such money.

(c) Subject to applicable laws with respect to escheat of funds, any money held by the Trustee or the Paying Agent in trust for the payment of any amount due with respect to any Note and remaining unclaimed for two years after such amount has become due and payable shall be discharged from such trust and be paid to the Issuer upon delivery of a Company Request. The Holder of such Note shall thereafter, as an unsecured general creditor, look only to the Issuer for payment thereof (but only to the extent of the amounts so paid to the Issuer), and all liability of the Trustee or the Paying Agent with respect to such trust money paid to the Issuer shall thereupon cease; provided, however, that the Trustee or the Paying Agent, before being required to make any such repayment, may, at the expense of the Issuer, cause to be published once, in a newspaper published in the English language, customarily published on each Business Day and of general circulation in New York City, and in a newspaper customarily published on each Business Day and of general circulation in London, if applicable, notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than thirty (30) days from the date of such publication, any unclaimed balance of such money then remaining will be repaid to the Issuer. The Trustee may also adopt and employ, at the expense of the Issuer, any other commercially reasonable means of notification of such repayment.

Section 2.7 Noteholder List.

(a) The Trustee will furnish or cause to be furnished by the Note Registrar to the Issuer, the Manager, the Back-Up Manager, the Control Party, the Controlling Class Representative or the Paying Agent or any Class A-1 Administrative Agent, within five (5) Business Days after receipt by the Trustee of a request therefor from the Issuer, the Manager, the Back-Up Manager, the Control Party, the Controlling Class Representative or the Paying Agent or such Class A-1 Administrative Agent, respectively, in writing, the names and addresses of the Noteholders of each Series as of the most recent Record Date for payments to such Noteholders. Every Noteholder, by receiving and holding a Note, agrees with the Trustee that none of the Trustee, the Note Registrar, the Issuer, the Servicer, the Controlling Class Representative nor any of their respective agents shall be held accountable by reason of the disclosure of any such information as to the names and addresses of the Noteholders hereunder, regardless of the source from which such information was obtained.

(b) The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Noteholders of each Series of Notes. If the Trustee is not the Note Registrar, the Issuer shall furnish to the Trustee at least seven (7) Business Days before each Quarterly Payment Date and at such other time as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Noteholders of each Series of Notes.

Section 2.8 Transfer and Exchange.

(a) Upon surrender for registration of transfer of any Note (or as set forth in any Series Supplement with respect to the transfer and registration or de-registration of any Uncertificated Notes) at the office or agency of the Note Registrar, if the requirements of Section 2.8(f) and Section 8-401(a) of the New York UCC are met, the Issuer shall (except in the case of Uncertificated Notes) execute and, after the Issuer has executed, the Trustee shall authenticate and deliver to the Noteholder, in the name of the designated transferee or transferees, one or more new Notes, in any authorized denominations, of the same Series and Class (and, if applicable, Subclass or Tranche) and a like original aggregate principal amount of the Notes so transferred. At the option of any Noteholder, Notes may be exchanged (or de-registered) for other Notes (or in the case of an exchange for Uncertificated Notes, registered) of the same Series and Class (and, if applicable, Subclass or Tranche) in authorized denominations of like original aggregate principal amount of the Notes so exchanged, upon surrender (or de-registration) of the Notes to be exchanged at any office or agency of the Note Registrar maintained for such purpose. Whenever Notes of any Series are so surrendered for exchange (or de-registration), if the requirements of Section 2.8(f) and Section 8-401(a) of the New York UCC are met, the Issuer shall execute (other than Uncertificated Notes), and after the Issuer has executed, the Trustee shall authenticate and deliver to the Noteholder, the Notes (other than Uncertificated Notes) which the Noteholder making the exchange is entitled to receive.

(b) Every Note presented or surrendered for registration of transfer or exchange shall be (i) (other than Uncertificated Notes) duly endorsed by, or be accompanied by a written instrument of transfer in form satisfactory to the Trustee, the Issuer and the Note Registrar duly executed by, the Holder thereof or such Holder’s attorney duly authorized in writing with a medallion signature guarantee and (ii) accompanied by such other documents as the Trustee and the Note Registrar may require to document the identities and/or signatures of the transferor and the transferee (including the applicable Internal Revenue Service Form W-8 or W-9). The Issuer shall execute and deliver to the Trustee or the Note Registrar, as applicable, Notes in such amounts and at such times as are necessary to enable the Trustee to fulfill its responsibilities under the Indenture and the Notes.

(c) All Notes issued and authenticated upon any registration of transfer or exchange of the Notes (including any transfer of uncertificated Notes) shall be the valid obligations of the Issuer, evidencing the same indebtedness, and entitled to the same benefits under the Indenture, as the Notes surrendered upon such registration of transfer or exchange.

(d) The preceding provisions of this Section 2.8 notwithstanding, (i) the Trustee, the Issuer or the Note Registrar, as the case may be, shall not be required (A) to issue, register the transfer of or exchange (or de-registration) of any Note of any Series for a period beginning at the opening of business fifteen (15) days preceding the selection of any Series of Notes for redemption and ending at the close of business on the day of the mailing of the relevant notice of redemption or (B) to register the transfer of or exchange any Note so selected for redemption, and (ii) no assignment or transfer of a Note or any commitment in respect thereof shall be effective until such assignment or transfer shall have been recorded in the Note Register and in the books and records of the Trustee, as applicable, pursuant to Section 2.5(a) or as otherwise set forth in a Series Supplement with respect to Uncertificated Notes.

(e) Unless otherwise provided in the applicable Series Supplement, no service charge shall be payable for any registration of transfer or exchange (or de-registration) of Notes, but the Issuer, the Note Registrar or the Trustee, as the case may be, may require payment by the Noteholder of a sum sufficient to cover any Tax or other governmental charge that may be imposed in connection with any transfer or exchange (or de-registration) of Notes.

(f) Unless otherwise provided in the applicable Series Supplement, registration of transfer of Notes containing a legend relating to the restrictions on transfer of such Notes (which legend shall be set forth in the applicable Series Supplement) shall be effected only if the conditions set forth in such applicable Series Supplement are satisfied. Notwithstanding any other provision of this Section 2.8 and except as otherwise provided in Section 2.13 or any applicable Series Supplement with respect to Uncertificated Notes, the typewritten Note or Notes representing Book-Entry Notes for any Series may be transferred, in whole but not in part, only to another nominee of the Clearing Agency for such Series, Class, Subclass or Tranche or to a successor Clearing Agency for such Series, Class, Subclass or Tranche selected or approved by the Issuer or to a nominee of such successor Clearing Agency, only if in accordance with this Section 2.8 and Section 2.12.

Section 2.9 Persons Deemed Owners.

Prior to due presentment for registration of transfer of any Note (or any other transfer and de-registration of Uncertificated Notes), the Trustee, the Servicer, the Controlling Class Representative, any Agent and the Issuer may deem and treat the Person in whose name any Note is registered (as of the day of determination) as the absolute owner of such Note for the purpose of receiving payment of principal of and interest on such Note and for all other purposes whatsoever (other than purposes in which the vote or consent of a Note Owner is expressly required pursuant to this Base Indenture or the applicable Series Supplement), whether or not such Note is overdue, and none of the Trustee, the Servicer, the Controlling Class Representative, any Agent nor the Issuer shall be affected by notice to the contrary.

Section 2.10 Replacement Notes.

(a) If (i) any mutilated Note is surrendered to the Trustee, or the Trustee receives evidence to its reasonable satisfaction of the destruction, loss or theft of any Note and (ii) there is delivered to the Issuer and the Trustee such security or indemnity as may be required by them to hold the Issuer and the Trustee harmless then, provided that the requirements of Section 2.8(f) and Section 8-405 of the New York UCC are met, the Issuer shall execute and upon its request the Trustee or an authenticating agent appointed by the Trustee shall authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Note, a replacement Note; provided, however, that if any such destroyed, lost or stolen Note, but not a mutilated Note, shall have become, or within seven (7) days shall be, due and payable, instead of issuing a replacement Note, the Issuer may pay such destroyed, lost or stolen Note when so due or payable without surrender thereof. If, after the delivery of such replacement Note or payment of a destroyed, lost or stolen Note pursuant to the preceding sentence, a protected purchaser (within the meaning of Section 8-303 of the New York UCC) of the original Note in lieu of which such replacement Note was issued presents for payment such original Note, the Issuer and the Trustee shall be entitled to recover such replacement Note (or such payment) from the Person to whom it was delivered or any Person taking such replacement Note from such Person to whom such replacement Note was delivered or any assignee of such Person, except a Protected Purchaser, and shall be entitled to recover upon the security or indemnity provided therefor to the extent of any loss, damage, cost or expense incurred by the Issuer or the Trustee in connection therewith.

(b) Upon the issuance of any replacement Note (or registration of Uncertificated Notes) under this Section 2.10, the Issuer may require the payment by the Holder of such Note of a sum sufficient to cover any Tax or other governmental charge that may be imposed in relation thereto and any other reasonable expenses (including the fees and expenses of the Trustee and the Note Registrar) connected therewith.

(c) Every replacement Note issued (or registered in the case of Uncertificated Notes) pursuant to this Section 2.10 in replacement of any mutilated, destroyed, lost or stolen Note shall constitute an original additional contractual obligation of the Issuer and such replacement Note shall be entitled to all the benefits of the Indenture equally and proportionately with any and all other Notes duly issued under the Indenture (in accordance with the priorities and other terms set forth herein and in each applicable Series Supplement).

(d) The provisions of this Section 2.10 are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes.

Section 2.11 Treasury Notes.

In determining whether the Noteholders of the required Aggregate Outstanding Principal Amount of Notes or the required Outstanding Principal Amount of any Series or any Class, Subclass or Tranche of any Series of Notes, as the case may be, have concurred in any direction, waiver or consent, Notes owned, legally or beneficially, by the Issuer or any Affiliate of the Issuer shall be considered as though they are not Outstanding, except that for the purpose of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Notes of which a Trust Officer has received written notice of such ownership shall be so disregarded. Absent written notice to a Trust Officer of such ownership, the Trustee shall not be deemed to have knowledge of the identity of the individual Note Owners.

Section 2.12 Book-Entry Notes.

(a) Unless otherwise provided in any applicable Series Supplement (including with respect to Uncertificated Notes), the Notes of each Class, Subclass or Tranche of each Series, upon original issuance, shall be issued in the form of typewritten Notes representing Book-Entry Notes and delivered to the depository (or its custodian) specified in such Series Supplement (the “Depository”) which shall be the Clearing Agency on behalf of such Series or such Class, Subclass or Tranche. The Notes of each Class, Subclass or Tranche of each Series shall, unless otherwise provided in the applicable Series Supplement (including with respect to Uncertificated Notes), initially be registered on the Note Register in the name of the Clearing Agency or the nominee of the Clearing Agency. No Note Owner will receive a definitive note representing such Note Owner’s interest in the related Series of Notes, except as provided in Section 2.13. Unless and until definitive, fully registered Notes of any Series or any Class, Subclass or Tranche of any Series (“Definitive Notes”) have been issued to Note Owners pursuant to Section 2.13 (or as otherwise set forth in any applicable Series Supplement with respect to Uncertificated Notes):

(i) the provisions of this Section 2.12 shall be in full force and effect with respect to each such Series;

(ii) the Issuer, the Paying Agent, the Note Registrar, the Trustee, the Servicer and the Controlling Class Representative may deal with the Clearing Agency and the applicable Clearing Agency Participants for all purposes (including the payment of principal of, premium, if any, and interest on the Notes and the giving of instructions or directions hereunder or under the applicable Series Supplement) as the sole Holder of the Notes, and shall have no obligation to the Note Owners;

(iii) to the extent that the provisions of this Section 2.12 conflict with any other provisions of the Indenture, the provisions of this Section 2.12 shall control with respect to each such Class, Subclass, Tranche or Series of the Notes;

(iv) subject to the rights of the Servicer and the Controlling Class Representative under the Indenture and the rights granted pursuant to Section 11.5(b), the rights of Note Owners of each such Class or Series of Notes shall be exercised only through the Clearing Agency and the applicable Clearing Agency Participants and shall be limited to those established by law and agreements between such Note Owners and the Clearing Agency and/or the Clearing Agency Participants, and all references in the Indenture to actions by the Noteholders shall refer to actions taken by the Clearing Agency upon instructions from the Clearing Agency Participants, and all references in the Indenture to distributions, notices, reports and statements to the Noteholders shall refer to distributions, notices, reports and statements to the Clearing Agency, as registered holder of the Notes of such Series for distribution to the Note Owners in accordance with the Applicable Procedures of the Clearing Agency; and

(v) subject to the rights of the Servicer and the Controlling Class Representative under the Indenture and the rights granted pursuant to Section 11.5(b), whenever the Indenture requires or permits actions to be taken based upon instructions or directions of Noteholders evidencing a specified percentage of the Aggregate Outstanding Principal Amount of Notes or the Outstanding Principal Amount of a Series or Class, Subclass or Tranche of a Series of Notes, the applicable Clearing Agency shall be deemed to represent such percentage only to the extent that it has received instructions to such effect from Note Owners and/or their related Clearing Agency Participants owning or representing, respectively, such required percentage of the beneficial interest in the Outstanding Notes or such Series or such Class, Subclass or Tranche of such Series of Notes Outstanding, as the case may be, and has delivered such instructions in writing to the Trustee.

(b) Pursuant to the Depository Agreement applicable to a Series, unless and until Definitive Notes of such Series are issued pursuant to Section 2.13 (or as otherwise set forth in any applicable Series Supplement with respect to Uncertificated Notes), the initial Clearing Agency will make book-entry transfers among the Clearing Agency Participants and receive and transmit distributions of principal, premium, if any, and interest on the Notes to such Clearing Agency Participants.

(c) Whenever notice or other communication to the Noteholders is required under the Indenture, unless and until Definitive Notes shall have been issued to Note Owners pursuant to Section 2.13, the Trustee and the Issuer shall give all such notices and communications specified herein to be given to Noteholders to the applicable Clearing Agency for distribution to the Note Owners in accordance with the Applicable Procedures of the Clearing Agency.

Section 2.13 Definitive Notes.

(a) The Notes of any Series or Class, Subclass or Tranche of any Series, to the extent provided in the related Series Supplement or Supplement to a Series Supplement pursuant to which any Additional Notes have been issued, as the case may be, upon original issuance, may be issued in the form of Definitive Notes or Uncertificated Notes. The applicable Series Supplement or Supplement to a Series Supplement pursuant to which any Additional Notes have been issued, as the case may be, shall set forth the legend relating to the restrictions on transfer of such Definitive Notes (or transfer and de-registration with respect to Uncertificated Notes) and such other restrictions as may be applicable.

(b) With respect to the Notes of any Series or Class of any Series issued in the form of typewritten Notes representing Book-Entry Notes, if (i) (A) the Issuer advises the Trustee in writing that the Clearing Agency with respect to any such Series of Notes is no longer willing or able to discharge properly its responsibilities under the applicable Depository Agreement and (B) the Trustee or the Issuer are unable to locate a qualified successor, (ii) the Issuer, at its option, advises the Trustee in writing that it elects to terminate the book-entry system through the Clearing Agency with respect to any Series or Class of any Series of Notes Outstanding issued in the form of Book-Entry Notes or (iii) after the occurrence of a Rapid Amortization Event, with respect to any Series, Class, Subclass or Tranche of Notes Outstanding, Note Owners holding a beneficial interest in excess of 50% of the aggregate Outstanding Principal Amount of such Series, Class, Subclass or Tranche of Notes advise the Trustee and the applicable Clearing Agency through the applicable Clearing Agency Participants in writing that the continuation of a book-entry system through the applicable Clearing Agency is no longer in the best interests of such Note Owners, the Trustee shall notify all Note Owners of such Series, through the applicable Clearing Agency Participants, of the occurrence of any such event and of the availability of Definitive Notes (or Uncertificated Notes) to Note Owners of such Series. Upon surrender to the Trustee of the Notes of such Series, Class, Subclass or Tranche by the applicable Clearing Agency, accompanied by registration instructions from the applicable Clearing Agency for registration, the Issuer shall execute (other than with respect to Uncertificated Notes) and the Trustee shall authenticate, upon receipt of a Company Order, and deliver an equal aggregate principal amount of Definitive Notes in accordance with the instructions of the Clearing Agency. Neither the Issuer nor the Trustee shall be liable for any delay in delivery of such instructions and may each conclusively rely on, and shall be protected in relying on, such instructions. Upon the issuance of Definitive Notes of such Series or Class of such Series of Notes all references herein to obligations imposed upon or to be performed by the applicable Clearing Agency shall be deemed to be imposed upon and performed by the Trustee, to the extent applicable with respect to such Definitive Notes, and the Trustee shall recognize the Holders of the Definitive Notes of such Series, Class, Subclass or Tranche of such Series as Noteholders of such Series, Class, Subclass or Tranche of such Series hereunder and under the applicable Series Supplement.

Section 2.14 Cancellation.

The Issuer may at any time deliver to the Trustee for cancellation any Notes previously authenticated and delivered (or registered in the case of Uncertificated Notes) hereunder which the Issuer or an Affiliate thereof may have acquired in any manner whatsoever, and all Notes so delivered shall be promptly cancelled (or de-registered) by the Trustee. Immediately upon the delivery of any Notes by the Issuer to the Trustee for cancellation pursuant to this Section 2.14 (or as set forth in any applicable Series Supplement with respect to de-registration of Uncertificated Notes), the security interest of the Secured Parties in such Notes shall automatically be deemed to be released by the Trustee, and the Trustee shall execute and deliver to the Issuer any and all documentation reasonably requested and prepared by the Issuer at its expense to evidence such automatic release. The Note Registrar and the Paying Agent shall forward to the Trustee any Notes surrendered to them for registration of transfer, exchange or payment (or de-registration of Uncertificated Notes). The Trustee shall cancel (or de-register) all Notes surrendered for registration of transfer, exchange, payment, replacement or cancellation. Except as provided in any Class A-1 Note Purchase Agreement executed and delivered in connection with the issuance of any Series or any Class, Subclass or Tranche of any Series of Notes, the Issuer may not issue new Notes to replace Notes that it has redeemed or paid or that have been delivered to the Trustee for cancellation (or de-registration). All cancelled Notes held by the Trustee shall be disposed of in accordance with the Trustee’s standard disposition procedures unless the Issuer shall direct that cancelled Notes be returned to them for destruction pursuant to a Company Order. No cancelled (or de-registered) Notes may be reissued. No provision of this Base Indenture or any Supplement that relates to prepayment procedures, penalties, fees, make-whole payments or any other related matters shall be applicable to any Notes cancelled (or de-registered) pursuant to and in accordance with this Section 2.14.

Section 2.15 Principal and Interest.

(a) The principal of and premium, if any, on each Series, Class, Subclass or Tranche of Notes shall be due and payable at the times and in the amounts set forth in the applicable Series Supplement and in accordance with the Priority of Payments.

(b) Each Series, Class, Subclass or Tranche of Notes shall accrue interest as provided in the applicable Series Supplement and such interest shall be due and payable for such Series on each Quarterly Payment Date in accordance with the Priority of Payments.

(c) Except as provided in the following sentence, the Person in whose name any Note is registered at the close of business on any Record Date with respect to a Quarterly Payment Date for such Note shall be entitled to receive the principal, premium, if any, and interest payable on such Quarterly Payment Date notwithstanding the cancellation (or de-registration) of such Note upon any registration of transfer, exchange or substitution of such Note subsequent to such Record Date. Any interest payable at maturity shall be paid to the Person to whom the principal of such Note is payable.

(d) Pursuant to the authority of the Paying Agent under Section 2.6(a)(v), except as otherwise provided pursuant to a Class A-1 Note Purchase Agreement to the extent that the Paying Agent has been notified in writing of such exception by the Issuer or the applicable Class A-1 Administrative Agent, the Paying Agent shall make all payments of interest on the Notes net of any applicable withholding taxes and Noteholders shall be treated as having received as payments of interest any amounts withheld with respect to such withholding taxes.

Section 2.16 Tax Treatment.

(a) The Issuer has structured this Base Indenture and the Notes have been (or will be) issued with the intention that the Notes will qualify under applicable tax law as indebtedness of the Issuer or, if the Issuer is treated as a division of another entity, such other entity, and any entity acquiring any direct or indirect interest in any Note by acceptance of its Notes (or, in the case of a Note Owner, by virtue of such Note Owner’s acquisition of a beneficial interest therein) (or registration of an Uncertificated Note) agrees to treat the Notes (or beneficial interests therein) for all purposes of federal, state, local and foreign income or franchise taxes and any other tax imposed on or measured by income, as indebtedness of the Issuer or, if the Issuer is treated as a division of another entity, such other entity.

(b) Each Noteholder or Note Owner, by its acceptance of a Note or, in the case of a Note Owner, a beneficial interest in a Note, agrees to provide and shall provide to the Trustee, the Paying Agent and/or the Issuer (or other Person responsible for withholding of taxes) with the Tax Information, and will update or replace such Tax Information as necessary at any time required by law or promptly upon request. Further, each Noteholder and Note Owner is deemed to understand, acknowledge and agree that the Paying Agent and Issuer (or other Person responsible for withholding of taxes) have the right to withhold on payments with respect to a Note (without any corresponding gross-up) where an applicable party fails to comply with the requirements set forth in the preceding sentence or the Trustee, the Paying Agent or Issuer (or other Person responsible for withholding of taxes) is otherwise required to so withhold under applicable law.

ARTICLE III

SECURITY

Section 3.1 Grant of Security Interest.

(a) To secure the Obligations, the Issuer hereby pledges, assigns, conveys, delivers, transfers and sets over to the Trustee, for the benefit of the Secured Parties, and hereby grants to the Trustee, for the benefit of the Secured Parties, a security interest in the Issuer’s right, title and interest in, to and under all of the following property to the extent now owned or at any time hereafter acquired by the Issuer (collectively, the “Indenture Collateral”):

(i) (x) the Equity Interests of any Person (including, without limitation, Arby’s Franchisor and the Real Property Holder) owned by the Issuer and all rights as a member, shareholder or partner of each such Person under the Charter Documents of each such Person and (y) any rights to receive any asset contribution fees under the applicable Contribution Agreements entered into in connection with the Securitization Transactions;

(ii) each Account established in the name of the Issuer and all amounts on deposit in or otherwise credited to such Accounts;

(iii) any rights of the Issuer under or in respect of any Interest Reserve Letter of Credit;

(iv) the books and records (whether in physical, electronic or other form) of the Issuer, including those books and records maintained by the Manager on behalf of the Issuer relating to the Franchise Assets;

(v) the rights, powers, remedies and authorities of the Issuer under (i) each of the Transaction Documents (other than the Indenture and the Notes) to which it is a party and (ii) each of the documents relating to the Franchise Assets to which it is a party;

(vi) any personal property and, after Mortgages with respect thereto have been properly recorded following a Mortgage Recordation Event, real property of a Securitization-Owned Restaurant;

(vii) any and all other property of the Issuer now or hereafter acquired, including, without limitation, all accounts, chattel paper, commercial tort claims, deposit accounts, documents, equipment, fixtures, general intangibles, health-care-insurance receivables, instruments, inventory, securities, securities accounts and other investment property and letter-of-credit rights and all real property (but only to the extent elected to be contributed and after Mortgages with respect thereto have been properly prepared and recorded following a Mortgage Recordation Event); and

(viii) all payments, proceeds, supporting obligations and accrued and future rights to payment with respect to the foregoing;

provided that (A) the Indenture Collateral shall exclude the Collateral Exclusions; (B) the Issuer shall not be required to pledge, and the Collateral shall not include, more than 65% of the Equity Interests (and any rights associated with such Equity Interests) of any foreign Subsidiary (or any domestic subsidiary, substantially all of the assets of which consist of equity (or equity and debt) of one or more foreign subsidiaries) of the Issuer that is a corporation for United States federal income tax purposes; (C) the Issuer shall not be required to pledge any assets owned by a foreign Subsidiary; (D) the security interest in (1) the Senior Notes Interest Reserve Account, each Series Distribution Account with respect to the Senior Notes and the funds or securities deposited therein or credited thereto shall only be for the benefit of the Senior Noteholders (or, in the case of a Series Distribution Account, Holders of a Class thereof, as set forth in the applicable Series Supplement) and the Trustee, in its capacity as trustee for the Senior Noteholders (or, in the case of a Series Distribution Account, Holders of a Class thereof, as set forth in the applicable Series Supplement), (2) the Senior Subordinated Notes Interest Reserve Account, each Series Distribution Account with respect to the Senior Subordinated Notes and the funds or securities deposited therein or credited thereto shall only be for the benefit of the Senior Subordinated Noteholders and the Trustee, in its capacity as trustee for the Senior Subordinated Noteholders, and (3) each Series Distribution Account with respect to the Subordinated Notes and the funds or securities deposited therein or credited thereto shall only be for the benefit of the Subordinated Noteholders and the Trustee, in its capacity as trustee for the Subordinated Noteholders; and (E) any cash collateral deposited by Inspire or any Inspire Consolidated Subsidiary (other than a Securitization Entity, but including any Non-Securitization Entity) with the Issuer to secure such entity’s obligations under any Letter of Credit Reimbursement Agreement will not constitute Indenture Collateral until such time (if any) as the Issuer is entitled to withdraw such funds from the applicable bank account pursuant to the terms of such Letter of Credit Reimbursement Agreement to reimburse the Issuer for any amounts due by such entities to the Issuer pursuant to such Letter of Credit Reimbursement Agreement that such entities have not paid to the Issuer in accordance with the terms thereof.

The Trustee, on behalf of the Secured Parties, acknowledges that it shall have no security interest in any Collateral Exclusions.

(b) The foregoing grant is made in trust to secure the Obligations and to secure compliance with the provisions of this Base Indenture and any Series Supplements, all as provided in this Base Indenture. The Trustee, on behalf of the Secured Parties, acknowledges such grant, accepts the trusts under this Base Indenture in accordance with the provisions of this Base Indenture and agrees to perform its duties required in this Base Indenture. The Indenture Collateral shall secure the Obligations equally and ratably without prejudice, priority or distinction (except, with respect to any Series of Notes, as otherwise stated in the applicable Series Supplement or in the applicable provisions of this Base Indenture).

(c) The parties hereto agree and acknowledge that each certificated Equity Interest constituting Indenture Collateral and each Mortgage may be held by a custodian on behalf of the Trustee.

Section 3.2 Certain Rights and Obligations of the Issuer Unaffected.

(a) Notwithstanding the grant of the security interest in the Indenture Collateral hereunder to the Trustee, on behalf of the Secured Parties, the Issuer acknowledges that the Manager, on behalf of the Securitization Entities, shall, subject to the terms and conditions of the Management Agreement, nevertheless have the right, subject to the Trustee’s right to revoke such right, in whole or in part, in the event of the occurrence of an Event of Default, (i) to give, in accordance with the Managing Standard, all consents, requests, notices, directions, approvals, extensions or waivers, if any, which are required or permitted to be given by the Issuer under the Collateral Documents, and to enforce all rights, remedies, powers, privileges and claims of the Issuer under the Collateral Documents and (ii) to take any other actions required or permitted under the terms of the Management Agreement.

(b) The grant of the security interest by the Issuer in the Indenture Collateral to the Trustee on behalf of the Secured Parties shall not (i) relieve the Issuer from the performance of any term, covenant, condition or agreement on the Issuer’s part to be performed or observed under or in connection with any of the Collateral Documents or (ii) impose any obligation on the Trustee or any of the other Secured Parties to perform or observe any such term, covenant, condition or agreement on the Issuer’s part to be so performed or observed or impose any liability on the Trustee or any of the other Secured Parties for any act or omission on the part of the Issuer or from any breach of any representation or warranty on the part of the Issuer.

(c) The Issuer hereby agrees to indemnify and hold harmless the Trustee and each other Secured Party (including its directors, officers, employees and agents) from and against any and all losses, liabilities (including liabilities for penalties), claims, demands, actions, suits, judgments, reasonable and documented out-of-pocket costs and expenses arising out of or resulting from the security interest granted hereby, whether arising by virtue of any act or omission on the part of the Issuer or otherwise, including, without limitation, the reasonable and documented out-of-pocket costs, expenses and disbursements (including reasonable attorneys’ fees and expenses) incurred by the Trustee or any other Secured Party in enforcing the Indenture or any other Transaction Document or preserving any of its rights to, or realizing upon, any of the Collateral; provided, however, that the foregoing indemnification shall not extend to any action by the Trustee or any other Secured Party which constitutes gross negligence, bad faith or willful misconduct by the Trustee or any other Secured Party or any other indemnified person hereunder. The indemnification provided for in this Section 3.2 shall survive the removal of, or a resignation by, such Person as Trustee as well as the termination of this Base Indenture or any Series Supplement.

Section 3.3 Performance of Collateral Documents.

Upon the occurrence of a default or breach (after giving effect to any applicable grace or cure periods) by any Person party to (a) a Transaction Document or (b) a Franchise Document (only if a Manager Termination Event or an Event of Default has occurred and is continuing), promptly following a request from the Trustee to do so and at the Issuer’s expense, the Issuer agrees to take all such lawful action as permitted under this Base Indenture as the

Trustee (acting at the direction of the Control Party (at the direction of the Controlling Class Representative)) may reasonably request to compel or secure the performance and observance by such Person of its obligations to the Issuer, and to exercise any and all rights, remedies, powers and privileges lawfully available to the Issuer to the extent and in the manner directed by the Trustee (acting at the direction of the Control Party (at the direction of the Controlling Class Representative)), including, without limitation, the transmission of notices of default and the institution of legal or administrative actions or proceedings to compel or secure performance by such Person of its obligations thereunder. If (i) the Issuer shall have failed, within ten (10) Business Days of receiving the direction of the Trustee, to take commercially reasonable action to accomplish such directions of the Trustee, (ii) the Issuer refuses to take any such action, as reasonably determined by the Trustee in good faith, or (iii) the Control Party (at the direction of the Controlling Class Representative) reasonably determines that such action must be taken immediately, in any such case the Control Party (at the direction of the Controlling Class Representative) may, but shall not be obligated to, take, and the Trustee shall take (if so directed by the Control Party (at the direction of the Controlling Class Representative)), at the expense of the Issuer, such previously directed action and any related action permitted under this Base Indenture which the Control Party (at the direction of the Controlling Class Representative) thereafter determines is appropriate (without the need under this provision or any other provision under this Base Indenture to direct the Issuer to take such action), on behalf of the Issuer and the Secured Parties.

Section 3.4 Stamp, Other Similar Taxes and Filing Fees.

The Issuer shall indemnify and hold harmless the Trustee and each other Secured Party from any present or future claim for liability for any stamp, documentary or other similar tax and any penalties or interest and expenses with respect thereto, that may be assessed, levied or collected by any jurisdiction in connection with the Indenture, any other Transaction Document or any Indenture Collateral. The Issuer shall pay, and indemnify and hold harmless each Secured Party against, any and all amounts in respect of all search, filing, recording and registration fees, taxes, excise taxes and other similar imposts that may be payable or determined to be payable in respect of the execution, delivery, performance and/or enforcement of the Indenture or any other Transaction Document.

Section 3.5 Authorization to File Financing Statements.

(a) The Issuer hereby irrevocably authorizes the Control Party on behalf of the Secured Parties at any time and from time to time to file or record in any filing office in any applicable jurisdiction financing statements and other filing or recording documents or instruments with respect to the Indenture Collateral to perfect the security interests of the Trustee for the benefit of the Secured Parties under this Base Indenture. The Issuer authorizes the filing of any such financing statement, document or instrument naming the Trustee as secured party and indicating that the Indenture Collateral includes (a) “all assets” or words of similar effect or import regardless of whether any particular assets comprised in the Indenture Collateral fall within the scope of Article 9 of the UCC, including, without limitation, any and all Securitization IP, or (b) as being of an equal or lesser scope or with greater detail. The Issuer agrees to furnish any information necessary to accomplish the foregoing promptly upon the Control Party’s request. The Issuer also hereby ratifies and authorizes the filing on behalf of the Trustee for the benefit of the Secured Parties, of any financing statement with respect to the Indenture Collateral made prior to the date hereof.

(b) The Issuer acknowledges that the Indenture Collateral may include certain rights of the Issuer as secured party under the Transaction Documents. To the extent the Issuer is a secured party under the Transaction Documents, the Issuer hereby irrevocably appoints the Trustee as its representative with respect to all financing statements filed to perfect such security interests and authorizes the Control Party on behalf of the Secured Parties to make such filings it deems necessary to reflect the Trustee as secured party of record with respect to such financing statements.

ARTICLE IV

REPORTS

Section 4.1 Reports and Instructions to Trustee.

(a) Weekly Manager’s Certificates. By 4:30 p.m. (New York City time) on the Business Day prior to each Weekly Allocation Date, the Issuer shall furnish, or cause the Manager to furnish, to the Trustee and the Servicer a certificate substantially in the form of Exhibit A, specifying the allocation of Collections on the following Weekly Allocation Date (each a “Weekly Manager’s Certificate”); provided that such Weekly Manager’s Certificate shall be considered confidential information and shall not be disclosed by such recipients to the Noteholders, Note Owners or any other Person without the prior written consent of the Issuer.

(b) Quarterly Noteholders’ Reports. On or before the third (3rd) Business Day prior to each Quarterly Payment Date, the Issuer shall furnish, or cause the Manager to furnish, a statement substantially in the form of Exhibit C with respect to each Series of Notes (each, a “Quarterly Noteholders’ Report”), including the Manager’s statement specified in such form, to the Trustee, each Rating Agency, the Servicer and each Paying Agent, with a copy to the Back-Up Manager.

(c) Quarterly Compliance Certificates. On or before the third (3rd) Business Day prior to each Quarterly Payment Date, the Manager shall deliver to the Trustee and each Rating Agency (with a copy to each of the Servicer and the Back-Up Manager) an Officer’s Certificate (each, a “Quarterly Compliance Certificate”) to the effect that, except as provided in a notice delivered pursuant to Section 8.8, no Potential Rapid Amortization Event, Rapid Amortization Event, Default or Event of Default has occurred or is continuing.

(d) Scheduled Principal Payments Deficiency Notices. On the Quarterly Calculation Date with respect to any Quarterly Fiscal Period, the Issuer shall furnish, or cause the Manager to furnish, to the Trustee and the Rating Agencies (with a copy to each of the Servicer and the Back-Up Manager) written notice of any Scheduled Principal Payments Deficiency Event with respect to any Class or Series of Notes that occurred with respect to such Quarterly Fiscal Period (any such notice, a “Scheduled Principal Payments Deficiency Notice”).

(e) Annual Accountants’ Reports. Within one hundred and twenty (120) days after the end of each fiscal year, commencing with the fiscal year ending on or about January 3, 2021, the Issuer shall furnish, or cause to be furnished, to the Trustee, the Servicer and each Rating Agency the reports of the Independent Auditors or the Back-Up Manager required to be delivered to the Issuer by the Manager pursuant to Section 3.3 of the Management Agreement.

(f) Securitization Entity Financial Statements. The Manager on behalf of the Securitization Entities shall provide to the Trustee, the Servicer, the Back-Up Manager and each Rating Agency with respect to each Series of Notes Outstanding the following financial statements:

(i) as soon as available and in any event within sixty (60) days after the end of each of the first three fiscal quarters of each fiscal year, commencing with the fiscal quarter ending on or about September 27, 2020, an unaudited consolidated balance sheet of the Securitization Entities as of the end of such fiscal quarter, unaudited consolidated statements of operations and comprehensive income, changes in members’ equity and cash flows of the Securitization Entities for such fiscal quarter and for the fiscal year-to-date period then ended (in the case of the second and third fiscal quarters of each fiscal year); and

(ii) as soon as available and in any event within one hundred and twenty (120) days after the end of each fiscal year, commencing with the fiscal year ending on or about January 3, 2021, an audited consolidated balance sheet of the Securitization Entities as of the end of such fiscal year and audited consolidated statements of operations and comprehensive income, changes in members’ equity and cash flows of the Securitization Entities for such fiscal year, setting forth in comparative form (where appropriate) the comparable amounts for the previous fiscal year, prepared in accordance with GAAP and accompanied by an opinion thereon of the Independent Auditors stating that such audited consolidated financial statements present fairly, in all material respects, the financial position of the Securitization Entities and the results of their operations and cash flows in accordance with GAAP.

(g) Inspire Financial Statements. So long as ARG and its subsidiaries are consolidated with Inspire for purposes of Inspire’s financial statements in accordance with GAAP, the Manager on behalf of the Issuer shall provide to the Trustee, the Servicer, the Back-Up Manager and the Rating Agencies with respect to each Series of Notes Outstanding the following financial statements:

(i) as soon as available and in any event within sixty (60) days after the end of each of the first three fiscal quarters of each fiscal year, commencing with the fiscal quarter ending on or about September 27, 2020, an unaudited consolidated balance sheet of Inspire as of the end of such fiscal quarter, unaudited consolidated statements of income and cash flows of Inspire for such fiscal quarter and for the fiscal year-to-date period then ended (in the case of the second and third fiscal quarters of each fiscal year); and

(ii) as soon as available and in any event within one hundred and twenty (120) days after the end of each fiscal year, commencing with the fiscal year ending on or about January 3, 2021, an audited consolidated balance sheet of Inspire as of the end of such fiscal year and audited consolidated statements of income, changes in stockholders’ equity and cash flows of Inspire for such fiscal year, setting forth in comparative form (where appropriate) the comparable amounts for the previous fiscal year, prepared in accordance with GAAP and accompanied by an opinion thereon of the Independent Auditors stating that such audited consolidated financial statements present fairly, in all material respects, the financial position of the companies being reported on and the results of their operations and cash flows in accordance with GAAP; provided, that if and for so long as ARG and its subsidiaries are no longer consolidated with Inspire for purposes of Inspire’s financial statements in accordance with GAAP, separate financial statements of ARG or its consolidating parent entity meeting the requirements set forth in subclauses (g)(i) and (ii) above, together with any related documents prepared by third parties, will be required to be delivered within the time frame set forth in subclauses (g)(i) and (ii) above in lieu of financial statements of Inspire.

(h) Additional Information. The Issuer shall furnish, or cause to be furnished, from time to time such additional information regarding the financial position, results of operations or business of ARG or any Securitization Entity as the Trustee, the Servicer, the Manager or the Back-Up Manager may reasonably request, subject to Requirements of Law and to the confidentiality provisions of the Transaction Documents to which such recipient is a party.

(i) Instructions as to Withdrawals and Payments. The Issuer shall furnish, or cause to be furnished, to the Trustee or the Paying Agent, as applicable (with a copy to each of the Servicer, the Manager and the Back-Up Manager), written instructions to make withdrawals and payments from the Collection Account and any other Base Indenture Account or Series Account, and to make drawings under any Enhancement, as contemplated herein and in any Series Supplement; provided that such written instructions (other than those contained in Quarterly Noteholders’ Reports) shall be considered confidential information and shall not be disclosed by such recipients to any other Person without the prior written consent of the Issuer; and provided further that such written instructions shall be subject in all respects to the confidentiality provisions of any Transaction Documents to which such recipient is a party. The Trustee and the Paying Agent shall promptly follow any such written instructions.

(j) Copies to Rating Agencies. The Issuer shall deliver, or shall cause the Manager to deliver, a copy of each report, certificate or instruction, as applicable, described in this Section 4.1 to each Rating Agency at its address as listed in or otherwise designated pursuant to Section 14.1 or in the applicable Series Supplement, including any e-mail address.

Section 4.2 [Reserved].

Section 4.3 Rule 144A Information.

For so long as any of the Notes are “restricted securities” within the meaning of Rule 144(a)(3) under the 1933 Act, the Issuer agrees to provide to any Noteholder or Note Owner, and to any prospective purchaser of Notes designated by such Noteholder or Note Owner upon the request of such Noteholder or Note Owner or prospective purchaser, any information required to be provided to such holder, owner or prospective purchaser to satisfy the conditions set forth in Rule 144A(d)(4) under the 1933 Act.

Section 4.4 Reports, Financial Statements and Other Information to Noteholders.

This Indenture, the other Transaction Documents, each offering memorandum for a Series of Notes, each Quarterly Noteholders’ Report, the Quarterly Compliance Certificates, the financial statements referenced in Section 4.1(f) and Section 4.1(g) and the reports referenced in Section 4.1(e) shall be made available to (a) each Rating Agency pursuant to Section 4.1(j) above and (b) the Servicer, the Manager, the Back-Up Manager, the Note Owners and the other Noteholders and prospective investors in a password-protected area of the Trustee’s internet website at www.sf.citidirect.com (or such other address as the Trustee may specify from time to time) or on a third-party investor information platform and in addition, at the election of the Issuer, such other address as the Issuer may specify from time to time (it being agreed that in the event there is any discrepancy between any documentation or information posted on any such website hosted by the Issuer and the Trustee’s website, the Trustee’s website shall control). Assistance in using the Trustee’s internet website can be obtained by calling the Trustee’s customer service desk at 1-(888)-855-9695 or such other telephone number as the Trustee may specify from time to time. The Trustee or any such third-party platform, as the case may be, shall require each party (other than the Servicer, the Manager, the Back-Up Manager and any Rating Agency) accessing such password-protected area to register as a Noteholder or prospective investor and to make the applicable representations and warranties described below in a written confirmation in the form of Exhibit F hereto (an “Investor Request Certification”) (which, for the avoidance of doubt, may take the form of an electronic submission). The Trustee and any such third-party platform may disclaim responsibility for any information distributed by it for which the Trustee or such third-party, as the case may be, was not the original source. Each time a Noteholder or prospective investor accesses such internet website, it will be deemed to have confirmed such representations and warranties as of the date thereof. The Trustee or any such third-party platform shall provide the Servicer and the Manager with copies of such Investor Request Certifications, including the identity, contact information, e-mail address and telephone number of such Noteholders and prospective investors, upon request, but shall have no responsibility for any of the information contained therein. The Trustee shall have the right to change the way any such information is made available in order to make such distribution more convenient and/or more accessible, and the Trustee shall provide timely and adequate notification to all above parties regarding any such changes.

The Trustee shall (or shall request that the Manager) make available, upon reasonable advance notice and at the expense of the requesting party, copies of the Indenture, the other Transaction Documents, each offering memorandum for a Series of Notes, Quarterly Noteholders’ Reports, the Quarterly Compliance Certificates, the financial statements referenced in Section 4.1(f) and Section 4.1(g) and the reports referenced in Section 4.1(e) to any Noteholder (or Note Owner) and to any prospective investor that provides the Trustee with an Investor Request Certification in the form of Exhibit F.

Section 4.5 Manager.

Pursuant to the Management Agreement, the Manager has agreed to provide certain reports, notices, instructions and other services on behalf of the Issuer. The Noteholders by their acceptance of the Notes consent to the provision of such reports and notices to the Trustee by the Manager in lieu of the Issuer. Any such reports and notices that are required to be delivered to the Noteholders hereunder shall be delivered by the Trustee. The Trustee shall have no obligation whatsoever to verify, reconfirm or recalculate any information or material contained in any of the reports, financial statements or other information delivered to it pursuant to this Article IV or the Management Agreement. All distributions, allocations, remittances and payments to be made by the Trustee or the Paying Agent hereunder or under any Supplement or Class A-1 Note Purchase Agreement shall be made based solely upon the most recently delivered written reports and instructions provided to the Trustee or Paying Agent, as the case may be, by the Manager.

Section 4.6 No Constructive Notice.

Delivery of reports, information, Officer’s Certificates and documents to the Trustee is for informational purposes only and the Trustee’s receipt of such reports, information, Officer’s Certificates or documents shall not constitute constructive notice to the Trustee of any information contained therein or determinable from information contained therein, including any Securitization Entity’s, the Manager’s or any other Person’s compliance with any of its covenants under the Indenture, the Notes or any other Transaction Document (as to which the Trustee is entitled to rely exclusively on the most recent Quarterly Compliance Certificate described above).

ARTICLE V

ALLOCATION AND APPLICATION OF COLLECTIONS

Section 5.1 Management Accounts and Additional Accounts.

(a) Establishment of the Management Accounts. As of the Closing Date, the Issuer has established in the name of and for the benefit of the Issuer (i) the Concentration Account and the related Management Account(s) established for the purpose of collecting Franchisee Payment Amounts and amounts from Franchisees that constitute Excluded Amounts, (ii) the Asset Disposition Proceeds Account, (iii) the Insurance Proceeds Account and (iv) the Franchise Capital Account. Such accounts (other than the Franchise Capital Account (except to the extent any Interest Reserve Account(s) serve as a Franchise Capital Account)), as of the Closing Date and at all times thereafter, shall be (A) pledged to the Trustee for the benefit of the Secured Parties pursuant to Section 3.1 or the Guarantee and Collateral Agreement and (B)

if not established with the Trustee, subject to an Account Control Agreement. Each Management Account shall be an Eligible Account and, in addition, from time to time, the Issuer or any other Securitization Entity may establish additional accounts for the purpose of depositing Collections therein (each such account and any investment accounts related thereto into which funds are transferred for investment purposes pursuant to Section 5.1(b), an “Additional Management Account”); provided that each such Additional Management Account is (A) an Eligible Account, (B) (other than the Franchise Capital Account) pledged by the Issuer or such other Securitization Entity to the Trustee for the benefit of the Secured Parties pursuant to Section 3.1 or the Guarantee and Collateral Agreement and (C) (other than the Franchise Capital Account) if not established with the Trustee, subject to an Account Control Agreement. Notwithstanding anything to the contrary in this paragraph (a), in the case of any Management Account established after the Closing Date, the applicable Securitization Entity shall be permitted a period of five (5) Business Days after the establishment of such deposit account to cause such deposit account to be subject to an Account Control Agreement.

(b) Administration of the Management Accounts. The Issuer (or the Manager on its behalf) may invest any amounts held in the Management Accounts in Eligible Investments and such amounts may be transferred by the Issuer (or the Manager on its behalf) into an investment account for the sole purpose of investing in Eligible Investments so long as such investment account is (A) an Eligible Account, (B) pledged by the applicable Securitization Entity to the Trustee for the benefit of the Secured Parties pursuant to Section 3.1 or the Guarantee and Collateral Agreement and (C) if not established with the Trustee, subject to an Account Control Agreement. Notwithstanding anything herein or in any other Transaction Document, the Issuer and Manager shall not transfer any funds into any such investment account until such time as an Account Control Agreement is entered into with respect thereto (if such account is not established with the Trustee), it being agreed that the execution and delivery of such Account Control Agreements shall not be required as a condition precedent to the issuance of Notes on the Closing Date. All income or other gain from such Eligible Investments shall be credited to the related Management Account, and any loss resulting from such investments shall be charged to the related Management Account. The Issuer shall not direct (or permit) the disposal of any Eligible Investments prior to the maturity thereof if such disposal would result in a loss of any portion of the initial purchase price of such Eligible Investment. Prior to any sub-manager acting on behalf of any Securitization Entity in accordance with this Section 5.1(b), it will provide to the Trustee all applicable know-your-customer documentation reasonably required by the Trustee.

(c) Earnings from the Management Accounts. All interest and earnings (net of losses and investment expenses) paid on funds on deposit in the Management Accounts shall be deemed to be Investment Income on deposit for distribution to the Collection Account in accordance with Section 5.10.

(d) Administration of the Franchise Capital Account. The Issuer has established the Franchise Capital Account. The Manager on behalf of Arby’s Franchisor and any Additional Securitization Entity that from time to time acts as the “franchisor” or licensor with respect to any Franchise Agreement may deposit to the Franchise Capital Account, or any future account established in respect of similar purposes, unrestricted funds (including Residual Amounts) or the proceeds of capital contributions thereto directed to be made to such account by

Inspire of any of its Subsidiaries in support of any franchisor liquidity or net worth requirement of any Governmental Authority applicable to Arby’s Franchisor including in respect of eligibility for large-franchisor exemptions or similar exemptions under applicable franchise laws. The amounts on deposit in the Franchise Capital Account shall not be subject to any limitations and amounts may be deposited to and withdrawn from the Franchise Capital Account by the Manager on behalf of Arby’s Franchisor from time to time in its sole discretion.

(e) No Duty to Monitor. The Trustee shall have no duty or responsibility to monitor the amounts of deposits into or withdrawals from any Management Account.

Section 5.2 Senior Notes Interest Reserve Account.

(a) Establishment of the Senior Notes Interest Reserve Account. The Issuer has established with the Trustee an account in the name of the Trustee for the benefit of the Senior Noteholders and the Trustee, solely in its capacity as trustee for the Senior Noteholders, bearing a designation clearly indicating that the funds deposited therein are held for the benefit of the foregoing Secured Parties (the “Senior Notes Interest Reserve Account”). The Senior Notes Interest Reserve Account shall be an Eligible Account. From time to time, the Issuer may draw amounts under Class A-1 Notes for the purpose of funding the Senior Notes Interest Reserve Amount, in whole or in part to the extent and in the manner set forth in the Class A-1 Note Purchase Agreements, which amounts shall be deposited directly to the Senior Notes Interest Reserve Account.

(b) Administration of the Senior Notes Interest Reserve Account. All amounts held in the Senior Notes Interest Reserve Account shall be invested in Eligible Investments at the written direction (which may be standing directions) of the Issuer (or the Manager on its behalf) and such amounts may be transferred by the Issuer (or the Manager on its behalf) into an investment account for the sole purpose of investing in Eligible Investments so long as such investment account is (A) an Eligible Account, (B) pledged by the Issuer to the Trustee for the benefit of the Secured Parties pursuant to Section 3.1 and (C) if not established with the Trustee, subject to an Account Control Agreement. In the absence of written investment instructions hereunder, funds on deposit in the Senior Notes Interest Reserve Account shall be invested as fully as practicable in the Standby Investment or shall be held in cash if such investment is unavailable. All income or other gain from such Eligible Investments shall be credited to the Senior Notes Interest Reserve Account, and any loss resulting from such investments shall be charged to the Senior Notes Interest Reserve Account. The Issuer shall not direct (or permit) the disposal of any Eligible Investments prior to the maturity thereof if such disposal would result in a loss of any portion of the initial purchase price of such Eligible Investment.

(c) Earnings from the Senior Notes Interest Reserve Account. All interest and earnings (net of losses and investment expenses) paid on funds on deposit in the Senior Notes Interest Reserve Account shall be deemed to be Investment Income on deposit for distribution to the Collection Account in accordance with Section 5.10.

Section 5.3 Senior Subordinated Notes Interest Reserve Account.

(a) Establishment of the Senior Subordinated Notes Interest Reserve Account. Prior to the Closing Date, the Issuer established and shall maintain with the Trustee the Senior Subordinated Notes Interest Reserve Account in the name of the Trustee for the benefit of the Senior Subordinated Noteholders and the Trustee, solely in its capacity as trustee for the Senior Subordinated Noteholders, bearing a designation clearly indicating that the funds deposited therein are held for the benefit of the foregoing Secured Parties. The Senior Subordinated Notes Interest Reserve Account shall be an Eligible Account.

(b) Administration of the Senior Subordinated Notes Interest Reserve Account. All amounts held in the Senior Subordinated Notes Interest Reserve Account shall be invested in Eligible Investments at the written direction (which may be standing directions) of the Issuer (or the Manager on its behalf) and such amounts may be transferred by the Issuer (or the Manager on its behalf) into an investment account for the sole purpose of investing in Eligible Investments so long as such investment account is (A) an Eligible Account, (B) pledged by the Issuer to the Trustee for the benefit of the Secured Parties pursuant to Section 3.1 and (C) if not established with the Trustee, subject to an Account Control Agreement. In the absence of written investment instructions hereunder, funds on deposit in the Senior Subordinated Notes Interest Reserve Account shall be invested as fully as practicable in the Standby Investment or shall be held in cash if such investment is unavailable.    All income or other gain from such Eligible Investments shall be credited to the Senior Subordinated Notes Interest Reserve Account, and any loss resulting from such investments shall be charged to the Senior Subordinated Notes Interest Reserve Account. The Issuer shall not direct (or permit) the disposal of any Eligible Investments prior to the maturity thereof if such disposal would result in a loss of any portion of the initial purchase price of such Eligible Investment.

(c) Earnings from the Senior Subordinated Notes Interest Reserve Account. All interest and earnings (net of losses and investment expenses) paid on funds on deposit in the Senior Subordinated Notes Interest Reserve Account shall be deemed to be Investment Income on deposit for distribution to the Collection Account in accordance with Section 5.10.

Section 5.4 Cash Trap Reserve Account.

(a) Establishment of the Cash Trap Reserve Account. Prior to the Closing Date, the Issuer established with the Trustee the Cash Trap Reserve Account in the name of the Trustee for the benefit of the Secured Parties, bearing a designation clearly indicating that the funds deposited therein are held for the benefit of the Secured Parties. The Cash Trap Reserve Account shall be an Eligible Account.

(b) Administration of the Cash Trap Reserve Account. All amounts held in the Cash Trap Reserve Account shall be invested in Eligible Investments at the written direction (which may be standing directions) of the Issuer (or the Manager on its behalf) and such amounts may be transferred by the Issuer (or the Manager on its behalf) into an investment account for the sole purpose of investing in Eligible Investments so long as such investment account is (A) an Eligible Account, (B) pledged by the Issuer to the Trustee for the benefit of the Secured Parties pursuant to Section 3.1 and (C) if not established with the Trustee, subject to an Account Control Agreement. In the absence of written investment instructions hereunder, funds on deposit in the Cash Trap Reserve Account shall be invested as fully as practicable in the Standby Investment or shall be held in cash if such investment is unavailable.    All income or other gain from such Eligible Investments shall be credited to the Cash Trap Reserve Account, and any loss resulting from such investments shall be charged to the Cash Trap Reserve Account. The Issuer shall not direct (or permit) the disposal of any Eligible Investments prior to the maturity thereof if such disposal would result in a loss of any portion of the initial purchase price of such Eligible Investment.

(c) Earnings from the Cash Trap Reserve Account. All interest and earnings (net of losses and investment expenses) paid on funds on deposit in the Cash Trap Reserve Account shall be deemed to be Investment Income on deposit for distribution to the Collection Account in accordance with Section 5.10.

Section 5.5 Collection Account.

(a) Establishment of Collection Account. The Issuer has established with the Trustee the Collection Account in the name of the Trustee for the benefit of the Secured Parties, bearing a designation clearly indicating that the funds deposited therein are held for the benefit of the Secured Parties. The Collection Account shall be an Eligible Account.

(b) Administration of the Collection Account. All amounts held in the Collection Account shall be invested in Eligible Investments at the written direction (which may be standing directions) of the Issuer (or the Manager on its behalf) and such amounts may be transferred by the Issuer (or the Manager on its behalf) into an investment account for the sole purpose of investing in Eligible Investments so long as such investment account is (A) an Eligible Account, (B) pledged by the Issuer to the Trustee for the benefit of the Secured Parties pursuant to Section 3.1 and (C) if not established with the Trustee, subject to an Account Control Agreement. In the absence of written investment instructions hereunder, funds on deposit in the Collection Account shall be invested as fully as practicable in the Standby Investment or shall be held in cash if such investment is unavailable. All income or other gain from such Eligible Investments shall be credited to the Collection Account, and any loss resulting from such investments shall be charged to the Collection Account. The Issuer shall not direct (or permit) the disposal of any Eligible Investments prior to the maturity thereof if such disposal would result in a loss of any portion of the initial purchase price of such Eligible Investment.

(c) Earnings from Collection Account. All interest and earnings (net of losses and investment expenses) paid on funds on deposit in the Collection Account shall be deemed to be Investment Income on deposit for distribution in accordance with Section 5.11.

Section 5.6 Collection Account Administrative Accounts.

(a) Establishment of Collection Account Administrative Accounts. As of the Closing Date, the following administrative accounts associated with the Collection Account, each of which shall be an Eligible Account, have been assigned to the Trustee for the benefit of the Secured Parties bearing a designation clearly indicating that the funds deposited therein are held for the benefit of the Secured Parties (collectively, the “Collection Account Administrative Accounts”):

(i) an account for the deposit of the Senior Notes Quarterly Interest Amount (the “Senior Notes Interest Payment Account”);

(ii) an account for the deposit of the Senior Subordinated Notes Quarterly Interest Amount (the “Senior Subordinated Notes Interest Payment Account”);

(iii) an account for the deposit of the Subordinated Notes Quarterly Interest Amount (the “Subordinated Notes Interest Payment Account”);

(iv) an account for the deposit of the Class A-1 Notes Quarterly Commitment Fees Amount (the “Class A-1 Notes Commitment Fees Account”);

(v) an account for the deposit of the amounts allocable to the payment of principal of the Senior Notes (the “Senior Notes Principal Payment Account”);

(vi) an account for the deposit of the amounts allocable to the payment of principal of the Senior Subordinated Notes (the “Senior Subordinated Notes Principal Payment Account”);

(vii) an account for the deposit of the amounts allocable to the payment of principal of the Subordinated Notes (the “Subordinated Notes Principal Payment Account”);

(viii) an account for the deposit of Senior Notes Quarterly Post-ARD Additional Interest (the “Senior Notes Post-ARD Additional Interest Account”);

(ix) an account for the deposit of Senior Subordinated Notes Quarterly Post-ARD Additional Interest (the “Senior Subordinated Notes Post-ARD Additional Interest Account”);

(x) an account for the deposit of Subordinated Notes Quarterly Post-ARD Additional Interest (the “Subordinated Notes Post-ARD Additional Interest Account”); and

(xi) an account for the deposit of Securitization Operating Expenses (the “Securitization Operating Expense Account”).

(b) Administration of the Collection Account Administrative Accounts. All amounts held in the Collection Account Administrative Accounts shall be invested in Eligible Investments at the written direction (which may be standing directions) of the Issuer (or the Manager on its behalf) and such amounts may be transferred by the Issuer (or the Manager on its behalf) into an investment account for the sole purpose of investing in Eligible Investments so long as such investment account is (A) an Eligible Account, (B) pledged by the Issuer to the Trustee for the benefit of the Secured Parties pursuant to Section 3.1 and (C) if not established with the Trustee, subject to an Account Control Agreement. In the absence of written investment instructions hereunder, funds on deposit in the Collection Account Administrative Accounts shall be invested as fully as practicable in the Standby Investment or shall be held in cash if such investment is unavailable. All income or other gain from such Eligible Investments shall be credited to the related Collection Account Administrative Account, and any loss resulting from such investments shall be charged to the related Collection Account Administrative Account. The Issuer shall not direct (or permit) the disposal of any Eligible Investments prior to the maturity thereof if such disposal would result in a loss of any portion of the initial purchase price of such Eligible Investment.

(c) Earnings from the Collection Account Administrative Accounts. All interest and earnings (net of losses and investment expenses) paid on funds on deposit in the Collection Account Administrative Accounts shall be deposited therein and shall be deemed to be Investment Income on deposit for distribution in accordance with Section 5.10.

Section 5.7 Hedge Payment Account.

(a) Establishment of the Hedge Payment Account. On or prior to the Series Closing Date of the first Series of Notes issued pursuant to this Base Indenture providing for a Series Hedge Agreement, the Issuer, or the Manager on behalf of the Issuer, shall establish and maintain with the Trustee an account in the name of the Trustee for the benefit of the Secured Parties, bearing a designation clearly indicating that the funds deposited therein are held for the benefit of the Secured Parties (the “Hedge Payment Account”).

(b) Administration of the Hedge Payment Account. All amounts held in the Hedge Payment Account shall be invested in Eligible Investments at the written direction (which may be standing directions) of the Issuer (or the Manager on its behalf) and such amounts may be transferred by the Issuer (or the Manager on its behalf) into an investment account for the sole purpose of investing in Eligible Investments so long as such investment account is (A) an Eligible Account, (B) pledged by the Issuer to the Trustee for the benefit of the Secured Parties pursuant to Section 3.1 and (C) if not established with the Trustee, subject to an Account Control Agreement. In the absence of written investment instructions hereunder, funds on deposit in the Hedge Payment Account shall be invested as fully as practicable in the Standby Investment or shall be held in cash if such investment is unavailable. All income or other gain from such Eligible Investments shall be credited to the Hedge Payment Account, and any loss resulting from such investments shall be charged to the Hedge Payment Account. The Issuer shall not direct (or permit) the disposal of any Eligible Investments prior to the maturity thereof if such disposal would result in a loss of any portion of the initial purchase price of such Eligible Investment.

(c) Earnings from the Hedge Payment Account. All interest and earnings (net of losses and investment expenses) paid on funds on deposit in the Hedge Payment Account shall be deemed to be Investment Income on deposit for distribution to the Collection Account in accordance with Section 5.10.

Section 5.8 Trustee as Securities Intermediary.

(a) The Trustee or other Person holding any Base Indenture Account held in the name of the Trustee for the benefit of the Secured Parties (collectively the “Trustee Accounts”) shall be the “Securities Intermediary”. If the Securities Intermediary in respect of any Trustee Account is not the Trustee, the Issuer shall obtain the express agreement of such other Person to the obligations of the Securities Intermediary set forth in this Section 5.8.

(b) The Securities Intermediary agrees that:

(i) the Trustee Accounts are accounts to which “financial assets” within the meaning of Section 8-102(a)(9) (“Financial Assets”) of the UCC in effect in the State of New York (the “New York UCC”) will or may be credited;

(ii) the Trustee Accounts are “securities accounts” within the meaning of Section 8-501 of the New York UCC and the Securities Intermediary qualifies as a “securities intermediary” under Section 8-102(a) of the New York UCC;

(iii) all securities or other property (other than cash) underlying any Financial Assets credited to any Trustee Account shall be registered in the name of the Securities Intermediary, indorsed to the Securities Intermediary or in blank or credited to another securities account maintained in the name of the Securities Intermediary and in no case will any Financial Asset credited to any Trustee Account be registered in the name of the Issuer, payable to the order of the Issuer or specially indorsed to the Issuer;

(iv) all property delivered to the Securities Intermediary pursuant to this Base Indenture will be promptly credited to the appropriate Trustee Account;

(v) each item of property (whether investment property, security, instrument or cash) credited to a Trustee Account shall be treated as a Financial Asset under Article 8 of the New York UCC;

(vi) if at any time the Securities Intermediary shall receive any entitlement order from the Trustee (including those directing transfer or redemption of any Financial Asset) relating to the Trustee Accounts, the Securities Intermediary shall comply with such entitlement order without further consent by the Issuer or any other Person;

(vii) the Trustee Accounts shall be governed by the laws of the State of New York, regardless of any provision of any other agreement. For purposes of all applicable UCCs, New York shall be deemed to be the Securities Intermediary’s jurisdiction and the Trustee Accounts (as well as the “securities entitlements” related thereto) shall be governed by the laws of the State of New York;

(viii) the Securities Intermediary has not entered into, and until termination of this Base Indenture, will not enter into, any agreement with any other Person relating to the Trustee Accounts and/or any Financial Assets credited thereto pursuant to which it has agreed to comply with entitlement orders of such other Person and the Securities Intermediary has not entered into, and until the termination of this Base Indenture will not enter into, any agreement with the Issuer purporting to limit or condition the obligation of the Securities Intermediary to comply with entitlement orders as set forth in Section 5.8(b)(vi); and

(ix) except for the claims and interest of the Trustee, the Secured Parties, the Issuer and the other Securitization Entities in the Trustee Accounts, neither the Securities Intermediary nor, in the case of the Trustee, any Trust Officer knows of any claim to, or interest, in the Trustee Accounts or in any Financial Asset credited thereto. If the Securities Intermediary or, in the case of the Trustee, a Trust Officer has Actual Knowledge of the assertion by any other person of any Lien, encumbrance, or adverse claim (including any writ, garnishment, judgment, warrant of attachment, execution or similar process) against any Trustee Account or in any Financial Asset carried therein, the Securities Intermediary will promptly notify the Trustee, the Servicer, the Manager, the Back-Up Manager and the Issuer thereof.

(c) At any time after the occurrence and during the continuation of an Event of Default, the Trustee shall possess all right, title and interest in all funds on deposit from time to time in the Trustee Accounts and in all Proceeds thereof, and (acting at the direction of the Controlling Class Representative) shall be the only Person authorized to originate entitlement orders in respect of the Trustee Accounts; provided, however, that at all other times Issuer shall, subject to the terms of the Indenture and the other Transaction Documents, be authorized to instruct the Trustee to originate entitlement orders in respect of the Trustee Accounts.

Section 5.9 Establishment of Series Accounts; Legacy Accounts.

(a) Establishment of Series Accounts. To the extent specified in the Series Supplement with respect to any Series of Notes, the Trustee may establish and maintain one or more Series Accounts and/or administrative accounts of any such Series Account in accordance with the terms of such Series Supplement.

(b) Legacy Accounts. In the case of any mandatory or optional redemption in full of any Class, Subclass, Tranche or Series of Notes issued pursuant to this Base Indenture, on the Notes Discharge Date with respect to such Class, Subclass, Tranche or Series of Notes, the Issuer may (but is not required to) elect to have all or any portion of the funds held in any Legacy Account with respect to such Class, Subclass, Tranche or Series of Notes transferred to the applicable distribution account for such Class, Subclass, Tranche or Series of Notes, for application toward the prepayment of such Class, Subclass, Tranche or Series of Notes; provided that the foregoing shall not limit any provisions set forth in the applicable Series Supplement. If the Issuer does not elect to have such funds so transferred, or if the Issuer elects to have only a portion of such funds so transferred, any funds remaining in the applicable Legacy Account after the applicable Notes Discharge Date shall be deposited into the Collection Account for application in accordance with the Priority of Payments. When the balance of any Legacy Account has been reduced to zero, the Trustee may close such account. The Trustee shall make the distributions and transfers and shall close any accounts as contemplated by this Section 5.9 pursuant to instructions delivered by the Issuer to the Trustee.

Section 5.10 Collections and Investment Income.

(a) Deposits to the Concentration Account. Until the Indenture is terminated pursuant to Section 12.1, the Issuer shall deposit (or cause to be deposited) the following amounts to the Concentration Account, in each case, to the extent owed to it or the other Securitization Entities and promptly after receipt (but in any event on or prior to the Weekly Allocation Date relating to the Weekly Collection Period in which such amount was received):

(i) all Franchisee Payment Amounts; provided that (i) all Franchisee Payment Amounts made to another Issuer Account or a franchisee payment account shall be deposited to the Concentration Account promptly after receipt thereof (but in any event on or prior to the Weekly Allocation Date relating to the Weekly Collection Period in which such amount was received) and (ii) all Franchisee Payment Amounts from Canadian Franchisees shall be paid into an account in the name of Arby’s of Canada Inc. and swept to the Concentration Account when the amount of Franchisee Payment Amounts credited thereto reaches $10,000, but in any event, not less often than weekly;

(ii) all Company-Owned Restaurant Payment Amounts shall be deposited directly to the Concentration Account;

(iii) all amounts repaid to any Securitization Entity from any tax escrow account held by a landlord under a lease (if any) with such Securitization Entity;

(iv) all amounts received under any IP License Agreements, other license fees and any other amounts received in respect of the Securitization IP, including recoveries from the enforcement of the Securitization IP;

(v) equity contributions, if any, made by any Non-Securitization Entity to the Issuer to the extent such equity contributions are directed to be made to the Concentration Account; and

(vi) all other amounts constituting Retained Collections not referred to in the preceding clauses other than Indemnification Amounts, Insurance/Condemnation Proceeds, Asset Disposition Proceeds and other amounts required to be deposited directly to other Management Accounts or to the Collection Account.

(b) Withdrawals from the Concentration Account. The Manager may (and in the case of sub-clause (iv) below, shall) withdraw available amounts on deposit in the Concentration Account to make the following payments and deposits:

(i) on a daily basis, as necessary, to the extent of amounts deposited to the Concentration Account that the Manager determines were required to be deposited to another account or were deposited to the Concentration Account in error;

(ii) on a daily basis, as necessary, to pay or distribute any amounts reasonably determined by the Manager to constitute Excluded Amounts (other than Advertising Fees);

(iii) as soon as practicable, and in any event within five (5) Business Days of receipt, to transfer any Advertising Fees to the AFA; and

(iv) on a weekly basis at or prior to 10:00 a.m. (New York City time) on each Weekly Allocation Date, all Retained Collections with respect to the preceding Weekly Collection Period then on deposit in the Concentration Account to the Collection Account (which, for the avoidance of doubt, will include any Investment Income with respect thereto) for application to make payments and deposits in the order of priority set forth in the Priority of Payments.

(c) Deposits and Withdrawals from the Asset Disposition Proceeds Account. Subject to the terms set forth in the paragraphs below, if any Securitization Entity disposes of property pursuant to a Permitted Asset Disposition, to the extent the proceeds thereof constitute Asset Disposition Proceeds (as determined by the Manager), such amounts shall be deposited promptly (and in no event more than (x) five (5) Business Days with respect to a disposition resulting in Asset Disposition Proceeds in excess of $25,000 or (y) 90 days with respect to a disposition resulting in Asset Disposition Proceeds less than or equal to $25,000) following receipt thereof to the Asset Disposition Proceeds Account.

At the election of such Securitization Entity or the Manager on its behalf, the Securitization Entities may reinvest such Asset Disposition Proceeds in Eligible Assets within one (1) calendar year following receipt of such Asset Disposition Proceeds (or, if any Securitization Entity shall have entered into a binding commitment to reinvest such Asset Disposition Proceeds in Eligible Assets within one (1) calendar year following receipt of such Asset Disposition Proceeds, within eighteen (18) calendar months following receipt of such Asset Disposition Proceeds) and/or may utilize such Asset Disposition Proceeds to pay, or to allocate funds to the Asset Disposition Proceeds Account to reimburse the Securitization Entities for amounts previously paid, for investments in Eligible Assets made within the twelve (12) month period prior to the receipt of such Asset Disposition Proceeds; provided, that after the occurrence and during the continuance of any Rapid Amortization Period, (A) all amounts withdrawn from the Asset Disposition Proceeds Account shall be withdrawn substantially in accordance with a Quarterly Fiscal Period budget submitted to, and approved by, the Control Party (in consultation with the Back-Up Manager) prior to such withdrawal and (B) withdrawals of any amounts from the Asset Disposition Proceeds Account in excess in any material respect of amounts set forth in the Quarterly Fiscal Period budget shall be subject to (i) the delivery by the Manager to the Control Party, the Trustee, and Back-Up Manager of an explanation in reasonable detail for the variance together with related information and (ii) the prior approval of the Control Party (in consultation with the Back-Up Manager).

To the extent any Asset Disposition Proceeds have not been so reinvested in Eligible Assets within such one (1) calendar year period (or eighteen (18) calendar month period, as applicable) (each such period, an “Asset Disposition Reinvestment Period”), the Issuer (or the Manager on its behalf) will promptly, and no later than five Business Days after the expiration of the applicable Asset Disposition Reinvestment Period, withdraw an amount equal to all such un-reinvested Asset Disposition Proceeds and deposit such amount to the Collection Account to be applied in accordance with priority (i) of the Priority of Payments on such immediately following Weekly Allocation Date and the related prepayment shall be made on the Quarterly Payment Date indicated in the Weekly Manager’s Certificate. In the event that such Securitization Entity has elected not to reinvest such Asset Disposition Proceeds, such Asset Disposition Proceeds will be deposited to the Collection Account promptly following such decision (as indicated in the Weekly Manager’s Certificate delivered for the immediately following Weekly Allocation Date) and applied in accordance with priority (i) of the Priority of Payments on such immediately following Weekly Allocation Date and the related prepayment shall be made on the Quarterly Payment Date indicated in the Weekly Manager’s Certificate.

(d) Deposits and Withdrawals from the Insurance Proceeds Account. All Insurance/Condemnation Proceeds received by or on behalf of any Securitization Entity in respect of the Collateral shall be deposited promptly (and in no event more than (x) five (5) Business Days with respect to a disposition resulting in Insurance/Condemnation Proceeds in excess of $25,000 or (y) 90 days with respect to a disposition resulting in Insurance/Condemnation Proceeds less than or equal to $25,000) following receipt thereof to the Insurance Proceeds Account. At the election of such Securitization Entity (as notified by the Manager to the Trustee, the Servicer and the Back-Up Manager promptly after receipt of the Insurance/Condemnation Proceeds, which notice shall be required only with respect to Insurance/Condemnation Proceeds in an aggregate amount in excess of $5,000,000 in any fiscal year) and so long as no Rapid Amortization Event shall have occurred and is continuing, the Securitization Entities may reinvest such Insurance/Condemnation Proceeds to repair or replace the assets in respect of which such proceeds were received within one calendar year following receipt of such Insurance/Condemnation Proceeds (or, if any Securitization Entity shall have entered into a binding commitment to reinvest such Insurance/Condemnation Proceeds within one (1) calendar year following receipt of such Insurance/Condemnation Proceeds, within eighteen (18) calendar months following receipt of such Insurance/Condemnation Proceeds); provided that (i) in the event the Manager has repaired or replaced the assets with respect to which such Insurance/Condemnation Proceeds have been received prior to the receipt of such Insurance/Condemnation Proceeds, such Insurance/Condemnation Proceeds shall be used to reimburse the Manager for any expenditures in connection with such repair or replacement and (ii) any Insurance/Condemnation Proceeds received in connection with the exercise of any non-temporary condemnation, eminent domain or similar powers exercised pursuant to any Requirements of Law may be reinvested in Eligible Assets. To the extent such Insurance/Condemnation Proceeds have not been so reinvested or otherwise applied in the manner described above within such one (1) calendar year period (or eighteen (18) calendar month period, as applicable) (each such period, a “Casualty Reinvestment Period”), the Issuer (or the Manager on its behalf) will promptly, and no later than five Business Days after the expiration of the applicable Casualty Reinvestment Period, withdraw an amount equal to all such un-reinvested Insurance/Condemnation Proceeds and deposit such amounts to the Collection Account to be applied in accordance with priority (i) of the Priority of Payments on such immediately following Weekly Allocation Date and the related prepayment shall be made on the Quarterly Payment Date indicated in the Weekly Manager’s Certificate.

In the event that such Securitization Entity has elected to not reinvest such Insurance/Condemnation Proceeds, such Securitization Entity (or the Manager on its behalf) shall withdraw such Insurance/Condemnation Proceeds and deposit such amounts to the Collection Account promptly following such decision to pay principal of each Series and/or Class of Notes Outstanding in accordance with priority (i) of the Priority of Payments on the immediately following Weekly Allocation Date and the related prepayment shall be made on the Quarterly Payment Date indicated in such Weekly Manager’s Certificate unless such amounts are used to reimburse any Securitization Entities or their Affiliates for amounts previously paid in respect of repairs or replacement of such assets with respect to which such Insurance/Condemnation Proceeds have been received.

(e) Deposits to the Collection Account. The Manager (or (1) the Trustee (at the direction of the Issuer or the Manager) in the case of clause (vi) below or (2) the Trustee or the Control Party in the case of clause (viii) below) will deposit or cause to be deposited to the Collection Account the following amounts, in each case, promptly after receipt (unless otherwise specified below):

(i) the amounts required to be withdrawn from the Concentration Account and deposited to the Collection Account pursuant to and in accordance with Section 5.10(b)(iv);

(ii) Indemnification Amounts within five (5) Business Days following either (i) the receipt by the Manager of such amounts if ARG is not the Manager or (ii) if ARG is the Manager, the date such amounts are required to be paid by the related Contributor or by the Manager under the Management Agreement or any other Transaction Document;

(iii) Insurance/Condemnation Proceeds remaining in the Insurance Proceeds Account on the immediately succeeding Business Day following the expiration of the Casualty Reinvestment Period and Insurance/Condemnation Proceeds where the applicable Securitization Entity (or the Manager on its behalf) elects not to reinvest such amounts promptly upon the later of such election and receipt of such Insurance/Condemnation Proceeds;

(iv) Asset Disposition Proceeds remaining in the Asset Disposition Proceeds Account on the immediately succeeding Business Day following the expiration of the Asset Disposition Reinvestment Period and Asset Disposition Proceeds where the applicable Securitization Entity (or the Manager on its behalf) elects not to reinvest such amounts promptly upon the later of such election and receipt of such Asset Disposition Proceeds;

(v) the Series Hedge Receipts, if any, received by the Securitization Entities in respect of any Series Hedge Agreements entered into by the Securitization Entities in connection with the issuance of additional Series of Notes following the Closing Date;

(vi) upon the occurrence of any Interest Reserve Release Event, the amounts on deposit in the Senior Notes Interest Reserve Account or the Senior Subordinated Notes Interest Reserve Account, as applicable, to the extent that no Senior Notes Interest Reserve Account Deficit Amount or Senior Subordinated Notes Interest Reserve Account Deficit Amount, as applicable, will be outstanding on the immediately following Quarterly Payment Date;

(vii) any other amounts required to be deposited to the Collection Account hereunder or under any other Transaction Documents; and

(viii) amounts obtained by the Trustee or the Control Party on account of or as a result of the exercise by the Trustee or the Control Party of any of its rights under the Indenture, including, without limitation, under Article IX hereof, upon receipt thereof;

(f) Investment Income. On or prior to 10:00 a.m. (New York City time) on each Weekly Allocation Date, the Issuer (or the Manager on its behalf) shall instruct the Trustee in writing to transfer any Investment Income on deposit in the Indenture Trust Accounts (other than the Collection Account) to the Collection Account for application as Collections on that Weekly Allocation Date.

(g) Payment Instructions. In accordance with and subject to the terms of the Management Agreement, the Issuer shall cause the Manager to instruct (i) each Franchisee obligated at any time to make any payment pursuant to any Franchise Document to make such payment to the Concentration Account and (ii) any Person (not an Affiliate of the Issuer) obligated at any time to make any payments with respect to the Securitization Assets, including, without limitation, the Securitization IP, to make such payment to the Concentration Account or the Collection Account, as determined by the Issuer or the Manager.

(h) Misdirected Collections. The Issuer agrees that if any Collections shall be received by the Issuer or any other Securitization Entity in an account other than an Account or in any other manner, such monies, instruments, cash and other proceeds will not be commingled by the Issuer or such other Securitization Entity with any of their other funds or property, if any, but will be held separate and apart therefrom and shall be held in trust by the Issuer or such other Securitization Entity for, and, within one (1) Business Day of the identification of such payment, paid over to, the Trustee, with any necessary endorsement. The Trustee shall withdraw from the Collection Account any monies on deposit therein that the Manager certifies to it and the Servicer are not Retained Collections and pay such amounts to or at the direction of the Manager. All monies, instruments, cash and other proceeds of the Collateral received by the Trustee pursuant to the Indenture shall be immediately deposited in the Collection Account and shall be applied as provided in this Article V.

Section 5.11 Application of Retained Collections on Weekly Allocation Dates. On each Weekly Allocation Date (unless the Manager shall have failed to deliver by 4:30 p.m. (New York City time) on the day prior to such Weekly Allocation Date the Weekly Manager’s Certificate relating to such Weekly Allocation Date, in which case the application of Retained Collections relating to such Weekly Allocation Date shall occur on the Business Day immediately following the day on which such Weekly Manager’s Certificate is delivered), the Trustee shall, based on the information contained in such Weekly Manager’s Certificate (or, if delivered in accordance with the terms of the Transaction Documents, based on the information contained in an Omitted Payable Sums Certification), withdraw amounts on deposit in the Collection Account as of 10:00 a.m. (New York City time) on such Weekly Allocation Date in respect of the related Weekly Collection Period for allocation or payment in the following order of priority:

(i) first, solely with respect to any funds consisting of Indemnification Amounts, Asset Disposition Proceeds and Insurance/Condemnation Proceeds on deposit in the Collection Account on such Weekly Allocation Date in the following order of priority: (A) to reimburse the Trustee and then the Servicer, for any unreimbursed Advances (and accrued interest thereon at the Advance Interest Rate), then (B) to reimburse the Manager for any unreimbursed Manager Advances (and accrued interest thereon at the Advance Interest Rate), then (C) to make an allocation to the Senior Notes Principal Payment Account in the amount necessary to prepay and permanently reduce the commitments under all Class A-1 Notes of each Series in respect of which a Class A-1 Notes Renewal Date (after giving effect to any extensions) has occurred on a pro rata basis, then (D) if a Rapid Amortization Event has occurred and is continuing, to make an allocation to the Senior Notes Principal Payment Account, in the amount necessary to prepay and permanently reduce the commitments under all Class A-1 Notes on a pro rata basis, then (E) to make an allocation to the Senior Notes Principal Payment Account, in the amount necessary to prepay the Outstanding Principal Amount of all Senior Notes of each Class on a pro rata basis (other than Class A-1 Notes) in alphanumerical order of designation, then (F) to make an allocation to the Senior Subordinated Notes Principal Payment Account, in the amount necessary to prepay the Outstanding Principal Amount of all Senior Subordinated Notes of each Class on a pro rata basis in alphanumerical order of designation, then (G) to make an allocation to the Subordinated Notes Principal Payment Account, in the amount necessary to prepay the Outstanding Principal Amount of all Subordinated Notes of each Class on a pro rata basis in alphanumerical order of designation; provided, that any prepayments made pursuant to sub-clauses (C), (D), (E), (F), or (G) of this clause (i) shall be made on the next Quarterly Payment Date or such other Quarterly Payment Date, in each case, as indicated in the Weekly Manager’s Certificate;

(ii) second, (A) to reimburse the Trustee and, then, the Servicer, and, then, the Back-Up Manager, for any unreimbursed Advances (and accrued interest thereon at the Advance Interest Rate), then (B) to reimburse the Manager for any unreimbursed Manager Advances (and accrued interest thereon at the Advance Interest Rate), and then (C) to pay the Servicer all Servicing Fees, Liquidation Fees and Workout Fees for such Weekly Allocation Date, together with any such fees previously accrued and unpaid;

(iii) third, to pay Successor Manager Transition Expenses, if any;

(iv) fourth, to pay the Weekly Management Fee to the Manager, together with any previously accrued and unpaid Weekly Management Fee;

(v) fifth, pro rata (A) to deposit to the Securitization Operating Expense Account, an amount equal to any previously accrued and unpaid Securitization Operating Expenses together with any Securitization Operating Expenses that are expected to be payable prior to the immediately following Weekly Allocation Date, in an aggregate amount not to exceed the Capped Securitization Operating Expenses Amount with respect to the annual period in which such Weekly Allocation Date occurs after giving effect to all deposits previously made to the Securitization Operating Expense Account in such annual period, to be distributed pro rata based on the amount of each type of Securitization Operating Expense payable on such Weekly Allocation Date pursuant to this priority (v); provided, that the deposit to the Securitization Operating Expense Account of an amount equal to all accrued and unpaid fees, expenses and indemnities payable to the Trustee, and all indemnities payable to the Servicer, will not be subject to the Capped Securitization Operating Expenses Amount if and for so long as the Senior Notes have been accelerated after an Event of Default has occurred and is continuing; provided, further, that the payment of any such fees, expenses and indemnities payable to the Trustee and any such indemnities payable to the Servicer that were incurred during any period while the Senior Notes were accelerated shall not be subject to the Capped Securitization Operating Expenses Amount, regardless of whether or not the Senior Notes are currently under acceleration at the time of such payment, (B) so long as an Event of Default has occurred and is continuing, to the Trustee for payment of the Post-Default Capped Trustee Expenses Amount for such Weekly Allocation Date, (C) after a Mortgage Preparation Event, to the payment of any Mortgage Preparation Fees incurred by the Issuer, the Manager or the Servicer, as applicable and (D) after a Mortgage Preparation Event or Mortgage Recordation Event, all Mortgage Trustee Fees;

(vi) sixth, to deposit to the applicable Indenture Trust Account, ratably according to the amounts required to be deposited as set forth in subclauses (A) through (C) below, the following amounts until the amounts required to be deposited pursuant to subclauses (A) through (C) below are deposited in full: (A) to allocate to the applicable Interest Payment Account for each Class of Senior Notes, pro rata by amount due within each such Series, an amount equal to the Senior Notes Accrued Quarterly Interest Amount, (B) to allocate to the Class A-1 Notes Commitment Fees Account, the Class A-1 Notes Accrued Quarterly Commitment Fees Amount and (C) to allocate to the Hedge Payment Account, the amount of the accrued and unpaid Series Hedge Payment Amount, if any, payable on or before the next Quarterly Payment Date to a Hedge Counterparty, if any; provided, that the deposit to the Hedge Payment Account pursuant to this subclause (C) will exclude any termination payment payable to a Hedge Counterparty, if any;

(vii) seventh, to pay to each Class A-1 Administrative Agent pursuant to the related Class A-1 Note Purchase Agreement for payment, pro rata by amount due, of the Capped Class A-1 Notes Administrative Expenses Amount due for such Weekly Allocation Date;

(viii) eighth, to allocate to the applicable Interest Payment Account for each Class of Notes that are Senior Subordinated Notes, pro rata by amount due within each such Class, an amount equal to the Senior Subordinated Notes Accrued Quarterly Interest Amount;

(ix) ninth, to deposit in the applicable Interest Reserve Account(s), an amount equal to any Senior Notes Interest Reserve Account Deficit Amount and any Senior Subordinated Notes Interest Reserve Account Deficit Amount for each Class of Senior Notes and Senior Subordinated Notes in alphanumerical order of designation, as applicable;

(x) tenth, pro rata, (A) to allocate to the applicable Principal Payment Account, an amount equal to the sum of (1) any Senior Notes Accrued Scheduled Principal Payments Amount, (2) any Senior Notes Scheduled Principal Payment Deficiency Amount and (3) amounts then known by the Manager that will become due under any Class A-1 Note Purchase Agreement prior to the immediately succeeding Quarterly Payment Date with respect to the cash collateralization of letters of credit issued under such Class A-1 Note Purchase Agreement and (B) to deposit to the applicable Series Distribution Account in respect of each Series of Class A-1 Notes for which the Class A-1 Notes Renewal Date has not occurred, any outstanding amounts due and payable in respect of principal for such Series, for payment to the applicable Noteholders of such Series of Class A-1 Notes on such Weekly Allocation Date;

(xi) eleventh, to pay any Supplemental Management Fee, together with any previously accrued and unpaid Supplemental Management Fee;

(xii) twelfth, on and after any Class A-1 Notes Renewal Date (after giving effect to any extensions) for one or more Series of Notes, if the related Class A-1 Notes of such Series have not been repaid on or before such date, 100% of the amounts remaining on deposit in the Collection Account to the Senior Notes Principal Payment Account to allocate to such Class A-1 Notes of such Series on a pro rata basis (including a commensurate permanent reduction of any remaining related Class A-1 Commitments in respect thereof) until the Outstanding Principal Amount of such Class A-1 Notes of such Series will be reduced to zero on the next Quarterly Payment Date after giving effect to all deposits in the Senior Notes Principal Payment Account allocable to such Class A-1 Notes;

(xiii) thirteenth, so long as no Rapid Amortization Event has occurred and is continuing, and such Weekly Allocation Date occurs during a Cash Trapping Period, to deposit into the Cash Trap Reserve Account an amount equal to the Cash Trapping Amount, if any, on such Weekly Allocation Date;

(xiv) fourteenth, if a Rapid Amortization Event has occurred and is continuing, to allocate 100% of the amounts remaining on deposit in the Collection Account to the Senior Notes Principal Payment Account to each Class of Senior Notes, first, to the Class A-1 Notes on a pro rata basis (including a commensurate permanent reduction of any remaining Class A-1 Commitments) and then, second, to each remaining Class of Senior Notes on a pro rata basis, in each case until the Outstanding Principal Amount of each such Class will be reduced to zero on the next Quarterly Payment Date after giving effect to all deposits in the Senior Notes Principal Payment Account, and then third, to the Senior Subordinated Notes Principal Payment Account to each Class of Senior Subordinated Notes until the Outstanding Principal Amount of each such Class will be reduced to zero on the next Quarterly Payment Date after giving effect to all deposits in the Senior Subordinated Notes Principal Payment Account;

(xv) fifteenth, so long as no Rapid Amortization Event has occurred and is continuing, to allocate to the Senior Subordinated Notes Principal Payment Account an amount equal to the sum of (1) the Senior Subordinated Notes Accrued Scheduled Principal Payments Amount, if any, and (2) the Senior Subordinated Notes Scheduled Principal Payment Deficiency Amount, if any;

(xvi) sixteenth, to allocate to the Subordinated Notes Interest Payment Account for each Class of Subordinated Notes, pro rata by amount due within each such Class for such Weekly Allocation Date, an amount equal to the Subordinated Notes Accrued Quarterly Interest Amount;

(xvii) seventeenth, so long as no Rapid Amortization Event has occurred and is continuing, to allocate to the Subordinated Notes Principal Payment Account an amount equal to the sum of (1) the Subordinated Notes Accrued Scheduled Principal Payments Amount, if any, and (2) the Subordinated Notes Scheduled Principal Payment Deficiency Amount, if any;

(xviii) eighteenth, if a Rapid Amortization Event has occurred and is continuing, to allocate 100% of the amounts remaining on deposit in the Collection Account to the Subordinated Notes Principal Payment Account to each Class of Subordinated Notes until the Outstanding Principal Amount of each such Class will be reduced to zero on the next Quarterly Payment Date after giving effect to all deposits in the Subordinated Notes Principal Payment Account;

(xix) nineteenth, to deposit to the Securitization Operating Expense Account, an amount equal to any accrued and unpaid Securitization Operating Expenses (together with any Securitization Operating Expenses that are expected to be payable prior to the immediately following Weekly Allocation Date) in excess of the Capped Securitization Operating Expenses Amount after giving effect to priority (v) above;

(xx) twentieth, to each Class A-1 Administrative Agent pursuant to the related Class A-1 Note Purchase Agreement for payment, pro rata by amount due, of the Excess Class A-1 Notes Administrative Expenses Amounts due for such Weekly Allocation Date;

(xxi) twenty-first, to each Class A-1 Administrative Agent pursuant to the related Class A-1 Note Purchase Agreement for payment, pro rata by amount due, of each Class A-1 Notes Other Amounts due for such Weekly Allocation Date;

(xxii) twenty-second, to allocate to the Senior Notes Post-ARD Additional Interest Account, any Senior Notes Accrued Quarterly Post-ARD Additional Interest Amount for the Senior Notes for such Weekly Allocation Date;

(xxiii) twenty-third, to allocate to the Senior Subordinated Notes Post-ARD Additional Interest Account, any Senior Subordinated Notes Accrued Quarterly Post-ARD Additional Interest Amount for the Senior Subordinated Notes for such Weekly Allocation Date;

(xxiv) twenty-fourth, to allocate to the Subordinated Notes Post-ARD Additional Interest Account, any Subordinated Notes Accrued Quarterly Post-ARD Additional Interest Amount for the Subordinated Notes for such Weekly Allocation Date;

(xxv) twenty-fifth, to deposit to the Hedge Payment Account, (A) any accrued and unpaid Series Hedge Payment Amount that constitutes a termination payment payable to a Hedge Counterparty; and (B) any other due and unpaid amounts payable to a Hedge Counterparty, pursuant to the related Series Hedge Agreement, in each case pro rata to each Hedge Counterparty, if any, according to the amount due and payable to each of them;

(xxvi) twenty-sixth, to allocate to the applicable Principal Payment Account(s) an amount equal to any unpaid premiums and make-whole prepayment consideration; and

(xxvii) twenty-seventh, to pay the Residual Amount at the direction of the Issuer.

Section 5.12 Quarterly Payment Date Applications.

(a) Senior Notes Interest Payment Account.

(i) On each Quarterly Calculation Date, the Issuer (or the Manager on its behalf) shall instruct the Trustee in writing on the related Quarterly Payment Date to withdraw the funds allocated to the Senior Notes Interest Payment Account on each Weekly Allocation Date with respect to the immediately preceding Quarterly Fiscal Period (or, to the extent necessary to pay any Class A-1 Notes Interest Adjustment Amount, the then-current Quarterly Fiscal Period), and, if applicable, funds allocated to the Senior Notes Interest Payment Account pursuant to subclause (ii) below, to be paid for the benefit of the Senior Noteholders, up to the accrued and unpaid Senior Notes Quarterly Interest Amount due on such Quarterly Payment Date, sequentially in order of alphanumerical designation and pro rata among each Class of Senior Notes of the same alphanumerical designation based upon the amount of the Senior Notes Quarterly Interest Amount payable with respect to each such Class, and deposit such funds into the applicable Series Distribution Accounts. Amounts on deposit in the Senior Notes Interest Payment Account as of the Closing Date, if any, shall be deemed to be funds allocated to the Senior Notes Interest Payment Account during the first Quarterly Fiscal Period after the Closing Date.

(ii) If the amount of funds allocated to the Senior Notes Interest Payment Account referred to in subclause (i) is insufficient to pay the accrued and unpaid Senior Notes Quarterly Interest Amount due on such Quarterly Payment Date, then a Quarterly Reallocation Event pursuant to Section 5.12(p) shall be triggered and any funds reallocated as a result thereof into the Senior Notes Interest Payment Account shall be distributed in accordance with subclause (i) above. If such insufficiency is not eliminated following the reallocation of funds as set forth in Section 5.12(p), the Issuer (or the Manager on its behalf) shall instruct the Trustee in writing to withdraw an amount equal to any remaining insufficiency from first, the Senior Notes Interest Reserve Account to the extent of funds on deposit therein and second, from funds available to be drawn under any Interest Reserve Letter of Credit relating to the Senior Notes, and deposit such funds into the Senior Notes Interest Payment Account for further deposit to the applicable Series Distribution Accounts pursuant to subclause (i); provided that in the event that amounts on deposit in the Senior Notes Interest Reserve Account or funds available to be drawn under any Interest Reserve Letter of Credit relating to the Senior Notes are required to be withdrawn in connection with a Class A-1 Notes Quarterly Commitment Fees Amount insufficiency under Section 5.12(b)(ii), the amounts withdrawn under this Section 5.12(a)(ii) and under Section 5.12(b)(ii) shall be allocated ratably based on the respective insufficiencies towards which such amounts are required to be allocated.

(iii) If, as determined on any Quarterly Calculation Date, the amount equal to the excess of (i) the accrued and unpaid Senior Notes Quarterly Interest Amount for the Interest Accrual Period with respect to each Class of Senior Notes ending most recently prior to the next succeeding Quarterly Payment Date over (ii) the amount that will be available to make payments of interest on the Senior Notes in accordance with subclauses (i) and (ii) above on such Quarterly Payment Date, is greater than zero (a “Senior Notes Interest Accrual Shortfall Amount”), then in accordance with the terms and conditions of the Servicing Agreement, by 3:00 p.m. (New York City time) on the Business Day preceding such Quarterly Payment Date, the Servicer shall make a Debt Service Advance in such amount unless the Servicer notifies the Issuer, the Manager, the Back-Up Manager and the Trustee by such time that it has, reasonably and in good faith, determined such Debt Service Advance (and interest thereon) is a Nonrecoverable Advance or an Advance Suspension Period is then in effect. If the Servicer fails to make such Debt Service Advance (unless the Servicer has, reasonably and in good faith, determined that such Debt Service Advance (and interest thereon) would be a Nonrecoverable Advance or an Advance Suspension Period is then in effect), pursuant to Section 10.1(l), the Trustee shall make the Debt Service Advance unless it determines that such Debt Service Advance (and interest thereon) is a Nonrecoverable Advance or an Advance Suspension Period is then in effect; provided, further, for the avoidance of doubt, that if for any reason (other than the Servicer’s determination in accordance with the Servicing Agreement that such Advance is a Nonrecoverable Advance) such Debt Service Advance is not made by the Servicer on or prior to such Quarterly Payment Date and such Senior Notes Quarterly Interest Amount has not been paid in full thereafter, whether due to the occurrence of an Advance Suspension Period or otherwise, such Debt Service Advance shall still be required to be made (following the cure of such Advance Suspension Period, if applicable). In determining whether any Debt Service Advance (and interest thereon) is a Nonrecoverable Advance, the Trustee may conclusively rely on the determination of the Servicer. All Debt Service Advances shall be deposited into the Senior Notes Interest Payment Account. If, after giving effect to all Debt Service Advances made with respect to any Quarterly Payment Date, the Senior Notes Interest Accrual Shortfall Amount with respect to such Quarterly Payment Date remains greater than zero (such amount, a “Senior Notes Interest Shortfall Amount”), then the payment of the Senior Notes Quarterly Interest Amount as reduced by such Senior Notes Interest Shortfall Amount to be distributed on such Quarterly Payment Date to the Senior Notes shall be paid to the Senior Notes, sequentially in order of alphanumerical designation and pro rata among each Class of Senior Notes of the same alphanumerical designation based upon the amount of the Senior Notes Quarterly Interest Amount payable with respect to each such Class; provided that such reduction shall not be deemed to be a waiver of any default caused by the existence of such Senior Notes Interest Shortfall Amount. An additional amount of interest may accrue on the Senior Notes Interest Shortfall Amount for each subsequent Interest Accrual Period until the Senior Notes Interest Shortfall Amount is paid in full, as set forth in the applicable Series Supplement.

(b) Class A-1 Notes Commitment Fees Account.

(i) On each Quarterly Calculation Date, the Issuer (or the Manager on its behalf) shall instruct the Trustee in writing on the related Quarterly Payment Date to withdraw the funds allocated to the Class A-1 Notes Commitment Fees Account on each Weekly Allocation Date with respect to the immediately preceding Quarterly Fiscal Period (or, to the extent necessary to pay any Class A-1 Notes Commitment Fees Adjustment Amount, the then-current Quarterly Fiscal Period), and, if applicable, funds allocated to the Class A-1 Notes Commitment Fees Account pursuant to subclause (ii) below, to be paid for the benefit of the Noteholders of the applicable Class A-1 Notes, up to the Class A-1 Notes Quarterly Commitment Fees Amount accrued and unpaid with respect to the applicable Class A-1 Notes, pro rata among each Series of Class A-1 Notes based upon the Class A-1 Notes Quarterly Commitment Fees Amount payable with respect to each such Series, and deposit such funds into the applicable Series Distribution Account. Amounts on deposit in the Class A-1 Notes Commitment Fees Account as of the Closing Date, if any, shall be deemed to be funds allocated to the Class A-1 Notes Commitment Fees Account during the first Quarterly Fiscal Period after the Closing Date.

(ii) If the amount of funds allocated to the Class A-1 Notes Commitment Fees Account referred to in subclause (i) is insufficient to pay the accrued and unpaid Class A-1 Notes Quarterly Commitment Fees Amount due on such Quarterly Payment Date, then a Quarterly Reallocation Event pursuant to Section 5.12(p) shall be triggered and any funds reallocated as a result thereof into the Class A-1 Notes Commitment Fees Account will be distributed in accordance with subclause (i) above. If such insufficiency is not eliminated following the reallocation of funds as set forth in Section 5.12(p), the Issuer (or the Manager on its behalf) shall instruct the Trustee in writing to withdraw an amount equal to any remaining insufficiency from first, the Senior Notes Interest Reserve Account to the extent of funds on deposit therein and second, from funds available to be drawn under any Interest Reserve Letter of Credit relating to the Senior Notes, and deposit such funds into the Class A-1 Notes Commitment Fees Account for further deposit to the applicable Series Distribution Accounts pursuant to subclause (i); provided that in the event that amounts on deposit in the Senior Notes Interest Reserve Account or funds available to be drawn under any Interest Reserve Letter of Credit relating to the Senior Notes are required to be withdrawn in connection with a Senior Notes Quarterly Interest Amount insufficiency under Section 5.12(a)(ii), the amounts withdrawn under this Section 5.12(b)(ii) and under Section 5.12(a)(ii) shall be allocated ratably based on the respective insufficiencies towards which such amounts are required to be allocated.

(iii) If, as determined on any Quarterly Calculation Date, the result of (i) the accrued and unpaid Class A-1 Notes Quarterly Commitment Fees Amounts for the Interest Accrual Period ending most recently prior to the next succeeding Quarterly Payment Date over (ii) the amount that shall be available to make payments on the Class A-1 Notes Quarterly Commitment Fees Amounts in accordance with subclauses (i) and (ii) on such Quarterly Payment Date, is greater than zero (a “Class A-1 Notes Commitment Fees Shortfall Amount”), then such amount available to be distributed on such Quarterly Payment Date to the Class A-1 Notes shall be paid to the Class A-1 Notes, pro rata among each Series of Class A-1 Notes based upon the amount of Class A-1 Notes Quarterly Commitment Fees Amounts payable with respect to each such Class; provided that such reduction shall not be deemed to be a waiver of any default caused by the existence of such Class A-1 Notes Commitment Fees Shortfall Amount. An additional amount of interest may accrue on each such Class A-1 Notes Commitment Fees Shortfall Amount for each subsequent Interest Accrual Period until each such Class A-1 Notes Commitment Fees Shortfall Amount is paid in full, as set forth in the applicable Series Supplement.

(c) Senior Subordinated Notes Interest Payment Account.

(i) To the extent any Series of Senior Subordinated Notes has been issued, on each Quarterly Calculation Date, the Issuer (or the Manager on its behalf) shall instruct the Trustee in writing on the next Quarterly Payment Date to withdraw the funds allocated to the Senior Subordinated Notes Interest Payment Account, on each Weekly Allocation Date with respect to the immediately preceding Quarterly Fiscal Period, and, if applicable, funds allocated to the Senior Subordinated Notes Interest Payment Account pursuant to subclause (ii) below, to be paid for the benefit of the Holders of the Senior Subordinated Notes, up to the accrued and unpaid Senior Subordinated Notes Quarterly Interest Amount due on such Quarterly Payment Date, sequentially in order of alphanumerical designation and pro rata among each Class of Senior Subordinated Notes of the same alphanumerical designation based upon the amount of the Senior Subordinated Notes Quarterly Interest Amount payable with respect to each such Class, and deposit such funds into the applicable Series Distribution Accounts.

(ii) If the amount of funds allocated to the Senior Subordinated Notes Interest Payment Account referred to in subclause (i) is insufficient to pay the accrued and unpaid Senior Subordinated Notes Quarterly Interest Amount due on such Quarterly Payment Date, then a Quarterly Reallocation Event pursuant to Section 5.12(p) shall be triggered and any funds reallocated as a result thereof into the Senior Subordinated Notes Interest Payment Account shall be distributed in accordance with subclause (i) above. If such insufficiency is not eliminated following the reallocation of funds as set forth in Section 5.12(p), the Issuer (or the Manager on its behalf) shall instruct the Trustee in writing to withdraw an amount equal to any remaining insufficiency from first, the Senior Subordinated Notes Interest Reserve Account to the extent of funds on deposit therein and second, from funds available to be drawn under any Interest Reserve Letter of Credit relating to the Senior Subordinated Notes, and deposit such funds into the Senior Subordinated Notes Interest Payment Account for further deposit to the applicable Series Distribution Accounts pursuant to subclause (i).

(iii) If, as determined on any Quarterly Calculation Date, the result of (i) the accrued and unpaid Senior Subordinated Notes Quarterly Interest Amount due on such Quarterly Payment Date over (ii) the amount that shall be available to make payments of interest on the Senior Subordinated Notes on such Quarterly Payment Date in accordance with subclauses (i) and (ii) above, is greater than zero (a “Senior Subordinated Notes Interest Shortfall Amount”), then such amount available to be distributed on such Quarterly Payment Date to the Senior Subordinated Notes shall be paid to the Senior Subordinated Notes, sequentially in order of alphanumerical designation and pro rata among each Class of Senior Subordinated Notes of the same alphanumerical designation based upon the amount of the Senior Subordinated Notes Quarterly Interest Amount payable with respect to each such Class; provided that such reduction shall not be deemed to be a waiver of any default caused by the existence of such Senior Subordinated Notes Interest Shortfall Amount. An additional amount of interest may accrue on the Senior Subordinated Notes Interest Shortfall Amount for each subsequent Interest Accrual Period until the Senior Subordinated Notes Interest Shortfall Amount is paid in full, as set forth in the applicable Series Supplement.

(d) Senior Notes Principal Payment Account.

(i) On each Quarterly Calculation Date, the Issuer (or the Manager on its behalf) shall instruct the Trustee in writing on the related Quarterly Payment Date to withdraw the funds allocated to the Senior Notes Principal Payment Account on each Weekly Allocation Date with respect to the immediately preceding Quarterly Fiscal Period, to be paid for the benefit of (A) in the case of funds allocated pursuant to priority (i) of the Priority of Payments, the Noteholders of each applicable Class of Senior Notes up to the aggregate amount of such allocated Indemnification Amounts, Asset Disposition Proceeds and Insurance/Condemnation Proceeds in the order of priority set forth in priority (i) of the Priority of Payments and (B) in the case of funds allocated pursuant to priorities (x)(A), (xii), (xiv) and (xxvi) of the Priority of Payments and subclause (ii) below, if applicable, excluding any Principal Release Amounts, the Noteholders of each applicable Class of Senior Notes in the order of priority set forth in the Priority of Payments with respect to such priorities (x)(A), (xii), (xiv) and (xxvi), in each case sequentially in order of alphanumerical designation and pro rata among each such applicable Class of Senior Notes of the same alphanumerical designation based upon the Outstanding Principal Amount of the Senior Notes of such Class, and deposit such funds into the applicable Series Distribution Account.

(ii) If the aggregate amount of funds allocated to the Senior Notes Principal Payment Account pursuant to priorities (x)(A), (xii), (xiv) and (xxvi) of the Priority of Payments on each Weekly Allocation Date with respect to the immediately preceding Quarterly Fiscal Period is insufficient to pay the sum (without duplication) of (A) the Senior Notes Scheduled Principal Payments Amounts or any Senior Notes Scheduled Principal Payment Deficiency Amounts due with respect to each applicable Class of Senior Notes on such Quarterly Payment Date, (B) so long as no Rapid Amortization Period is continuing, if a Class A-1 Notes Amortization Event has occurred and is continuing, the Outstanding Principal Amount of the Class A-1 Notes affected by such Class A-1 Notes Amortization Event and (C) if a Rapid Amortization Event has occurred and is continuing, the Outstanding Principal Amount of the Senior Notes, on the next Quarterly Payment Date, then a Quarterly Reallocation Event pursuant to Section 5.12(p) shall be triggered and any funds reallocated as a result thereof into the Senior Notes Principal Payment Account shall be distributed in accordance with subclause (i) above.

(iii) Payment of principal of any Class A-1 Notes of any Series of Notes shall be distributed in accordance with the applicable Series Supplement and Class A-1 Note Purchase Agreement to the parties thereto. If any payment of principal of any Class A-1 Notes of any Series pursuant to subclause (i) above is required pursuant to the applicable Series Supplement or Class A-1 Note Purchase Agreement to be deposited with the applicable L/C Provider to serve as collateral and act as security (the “Cash Collateral”) for any obligations of the Issuer relating to letters of credit issued thereunder (the “Collateralized Letters of Credit”), then upon the expiration of the Collateralized Letters of Credit the Cash Collateral shall be remitted in accordance with such Series Supplement or Class A-1 Note Purchase Agreement.

(e) Senior Subordinated Notes Principal Payment Account.

(i) To the extent any Series of Senior Subordinated Notes has been issued, on each Quarterly Calculation Date, the Issuer (or the Manager on its behalf) shall instruct the Trustee in writing to withdraw on the next Quarterly Payment Date the funds allocated to the Senior Subordinated Notes Principal Payment Account on each Weekly Allocation Date with respect to the immediately preceding Quarterly Fiscal Period, to be paid for the benefit of (A) in the case of funds allocated pursuant to priority (i) of the Priority of Payments, the Holders of each applicable Class of Senior Subordinated Notes up to the aggregate amount of such allocated Indemnification Amounts, Asset Disposition Proceeds and Insurance/Condemnation Proceeds in the order of priority set forth in priority (i) of the Priority of Payments and (B) in the case of funds allocated pursuant to priorities (xiv), (xv) and (xxvi) of the Priority of Payments, and subclause (ii) below, if applicable, excluding any applicable Principal Release Amounts, the Holders of each applicable Class of Senior Subordinated Notes in the order of priority set forth in the Priority of Payments with respect to such priorities (xiv), (xv) and (xxvi), in each case sequentially in order of alphanumerical designation and pro rata among each such Class of Senior Subordinated Notes of the same alphanumerical designation based upon the Outstanding Principal Amount of the Senior Subordinated Notes of such Class, and deposit such funds into the applicable Series Distribution Account.

(ii) If the aggregate amount of funds allocated to the Senior Subordinated Notes Principal Payment Account pursuant to priorities (xiv), (xv) and (xxvi) of the Priority of Payments on each Weekly Allocation Date with respect to the immediately preceding Quarterly Fiscal Period is insufficient to pay the sum (without duplication) of (A) the Senior Subordinated Notes Scheduled Principal Payments Amounts and any Senior Subordinated Notes Scheduled Principal Payment Deficiency Amounts due with respect to each applicable Class of Senior Subordinated Notes on such Quarterly Payment Date and (B) if a Rapid Amortization Period is continuing, the Outstanding Principal Amount of the Senior Subordinated Notes, on the next Quarterly Payment Date, then a Quarterly Reallocation Event pursuant to Section 5.12(p) shall be triggered and any funds reallocated as a result thereof into the Senior Subordinated Notes Principal Payment Account shall be distributed in accordance with subclause (i) above.

(f) Subordinated Notes Interest Payment Account.

(i) To the extent any Series of Subordinated Notes has been issued, on each Quarterly Calculation Date, the Issuer (or the Manager on its behalf) shall instruct the Trustee in writing on the next Quarterly Payment Date to withdraw the funds allocated to the Subordinated Notes Interest Payment Account on each Weekly Allocation Date with respect to the immediately preceding Quarterly Fiscal Period, and, if applicable, funds allocated to the Subordinated Notes Interest Payment Account pursuant to subclause (ii) below, to be paid for the benefit of the Holders of the Subordinated Notes, up to the accrued and unpaid Subordinated Notes Quarterly Interest Amount, sequentially in order of alphanumerical designation and pro rata among each Class of Subordinated Notes of the same alphanumerical designation based upon the amount of the Subordinated Notes Quarterly Interest Amount payable with respect to each such Class, and deposit such funds into the applicable Series Distribution Accounts.

(ii) If the amount of funds allocated to the Subordinated Notes Interest Payment Account referred to in subclause (i) is insufficient to pay the accrued and unpaid Subordinated Notes Quarterly Interest Amount due on such Quarterly Payment Date, then a Quarterly Reallocation Event pursuant to Section 5.12(p) shall be triggered and any funds reallocated as a result thereof into the Subordinated Notes Interest Payment Account shall be distributed in accordance with subclause (i) above.

(iii) If, as determined on any Quarterly Calculation Date, the result of (i) the accrued and unpaid Subordinated Notes Quarterly Interest Amounts due on such Quarterly Payment Date over (ii) the amount that shall be available to make payments of interest on the Subordinated Notes in accordance with subclauses (i) and (ii) on such Quarterly Payment Date, is greater than zero (the “Subordinated Notes Interest Shortfall Amount”), then such amount available to be distributed on such Quarterly Payment Date to the Subordinated Notes shall be paid to each Class of Subordinated Notes, sequentially in order of alphanumerical designation and pro rata among each Class of Subordinated Notes of the same alphanumerical designation based upon the amount of the Subordinated Notes Quarterly Interest Amount payable with respect to each such Class; provided that such reduction shall not be deemed to be a waiver of any default caused by the existence of such Subordinated Notes Interest Shortfall Amount. An additional amount of interest may accrue on the Subordinated Notes Interest Shortfall Amount for each subsequent Interest Accrual Period until the Subordinated Notes Interest Shortfall Amount is paid in full, as specified in the applicable Series Supplement.

(g) Subordinated Notes Principal Payment Account.

(i) To the extent any Series of Subordinated Notes has been issued, on each Quarterly Calculation Date, the Issuer (or the Manager on its behalf) shall instruct the Trustee in writing to withdraw on the next Quarterly Payment Date the funds allocated to the Subordinated Notes Principal Payment Account on each Weekly Allocation Date with respect to the immediately preceding Quarterly Fiscal Period, to be paid for the benefit of (A) in the case of funds allocated pursuant to priority (i) of the Priority of Payments, the Holders of each applicable Class of Subordinated Notes up to the aggregate amount of such allocated Indemnification Amounts, Asset Disposition Proceeds and Insurance/ Condemnation Proceeds in the order of priority set forth in priority (i) of the Priority of Payments and (B) in the case of funds allocated pursuant to priorities (xvii), (xviii) and (xxvi) of the Priority of Payments, and subclause (ii) below, if applicable, excluding any applicable Principal Release Amounts, the Holders of each applicable Class of Subordinated Notes in the order of priority set forth in the Priority of Payments with respect to such priorities (xvii), (xviii) and (xxvi), in each case sequentially in order of alphanumerical designation and pro rata among each such Class of Subordinated Notes of the same alphanumerical designation based upon the Outstanding Principal Amount of the Subordinated Notes of such Class and deposit such funds into the applicable Series Distribution Account.

(ii) If the aggregate amount of funds allocated to the Subordinated Notes Principal Payment Account pursuant to priorities (xvii), (xviii) and (xxvi) of the Priority of Payments on each Weekly Allocation Date with respect to the immediately preceding Quarterly Fiscal Period is insufficient to pay the sum (without duplication) of (A) the Subordinated Notes Scheduled Principal Payments Amounts and any Subordinated Notes Scheduled Principal Payment Deficiency Amounts due with respect to each applicable Class of Subordinated Notes on such Quarterly Payment Date and (B) if a Rapid Amortization Period is continuing, the Outstanding Principal Amount of the Subordinated Notes, on the next Quarterly Payment Date, then a Quarterly Reallocation Event pursuant to Section 5.12(p) shall be triggered and any funds reallocated as a result thereof into the Subordinated Notes Principal Payment Account shall be distributed in accordance with subclause (i) above.

(h) Senior Notes Post-ARD Additional Interest Account.

(i) On each Quarterly Calculation Date, the Issuer (or the Manager on its behalf) shall instruct the Trustee in writing to withdraw on the related Quarterly Payment Date the funds allocated to the Senior Notes Post-ARD Additional Interest Account on each Weekly Allocation Date with respect to the immediately preceding Quarterly Fiscal Period, and, if applicable, funds allocated to the Senior Notes Post-ARD Additional Interest Account pursuant to subclause (ii) below, to be paid for the benefit of the Noteholders of each applicable Class of Senior Notes, up to the accrued and unpaid Senior Notes Quarterly Post-ARD Additional Interest due on such Quarterly Payment Date, sequentially in order of alphanumerical designation and pro rata among each such Class of Senior Notes of the same alphanumerical designation based upon the Senior Notes Quarterly Post-ARD Additional Interest payable on each such Class, and deposit such funds into the applicable Series Distribution Accounts.

(ii) If the aggregate amount of funds allocated to the Senior Notes Post-ARD Additional Interest Account on each Weekly Allocation Date with respect to the immediately preceding Quarterly Fiscal Period referred to in subclause (i) is insufficient to pay the Senior Notes Quarterly Post-ARD Additional Interest due on such Quarterly Payment Date, then a Quarterly Reallocation Event pursuant to Section 5.12(p) shall be triggered and any funds reallocated as a result thereof into the Senior Notes Post-ARD Additional Interest Account shall be distributed in accordance with subclause (i) above.

(i) Senior Subordinated Notes Post-ARD Additional Interest Account.

(i) To the extent any Series of Senior Subordinated Notes has been issued, on each Quarterly Calculation Date, the Issuer (or the Manager on its behalf) shall instruct the Trustee in writing to withdraw on the next Quarterly Payment Date the funds allocated to the Senior Subordinated Notes Post-ARD Additional Interest Account on each Weekly Allocation Date with respect to the immediately preceding Quarterly Fiscal Period, and, if applicable, the funds allocated to the Senior Subordinated Notes Post-ARD Additional Interest Account pursuant to subclause (ii) below, to be paid for the benefit of the Noteholders of each applicable Class of Senior Subordinated Notes, up to the accrued and unpaid Senior Subordinated Notes Quarterly Post-ARD Additional Interest due on such Quarterly Payment Date, sequentially in order of alphanumerical designation and pro rata among each such Class of Senior Subordinated Notes of the same alphanumerical designation based upon the Senior Subordinated Notes Quarterly Post-ARD Additional Interest payable on each such Class, and deposit such funds into the applicable Series Distribution Accounts.

(ii) If the aggregate amount of funds allocated to the Senior Subordinated Notes Post-ARD Additional Interest Account on each Weekly Allocation Date with respect to the immediately preceding Quarterly Fiscal Period referred to in subclause (i) is insufficient to pay the Senior Subordinated Notes Quarterly Post-ARD Additional Interest due on such Quarterly Payment Date, then a Quarterly Reallocation Event pursuant to Section 5.12(p) shall be triggered and any funds reallocated as a result thereof into the Senior Subordinated Notes Post-ARD Additional Interest Account shall be distributed in accordance with subclause (i) above.

(j) Subordinated Notes Post-ARD Additional Interest Account.

(i) To the extent any Series of Subordinated Notes has been issued, on each Quarterly Calculation Date, the Issuer (or the Manager on its behalf) shall instruct the Trustee in writing to withdraw on the next Quarterly Payment Date the funds allocated to the Subordinated Notes Post-ARD Additional Interest Account on each Weekly Allocation Date with respect to the immediately preceding Quarterly Fiscal Period, and, if applicable, funds allocated to the Subordinated Notes Post-ARD Additional Interest Account pursuant to subclause (ii) below, to be paid for the benefit of the Noteholders of each applicable Class of Subordinated Notes, up to the accrued and unpaid Subordinated Notes Quarterly Post-ARD Additional Interest due on such Quarterly Payment Date, sequentially in order of alphanumerical designation and pro rata among each such Class of Subordinated Notes of the same alphanumerical designation based upon the Subordinated Notes Quarterly Post-ARD Additional Interest payable on each such Class, and deposit such funds into the applicable Series Distribution Accounts.

(ii) If the aggregate amount of funds allocated to the Subordinated Notes Post-ARD Additional Interest Account on each Weekly Allocation Date with respect to the immediately preceding Quarterly Fiscal Period referred to in subclause (i) is insufficient to pay the Subordinated Notes Quarterly Post-ARD Additional Interest due on such Quarterly Payment Date, then a Quarterly Reallocation Event pursuant to Section 5.12(p) shall be triggered and any funds reallocated as a result thereof into the Subordinated Notes Post-ARD Additional Interest Account shall be distributed in accordance with subclause (i) above.

(k) Amounts on Deposit in the Senior Notes Interest Reserve Account and the Senior Subordinated Notes Interest Reserve Account and the Cash Trap Reserve Account.

(i) On each Quarterly Calculation Date (A) preceding any Quarterly Payment Date that is a Cash Trapping Release Date, the Issuer (or the Manager on its behalf) shall instruct the Trustee in writing to withdraw on such Quarterly Payment Date from funds on deposit in the Cash Trap Reserve Account an amount equal to the applicable Cash Trapping Release Amount and (B) preceding the first Quarterly Payment Date following the commencement of the Rapid Amortization Period (including a Rapid Amortization Period due to an Event of Default), the Issuer (or the Manager on its behalf) shall instruct the Trustee in writing to withdraw on such Quarterly Payment Date all funds then on deposit in the Cash Trap Reserve Account (after giving effect to any payments to be made as of such Quarterly Payment Date from the Cash Trap Reserve Account as a result of a Quarterly Reallocation Event) and, in each case, deposit such funds into the Collection Account for distribution in accordance with the Priority of Payments.

(ii) Amounts on deposit in the Cash Trap Reserve Account shall also be available to make an optional prepayment of the Notes (in each case, in accordance with the terms of the applicable Series Supplement) in the sole discretion of the Issuer. Any such amounts used to make an optional prepayment will be allocated, after giving effect to all other payments to be made as of the related Optional Prepayment Date, including all other releases and payments from the Cash Trap Reserve Account, in the following order of priority (the “CTOP Payment Priority”): first to the Trustee, for any unreimbursed Advances (and accrued interest thereon at a rate equal to the Advance Interest Rate), second, to the Servicer for any unreimbursed Advances (and accrued interest thereon at a rate equal to the Advance Interest Rate), third, to pre-fund payments determined by the Manager to be required to be paid on the next Weekly Allocation Date pursuant to priorities (ii) through (xxvi) of the Priority of Payments (except for priority (xiii) thereof) and then fourth, to the Senior Notes Principal Payment Account to make such optional prepayment; provided that any such optional prepayment will be accompanied by the payment of any make-whole prepayment premiums related thereto, to the extent such prepayment premiums are otherwise payable in connection with the optional prepayment of such Notes in accordance with the applicable Series Supplement.

(iii) If the Issuer (or the Manager on its behalf) determines, with respect to any Series of Senior Notes, that the amount to be deposited in any Series Distribution Account in accordance with this Section 5.12 on any Series Legal Final Maturity Date related to such Series of Senior Notes is less than the Outstanding Principal Amount of such Series of Senior Notes, on the Quarterly Calculation Date immediately preceding such Series Legal Final Maturity Date, the Issuer (or the Manager on its behalf) shall instruct the Trustee thereof in writing, and the Trustee shall, in accordance with such instruction on such Series Legal Final Maturity Date, withdraw from the Senior Notes Interest Reserve Account an amount equal to such insufficiency (and, to the extent the amount in the Senior Notes Interest Reserve Account is insufficient, the Issuer (or the Manager on its behalf) shall instruct the Control Party to draw on the applicable Interest Reserve Letter of Credit) and deposit such amount into the applicable Series Distribution Accounts, to be paid to the Senior Notes sequentially in order of alphanumeric designation and pro rata among each Class of Senior Notes of the same alphanumerical designation (for which purpose any roman-numeral-denominated Tranche within an alphanumerical Class of Notes shall be deemed to have the same alphanumerical priority) based upon the Outstanding Principal Amount of the Senior Notes of each such Class.

(iv) If the Issuer (or the Manager on its behalf) determines, with respect to any Series of Senior Subordinated Notes, that the amount to be deposited in any Series Distribution Account in accordance with this Section 5.12 on any Series Legal Final Maturity Date related to such Series of Senior Subordinated Notes is less than the Outstanding Principal Amount of such Series of Senior Subordinated Notes, on the Quarterly Calculation Date immediately preceding such Series Legal Final Maturity Date, the Issuer (or the Manager on its behalf) shall instruct the Trustee thereof in writing, and the Trustee shall, in accordance with such instruction on such Series Legal Final Maturity Date, withdraw from the Senior Subordinated Notes Interest Reserve Account an amount equal to such insufficiency (and, to the extent the amount in the Senior Subordinated Notes Interest Reserve Account is insufficient, the Issuer shall instruct the Control Party to make a draw on the applicable Interest Reserve Letter of Credit) and deposit such amount into the applicable Series Distribution Accounts, to be paid to the Senior Subordinated Notes sequentially in order of alphanumeric designation and pro rata among each Class of Senior Subordinated Notes of the same alphanumerical designation (for which purpose any roman-numeral-denominated Tranche within an alphanumerical Class of Notes shall be deemed to have the same alphanumerical priority) based upon the Outstanding Principal Amount of the Senior Subordinated Notes of each such Class.

(v) On any date on which no Senior Notes are Outstanding, the Issuer (or the Manager on its behalf) shall instruct the Trustee in writing to withdraw on such date any funds then on deposit in the Senior Notes Interest Reserve Account and to deposit all remaining funds into the Collection Account and/or to return any outstanding Interest Reserve Letter of Credit maintained with respect to the Senior Notes to the issuer thereof for cancellation.

(vi) On any date on which no Senior Subordinated Notes are Outstanding, the Issuer (or the Manager on its behalf) shall instruct the Trustee in writing to withdraw on such date any funds then on deposit in the Senior Subordinated Notes Interest Reserve Account and to deposit all remaining funds into the Collection Account and/or to return any outstanding Interest Reserve Letter of Credit maintained with respect to the Senior Subordinated Notes to the issuer thereof for cancellation.

(l) Principal Release Amount.

(i) If a Rapid Amortization Period or Event of Default is continuing, each Principal Release Amount shall be applied in the order set forth in Section 5.12(d)(i), Section 5.12(e)(i) or Section 5.12(g)(i), as applicable, notwithstanding the exclusion of Principal Release Amounts therein.

(ii) So long as no Rapid Amortization Period, Event of Default or Class A-1 Notes Amortization Event is continuing, on each Quarterly Calculation Date, the Issuer (or the Manager on its behalf) shall instruct the Trustee in writing to withdraw on the related Quarterly Payment Date any Principal Release Amount from the Senior Notes Principal Payment Account, Senior Subordinated Notes Principal Payment Account or Subordinated Notes

Principal Payment Account, as applicable, and apply such funds on such Quarterly Payment Date to the extent necessary to pay, in the following order of priority, (A) unreimbursed Advances of the Trustee (with interest thereon at the Advance Interest Rate), (B) unreimbursed Advances of the Servicer (with interest thereon at the Advance Interest Rate), (C) unreimbursed Manager Advances (with interest thereon at the Advance Interest Rate), (D) pro rata, Senior Notes Quarterly Interest Amounts, Class A-1 Notes Quarterly Commitment Fees Amounts, and Series Hedge Payment Amounts, and (E) Senior Subordinated Notes Quarterly Interest Amounts, in each case, after giving effect to other amounts available for payment thereof as described in this Section 5.12. The Issuer (or the Manager on its behalf) shall instruct the Trustee in writing to distribute the remainder of such Principal Release Amount, if any, in the priority set forth in the Priority of Payments, beginning at priority (xi), but excluding (i) priority (xv) in the case of a Principal Release Amount with respect to any Series of Senior Subordinated Notes or (ii) priority (xvii) in the case of a Principal Release Amount with respect to any Series of Subordinated Notes.

(iii) If no Rapid Amortization Period or Event of Default is continuing, but a Class A-1 Notes Amortization Event is continuing, on each Quarterly Calculation Date, the Issuer (or the Manager on its behalf) shall instruct the Trustee in writing to withdraw on the related Quarterly Payment Date any Principal Release Amount from the Senior Notes Principal Payment Account, Senior Subordinated Notes Principal Payment Account or Subordinated Notes Principal Payment Account, as applicable, to the extent necessary to pay the Outstanding Principal Amount of the applicable Class A-1 Notes, and deposit such funds into the applicable Series Distribution Account for distribution to the Noteholders of the applicable Class A-1 Notes, pro rata, after giving effect to other amounts available for payment thereof. The Issuer (or the Manager on its behalf) will instruct the Trustee in writing to distribute the remainder of the Principal Release Amount, if any, in the priority set forth in the Priority of Payments, beginning at priority (xi), but excluding (i) priority (xv) in the case of a Principal Release Amount with respect to any Series of Senior Subordinated Notes or (ii) priority (xvii) in the case of a Principal Release Amount with respect to any Series of Subordinated Notes.

(m) Securitization Operating Expense Account. On each Weekly Allocation Date, the Issuer (or the Manager on its behalf) shall instruct the Trustee in writing to withdraw on such date an amount equal to the lesser of (i) the sum of all Securitization Operating Expenses then due and payable and (ii) the amount on deposit in the Securitization Operating Expense Account after giving effect to any deposits thereto pursuant to the Priority of Payments on such date and apply such funds to pay any Securitization Operating Expenses then due and payable.

(n) Hedge Payment Account.

(i) On each Quarterly Calculation Date, the Issuer (or the Manager on its behalf) shall instruct the Trustee in writing on the related Quarterly Payment Date to withdraw the funds allocated to the Hedge Payment Account on each Weekly Allocation Date with respect to the immediately preceding Quarterly Fiscal Period and, if applicable, funds allocated to the Hedge Payment Account pursuant to subclause (ii) below, up to the accrued and unpaid amount of Series Hedge Payment Amount, and distribute such funds among each Hedge Counterparty, pro rata based upon the Series Hedge Payment Amount payable to each Hedge Counterparty.

(ii) If the amount of funds allocated to the Hedge Payment Account on each Weekly Allocation Date with respect to the immediately preceding Quarterly Fiscal Period is insufficient to pay the aggregate accrued and unpaid Series Hedge Payment Amount due and payable since the prior Quarterly Payment Date, then a Quarterly Reallocation Event pursuant to Section 5.12(p) shall be triggered and any funds reallocated as a result thereof into the Hedge Payment Account will be distributed in accordance with subclause (i) above.

(o) Optional Prepayments. The Issuer shall have the right to optionally prepay the Outstanding Principal Amount of any Series, Class, Subclass or Tranche of Notes, in whole or in part in accordance with the related Series Supplement; provided that following a Series Anticipated Repayment Date for any Series of Notes that remains Outstanding, all optional prepayments must be applied first, to Senior Notes, second, to Senior Subordinated Notes and third, to Subordinated Notes.

(p) Quarterly Reallocation Events. In the event that there exists any shortfall with respect to amounts payable under any subsection of this Section 5.12 that specifically refers to this clause (p) (a “Quarterly Reallocation Event”), the Issuer (or the Manager on its behalf) shall instruct the Trustee to reallocate on the relevant Quarterly Calculation Date the aggregate funds on deposit in the Specified Indenture Trust Accounts that were allocated during the immediately preceding Quarterly Fiscal Period to the Specified Indenture Trust Accounts in sequential order in the aggregate amounts due under priorities (vi), (viii), (x), (xii), (xiii), (xiv), (xv), (xvi), (xvii), (xviii), (xxii), (xxiii), (xxiv) and (xxvi) of the Priority of Payments for such Quarterly Fiscal Period.

Section 5.13 Determination of Quarterly Interest.

Quarterly payments of interest and fees on each Series of Notes shall be determined, allocated and distributed in accordance with the procedures set forth in the applicable Series Supplement.

Section 5.14 Determination of Quarterly Principal.

Quarterly payments of principal, if any, of each Series of Notes shall be determined, allocated and distributed in accordance with the procedures set forth in the applicable Series Supplement.

Section 5.15 Prepayment of Principal.

Mandatory prepayments of principal, if any, of each Series of Notes shall be determined, allocated and distributed in accordance with the procedures set forth in the applicable Series Supplement, if not otherwise described herein.

Section 5.16 Retained Collections Contributions.

At any time after the Closing Date, the Issuer may (but is not required to) designate Retained Collections Contributions to be included in Net Cash Flow, but not more than (x) for all Retained Collections Contributions made in any single Quarterly Fiscal Period, the greater of (A) 5% of Net Cash Flow over the four (4) Quarterly Fiscal Periods immediately preceding the relevant date of determination and (B) $10,000,000, (y) for all Retained Collections Contributions made during any period of four (4) consecutive Quarterly Fiscal Periods, the greater of (A) 15% of Net Cash Flow over the four (4) Quarterly Fiscal Periods immediately preceding the relevant date of determination and (B) $20,000,000 and (z) for all Retained Collections Contributions made from the Closing Date to the Final Series Legal Final Maturity Date, the greater of (A) 25% of Net Cash Flow during the four (4) Quarterly Fiscal Periods immediately preceding the relevant date of determination and (B) $40,000,000; provided that any Retained Collections Contributions made to the Issuer following a Quarterly Fiscal Period, but on or before the related Quarterly Calculation Date, may, at the Issuer’s discretion as designated in the next Weekly Manager’s Certificate or Quarterly Noteholders’ Report, as applicable, be included in Net Cash Flow for such Quarterly Fiscal Period; provided further, that any Retained Collections Contributions shall be excluded from the amount of Net Cash Flow for purposes of calculations undertaken in the following circumstances: (a) to determine the Additional Notes Pro Forma DSCR, (b) to determine satisfaction of any Series Non-Amortization Test and (c) to determine whether the Issuer may extend any Class A-1 Notes Renewal Date.

The amount of any Retained Collections Contribution included in Net Cash Flow for the purpose of calculating the DSCR shall be retained in the Collection Account until the Weekly Allocation Date on which either (i) the DSCR for the period of four Quarterly Fiscal Periods ended immediately prior to such Weekly Allocation Date is at least 1.50x without giving effect to the inclusion of such Retained Collections Contribution or (ii) such Retained Collections Contribution is required to pay any shortfall in the amounts payable under priorities (ii) through (xxvi) of the Priority of Payments, to the extent of any shortfall on such Weekly Allocation Date. The Issuer may not designate equity contributions as Retained Collections Contributions to the extent such equity contributions were funded by the proceeds of a draw under any Class A-1 Notes.

Section 5.17 Interest Reserve Letters of Credit.

The Issuer may, in lieu of funding (or as partial replacement for funding) the Senior Notes Interest Reserve Account and/or the Senior Subordinated Notes Interest Reserve Account in the amounts required hereunder, maintain one or more Interest Reserve Letters of Credit issued under a Class A-1 Note Purchase Agreement for the benefit of the Control Party and the Trustee, in each case on behalf of the Senior Noteholders or the Senior Subordinated Noteholders, as applicable, each in a face amount equal to or (at the election of the Manager) greater than the amounts required to be funded in respect of such account(s) had such Interest Reserve Letter of Credit not been issued.

Where on any Quarterly Calculation Date the Issuer (or the Manager on its behalf) instructs the Trustee to withdraw funds from the Senior Notes Interest Reserve Account or the Senior Subordinated Notes Interest Reserve Account, as applicable, for allocation or payment on the next Quarterly Payment Date, such funds shall be drawn, first, from amounts on deposit in the Senior Notes Interest Reserve Account or the Senior Subordinated Notes Interest Reserve Account, as applicable, on such Quarterly Calculation Date and second, from amounts available to be drawn under the applicable Interest Reserve Letter of Credit.

Each such Interest Reserve Letter of Credit (a) shall name the Control Party and the Trustee, each for the benefit of the Senior Noteholders or the Senior Subordinated Noteholders, as applicable, as the beneficiary thereof; (b) shall allow the Trustee or the Control Party to submit a notice of drawing in respect of such Interest Reserve Letter of Credit whenever amounts would otherwise be required to be withdrawn from the Senior Notes Interest Reserve Account or the Senior Subordinated Notes Interest Reserve Account, as applicable, pursuant to Section 5.12; (c) shall have an expiration date of no later than ten (10) Business Days prior to the then-current Class A-1 Notes Renewal Date (after giving effect to any extensions) specified in the related Class A-1 Note Purchase Agreement pursuant to which such Interest Reserve Letter of Credit was issued; and (d) will indicate by its terms that the proceeds in respect of drawings under such Interest Reserve Letter of Credit shall be paid directly into the Senior Notes Interest Reserve Account, the Senior Subordinated Notes Interest Reserve Account, the Senior Notes Interest Payment Account, the Senior Subordinated Notes Interest Payment Account, the Class A-1 Notes Commitment Fees Account or the applicable Series Distribution Account, as applicable.

Upon the occurrence and continuance of an Interest Reserve Release Event, the Issuer may deliver one or more replacement or amended Interest Reserve Letters of Credit to the Control Party, in which case the Control Party shall (without the consent of any Noteholder, the Trustee, the Controlling Class Representative or any other Secured Party) deliver to the L/C Provider the replaced Interest Reserve Letters of Credit for termination simultaneously with the receipt by the Control Party of such replacement Interest Reserve Letters of Credit, in each case to the extent that after the Control Party’s receipt thereof no Senior Notes Interest Reserve Account Deficit Amount or Senior Subordinated Notes Interest Reserve Account Deficit Amount, as applicable, will exist for the immediately following Weekly Allocation Date.

If, on the date that is ten (10) Business Days prior to the expiration of any such Interest Reserve Letter of Credit, such Interest Reserve Letter of Credit has not been replaced or renewed and the Issuer has not otherwise deposited funds into the Senior Notes Interest Reserve Account or the Senior Subordinated Notes Interest Reserve Account, as applicable, in the amounts that would otherwise be required had such Interest Reserve Letter of Credit not been issued, the Control Party (on behalf of the Trustee) shall submit a notice of drawing under such Interest Reserve Letter of Credit and use the proceeds thereof to fund a deposit into the Senior Notes Interest Reserve Account or the Senior Subordinated Notes Interest Reserve Account, as applicable (as directed in writing by the Manager), in an amount equal to the Senior Notes Interest Reserve Account Deficit Amount or the Senior Subordinated Notes Interest Reserve Account Deficit Amount on such date, in each case calculated as if such Interest Reserve Letter of Credit had not been issued.

If, on any day, (i) the short-term debt credit rating of any entity which has issued an Interest Reserve Letter of Credit (an “L/C Provider”) is withdrawn or downgraded below “A-2” by S&P or KBRA or (ii) the long-term debt credit rating of any L/C Provider is withdrawn or downgraded below “BBB” by S&P or KBRA (each of cases (i) and (ii), an “L/C Downgrade Event”), then (a) on the tenth (10th) Business Day after the occurrence of such L/C Downgrade Event, the Control Party (on behalf of the Trustee) will submit a notice of drawing under each Interest Reserve Letter of Credit issued by such L/C Provider and use the proceeds thereof to fund a deposit into the Senior Notes Interest Reserve Account or the Senior Subordinated Notes Interest Reserve Account, as applicable, as directed in writing by the Manager in an amount equal to the Senior Notes Interest Reserve Account Deficit Amount or the Senior Subordinated Notes Interest Reserve Account Deficit Amount on such date, in each case calculated as if such Interest Reserve Letter of Credit had not been issued or (b) prior to the tenth (10th) Business Day after the occurrence of such L/C Downgrade Event, the Issuer will obtain one or more replacement Interest Reserve Letters of Credit on substantially the same terms as each such Interest Reserve Letter of Credit being replaced.

Section 5.18 [Reserved].

Section 5.19 Replacement of Ineligible Accounts.

If, at any time, any Management Account or any of the Senior Notes Interest Reserve Account, the Senior Subordinated Notes Interest Reserve Account, the Cash Trap Reserve Account, the Collection Account or any Collection Account Administrative Account shall cease to be an Eligible Account (each, an “Ineligible Account”), the Issuer shall (i) within five (5) Business Days of obtaining knowledge thereof, notify the Control Party and the Rating Agencies thereof and (ii) within sixty (60) days of obtaining knowledge thereof, (A) establish, or cause to be established, a new account that is an Eligible Account in substitution for such Ineligible Account, (B) with the exception of any Management Account, following the establishment of such new Eligible Account, transfer, or with respect to the Trustee Accounts maintained at the Trustee, instruct the Trustee in writing to transfer, all cash and investments from such Ineligible Account into such new Eligible Account, (C) in the case of a Management Account, following the establishment of such new Eligible Account, transfer or cause to be transferred to such new Eligible Account, all cash and investments from such Ineligible Account into such new Eligible Account, and (D) pledge, or cause to be pledged, such new Eligible Account to the Trustee for the benefit of the Secured Parties and, if such Ineligible Account is required to be subject to an Account Control Agreement in accordance with the terms of the Indenture, cause such new Eligible Account to be subject to an Account Control Agreement in form and substance reasonably acceptable to the Control Party and the Trustee. In the event that any of the Collection Account, any Management Account or any Collection Account Administrative Account becomes an Ineligible Account, the Manager shall, promptly following the establishment of such related new Eligible Account, notify each Franchisee of a change in payment instructions, if any.

Section 5.20 Instructions and Directions.

Any instructions or directions to be provided by the Issuer referenced in this Article V (a) with respect to a Quarterly Calculation Date or Quarterly Payment Date, respectively, may be contained in the applicable Quarterly Noteholders’ Report for such Quarterly Calculation Date or Quarterly Payment Date, as applicable, and (b) with respect to a Weekly Allocation Date may be contained in the Weekly Manager’s Certificate for such Weekly Allocation Date.

ARTICLE VI

DISTRIBUTIONS

Section 6.1 Distributions in General.

(a) Unless otherwise specified in the applicable Series Supplement, on each Quarterly Payment Date, the Paying Agent shall pay to the Noteholders of each Series of record on the preceding Record Date the amounts payable thereto (A) in the case of Book-Entry Notes, by wire transfer in immediately available funds released by the Paying Agent from the applicable Series Distribution Account and (B) in the case of Definitive Notes (i) by wire transfer in immediately available funds released by the Paying Agent from the applicable Series Distribution Account no later than 12:30 p.m. (New York City time) if a Noteholder has provided to the Paying Agent and the Trustee wiring instructions at least five (5) Business Days prior to the applicable Quarterly Payment Date or (ii) by check mailed first-class postage prepaid to such Noteholder at the address for such Noteholder appearing in the Note Register if such Noteholder has not provided wire instructions pursuant to clause (B)(i) above; provided, however, that the final principal payment due on a Note shall only be paid upon due presentment and surrender of such Note for cancellation in accordance with the provisions of such Note at the applicable Corporate Trust Office, which surrender shall also constitute a general release by the applicable Noteholder from any claims against the Securitization Entities, the Manager, the Trustee and their affiliates.

(b) Unless otherwise specified in the applicable Series Supplement, in this Base Indenture or in any applicable Class A-1 Note Purchase Agreement, all distributions to Noteholders of all Classes within a Series of Notes shall be made from amounts allocated in accordance with the Priority of Payments among each Class of Notes in alphanumerical order (i.e., A-1, A-2, B-1, B-2 and not A-1, B-1, A-2, B-2) and pro rata among Holders of Notes within each Class of the same alphanumerical designation; provided, however, that any roman-numeral-denominated Tranche within an alphanumerical Class of Notes shall be deemed to have the same alphanumerical priority (i.e., “Class A-2-I Notes” will be pari passu and pro rata in right of payment according to the amount then due and payable with respect to “Class A-2-II Notes” and “Class A-2-III Notes”) except to the extent otherwise specified in this Base Indenture, the related Series Supplement or in the related Class A-1 Note Purchase Agreement, including in connection with an optional prepayment in whole or in part of one or more Tranches within such alphanumerical Class of Notes independently of other Tranches; provided, further, that unless otherwise specified in the applicable Series Supplement, in this Base Indenture or in any applicable Class A-1 Note Purchase Agreement, all distributions to Noteholders of all Classes within a Series of Notes having the same alphabetical designation (without giving effect to any numerical designation) shall be pari passu with each other with respect to the distribution of Collateral proceeds resulting from the exercise of remedies upon an Event of Default.

(c) Unless otherwise specified in the applicable Series Supplement, the Trustee shall distribute all amounts owed to the Noteholders of any Class of Notes pursuant to the instructions of the Issuer whether set forth in a Quarterly Noteholders’ Report, Company Order or otherwise.

ARTICLE VII

REPRESENTATIONS AND WARRANTIES

The Issuer hereby represents and warrants, for the benefit of the Trustee and the Noteholders, as follows as of each Series Closing Date (subject to any amendments or other modifications hereto in connection with a Series Refinancing Event on or about such Series Closing Date, in which case the Issuer shall make such representations and warranties as so amended or otherwise modified):

Section 7.1 Existence and Power.

Each Securitization Entity (a) is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, (b) is duly qualified to do business as a foreign entity and in good standing under the laws of each jurisdiction where the character of its property, the nature of its business or the performance of its obligations under the Transaction Documents make such qualification necessary, except to the extent that the failure to so qualify is not reasonably likely to result in a Material Adverse Effect, and (c) has all limited liability company, corporate or other powers and all governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted and for purposes of the transactions contemplated by the Indenture and the other Transaction Documents.

Section 7.2 Company and Governmental Authorization.

The execution, delivery and performance by the Issuer of this Base Indenture and any Series Supplement and by the Issuer and each other Securitization Entity of the other Transaction Documents to which it is a party (a) is within such Securitization Entity’s limited liability company, corporate or other powers and has been duly authorized by all necessary limited liability company, corporate or other action, (b) requires no action by or in respect of, or filing with, any Governmental Authority which has not been obtained (other than any actions or filings that may be undertaken after the Closing Date pursuant to the terms of this Base Indenture or any other Transaction Document, including actions or filings with respect to any Mortgages) and (c) does not contravene, or constitute a default under, any Requirements of Law with respect to such Securitization Entity or any Contractual Obligation with respect to such Securitization Entity or result in the creation or imposition of any Lien on any property of any Securitization Entity, except for Liens created by this Base Indenture or the other Transaction Documents, except in the case of clauses (b) and (c) above, solely with respect to the Contribution Agreements, the violation of which could not reasonably be expected to have a Material Adverse Effect. This Base Indenture and each of the other Transaction Documents to which each Securitization Entity is a party has been executed and delivered by a duly Authorized Officer of such Securitization Entity.

Section 7.3 No Consent.

Except as set forth on Schedule 7.3, no consent, action by or in respect of, approval or other authorization of, or registration, declaration or filing with, any Governmental Authority or other Person is required for the valid execution and delivery by the Issuer of this Base Indenture and any Series Supplement and by the Issuer and each other Securitization Entity of any Transaction Document to which it is a party or for the performance of any of the Securitization Entities’ obligations hereunder or thereunder other than such consents, approvals, authorizations, registrations, declarations or filings (a) as shall have been obtained or made by such Securitization Entity on or prior to the Closing Date or as are permitted to be obtained subsequent to the Closing Date in accordance with Section 7.13 or Section 8.25, or (b) relating to the performance of any Franchise Document or Lease the failure of which to obtain is not reasonably likely to have a Material Adverse Effect.

Section 7.4 Binding Effect.

This Base Indenture and each other Transaction Document to which a Securitization Entity is a party is a legal, valid and binding obligation of each such Securitization Entity enforceable against such Securitization Entity in accordance with its terms (except as may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws affecting creditors’ rights generally or by general equitable principles, whether considered in a proceeding at law or in equity or by an implied covenant of good faith and fair dealing).

Section 7.5 Litigation.

There is no action, suit, proceeding or investigation pending against or, to the knowledge of the Issuer, threatened against or affecting any Securitization Entity or of which any property or assets of such Securitization Entity is the subject before any court or arbitrator or any Governmental Authority that would, individually or in the aggregate, affect the validity or enforceability of this Base Indenture or any Series Supplement, materially adversely affect the performance by the Securitization Entities of their obligations hereunder or thereunder or which is reasonably likely to have a Material Adverse Effect.

Section 7.6 Employee Benefit Plans.

Except as set forth on Schedule 7.6, (i) no Securitization Entity or any member of a Controlled Group that includes a Securitization Entity has established, maintains, contributes to, or has any liability (whether actual, contingent or otherwise) in respect of (or has in the past six years established, maintained, contributed to, or had any liability (whether actual, contingent or otherwise) in respect of) any Pension Plan or Multiemployer Plan, except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; (ii) no Securitization Entity has any liability (whether actual, contingent or otherwise) with respect to any post-retirement welfare benefits under a Welfare Plan, other than liability for continuation coverage described in Part 6 of Subtitle B of Title I of ERISA or other applicable continuation of coverage laws, except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; (iii) each Employee Benefit Plan presently complies and has been maintained in compliance with its terms and with the requirements of all applicable statutes, rules and regulations, including ERISA and the Code, except for such instances of noncompliance as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; (iv) no “prohibited transaction” (within the meaning of Section 406 of ERISA or Section 4975 of the Code) has occurred with respect to any Employee Benefit Plan, other than transactions effected pursuant to a statutory or administrative exemption or such transactions as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and (v) except as would not reasonably be expected to have a Material Adverse Effect, each such Employee Benefit Plan that is intended to be qualified under Section 401(a) of the Code is so qualified and nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification.

Section 7.7 Tax Filings and Expenses.

Each Securitization Entity has filed, or caused to be filed, all federal, state, local and foreign Tax returns and all other Tax returns which, to the knowledge of the Issuer, are required to be filed by, or with respect to the income, properties or operations of, such Securitization Entity (whether information returns or not), and has paid, or caused to be paid, all Taxes due, if any, pursuant to said returns or pursuant to any assessment received by any Securitization Entity or otherwise, except such Taxes, if any, as are being contested in good faith and by appropriate proceedings and for which adequate reserves have been set aside in accordance with GAAP. As of the Closing Date, except as set forth on Schedule 7.7, the Issuer is not aware of any proposed Tax assessments against any Arby’s Entity. Except as would not reasonably be expected to have a Material Adverse Effect, no tax deficiency has been determined adversely to any Securitization Entity, nor does any Securitization Entity have any knowledge of any tax deficiencies. Each Securitization Entity has paid all fees and expenses required to be paid by it in connection with the conduct of its business, the maintenance of its existence and its qualification as a foreign entity authorized to do business in each state and each foreign country in which it is required to so qualify, except to the extent that the failure to pay such fees and expenses is not reasonably likely to result in a Material Adverse Effect.

Section 7.8 Disclosure.

All certificates, reports, statements, notices, documents and other information furnished to the Trustee or the Noteholders by or on behalf of the Securitization Entities pursuant to any provision of the Indenture or any other Transaction Document, or in connection with or pursuant to any amendment or modification of, or waiver under, the Indenture or any other Transaction Document, are, at the time the same are so furnished, complete and correct in all material respects (when taken together with all other information furnished by or on behalf of the Arby’s Entities to the Trustee or the Noteholders, as the case may be), and give the Trustee or the Noteholders, as the case may be, true and accurate knowledge of the subject matter thereof in all material respects, and the furnishing of the same to the Trustee or the Noteholders, as the case may be, shall constitute a representation and warranty by the Issuer made on the date the same are furnished to the Trustee or the Noteholders, as the case may be, to the effect specified herein.

Section 7.9 1940 Act.

No Securitization Entity is required to register as an “investment company” under the 1940 Act.

Section 7.10 Regulations T, U and X.

The proceeds of the Notes will not be used to purchase or carry any “margin stock” (as defined or used in the regulations of the Board of Governors of the Federal Reserve System, including Regulations T, U and X thereof) in such a way that could cause the transactions contemplated by the Transaction Documents to fail to comply with the regulations of the Board of Governors of the Federal Reserve System, including Regulations T, U and X thereof. No Securitization Entity owns or is engaged in the business of extending credit for the purpose of purchasing or carrying any margin stock.

Section 7.11 Solvency.

Both before and after giving effect to the transactions contemplated by the Indenture and the other Transaction Documents, the Securitization Entities, taken as a whole, are solvent within the meaning of the Bankruptcy Code and any applicable state law and no Securitization Entity is the subject of any voluntary or involuntary case or proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy or Insolvency Law and no Event of Bankruptcy has occurred with respect to any Securitization Entity.

Section 7.12 Ownership of Equity Interests; Subsidiaries.

(a) All of the issued and outstanding limited liability company interests of the Issuer are directly owned by Funding Holdco, have been duly authorized and validly issued, are fully paid and non-assessable and are owned of record by Funding Holdco free and clear of all Liens other than Permitted Liens.

(b) All of the issued and outstanding limited liability company interests of Arby’s Franchisor are directly owned by the Issuer, have been duly authorized and validly issued, are fully paid and non-assessable and are owned of record by the Issuer, free and clear of all Liens other than Permitted Liens.

(c) All of the issued and outstanding limited liability company interests of Real Property Holder are directly owned by the Issuer, have been duly authorized and validly issued, are fully paid and non-assessable and are owned of record by the Issuer, free and clear of all Liens other than Permitted Liens.

(d) All of the issued and outstanding limited liability company interests of IP Holder are directly owned by Arby’s Franchisor, have been duly authorized and validly issued, are fully paid and non-assessable and are owned of record by Arby’s Franchisor, free and clear of all Liens other than Permitted Liens.

Section 7.13 Security Interests.

(a) The Issuer and each Guarantor owns and has good title to its Collateral, free and clear of all Liens other than Permitted Liens. This Base Indenture and the Guarantee and Collateral Agreement constitute a valid and continuing Lien on the Collateral in favor of the Trustee on behalf of and for the benefit of the Secured Parties, which Lien on the Collateral has been perfected and is prior to all other Liens (other than Permitted Liens), and is enforceable as such as against creditors of and purchasers from the Issuer and each Guarantor in accordance with its terms (except, in each case, as described on Schedule 8.11 and subject to Section 8.25(c), Section 8.25(e) and Section 8.40), except as such enforceability may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws affecting creditors’ rights generally or by general equitable principles, whether considered in a proceeding at law or in equity and by an implied covenant of good faith and fair dealing. Except as set forth on Schedule 8.11, the Issuer and the Guarantors have received all consents and approvals required by the terms of the Collateral to the pledge of the Collateral to the Trustee hereunder and under the Guarantee and Collateral Agreement. Subject to Sections 8.25(c), 8.25(e) and Section 8.40, the Issuer and the Guarantors shall have filed, or shall have caused, the filing of all appropriate financing statements in the proper filing office in the appropriate jurisdictions under applicable law in order to perfect the first-priority security interest (subject to Permitted Liens) in the Collateral (other than Intellectual Property) granted to the Trustee hereunder or under the Guarantee and Collateral Agreement no later than ten (10) days after the Closing Date or such Series Closing Date.

(b) Other than the security interest granted to the Trustee hereunder, pursuant to the other Transaction Documents or any other Permitted Lien, neither the Issuer nor any of the Guarantors has pledged, assigned, sold or granted a security interest in the Collateral. All action necessary (including the filing of UCC-1 financing statements) to protect and evidence the Trustee’s security interest in the Collateral in the United States has been, or shall be, duly and effectively taken, consistent with and subject in each case to the obligations set forth in Section 7.13(a), Section 8.25(c), Section 8.25(e) and Section 8.40, and except as described in Schedule 8.11. No security agreement, financing statement, equivalent security or lien instrument or continuation statement authorized by the Issuer or any Guarantor and listing the Issuer or such Guarantor as debtor covering all or any part of the Collateral is on file or of record in any jurisdiction, except in respect of Permitted Liens or such as may have been filed, recorded or made by the Issuer or such Guarantor in connection with a Contribution Agreement or in favor of the Trustee on behalf of the Secured Parties in connection with this Base Indenture and the Guarantee and Collateral Agreement, and neither the Issuer nor any Guarantor has authorized any such filing.

(c) All authorizations in this Base Indenture and the Guarantee and Collateral Agreement for the Trustee to endorse checks, instruments and securities and to execute financing statements, continuation statements, security agreements and other instruments with respect to the Collateral and to take such other actions with respect to the Collateral authorized by this Base Indenture and the Guarantee and Collateral Agreement are powers coupled with an interest and are irrevocable.

(d) Notwithstanding anything to the contrary herein or in the other Transaction Documents (other than the Mortgages), neither the Issuer nor any Guarantor makes any representation as to the validity or effectiveness of any grant of security interest in any real property assets under Article III, including the Real Estate Assets, or the perfection thereof, which in each case shall be governed by the Mortgages.

Section 7.14 Transaction Documents.

The Indenture Documents, the Account Agreements, the Depository Agreements, any Class A-1 Note Purchase Agreement, any Swap Contract, any Series Hedge Agreement, any Enhancement Agreement and the other Transaction Documents required to be entered into as of the Closing Date or such Series Closing Date are in full force and effect. There are no outstanding defaults thereunder nor have events occurred which, with the giving of notice, the passage of time or both, would constitute a default thereunder.

Section 7.15 Non-Existence of Other Agreements.

Other than as permitted by Section 8.22 (a) no Securitization Entity is a party to any contract or agreement of any kind or nature and (b) no Securitization Entity is subject to any material obligations or liabilities of any kind or nature in favor of any third party, including, without limitation, Contingent Obligations. No Securitization Entity has engaged in any activities since its formation (other than those incidental to its formation, the authorization and the issuance of any Series of Notes, the execution of the Transaction Documents to which such Securitization Entity is a party and the performance of the activities referred to in or contemplated by such agreements).

Section 7.16 Compliance with Contractual Obligations and Laws.

No Securitization Entity is in violation of (a) its Charter Documents, (b) any Requirement of Law with respect to such Securitization Entity or (c) any Contractual Obligation with respect to such Securitization Entity except, solely with respect to clauses (b) and (c), to the extent such violation could not reasonably be expected to result in a Material Adverse Effect.

Section 7.17 Other Representations.

All representations and warranties of each Securitization Entity made in each other Transaction Document to which it is a party are true and correct (i) if qualified as to materiality, in all respects, and (ii) if not qualified as to materiality, in all material respects (unless stated to relate solely to an earlier date, in which case such representations and warranties were true and correct in all respects or in all material respects, as applicable, as of such earlier date), and are repeated herein as though fully set forth herein.

Section 7.18 No Employees.

Notwithstanding any other provision of the Indenture or any Charter Documents of any Securitization Entity to the contrary, no Securitization Entity has any employees.

Section 7.19 Insurance.

The Securitization Entities maintain, or cause to be maintained, the insurance coverages (or self-insure for such risks) described on Schedule 7.19 hereto, in such amounts and covering such risks as is adequate for the conduct of their respective businesses and the value of their respective properties and as is customary for companies engaged in similar businesses in similar industries. All policies of insurance of the Securitization Entities are in full force and effect and the Securitization Entities are in compliance with the terms of such policies in all material respects. None of the Securitization Entities has any reason to believe that it will not be able to renew its existing insurance coverage, in all material respects, as and when such coverage expires or to obtain similar coverage, in all material respects, from similar insurers as may be necessary to continue its business at a cost that would not reasonably be expected to have a Material Adverse Effect. All such insurance is primary coverage, all premiums therefor due on or before the date hereof have been paid in full, and the terms and conditions thereof are no less favorable to the Securitization Entities than the terms and conditions of insurance maintained by their Affiliates that are not Securitization Entities.

Section 7.20 Environmental Matters; Real Property.

(a) None of the Securitization Entities is subject to any liabilities or obligations pursuant to any Environmental Law or with respect to any Materials of Environmental Concern that could, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(b) Other than exceptions to any of the following that could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect:

(i) The Securitization Entities: (i) are, and within the period of all applicable statutes of limitation have been, in compliance with all applicable Environmental Laws, (ii) hold all Environmental Permits (each of which is in full force and effect) required for any of their current or intended operations or for any property owned, leased, or otherwise operated by any of them and have obtained all Environmental Permits for any intended operations when such Environmental Permits are required and (iii) are, and within the period of all applicable statutes of limitation have been, in compliance with all of their Environmental Permits.

(ii) Materials of Environmental Concern are not present at, on, under, in, or about any Real Estate Assets now or formerly owned, leased or operated by any Securitization Entity, or at any other location (including, without limitation, any location to which Materials of Environmental Concern have been sent for re-use or recycling or for treatment, storage or disposal) which could reasonably be expected to (i) give rise to liability of any Securitization Entity under any applicable Environmental Law or otherwise result in costs to any Securitization Entity, (ii) interfere with any Securitization Entity’s continued operations or (iii) impair the fair saleable value of any real property owned by any Securitization Entity.

(iii) There is no judicial, administrative, or arbitral proceeding (including, without limitation, any notice of violation or alleged violation) under or relating to any Environmental Law to which any Securitization Entity is, or to the knowledge of the Securitization Entities will be, named as a party that is pending or, to the knowledge of the Securitization Entities, threatened.

(iv) No Securitization Entity has received any written request for information, or been notified that it is a potentially responsible party under or relating to the federal Comprehensive Environmental Response, Compensation and Liability Act, as amended, or any other Environmental Law, or with respect to any Materials of Environmental Concern.

(v) No Securitization Entity has entered into or agreed to any consent decree, order, or settlement or other agreement, or is subject to any judgment, decree, or order or other agreement, in any judicial, administrative, arbitral, or other forum for dispute resolution, relating to compliance with or liability under any Environmental Law.

Section 7.21 Intellectual Property.

(a) All of the registrations and applications included in the Securitization IP are subsisting, unexpired and have not been abandoned in any applicable jurisdiction except where such expiration or abandonment could not reasonably be expected to have a Material Adverse Effect.

(b) Except as set forth on Schedule 7.21, (i) the use of the Securitization IP and the operation of the Arby’s System do not infringe, misappropriate or otherwise violate the intellectual property rights of any third party in a manner that could reasonably be expected to have a Material Adverse Effect, (ii) there is no action or proceeding pending or, to the Issuer’s knowledge, threatened, alleging the same that could reasonably be expected to have a Material Adverse Effect, and (iii) to the Issuer’s knowledge, the Securitization IP is not being infringed, misappropriated or otherwise violated by any third party in a manner that could reasonably be expected to have a Material Adverse Effect.

(c) Except as set forth on Schedule 7.21, no action or proceeding is pending or, to the Issuer’s knowledge, threatened, that seeks to limit, cancel or challenge the validity of any Securitization IP, or the use thereof, that could reasonably be expected to have a Material Adverse Effect.

(d) The Issuer has not made and will not hereafter make any assignment, pledge, mortgage, hypothecation or transfer of any of the Securitization IP other than the Contribution Agreements, Permitted Liens and Permitted Asset Dispositions under Section 8.12 and Section 8.16.

Section 7.22 Exchange Act(a) . Payments on the Notes will not depend primarily on cash flow from self-liquidating financial assets within the meaning of Section 3(a)(79) of the Exchange Act.

ARTICLE VIII

COVENANTS

Section 8.1 Payment of Notes.

(a) The Issuer shall pay or cause to be paid the principal of, and premium, if any, and interest, subject to Section 2.15(d), on the Notes when due pursuant to the provisions of this Base Indenture and any applicable Series Supplement. Principal, premium, if any, and interest shall be considered paid on the date due if the Paying Agent holds on that date money designated for and sufficient to pay all principal, premium, if any, and interest then due. Except as otherwise provided pursuant to a Class A-1 Note Purchase Agreement or any other Transaction Document, amounts properly withheld under the Code or any Requirements of Law by any Person from a payment to any Noteholder of interest or principal or premium, if any, shall be considered as having been paid by the Issuer to such Noteholder for all purposes of the Indenture and the Notes.

(b) By acceptance of its Notes, each Noteholder agrees that the failure to provide the Paying Agent with appropriate Tax Information (which includes (i) an Internal Revenue Service Form W-9 for United States persons (as defined under Section 7701(a)(30) of the Code) or any applicable successor form or (ii) an applicable Internal Revenue Service Form W-8, for Persons other than United States persons, or applicable successor form) may result in amounts being withheld from payments to such Noteholder under this Base Indenture and any Series Supplement and that amounts withheld pursuant to applicable laws shall be considered as having been paid by the Issuer as provided in clause (a) above.

Section 8.2 Maintenance of Office or Agency.

(a) The Issuer will maintain an office or agency (which, with respect to the surrender for registration of, or transfer or exchange or the payment of principal and premium, may be an office of the Trustee, the Note Registrar or Paying Agent) where Notes may be surrendered for registration of transfer or exchange, notices may be served, and where, at any time when the Issuer is obligated to make a payment of principal of, and premium, if any, on the Notes, the Notes may be surrendered for payment. The Issuer will give prompt written notice to the Trustee and the Servicer of the location, and any change in the location, of such office or agency. If at any time the Issuer shall fail to maintain any such required office or agency or shall fail to furnish the Trustee and the Servicer with the address thereof, such presentations and surrenders may be made or served at the Corporate Trust Office and notices and demands may be made at the address set forth in Section 14.1 hereof.

(b) The Issuer may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations. The Issuer will give prompt written notice to the Trustee and the Servicer of any such designation or rescission and of any change in the location of any such other office or agency. The Issuer hereby designates the applicable Corporate Trust Office as one such office or agency of the Issuer.

Section 8.3 Payment and Performance of Obligations.

The Issuer will, and will cause the other Securitization Entities to, pay and discharge and fully perform, at or before maturity, all of their respective material obligations and liabilities, including, without limitation, Tax liabilities and other governmental claims levied or imposed upon the Securitization Entity or upon the income, properties or operations of any Securitization Entity, judgments, settlement agreements and all obligations of each Securitization Entity under the Collateral Documents, except where the same may be contested in good faith by appropriate proceedings (and without derogation from the material obligations of the Issuer hereunder and the Guarantors under the Guarantee and Collateral Agreement regarding the protection of the Collateral from Liens (other than Permitted Liens)), and will maintain, in accordance with GAAP, reserves as appropriate for the accrual of any of the same.

Section 8.4 Maintenance of Existence.

The Issuer will, and will cause each other Securitization Entity to, maintain its existence as a limited liability company or corporation validly existing and in good standing under the laws of its state of organization or incorporation and duly qualified as a foreign limited liability company or corporation licensed under the laws of each state and each foreign country in which the failure to so qualify would be reasonably likely to result in a Material Adverse Effect. The Issuer will, and will cause each other Securitization Entity organized in the United States (other than any Additional Securitization Entity that is a corporation) to, be treated as a disregarded entity within the meaning of United States Treasury regulation section 301.7701-2(c)(2) and the Issuer will not, nor will it permit any other Securitization Entity organized in the United States (other than any Additional Securitization Entity that is a corporation) to, be classified as a corporation or as an association taxable as a corporation or a publicly traded partnership taxable as a corporation for United States federal income tax purposes.

Section 8.5 Compliance with Laws.

The Issuer will, and will cause each other Securitization Entity to, comply in all respects with all Requirements of Law with respect to the Issuer or such other Securitization Entity except where such noncompliance would not be reasonably likely to result in a Material Adverse Effect; provided, however, such non-compliance will not result in a Lien (other than a Permitted Lien) on any of the Collateral or any criminal liability on the part of any Securitization Entity, the Manager or the Trustee.

Section 8.6 Inspection of Property; Books and Records.

The Issuer will, and will cause each other Securitization Entity to, keep proper books of record and account in which full, true and correct entries shall be made of all dealings and transactions, business and activities in accordance with GAAP. The Issuer will, and will cause each other Securitization Entity to, permit, at reasonable times upon reasonable notice, the Servicer, the Controlling Class Representative and the Trustee or any Person appointed by any of them to act as its agent to visit and inspect any of its properties, to examine and make abstracts from any of its books and records and to discuss its affairs, finances and accounts with its officers, directors, managers, employees and independent certified public accountants, and up to one such visit and inspection by each of the Servicer, the Controlling Class Representative and the Trustee, or any Person appointed by them, shall be reimbursable as a Securitization Operating Expense per calendar year, with any additional visit or inspection by any such Person being at such Person’s sole cost and expense; provided, however, that during the continuance of a Warm Back-Up Management Trigger Event, an Advance Period continuing for at least sixty (60) days, a Rapid Amortization Event, a Default or an Event of Default, or to the extent expressly required without the instruction of any other party under the terms of any Transaction Documents, any such Person may visit and conduct such activities at any time and all such visits and activities shall constitute a Securitization Operating Expense. In addition, the Issuer shall cooperate with all reasonable requests of the Servicer, Control Party and/or Back-Up Manager in connection with the performance by such parties of their respective obligations under the Transaction Documents (including any duty by any such parties to obtain an appraisal of the Collateral, or perform an in-depth situation analysis of the Manager and its financial position and/or of the Collateral and/or the Securitization Entities during a Warm Back-Up Management Trigger Event, a Hot Back-Up Management Trigger Event, in connection with a Consent Request, in connection with a proposed Advance, or if an Advance Period has been continuing for at least 60 days, as applicable).

Section 8.7 Actions under the Transaction Documents.

(a) Except as otherwise provided in Section 8.7(d), the Issuer will not, and will not permit any Securitization Entity to, take any action that would permit any Arby’s Entity or any other Person party to a Transaction Document to have the right to refuse to perform any of its respective obligations under any of the Transaction Documents or that would result in the amendment, waiver, hypothecation, subordination, termination or discharge of, or impair the validity or effectiveness of, any Transaction Document.

(b) Except as otherwise provided in Section 3.2(a) or Section 8.7(d), the Issuer will not, and will not permit any other Securitization Entity to, take any action that would permit any other Person party to a Franchise Document to have the right to refuse to perform any of its respective obligations under such Franchise Document or that would result in the amendment, waiver, hypothecation, subordination, termination or discharge of, or impair the validity or effectiveness of, such Franchise Document if such action when taken on behalf of any Securitization Entity by the Manager would constitute a breach by the Manager of the Management Agreement.

(c) Except as otherwise provided in Section 3.2(a), the Issuer agrees that it will not, and will cause each Securitization Entity not to, without the prior written consent of the Control Party, exercise any right, remedy, power or privilege available to it with respect to any obligor under a Collateral Document or under any instrument or agreement included in the Collateral, take any action to compel or secure performance or observance by any such obligor of its obligations to the Issuer or such other Securitization Entity or give any consent, request, notice, direction or approval with respect to any such obligor if such action when taken on behalf of any Securitization Entity by the Manager would constitute a breach by the Manager of the Management Agreement.

(d) The Issuer agrees that it will not, and will cause each Securitization Entity not to, without the prior written consent of the Control Party, amend, modify, waive, supplement, terminate or surrender, or agree to any amendment, modification, supplement, termination, waiver or surrender of, the terms of any of the Transaction Documents; provided, however, that the Securitization Entities may agree to any amendment, modification, supplement or waiver of any such term of any Transaction Document without any such consent (x) to the extent permitted under the terms of such other Transaction Documents, (y) with respect to any Indenture Document, as contemplated by Article XIII or (z) with respect to any Transaction Document that is not an Indenture Document, as follows:

(i) to add to the covenants of any Securitization Entity for the benefit of the Secured Parties, or to add to the covenants of any Arby’s Entity for the benefit of any Securitization Entity;

(ii) to terminate any such Transaction Document if any party thereto (other than a Securitization Entity) becomes, in the reasonable judgment of the Issuer, unable to pay its debts as they become due, even if such party has not yet defaulted on its obligations under such Transaction Document, so long as the Issuer enters into a replacement agreement with a new party within ninety (90) days of the termination of such Transaction Document;

(iii) to make such other provisions in regard to matters or questions arising under such Transaction Documents as the parties thereto may deem necessary or desirable, which are not inconsistent with the provisions thereof and which shall not materially and adversely affect the interests of any Noteholder, any Note Owner or any other Secured Party; provided that an Officer’s Certificate shall be delivered to the Trustee and the Servicer to such effect;

(iv) to make conforming changes related to the joinder or addition of Additional Securitization Entities; or

(v) in connection with a Series Refinancing Event.

For the avoidance of doubt, the prior written consent of the Control Party shall not be required for any amendment, modification, supplement, termination, waiver or surrender of, the terms of any of the Transaction Documents to the extent that all affected Noteholders have provided consent, through the purchase of Notes that include such terms. The Control Party may conclusively rely on a Noteholder having granted consent to any amendment, modification, supplement, termination, waiver or surrender of, the terms of any of the Transaction Documents to the extent that such Noteholder has acquired Note(s) of a new Series with such amended terms and conditions.

Promptly after the effectiveness of any such amendment, modification, supplement or waiver, the Issuer shall send to the Trustee, the Servicer, the Back-Up Manager and each Rating Agency a copy of such consent or agreement, but the failure to do so shall not impair or affect its validity.

(e) Upon the occurrence of a Manager Termination Event under the Management Agreement, (i) the Issuer will not, and will cause each other Securitization Entity not to, without the prior written consent of the Control Party (at the direction of the Controlling Class Representative), terminate the Manager and appoint any Successor Manager in accordance with the Management Agreement and (ii) the Issuer will, and will cause each other Securitization Entity to, terminate the Manager and appoint one or more Successor Managers in accordance with the Management Agreement if and when so directed by the Control Party (at the direction of the Controlling Class Representative).

Section 8.8 Notice of Defaults and Other Events.

Promptly (and in any event within three (3) Business Days) upon becoming aware of (i) any Potential Rapid Amortization Event, (ii) any Rapid Amortization Event, (iii) any Potential Manager Termination Event, (iv) any Manager Termination Event, (v) any Default, (vi) any Event of Default, (vii) any default under any Transaction Document, (viii) any Mortgage Preparation Event or (ix) any Mortgage Recordation Event, the Issuer shall give the Trustee, the Servicer, the Control Party, the Manager, the Back-Up Manager, the Controlling Class Representative and each Rating Agency with respect to each Series of Notes Outstanding notice thereof, together with an Officer’s Certificate setting forth the details thereof and any action with respect thereto taken or contemplated to be taken by the Issuer. The Issuer shall, at its expense, promptly provide to the Servicer, the Manager, the Back-Up Manager, the Controlling Class Representative and the Trustee such additional information as the Servicer, the Manager, the Back-Up Manager, the Controlling Class Representative or the Trustee may reasonably request from time to time in connection with the matters so reported, and the actions so taken or contemplated to be taken.

Section 8.9 Notice of Material Proceedings.

Without limiting Section 8.30 or Section 8.25(b), promptly (and in any event within five (5) Business Days) upon the determination by either the chief financial officer or the chief legal officer of ARG that the commencement or existence of any litigation, arbitration or other proceeding with respect to any Arby’s Entity would be reasonably likely to have a Material Adverse Effect, the Issuer shall give written notice thereof to the Trustee, the Servicer, the Manager, the Back-Up Manager, the Controlling Class Representative and the Rating Agencies.

Section 8.10 Further Requests.

The Issuer will, and will cause each other Securitization Entity to, promptly furnish to the Trustee such other information as, and in such form as, the Trustee may reasonably request in connection with the transactions contemplated hereby or by any Series Supplement.

Section 8.11 Further Assurances.

(a) The Issuer will, and will cause each other Securitization Entity to, do such further acts and things, and execute and deliver to the Trustee and the Control Party such additional assignments, agreements, powers and instruments, as are necessary or desirable to obtain or maintain the security interest of the Trustee in the Collateral on behalf of the Secured Parties as a first priority perfected security interest subject to no prior Liens (other than Permitted

Liens), to carry into effect the purposes of the Indenture or the other Transaction Documents or to better assure and confirm unto the Trustee, the Control Party, the Noteholders or the other Secured Parties their rights, powers and remedies hereunder including, without limitation, the filing of any financing or continuation statements or amendments under the UCC in effect in any jurisdiction with respect to the liens and security interests granted hereby and by the Guarantee and Collateral Agreement, except in each case as set forth on Schedule 8.11, and in each case subject to Section 8.25(c), Section 8.25(e) and Section 8.40. If the Issuer fails to perform any of its agreements or obligations under this Section 8.11(a), then the Control Party may perform such agreement or obligation, and the expenses of the Control Party incurred in connection therewith shall be payable by the Issuer upon the Control Party’s demand therefor. The Control Party is hereby authorized to execute and file any financing statements, continuation statements, amendments or other instruments necessary or appropriate to perfect or maintain the perfection of the Trustee’s security interest in the Collateral.

(b) If any amount payable under or in connection with any of the Collateral shall be or become evidenced by any promissory note, chattel paper or other instrument, such note, chattel paper or instrument shall be deemed to be held in trust and immediately pledged and within two (2) Business Days physically delivered to the Trustee hereunder, and shall, subject to the rights of any Person in whose favor a prior Lien has been perfected, be duly endorsed in a manner satisfactory to the Trustee and delivered to the Trustee promptly.

(c) Notwithstanding the provisions set forth in clauses (a) and (b) above, the Issuer and the Guarantors shall not be required to (i) perfect any security interest in any fixtures (other than through a central filing of a UCC financing statement) or any Franchisee Notes or (ii) except as provided in Section 8.40, grant or perfect any security interest in any Real Estate Assets.

(d) If during any Quarterly Fiscal Period, the Issuer or any Guarantor shall obtain an interest in any commercial tort claim or claims and such commercial tort claim or claims (when added to any past commercial tort claim or claims that were obtained by any Securitization Entity prior to such Quarterly Fiscal Period that are still outstanding) have an aggregate value equal to or greater than $5,000,000 as of the last day of such Quarterly Fiscal Period, the Issuer or such Guarantor shall notify the Control Party on or before the third Business Day prior to the next succeeding Quarterly Payment Date that it has obtained such an interest and shall sign and deliver documentation acceptable to the Control Party granting a security interest under this Base Indenture or the Guarantee and Collateral Agreement, as the case may be, in and to such commercial tort claim or claims whether obtained during such Quarterly Fiscal Period or prior to such Quarterly Fiscal Period.

(e) The Issuer will, and will cause each other Securitization Entity to, warrant and defend the Trustee’s right, title and interest in and to the Collateral and the income, distributions and Proceeds thereof, for the benefit of the Trustee on behalf of the Secured Parties, against the claims and demands of all Persons whomsoever.

(f) On or before April 30 of each calendar year, commencing with April 30, 2021, the Issuer shall furnish to the Trustee, the Rating Agencies and the Servicer (with a copy to the Back-Up Manager) an Opinion of Counsel either stating that, in the opinion of such counsel, such action has been taken with respect to the recording, filing, re-recording and refiling of this Base Indenture, any indentures supplemental hereto, the Guarantee and Collateral Agreement and any other requisite documents and with respect to the execution and filing of any financing statements, continuation statements and amendments to financing statements and such other documents as are, subject to clause (c) above, necessary to maintain the perfection of the Lien and security interest created by this Base Indenture and the Guarantee and Collateral Agreement under Article 9 of the New York UCC in the United States and reciting the details of such action or stating that in the opinion of such counsel no such action is necessary to maintain the perfection of such Lien and security interest; provided that with respect to financing statements, the foregoing shall apply solely to financing statements naming a Securitization Entity as debtor and the Trustee as secured party (or any continuations thereof) and shall not, for the avoidance of doubt, apply to any financing statements assigned to the Trustee by a Securitization Entity. Each such Opinion of Counsel shall also describe the recording, filing, re-recording and refiling of this Base Indenture, any indentures supplemental hereto, the Guarantee and Collateral Agreement and any other requisite documents and the execution and filing of any financing statements, continuation statements and amendments or other documents that will, in the opinion of such counsel, be required, subject to clause (c) above, to maintain the perfection of the lien and security interest of this Base Indenture and the Guarantee and Collateral Agreement under Article 9 of the New York UCC in the Collateral in the United States until April 30 in the following calendar year. For the avoidance of doubt, the Opinions of Counsel described in this clause (f) shall not be required to cover any matters related to the Real Estate Assets.

Section 8.12 Liens.

The Issuer will not, and will not permit any other Securitization Entity to, create, incur, assume or permit to exist any Lien upon any of its property (including the Collateral), other than (i) Liens in favor of the Trustee for the benefit of the Secured Parties and (ii) other Permitted Liens.

Section 8.13 Other Indebtedness.

The Issuer will not, and will not permit any other Securitization Entity to, create, assume, incur, suffer to exist or otherwise become or remain liable in respect of any Indebtedness other than (i) Indebtedness hereunder or under the Guarantee and Collateral Agreement or any other Transaction Document, (ii) any guarantee by any Securitization Entity of the obligations of any other Securitization Entity, (iii) any purchase money Indebtedness incurred in order to finance the acquisition, lease or improvement of equipment in the ordinary course of business or (iv) guarantees with respect to operating leases and product volumes.

Section 8.14 Employee Benefit Plans.

No Securitization Entity or any member of a Controlled Group that includes a Securitization Entity shall establish, sponsor, maintain, contribute to, incur any obligation to contribute to, or incur any liability in respect of, any Pension Plan or Multiemployer Plan to the extent the liabilities under such Pension Plan or Multiemployer Plan would individually or in the aggregate reasonably be expected to result in a Material Adverse Effect. No Securitization Entity shall incur any material liability (whether actual, contingent or otherwise) with respect to any post-retirement welfare benefits under a Welfare Plan, other than liability for continuation coverage described in Part 6 of Subtitle B of Title I of ERISA or other applicable continuation of coverage laws.

Section 8.15 Mergers.

On and after the Closing Date, the Issuer will not, and will not permit any other Securitization Entity to, merge or consolidate with or into any other Person or divide into two or more Persons (whether by means of a single transaction or a series of related transactions) other than any merger or consolidation of any Securitization Entity with any other Securitization Entity or any division in which each resulting Person will be a Securitization Entity or any merger or consolidation of any Securitization Entity with any other entity or any division of any Securitization Entity to which the Control Party has given prior written consent.

Section 8.16 Asset Dispositions.

The Issuer shall not, and shall not permit any other Securitization Entity to, sell, transfer, lease, license, liquidate or otherwise dispose of any of its property (whether by means of a single transaction or a series of related transactions), including any Equity Interests of any other Securitization Entity (it being acknowledged and agreed, for the avoidance of doubt, that modifications or terminations of any Franchise Documents and other contracts in accordance with the Managing Standard shall not be considered a disposal thereof for purposes of this section), except in the case of the following (each, a “Permitted Asset Disposition”):

(a) the disposition of obsolete, surplus or worn out property, and the abandonment, cancellation, or lapse of Securitization IP registrations or applications that in the reasonable good faith judgment of the Manager are no longer commercially reasonable to maintain;

(b) the disposition of inventory in the ordinary course of business;

(c) the disposition of equipment or real property to the extent that (x) such property is exchanged for credit against the purchase price or other payment obligations in respect of similar replacement property or other Eligible Assets (including, without limitation, credit against rental obligations under a real estate lease) or (y) the proceeds thereof are applied to the purchase price of such replacement property or other Eligible Assets in accordance with the Indenture;

(d) (x) ordinary course licenses of Securitization IP to the Non-Securitization Entities and to the Manager in connection with the performance of its Services under the Management Agreement, (y) ordinary course licenses or similar arrangements for the exploitation of Securitization IP entered into with one or more (A) new or pre-existing Securitization Entities in connection with Branded Restaurants, (B) Non-Securitization Entities in connection with Company-Owned Restaurants and Other Products and Services or (C) joint ventures in which any Securitization Entity or Non-Securitization Entity holds an interest; provided that, in the case of clauses (y)(B) and (y)(C), the applicable Securitization Entity will receive fair market value, whether in the form of royalties or other proceeds, in connection with such exploitation and (z) any licenses of Securitization IP under the IP License Agreements;

(e) licenses or similar arrangements for the exploitation of Securitization IP in connection with Branded Restaurants outside the United States entered into with either (x) one or more new or pre-existing Securitization Entities, or (y) one or more (A) Non-Securitization Entities or (B) joint ventures in which any Securitization Entity or Non-Securitization Entity holds an interest (each of (y)(A) and (y)(B) are referred to as a “Future Foreign IP License”); provided that, in the case of clause (y), the applicable Securitization Entity will receive fair market value, whether in the form of royalties or other proceeds, in connection with such exploitation;

(f) dispositions pursuant to the sale, sale-leaseback or other disposition of any Securitization-Owned Real Property that is not a Post-Issuance Acquired Asset;

(g) dispositions of equipment leased to Franchisees;

(h) dispositions of property of a Securitization Entity to any other Securitization Entity to the extent not otherwise prohibited under the Transaction Documents, including, but not limited to, any licenses of Securitization IP;

(i) leases or subleases of Securitization-Owned Real Property to Franchisees and to any Non-Securitization Entity;

(j) dispositions of property relating to repurchases of Contributed Assets or New Assets in exchange for the payment of Indemnification Amounts;

(k) any other sale, lease, license, transfer or other disposition of property to which the Control Party has given the relevant Securitization Entity prior written consent;

(l) any sale, lease, license, liquidation, transfer or other disposition (including franchising or refranchising) of a Post-Issuance Acquired Asset;

(m) non-exclusive licenses of Securitization IP (i) granted in the ordinary course of business, (ii) that when effected on behalf of any Securitization Entity by the Manager would not constitute a breach by the Manager of the Management Agreement acting in accordance with the Managing Standard and (iii) that would not reasonably be expected to materially and adversely impact the Securitization IP (taken as a whole);

(n) any decision to abandon, fail to pursue, settle, or otherwise resolve any claim or cause of action to enforce or seek remedy for the infringement, misappropriation, dilution or other violation of any Securitization IP, or other remedy against any third party, in each such case, where it is not commercially reasonable to pursue such claim or remedy in light of the cost, potential remedy, or other factors; provided that such action (or failure to act) would not reasonably be expected to materially and adversely impact the Securitization IP (taken as a whole);

(o) (a) any disposition of accounts receivable or Franchisee promissory notes, in the ordinary course of business, in connection with any collection or compromise thereof or (b) any surrender or waiver of contractual rights or the settlement, release or surrender of contractual rights or other litigation claims in the ordinary course of business, in each case that would not reasonably be expected to result in a Material Adverse Effect;

(p) any other sale, lease, license, liquidation, transfer or other disposition of property not directly or indirectly constituting any asset dispositions permitted by clauses (a) through (o) above and so long as such disposition when effected on behalf of any Securitization Entity by the Manager does not constitute a breach by the Manager of the Management Agreement and does not exceed an aggregate amount of $1,000,000 per annum;

it being understood that any delivery to the Trustee of any Note, at any time and in any amount, by the Issuer or any Securitization Entity, together with any cancellation thereof pursuant to Section 2.14, shall be deemed to be a Permitted Asset Disposition.

Upon any sale, transfer, lease, license, liquidation or other disposition of any property by any Securitization Entity permitted by this Section 8.16, all Liens with respect to such property created in favor of the Trustee for the benefit of the Secured Parties under this Base Indenture and the other Transaction Documents shall be automatically released, and the Trustee, upon written request of the Issuer, at the direction of the Servicer, shall provide evidence of such release as set forth in Section 14.17.

Section 8.17 Acquisition of Assets.

The Issuer will not, and will not permit any other Securitization Entity to, acquire, by long-term or operating lease or otherwise, any property (i) if such acquisition when effected on behalf of any Securitization Entity by the Manager would constitute a breach by the Manager of the Management Agreement or (ii) that is a lease, license, or other contract or permit, if the grant of a lien or security interest in any of the Securitization Entities’ right, title and interest in, to or under such lease, license, contract or permit in the manner contemplated by the Indenture and the Guarantee and Collateral Agreement (a) would be prohibited by the terms of such lease, license, contract or permit, (b) would constitute or result in the abandonment, invalidation or unenforceability of any right, title or interest of the applicable Securitization Entity therein or (c) would otherwise result in a breach thereof or the termination or a right of termination thereof, except to the extent that any such prohibition, breach, termination or right of termination is rendered ineffective pursuant to the UCC or any other applicable law. Notwithstanding any language to the contrary in this Section 8.17, in the case of clause (ii) above, the Issuer and each Securitization Entity will be in compliance with this Section 8.17 if the Issuer and each Securitization Entity uses commercially reasonable efforts to comply with clause (ii).

Section 8.18 Dividends, Officers’ Compensation, etc.

The Issuer will not declare or pay any distributions on any of its limited liability company interests; provided, however, that so long as no Potential Rapid Amortization Event, Rapid Amortization Event, Default or Event of Default has occurred and is continuing with respect to any Series of Notes Outstanding or would result therefrom, the Issuer may declare and pay distributions to the extent permitted under Section 18-607 of the Delaware Limited Liability Company Act and the Issuer’s Charter Documents. Subject to the prior sentence and any limitations set forth in a Class A-1 Note Purchase Agreement, the Issuer may draw on Commitments with respect to the related Series of Class A-1 Notes for any purpose. Without limiting Section 8.28 the Issuer will not, and will not permit any other Securitization Entity to, pay any wages or salaries or other compensation to its officers, directors, managers or other agents except out of earnings computed in accordance with GAAP or except for the fees paid to its Independent Managers. The Issuer will not, and will not permit any other Securitization Entity to, redeem, purchase, retire or otherwise acquire for value any Equity Interest in or issued by such Securitization Entity or set aside or otherwise segregate any amounts for any such purpose except as expressly permitted by the Indenture or as consented to by the Control Party.

Section 8.19 Legal Name, Location Under Section 9-301 or 9-307.

The Issuer will not, or will permit any other Securitization Entity to, change its location or its legal name without at least thirty (30) days’ prior written notice to the Trustee, the Servicer, the Manager, the Back-Up Manager and the Rating Agencies with respect to each Series of Notes Outstanding. In the event that the Issuer or any other Securitization Entity desires to so change its location or change its legal name, the Issuer will, or will cause such other Securitization Entity to, make any required filings and prior to actually changing its location or its legal name the Issuer will, or will cause such other Securitization Entity to, deliver to the Trustee and the Servicer (i) an Officer’s Certificate confirming that (a) all required filings have been made, subject to Sections 8.11(c), 8.25(c) and 8.25(e), to continue the perfected interest of the Trustee on behalf of the Secured Parties in the Collateral under Article 9 of the applicable UCC in respect of the new location or new legal name of the Issuer or such other Securitization Entity and (b) such change in location or change in legal name will not adversely affect the Lien under any Mortgage required to be delivered and recorded pursuant to Section 8.40 and (ii) copies of all such required filings with the filing information duly noted thereon by the office in which such filings were made.

Section 8.20 Charter Documents.

The Issuer will not, and will not permit any other Securitization Entity to, amend, or consent to the amendment of, any of its Charter Documents to which it is a party as a member or shareholder unless, prior to such amendment, the Control Party shall have consented thereto and the Rating Agency Condition with respect to each Series of Notes Outstanding shall have been satisfied with respect to such amendment; provided, however, the Issuer and the other Securitization Entities shall be permitted to amend their Charter Documents without having to meet the Rating Agency Condition to cure any ambiguity, defect or inconsistency therein or if such amendments could not reasonably be deemed to be disadvantageous to any Noteholder in the reasonable judgment of the Control Party. The Control Party may rely on an Officer’s Certificate to make such determination. The Issuer shall provide written notice to each Rating Agency (with a copy to the Servicer) of any amendment of any Charter Document of any Securitization Entity.

Section 8.21 Investments.

The Issuer will not, and will not permit any other Securitization Entity to, make, incur, or suffer to exist any loan, advance, extension of credit or other investment in any Person if such investment when made on behalf of any Securitization Entity by the Manager would constitute a breach by the Manager of the Management Agreement, other than investments in (a) the Accounts, (b) any Franchisee Notes, (c) any other Securitization Entity or (d) the transactions described in the proviso to Section 8.24(a)(vi).

Section 8.22 No Other Agreements.

The Issuer will not, and will not permit any other Securitization Entity to, enter into or be a party to any agreement or instrument (other than any Transaction Document, any Franchise Document, Lease or any other document permitted or contemplated by a Series Supplement or the Transaction Documents, as the same may be amended, supplemented or otherwise modified from time to time, any documents related to any Enhancement (subject to Section 8.32), any documents related to any Series Hedge Agreement (subject to Section 8.33), any documents relating to the transactions described in the proviso to Section 8.24(a)(vi) or any documents or agreements incidental thereto) if such agreement when effected on behalf of any Securitization Entity by the Manager would constitute a breach by the Manager of the Management Agreement.

Section 8.23 Other Business.

The Issuer will not, and will not permit any other Securitization Entity to, engage in any business or enterprise or enter into any transaction other than the incurrence and payment of ordinary course operating expenses, the issuing and selling of the Notes and other activities related to or incidental to any of the foregoing or any other transaction which when effected on behalf of any Securitization Entity by the Manager would not constitute a breach by the Manager of the Management Agreement.

Section 8.24 Maintenance of Separate Existence.

(a) The Issuer will, and will cause each other Securitization Entity to:

(i) maintain its own deposit and securities account, as applicable, or accounts, separate from those of any of its Affiliates (other than the other Securitization Entities), with commercial banking institutions and ensure that the funds of the Securitization Entities will not be diverted to any Person who is not a Securitization Entity or for other than the use of the Securitization Entities, nor will such funds be commingled with the funds of any of its Affiliates (other than the other Securitization Entities) other than as provided in the Transaction Documents;

(ii) ensure that all transactions between it and any of its Affiliates (other than the other Securitization Entities), whether currently existing or hereafter entered into, shall be only on an arm’s length basis, it being understood and agreed that the transactions contemplated in the Transaction Documents and the transactions described in the proviso to clause (vi) meet the requirements of this clause (ii);

(iii) to the extent that it requires an office to conduct its business, conduct its business from an office at a separate address from any of its Affiliates other than the other Securitization Entities (or apportion the cost of shared offices equitably);

(iv) issue separate financial statements from any of its Affiliates (other than the other Securitization Entities) prepared at least quarterly and prepared in accordance with GAAP;

(v) conduct its affairs in its own name and in accordance with its Charter Documents and observe all necessary, appropriate and customary limited liability company or corporate formalities (as applicable), including, but not limited to, holding all regular and special meetings appropriate to authorize all of its actions, keeping separate and accurate minutes of its meetings, passing all resolutions or consents necessary to authorize actions taken or to be taken, and maintaining accurate and separate books, records and accounts, including, but not limited to, payroll and intercompany transaction accounts;

(vi) not assume or guarantee any of the liabilities of any of its Affiliates (other than the other Securitization Entities); provided that the Securitization Entities may, pursuant to any Letter of Credit Reimbursement Agreement, cause letters of credit to be issued pursuant to the Class A-1 Note Purchase Agreements that are for the sole benefit of Inspire or any Inspire Consolidated Subsidiary (other than a Securitization Entity, but including any Non-Securitization Entity) if the Issuer receives a fee from each entity whose obligations are secured by any such letter of credit in an amount equal to the cost to the Issuer in connection with the issuance and maintenance of such letter of credit plus 25 basis points per annum, it being understood that such fee is an arm’s-length fair market fee;

(vii) take, or refrain from taking, as the case may be, all other actions that are necessary to be taken or not to be taken in order to (x) ensure that the assumptions and factual recitations set forth in the Specified Bankruptcy Opinion Provisions remain true and correct in all material respects with respect to it and (y) comply in all material respects with those procedures described in such provisions which are applicable to it;

(viii) maintain at least two Independent Managers or Independent Directors, as applicable, on its board of managers or its board of directors, as the case may be;

(ix) to the fullest extent permitted by law, so long as any Obligation remains outstanding, remove or replace any Independent Manager or Independent Director only for Cause and only after providing the Trustee and the Control Party with no less than five (5) days’ prior written notice of (A) any proposed removal of such Independent Manager or Independent Director, as applicable, and (B) the identity of the proposed replacement Independent Manager or Independent Director, as applicable, together with a certification that such replacement satisfies the requirements for an Independent Manager or an Independent Director set forth in the Charter Documents of the applicable Securitization Entity; and

(x) (A) provide, or cause the Manager to provide, to the Trustee and the Control Party, a copy of the executed agreement with respect to the appointment of any replacement Independent Director or Independent Manager and (B) provide, or cause the Manager to provide, to the Trustee, the Control Party and each Noteholder, written notice of the identity and contact information for each Independent Director or Independent Manager at any time such information changes.

(b) The Issuer, on behalf of itself and each of the other Securitization Entities, confirms that the statements relating to the Issuer referenced in the opinion of Paul, Weiss, Rifkind, Wharton & Garrison LLP regarding substantive consolidation matters delivered to the Trustee on the most recent Series Closing Date are true and correct with respect to itself and each other Securitization Entity, and that the Issuer will, and will cause each other Securitization Entity to, comply with any covenants or obligations assumed to be complied with by it therein as if such covenants and obligations were set forth herein.

Section 8.25 Covenants Regarding the Securitization IP.

(a) The Issuer will not, nor will it permit any other Securitization Entity to, take or omit to take any action with respect to the maintenance, prosecution, enforcement and defense of the IP Holder’s rights in and to the Securitization IP that would constitute a breach by the Manager of the Management Agreement if such action were taken or omitted by the Manager on behalf of any Securitization Entity.

(b) The Issuer will notify the Trustee, the Back-Up Manager and the Servicer in writing within fifteen (15) Business Days of knowing or having reason to know that any application or registration relating to any material Securitization IP (now or hereafter existing) may become abandoned or dedicated to the public domain, or of any material adverse determination or development (including the institution of, or any such determination or development in, any proceeding in the USPTO, USCO or CIPO, similar offices or agencies in any Additional Perfection Country) regarding the validity of any Securitization Entity’s ownership of any material Securitization IP, its right to register the same, or to keep and maintain the same.

(c) With respect to the Securitization IP, the Issuer (i) caused the IP Holder to execute, deliver and file, within fifteen (15) Business Days after the Original Closing Date, instruments substantially in the form of Exhibit D-1 hereto with respect to Trademarks, Exhibit D-2 hereto with respect to Patents and Exhibit D-3 hereto with respect to Copyrights, or otherwise in form and substance satisfactory to the Control Party, and any other instruments or documents as may be reasonably necessary or, in the Control Party’s opinion, desirable to perfect or protect the Trustee’s security interest granted under this Base Indenture and the Guarantee and Collateral Agreement in the Trademarks, Patents and Copyrights included in the Securitization IP that are registered in the United States and Canada; (ii) notify the Trustee and the Control Party within thirty (30) days if a country becomes an Additional Perfection Country, and (iii) use best efforts to execute, deliver and file with the applicable Governmental Authorities in each Additional Perfection Country such instruments or documents as may be reasonably necessary (at the discretion of the Manager) under the laws of each such Additional Perfection Country to perfect or protect the Trustee’s security interest for the benefit of the Secured Parties granted under this Base Indenture and the Guarantee and Collateral Agreement in the registered and applied-for Patents, Trademarks and Copyrights in such Additional Perfection Country included in the Securitization IP. The filings required by clause (iii) of the previous sentence will be made within one hundred fifty (150) days after a notice from the Issuer or the IP Holder that a country has become an Additional Perfection Country; provided that such documents need not be executed, filed or delivered in any Additional Perfection Country if (x) so doing would be reasonably likely to have an adverse effect on the validity, the enforceability or the IP Holder’s ownership of such Securitization IP, (y) the Manager determines that the filing fees are based upon a percentage of the Outstanding Principal Amount of the Notes or are otherwise unreasonably expensive in comparison to the benefits to be gained by the Secured Parties and the Control Party has been notified of such determination and has not objected within ten (10) Business Days to such determination, or (z) the “perfection” of the Trustee’s lien for the benefit of the Secured Parties is not obtainable pursuant to the applicable law of such Additional Perfection Country through such filings.

(d) [Reserved].

(e) If the Issuer or any Guarantor, either itself or through any agent, licensee or designee, files or otherwise acquires an application for the registration of any Patent, Trademark or Copyright with the USPTO, the USCO or any similar office or agency in any Additional Perfection Country, the Issuer or Guarantor will give the Trustee and the Control Party written notice thereof on (i) the later of (y) fifteen (15) days thereafter and (z) the following Quarterly Payment Date and, upon reasonable request of the Control Party, subject to the terms of this Base Indenture, shall (solely with respect to such applications filed in the United States and Canada) and (ii) for any Additional Perfection Country (y) where the filing takes place during the fiscal year in which such country becomes an Additional Perfection Country, within ninety (90) days after the end of the fiscal year of the Securitization Entities for the fiscal year in which such Additional Perfection Country became an Additional Perfection Country or (z) in any subsequent year, within ninety (90) days of such filing and, upon reasonable request of the Control Party, subject to the terms of this Base Indenture, will (solely with respect to such applications filed in the United States or an Additional Perfection Country) in a reasonable time after such filing (and in any event within (i) ninety (90) days thereof with respect to such applications filed in the United States and (ii) for any Additional Perfection Country (y) where the filing takes place during the fiscal year in which such country becomes an Additional Perfection Country, within one hundred eighty (180) days after the end of the fiscal year of the Securitization Entities for the fiscal year in which such Additional Perfection Country became an Additional Perfection Country or (z) in any subsequent year, within one hundred eighty (180) days of such filing) execute and deliver all instruments and documents, and take all further action that the Control Party may reasonably request in order to continue, perfect or protect the security interest granted hereunder or under the Guarantee and Collateral Agreement in the United States and Canada, consistent with the obligations set forth in Section 8.25(c), any Additional Perfection Country, including, without limitation, executing and delivering (x) the Supplemental Notice of Grant of Security Interest in Trademarks substantially in the form attached as Exhibit E-1 hereto, (y) the Supplemental Notice of Grant of Security Interest in Patents substantially in the form attached as Exhibit E-2 hereto and/or (z) the Supplemental Grant of Security Interest in Copyrights substantially in the form attached as Exhibit E-3 hereto, as applicable.

(f) In the event that any material Securitization IP is infringed upon, misappropriated or diluted by a third party in a manner that would reasonably be expected to have a Material Adverse Effect, the IP Holder upon becoming aware of such infringement, misappropriation or dilution shall promptly notify the Trustee and the Control Party in writing. The IP Holder will take all reasonable and appropriate actions, at its expense, to protect or enforce such Securitization IP, including, if reasonable, suing for infringement, misappropriation or dilution and seeking an injunction (including, if appropriate, temporary and/or preliminary injunctive relief) against such infringement, misappropriation or dilution, unless the failure to take such actions on behalf of the IP Holder by the Manager would not constitute a breach by the Manager of the Management Agreement; provided that if the IP Holder decides not to take any action with respect to an infringement, misappropriation or dilution that would reasonably be expected to have a Material Adverse Effect, it shall deliver written notice to the Trustee, the Manager, the Back-Up Manager and the Control Party setting forth in reasonable detail the basis for its decision not to act, and none of the Trustee, the Manager, the Back-Up Manager or the Control Party will be required to take any actions on its behalf to protect or enforce the Securitization IP against such infringement, misappropriation or dilution; provided, further, that the Manager will be required to act if failure to do so would constitute a breach of the Managing Standard.

(g) With respect to licenses of third-party Intellectual Property entered into after the Closing Date by the Securitization Entities (including, for the avoidance of doubt, the Manager acting on behalf of the Securitization Entities, as applicable), the Securitization Entities (or the Manager on their behalf) shall use commercially reasonable efforts to include terms permitting the grant by the Securitization Entities of a security interest therein to the Trustee for the benefit of the Secured Parties and to allow the Manager (and any Successor Manager) the right to use such Intellectual Property in the performance of its duties under the Management Agreement.

Section 8.26 [Reserved].

Section 8.27 [Reserved].

Section 8.28 No Employees.

The Issuer and the other Securitization Entities shall have no employees.

Section 8.29 Insurance.

The Issuer shall cause the Manager to list each Securitization Entity as an “additional insured” or “loss payee,” as may apply, on any insurance maintained by the Manager for the benefit of such Securitization Entity pursuant to the Management Agreement.

Section 8.30 Litigation.

If ARG is not then subject to Section 13 or 15(d) of the Exchange Act, the Issuer shall, on each Quarterly Payment Date, provide a written report to the Servicer, the Manager, the Back-Up Manager and the Rating Agencies that sets forth all outstanding litigation, arbitration or other proceedings against any Arby’s Entity that would have been required to be disclosed in ARG’s annual reports, quarterly reports and other public filings which ARG would have been required to file with the Securities and Exchange Commission pursuant to Section 13 or 15(d) of the Exchange Act if ARG were subject to such Sections.

Section 8.31 Environmental.

The Issuer shall, and shall cause each other Securitization Entity to, promptly notify the Servicer, the Manager, the Back-Up Manager, the Trustee and the Rating Agencies, in writing, upon receipt of any written notice pursuant to which any Securitization Entity becomes aware from any source (including but not limited to a governmental entity) of any possible material liability of any Securitization Entity pursuant to any Environmental Law that could reasonably be expected to have a Material Adverse Effect. In addition, other than exceptions to any of the following that could not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect, the Issuer shall, and shall cause each other Securitization Entity to:

(a) (i) comply with all applicable Environmental Laws, (ii) hold all Environmental Permits (each of which is in full force and effect) required for any of their current operations or for any property owned, leased, or otherwise operated by any of them and obtain all Environmental Permits for any intended operations when such Environmental Permits are required and (iii) comply with all of their Environmental Permits; and

(b) undertake all investigative and remedial action required by Environmental Laws with respect to any Materials of Environmental Concern present at, on, under, in, or about any Real Estate Assets owned, leased or operated by the Issuer or any other Securitization Entity, or at any other location (including, without limitation, any location to which Materials of Environmental Concern have been sent for re-use or recycling or for treatment, storage or disposal) which could reasonably be expected to (i) give rise to liability of the Issuer or any other Securitization Entity under any applicable Environmental Law or otherwise result in costs to the Issuer or any other Securitization Entity, (ii) interfere with the Issuer’s or any other Securitization Entity’s continued operations or (iii) impair the fair saleable value of any Real Estate Assets owned by the Issuer or any other Securitization Entity.

Section 8.32 Enhancements. No Enhancement shall be provided in respect of any Series of Notes, nor will any Enhancement Provider have any rights hereunder, as third-party beneficiary or otherwise, unless the Control Party has provided its prior written consent to such Enhancement, such consent not to be unreasonably withheld.

Section 8.33 Series Hedge Agreements; Derivatives Generally.

(a) No Series Hedge Agreement shall be provided in respect of any Series of Notes, nor will any Hedge Counterparty have any rights hereunder, as third-party beneficiary or otherwise, unless the Control Party has provided its prior written consent to such Series Hedge Agreement, such consent not to be unreasonably withheld, conditioned or delayed, and the Issuer has delivered a copy of such prior written consent to the Rating Agencies (with a copy to the Servicer).

(b) Without the prior written consent of the Control Party, the Issuer will not, and will not permit any other Securitization Entity to, enter into any derivative contract, swap, option, hedging contract, forward purchase contract or other similar agreement or instrument (other than forward purchase agreements entered into by the Issuer with third-party vendors on behalf of the Securitization Entities in the ordinary course of business), such consent not to be unreasonably withheld, conditioned or delayed, if any such contract, agreement or instrument requires the Issuer to expend any financial resources (other than amounts paid using the Residual Amount) to satisfy any payment obligations owed in connection therewith; provided that the Issuer shall deliver a copy of any such prior written consent to the Rating Agencies (with a copy to the Servicer).

Section 8.34 Additional Securitization Entity.

(a) The Issuer, in accordance with and as permitted under the Transaction Documents, may form or cause to be formed Additional Securitization Entities without the consent of the Control Party, at the election of the Manager, in respect of (i) any Securitization-Owned Restaurants and/or other income producing properties, including real property, contributed to or acquired by the Securitization Entities pursuant to documentation reasonably acceptable to the Trustee and the Control Party and (ii) contributions to, or acquisitions by, the Securitization Entities of Future Brands, or acquisitions of additional franchise brand Subsidiaries (which may include international Subsidiaries) in connection with Future Brands. At the time any Additional Securitization Entity is created or acquired, or any Future Brand is contributed into or acquired by any Additional Securitization Entity or any other Securitization Entity, the definitions of “Issuer Subsidiaries”, “Arby’s Brand” and “Securitization IP” shall be read to include such Additional Securitization Entity and Future Brand, respectively.

(b) Each Additional Securitization Entity shall be a Delaware limited liability company or a Delaware corporation (so long as the use of such corporate form is reasonably satisfactory to the Control Party) and shall have adopted Charter Documents substantially similar to the Charter Documents of the Securitization Entities that are Delaware limited liability companies or Delaware corporations, as applicable, as in existence on the Closing Date.

(c) If any Securitization Entity desires to create, incorporate, form or otherwise organize an Additional Securitization Entity that does not comply with the requirements set forth in clause (b) above, such Securitization Entity shall first obtain the prior written consent of the Control Party, such consent not to be unreasonably withheld, conditioned or delayed; provided, that such Securitization Entity shall deliver a copy of any such prior written consent to the Rating Agencies.

(d) In connection with the organization of any Additional Securitization Entity pursuant to clause (b) or (c) above, the Issuer shall request and implement the direction of the Control Party at such time of formation as to whether the Issuer shall designate such Additional Securitization Entity as (i) an Additional Issuer or (ii) an Additional Guarantor. In connection with the formation of any Additional Securitization Entity as set forth pursuant to clause (b) or (c) above, the Issuer shall, if applicable, designate such Additional Securitization Entity as (i) an Additional IP Holder; provided that such Additional Securitization Entity owns Securitization IP and/or (ii) an Additional Real Property Holder; provided that such Additional Securitization Entity owns Real Estate Assets.

(e) If such Additional Securitization Entity is designated to be an Additional Issuer, the Issuer shall cause such Additional Securitization Entity to promptly execute a Supplement to the Indenture in the form of Exhibit K pursuant to which such Additional Securitization Entity shall become jointly and severally obligated under the Indenture with the Issuer.

(f) If such Additional Securitization Entity is designated to be an Additional Guarantor, the Issuer shall cause such Additional Securitization Entity to promptly execute an Assumption Agreement in form set forth as Exhibit A to the Guarantee and Collateral Agreement pursuant to which such Additional Securitization Entity shall become jointly and severally obligated under the Guarantee and Collateral Agreement with the other Guarantors.

(g) Upon the execution and delivery of a Supplement as required by clause (e) above, any Additional Securitization Entity party thereto will become a party to the Indenture with the same force and effect as if originally named therein as an Issuer and, without limiting the generality of the Indenture, will assume all Obligations and liabilities of an Issuer hereunder.

(h) Upon the execution and delivery of an Assumption Agreement as required in clause (f) above, any Additional Securitization Entity party thereto will become a party to the Guarantee and Collateral Agreement with the same force and effect as if originally named therein as a Guarantor and, without limiting the generality of the Guarantee and Collateral Agreement, will assume all Obligations and liabilities of a Guarantor thereunder.

(i) At the time any Additional Securitization Entities that hold IP are created or acquired, the definition of “Securitization Entities” herein and the other Transaction Documents will be deemed to include such Additional Securitization Entities and the definition of “Securitization IP” will be deemed to include all of the existing and after-acquired U.S. and non-U.S. Intellectual Property (in each case other than Excluded IP) related to such Additional Securitization Entity, and any representations, warranties, covenants, obligations, rights and any other provisions set forth in any Transaction Document that apply to IP Holder with respect to its Securitization IP will apply to such Additional Securitization Entities with respect to any of their Securitization IP.

Section 8.35 Reserved.

Section 8.36 Tax Lien Reserve Amount. Upon receipt of any Tax Lien Reserve Amount, the Issuer will remit such amount to a collateral deposit account established with and controlled by the Trustee in which the Trustee shall have a security interest; provided that the Trustee will not release such Tax Lien Reserve Amount from such account unless: (a) the Servicer instructs the Trustee in writing to withdraw and pay all of such Tax Lien Reserve Amount in accordance with the written instructions of the Issuer (or the Manager on its behalf) upon receipt by the Trustee, the Servicer, the Manager, the Back-Up Manager and the Controlling Class Representative of evidence reasonably satisfactory to the Servicer that the Lien for which such Tax Lien Reserve Amount was established has been released by the Internal Revenue Service; (b) the Issuer, or the Manager on behalf of the Issuer, delivers written instructions to the Trustee to withdraw and pay all or a portion of such Tax Lien Reserve Amount to the Internal Revenue Service on behalf of the Arby’s Entities; provided that the Issuer shall deliver, or cause to be delivered, prior written notice of any such written instruction to the Servicer; or (c) the Control Party instructs the Trustee in writing to withdraw and pay all or a portion of such Tax Lien Reserve Amount to the Internal Revenue Service (i) upon the occurrence and during the continuation of an Event of Default or (ii) upon receipt of written notice by any Securitization Entity stating that the Internal Revenue Service intends to execute on the Lien for which such Tax Lien Reserve Amount was established in respect of any assets of any Securitization Entity; provided that the Control Party shall deliver a copy of any such written instruction to ARG.

Section 8.37 [Reserved].

Section 8.38 [Reserved].

Section 8.39 Bankruptcy Proceedings. The Issuer shall, and shall cause each other Securitization Entity to, promptly object to the institution of any bankruptcy proceeding against it and take all necessary or advisable steps to cause the dismissal of any such proceeding (including, without limiting the generality of the foregoing, to timely file an answer and any other appropriate pleading objecting to (i) the institution of any proceeding to have any Securitization Entity, as the case may be, adjudicated as bankrupt or Insolvent or (ii) the filing of any petition seeking relief, reorganization, arrangement, adjustment or composition in respect of any Securitization Entity, as the case may be, under applicable bankruptcy law or any other applicable Requirements of Law).

Section 8.40 Mortgages.

(a) Upon the occurrence of a Mortgage Preparation Event, each Securitization Entity shall, within ninety (90) days after such Mortgage Preparation Event, prepare, execute and deliver to the Trustee, for the benefit of the Secured Parties, a properly executed Mortgage with respect to each Securitization-Owned Real Property owned by such Securitization Entity, to be held in escrow by the Trustee or its agent and recorded by the Trustee or its agent solely upon the occurrence of a Mortgage Recordation Event.

(b) Upon the occurrence of a Mortgage Recordation Event, the Trustee shall, at the direction of the Control Party, deliver the Mortgages within twenty (20) Business Days following receipt of the Mortgages to the applicable Governmental Authority for recordation (unless such recordation requirement is waived by the Control Party, acting at the direction of the Controlling Class Representative); provided that the Trustee shall have no obligation to record a Mortgage until the later of (i) twenty (20) Business Days following delivery of a properly executed Mortgage to the Trustee and (ii) the Trustee’s Actual Knowledge of a Mortgage Recordation Event.

(c) The Trustee may engage a third-party service provider (which shall be reasonably acceptable to the Control Party) to assist in delivering such Mortgages to the applicable Governmental Authority for recordation and the Trustee shall pay all Mortgage Trustee Fees in connection with such recordation. All Mortgage Trustee Fees shall be paid pursuant to the Priority of Payments.

(d) For the avoidance of doubt, the Securitization Entities shall not be required to, and the Trustee may not, record or cause to be recorded any Mortgage until the occurrence of a Mortgage Recordation Event. Neither the Trustee nor any custodian on behalf of the Trustee shall be under any duty or obligation to inspect, review or examine any such Mortgages or to determine that the same are valid, binding, legally effective, properly endorsed, genuine, enforceable or appropriate for the represented purpose or that they are in recordable form. Neither the Trustee nor any agent on its behalf shall in any way be liable for any delays in the recordation of any Mortgage, for the rejection of a Mortgage by any recording office or for the failure of any Mortgage to create in favor of the Trustee, for the benefit of the Secured Parties, a legal, valid and enforceable first priority (subject to Permitted Liens) Lien on, and security interest in, the applicable Securitization Entity’s right, title and interest in and to each Securitization-Owned Real Property.

ARTICLE IX

REMEDIES

Section 9.1 Rapid Amortization Events.

The Notes will be subject to rapid amortization in whole and not in part following the occurrence of any of the following events (and any events that may be added in connection with the issuance of any Additional Notes) as declared by the Control Party (acting at the direction of the Controlling Class Representative) by written notice to the Issuer (with a copy to the Manager and the Trustee) (each, a “Rapid Amortization Event”); provided, that a Rapid Amortization Event described in clause (d) will occur automatically without any declaration thereof by the Control Party unless the Control Party and each Noteholder of the applicable Notes Outstanding that have not been repaid or refinanced in full on or prior to the applicable Series Anticipated Repayment Date have agreed to waive such event in accordance with Section 9.7:

(a) (i) the failure to maintain a DSCR of at least 1.20x as calculated on any Quarterly Calculation Date; provided, that such threshold may be increased at the request of the Issuer subject to approval by the Control Party and, to the extent that any Rapid Amortization Event has occurred and is continuing, each Noteholder of each Series of applicable Notes Outstanding;

(b) the occurrence of a Manager Termination Event;

(c) the occurrence of an Event of Default;

(d) the Issuer has not repaid or refinanced any Series of Notes (or Class, Subclass or Tranche thereof) in full on or prior to the Series Anticipated Repayment Date provided for such Series of Notes (or any Class, Subclass or Tranche thereof) in the Series Supplement for such Series, Class, Subclass or Tranche of Notes; provided, that, the Series Supplement for any Series of Notes (or Class, Subclass or Tranche thereof) may provide, that if the DSCR is greater than 2.00x as of the applicable Series Anticipated Repayment Date, and any such Series, Class, Subclass or Tranche of Notes is repaid or refinanced within one (1) calendar year from its Series Anticipated Repayment Date, such Rapid Amortization Event will no longer be in effect following such repayment or refinancing; provided, that such threshold may be increased at the request of the Issuer subject to approval by the Control Party and each Noteholder of each Series of applicable Notes outstanding that have not been repaid or refinanced in full on or prior to the applicable Series Anticipated Repayment Date; or

(e) Arby’s System-Wide Sales as calculated on any Quarterly Calculation Date are less than $1.95 billion; provided that such threshold may be increased or decreased at the request of the Issuer subject to approval by the Control Party and satisfaction of the Rating Agency Condition.

Section 9.2 Events of Default.

If any one of the following events shall occur (each an “Event of Default”):

(a) the Issuer defaults in the payment of interest on any Series of Notes Outstanding when the same becomes due and payable and such default continues for two (2) Business Days (or in the case of a failure to pay such interest when due resulting solely from an administrative error or omission by the Trustee, such failure continues for a period of two (2) Business Days after the Trustee has Actual Knowledge of such administrative error or omission); provided, that failure to pay any contingent or additional interest on any Series of Notes (including, but not limited to, the Post-ARD Additional Interest and additional interest accruing on Class A-1 Notes following the related Class A-1 Notes Renewal Date) on any Quarterly Payment Date (including a Series Legal Final Maturity Date) will not be an Event of Default;

(b) (1) the Issuer (i) defaults in the payment of any principal of any Series of Notes on the Series Legal Final Maturity Date or as and when due in connection with any mandatory or optional prepayment or (ii) fails to make any other principal payments of any Series of Notes due from funds available in the Collection Account in accordance with the Priority of Payments on any Weekly Allocation Date; provided that in the case of a failure to pay principal under either clause (i) or (ii) resulting solely from an administrative error or omission by the Trustee, an Event of Default will not occur until such failure continues for a period of two (2) Business Days after the Trustee has Actual Knowledge of such administrative error or omission or (2) any Advance Period shall have occurred and be continuing for ninety (90) or more consecutive days;

(c) any Securitization Entity fails to perform or comply in any material respect with any of the covenants (other than those covered by clause (a) or clause (b) above) (including any covenant to pay any amount other than interest on or principal of the Notes when due in accordance with the Priority of Payments), or any of its representations or warranties contained in any Transaction Document to which it is a party proves to be incorrect in any material respect as of the date made or deemed to be made, and such default, failure or breach continues for a period of thirty (30) consecutive days or, in the case of a failure to comply with any of the agreements, covenants or provisions of the IP License Agreements, such longer cure period as may be permitted under the IP License Agreements (or, solely with respect to a failure to comply with (i) any obligation to deliver a notice, financial statement, report or other communication within the specified time frame set forth in the applicable Transaction Document, such failure continues for a period of five (5) consecutive Business Days after the specified time frame for delivery has elapsed or (ii) Sections 8.7, 8.12, 8.13, 8.14, 8.15, 8.17, 8.18, 8.19, 8.20, 8.21, 8.22, 8.23, 8.24, 8.25, 8.28 and 8.40, such failure continues for a period of ten (10) consecutive Business Days), in each case, following the earlier to occur of the Actual Knowledge of such Securitization Entity of such breach or failure and the default caused thereby or written notice to such Securitization Entity by the Trustee, the Back-Up Manager or the Control Party (acting at the direction of the Controlling Class Representative) of such default, breach or failure; provided, that no Event of Default shall occur pursuant to this clause (c) if, with respect to any such representation deemed to have been false in any material respect when made which can be remedied by making a payment of an Indemnification Amount, (i) the relevant Contributor or the Manager, as applicable, has paid the required Indemnification Amount in accordance with the terms of the Transaction Documents and (ii) such Indemnification Amount has been deposited into the Collection Account; provided, further that the failure to pay any Prepayment Consideration on any prepayment of principal made (i) during any Rapid Amortization Period occurring prior to the related Series Anticipated Repayment Date or (ii) on any Quarterly Payment Date (other than the applicable Series Legal Final Maturity Date and any other date on which any Notes must be paid in full), in each case, will not be an Event of Default;

(d) the occurrence of an Event of Bankruptcy with respect to any Securitization Entity;

(e) the Interest-Only DSCR as calculated as of any Quarterly Calculation Date is less than 1.10x;

(f) the SEC or other regulatory body having jurisdiction reaches a final determination that any Securitization Entity is required to register as an “investment company” under the 1940 Act or is under the “control” of a Person that is required to register as an “investment company” under the 1940 Act;

(g) any of the Transaction Documents or any material portion thereof ceases to be in full force and effect or enforceable in accordance with its terms (other than in accordance with the express termination provisions thereof) or ARG or any Securitization Entity or any other Subsidiary of ARG so asserts in writing;

(h) other than with respect to Collateral with an aggregate fair market value of less than $15,000,000, the Trustee ceases to have for any reason a valid and perfected first priority security interest in the Collateral (subject to Permitted Liens) in which perfection can be achieved under the UCC or other applicable Requirements of Law in the United States to the extent required by the Transaction Documents or any Securitization Entity or any Affiliate thereof so asserts in writing;

(i) any Securitization Entity fails to perform or comply with any material provision of its organizational documents or any provision of Section 8.24 relating to legal separateness of the Securitization Entities, which failure is reasonably likely to cause the contribution of the Collateral to such Securitization Entity pursuant to the Contribution Agreements to fail to constitute a “true contribution” or other absolute transfer of such Collateral pursuant to the Contribution Agreements or is reasonably likely to cause a court of competent jurisdiction to disregard the separate existence of such Securitization Entity relative to any Person other than another Securitization Entity and, in each case, such failure continues for more than thirty (30) consecutive days following the earlier to occur of the Actual Knowledge of such Securitization Entity or written notice to such Securitization Entity from the Trustee, the Back-Up Manager or the Control Party (acting at the direction of the Controlling Class Representative) of such failure;

(j) a final non-appealable ruling has been made by a court of competent jurisdiction that the contribution of the Collateral (other than any immaterial portion of the Collateral and any Collateral that has been disposed of to the extent permitted or required under the Transaction Documents) pursuant to a Contribution Agreement does not constitute a “true contribution” or other absolute transfer of such Collateral pursuant to such agreement;

(k) an outstanding final non-appealable judgment for an amount exceeding $20,000,000 (when aggregated with the amount of all other outstanding final non-appealable judgments) (to the extent not covered by independent third-party insurance as to which the insurer is rated at least “A” by A.M. Best Company, has been notified of the potential claim and does not dispute coverage) is rendered against any Securitization Entity, and either (i) enforcement proceedings are commenced by any creditor upon such judgment or order or (ii) there is any period of forty-five (45) consecutive days during which such judgment remains unsatisfied or a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, will not be in effect;

(l) the failure of (i) ARG to own 100% of the Equity Interests of Funding Holdco, (ii) Funding Holdco to own 100% of the Equity Interests of the Issuer or (iii) the Issuer to own 100% of the Equity Interests of Arby’s Franchisor;

(m) other than as permitted under the Indenture or the other Transaction Documents, the Securitization Entities collectively fail to have good title to any material portion of the Securitization IP or the Securitization Entities collectively fail to have good title in or to the Franchise Agreements;

(n) (i) any Securitization Entity engages in any “prohibited transaction” (as defined in Section 406 of ERISA or Section 4975 of the Code) involving any Pension Plan, (ii) any “accumulated funding deficiency” or failure to meet the “minimum funding standard” (as defined in Section 302 of ERISA), whether or not waived, exists with respect to any Pension Plan and is not fully discharged within thirty (30) days thereafter, (iii) any Lien in an amount equal to at least $1,000,000 in favor of the PBGC or a Plan arises on the assets of any Securitization Entity and is not fully discharged within thirty (30) days thereafter, (iv) a Reportable Event shall occur with respect to, or proceedings commence to have a trustee appointed, or a trustee is appointed, to administer or to terminate, any Single Employer Plan, which Reportable Event or commencement of proceedings or appointment of a trustee is, in the reasonable opinion of the Control Party, likely to result in the termination of such Single Employer Plan for purposes of Title IV of ERISA, (v) any Single Employer Plan terminates for purposes of Title IV of ERISA, (vi) any Securitization Entity incurs, or in the reasonable opinion of the Control Party is likely to incur, any liability in connection with a complete or partial withdrawal from, or the Insolvency, Reorganization or termination of, a Multiemployer Plan or (vii) any other event or condition occurs or exists with respect to a Pension Plan or Employee Benefit Plan; and in each case in clauses (i) through (vii) above, such event or condition, together with all other such events or conditions, if any, could reasonably be expected to have a Material Adverse Effect on any Securitization Entity; or

(o) the IRS files notice of a lien pursuant to Section 6323 of the Code with regard to the assets of any Securitization Entity and such lien has not been released within sixty (60) days, unless (i) ARG or a direct or indirect Subsidiary thereof has provided evidence that payment to satisfy the full amount of the asserted liability has been provided to the IRS, and the IRS has released such asserted lien within sixty (60) days of such payment, or (ii) such lien or the asserted liability is being contested in good faith and ARG or its Subsidiaries (other than the Securitization Entities) have contributed to the Securitization Entities funds in the amount necessary to satisfy the asserted liability (the “Tax Lien Reserve Amount”), which such funds are set aside and remitted to a collateral deposit account as provided in Section 8.36;

then (i) in the case of any event described in each clause above (except for clause (d) above) that is continuing, the Trustee, at the direction of the Control Party (acting at the direction of the Controlling Class Representative) and on behalf of the Noteholders, by written notice to the Issuer, will declare the Outstanding Principal Amount of all Series of Notes Outstanding to be immediately due and payable, and upon any such declaration, such Outstanding Principal Amount, together with accrued and unpaid interest thereon through the date of acceleration, and all other amounts due to the Noteholders and the other Secured Parties under the Indenture Documents shall become immediately due and payable or (ii) in the case of any event described in clause (d) above that has occurred and is continuing, the Outstanding Principal Amount of all Series of Notes Outstanding, together with interest accrued but unpaid thereon through the date of acceleration, and all other amounts due to the Noteholders and the other Secured Parties under the Indenture, shall immediately and without further act become due and payable.

If any Securitization Entity obtains Actual Knowledge that a Default or an Event of Default has occurred and is continuing, such Securitization Entity shall promptly notify the Trustee and the Control Party. Promptly following the Trustee’s receipt of written notice hereunder of any Event of Default, the Trustee shall send a copy thereof to the Issuer, the Servicer, each Rating Agency, the Controlling Class Representative, the Manager, the Back-Up Manager, each Class A-1 Administrative Agent, each Noteholder and each other Secured Party.

At any time after such a declaration of acceleration with respect to the Notes has been made and before a judgment or decree for payment of the money due has been obtained by the Trustee, as hereinafter provided in this Article IX, the Control Party (acting at the direction of the Controlling Class Representative), by written notice to the Issuer and to the Trustee, may rescind and annul such declaration and its consequences, if (i) the Issuer has paid or deposited with the Trustee a sum sufficient to pay (a) all overdue installments of interest and principal on the Notes (excluding principal amounts due solely as a result of the acceleration), and (b) all unpaid taxes, administrative expenses and other sums paid or advanced by the Trustee or the Servicer under the Transaction Documents and the reasonable compensation, expenses, disbursements and Advances of the Trustee and the Servicer, their agents and counsel, and any unreimbursed Advances (with interest thereon at the Advance Interest Rate), Servicing Fees, Liquidation Fees or Workout Fees and (ii) all existing Events of Default, other than the non-payment of the principal of the Notes which has become due solely by such declaration of acceleration, have been cured or waived as provided in Section 9.7. No such rescission shall affect any subsequent default or impair any right consequent thereon. Any Default or Event of Default described in clause (d) above will not be subject to waiver without the consent of the Control Party (acting at the direction of the Controlling Class Representative) and each Noteholder. Any other Default or Event of Default may be waived by the Control Party (at the direction of the Controlling Class Representative) by notice to the Trustee.

Section 9.3 Rights of the Control Party and Trustee upon Event of Default.

(a) Payment of Principal and Interest. The Issuer covenants that if (i) default is made in the payment of any interest on any Series of Notes Outstanding when the same becomes due and payable, (ii) the Notes are accelerated following the occurrence of an Event of Default or (iii) default is made in the payment of the principal of, or premium, if any, on any Series of Notes Outstanding when due and payable, the Issuer will, to the extent of funds available, upon demand of the Trustee, at the direction of the Control Party (subject to Section 11.4(e), at the direction of the Controlling Class Representative), pay to the Trustee, for the benefit of the Noteholders, the whole amount then due and payable on the Notes for principal, premium, if any, and interest, and, to the extent payment at such rate of interest shall be legally enforceable, upon overdue installments of interest, at the applicable Note Rate and any default rate, as applicable, and in addition thereto such further amount as shall be sufficient to cover costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee and its agents and counsel.

(b) Proceedings To Collect Money. In case the Issuer shall fail forthwith to pay such amounts upon such demand, the Trustee at the direction of the Control Party (acting at the direction of the Controlling Class Representative), in its own name and as trustee of an express trust, may institute a Proceeding for the collection of the sums so due and unpaid, and may prosecute such Proceeding to judgment or final decree, and may enforce the same against the Issuer and collect in the manner provided by law out of the property of the Issuer, wherever situated, the moneys adjudged or decreed to be payable.

(c) Other Proceedings. If and whenever an Event of Default shall have occurred and be continuing, the Trustee, at the direction of the Control Party (subject to Section 11.4(e), at the direction of the Controlling Class Representative) shall take one or more of the following actions:

(i) proceed to protect and enforce its rights and the rights of the Noteholders and the other Secured Parties, by such appropriate Proceedings as the Control Party (acting at the direction of the Controlling Class Representative) shall deem most effective to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in the Indenture or any other Transaction Document or in aid of the exercise of any power granted therein, or to enforce any other proper remedy or legal or equitable right vested in the Trustee by the Indenture or any other Transaction Document or by law, including any remedies of a secured party under applicable Requirements of Law;

(ii) (A) direct the Issuer to exercise (and the Issuer agrees to exercise) all rights, remedies, powers, privileges and claims of the Issuer against any party to any Collateral Document arising as a result of the occurrence of such Event of Default or otherwise, including the right or power to take any action to compel performance or observance by any such party of its obligations to the Issuer, and any right of the Issuer to take such action independent of such direction shall be suspended, and (B) if (x) the Issuer shall have failed, within ten (10) Business Days of receiving the direction of the Trustee (given at the direction of the Control Party (acting at the direction of the Controlling Class Representative)), to take commercially reasonable action to accomplish such directions of the Trustee, (y) the Issuer refuses to take such action or (z) the Control Party (acting at the direction of the Controlling Class Representative) reasonably determines that such action must be taken immediately, take (or the Control Party on behalf of the Trustee shall take) such previously directed action (and any related action as permitted under the Indenture thereafter determined by the Trustee or the Control Party to be appropriate without the need under this provision or any other provision under the Indenture to direct the Issuer to take such action);

(iii) institute Proceedings from time to time for the complete or partial foreclosure of the Indenture or, to the extent applicable, any other Transaction Document, with respect to the Collateral; provided that the Trustee will not be required to take title to any real property in connection with any foreclosure or other exercise of remedies hereunder or under such Transaction Documents and title to such property will instead be acquired in an entity designated and (unless owned by a third party) controlled by the Control Party; and/or

(iv) sell all or a portion of the Collateral at one or more public or private sales called and conducted in any manner permitted by law; provided, however, that the Trustee shall not proceed with any such sale without the prior written consent of the Control Party (acting at the direction of the Controlling Class Representative) and the Trustee will provide notice to the Issuer and each Holder of Subordinated Notes and Senior Subordinated Notes of a proposed sale of Collateral.

(d) Sale of Collateral. In connection with any sale of the Collateral hereunder, under the Guarantee and Collateral Agreement (which may proceed separately and independently from the exercise of remedies under the Indenture), under any Mortgage or under any judgment, order or decree in any judicial proceeding for the foreclosure or involving the enforcement of the Indenture, the Guarantee and Collateral Agreement or any other Transaction Document:

(i) any of the Trustee, any Noteholder, any Hedge Counterparty and/or any other Secured Party may bid for and purchase the property being sold, and upon compliance with the terms of the sale may hold, retain, possess and dispose of such property in its own absolute right without further accountability;

(ii) the Trustee (acting at the direction of the Control Party (acting at the direction of the Controlling Class Representative)) may make and deliver to the purchaser or purchasers a good and sufficient deed, bill of sale and instrument of assignment and transfer of the property sold;

(iii) all right, title, interest, claim and demand whatsoever, either at law or in equity or otherwise, of any Securitization Entity of, in and to the property so sold shall be divested; and such sale shall be a perpetual bar both at law and in equity against such Securitization Entity, its successors and assigns, and against any and all Persons claiming or who may claim the property sold or any part thereof from, through or under such Securitization Entity or its successors or assigns; and

(iv) the receipt of the Trustee or of the officer thereof making such sale shall be a sufficient discharge to the purchaser or purchasers at such sale for his or their purchase money, and such purchaser or purchasers, and his or their assigns or personal representatives, shall not, after paying such purchase money and receiving such receipt of the Trustee or of such officer thereof, be obliged to see to the application of such purchase money or be in any way answerable for any loss, misapplication or non-application thereof.

(e) Application of Proceeds. Any amounts obtained by the Trustee or the Control Party on account of or as a result of the exercise by the Trustee or the Control Party of any right hereunder or under the Guarantee and Collateral Agreement (a) will be deposited into the Collection Account and, other than with respect to amounts owed to a depositary bank under the related Account Control Agreement, will be held by the Trustee as additional collateral for the repayment of the Obligations and (b) will be applied first to pay a depositary bank in respect of amounts owed to it under the related Account Control Agreement and then as provided in the priority set forth in the Priority of Payments; provided, however, that unless otherwise provided in this Article IX, with respect to any distribution to any Class of Notes, notwithstanding the provisions of Article V, such amounts shall be distributed sequentially in order of alphabetical (as opposed to alphanumerical) designation and pro rata among each Class of Notes of the same alphabetical designation based upon the Outstanding Principal Amount of the Notes of each such Class.

(f) Additional Remedies. In addition to any rights and remedies now or hereafter granted hereunder or under applicable law with respect to the Collateral, the Trustee shall have all of the rights and remedies of a secured party under the UCC as enacted in any applicable jurisdiction.

(g) Proceedings. The Trustee may maintain a Proceeding even if it does not possess any of the Notes or does not produce any of them in the Proceeding, and any such Proceeding instituted by the Trustee shall be in its own name as trustee. All remedies are cumulative to the extent permitted by law.

(h) Power of Attorney. The Issuer hereby grants to the Trustee an absolute power of attorney to sign, upon the occurrence and during the continuance of an Event of Default, any document which may be required by the USPTO, USCO, any similar office or agency in each foreign country in which any Securitization IP is located, or any other Governmental Authority in order to effect an absolute assignment of all right, title and interest in or to any Securitization IP, and record the same.

Section 9.4 Waiver of Appraisal, Valuation, Stay and Right to Marshaling.

To the extent it may lawfully do so, the Issuer for itself and for any Person who may claim through or under it hereby:

(a) agrees that neither it nor any such Person will step up, plead, claim or in any manner whatsoever take advantage of any appraisal, valuation, stay, extension or redemption laws, now or hereafter in force in any jurisdiction, which may delay, prevent or otherwise hinder (i) the performance, enforcement or foreclosure of the Indenture or the Guarantee and Collateral Agreement, (ii) the sale of any of the Collateral or (iii) the putting of the purchaser or purchasers thereof into possession of such property immediately after the sale thereof;

(b) waives all benefit or advantage of any such laws;

(c) waives and releases all rights to have the Collateral marshaled upon any foreclosure, sale or other enforcement of the Indenture; and

(d) consents and agrees that, subject to the terms of the Indenture and the Guarantee and Collateral Agreement, all the Collateral may at any such sale be sold by the Trustee as an entirety or in such portions as the Trustee may (upon direction by the Control Party (acting at the direction of the Controlling Class Representative)) determine.

Section 9.5 Limited Recourse.

Notwithstanding any other provision of the Indenture, the Notes or any other Transaction Document or otherwise, the liability of the Securitization Entities to the Noteholders and any other Secured Parties under or in relation to the Indenture, the Notes or any other Transaction Document or otherwise, is limited in recourse to the Collateral. The proceeds of the Collateral having been applied in accordance with the terms hereof, none of the Noteholders or any other Secured Parties shall be entitled to take any further steps against any Securitization Entity to recover any sums due but still unpaid hereunder, under the Notes or under any of the other agreements or documents described in this Section 9.5, all claims in respect of which shall be extinguished.

Section 9.6 Optional Preservation of the Collateral.

If the maturity of the Outstanding Notes of each Series has been accelerated pursuant to Section 9.2 following an Event of Default and such declaration and its consequences have not been rescinded and annulled, the Trustee, at the direction of the Control Party (acting at the direction of the Controlling Class Representative), shall elect to maintain possession of such portion, if any, of the Collateral as the Control Party (acting at the direction of the Controlling Class Representative) shall in its discretion determine.

Section 9.7 Waiver of Past Events.

Prior to the declaration of the acceleration of the maturity of each Series of Notes Outstanding as provided in Section 9.2 and subject to Section 13.2, the Control Party (at the direction of the Controlling Class Representative) by notice to the Trustee, the Rating Agencies and the Servicer, may waive any existing Default or Event of Default described in any clause of Section 9.2 (except clause (d) thereof) and its consequences; provided, however, that before any waiver may be effective, the Trustee and the Servicer must have received any reimbursement then due or payable in respect of unreimbursed Advances (including interest thereon) or any other amounts then due to the Servicer or the Trustee hereunder or under the Transaction Documents; provided, further, that the Control Party shall provide written notice of any such waiver to each Rating Agency (with a copy to the Servicer). Upon any such waiver, such Default shall cease to exist and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of the Indenture, but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon. A Default or an Event of Default described in Section 9.2(d) shall not be subject to waiver without the consent of the Control Party (acting at the direction of the Controlling Class Representative) and each Noteholder. Subject to Section 13.2, the Control Party (at the direction of the Controlling Class Representative), by notice to the Trustee, the Rating Agencies and the Servicer, may waive any existing Potential Rapid Amortization Event or any existing Rapid Amortization Event; provided however, that a Rapid Amortization Event pursuant to Section 9.1(d) relating to a particular Series of Notes (or Class, Subclass or Tranche thereof) shall not be permitted to be waived by any party unless each Noteholder of such Series of Notes (or Class, Subclass or Tranche thereof) has consented to such waiver.

Section 9.8 Control by the Control Party.

Notwithstanding any other provision hereof, the Control Party (subject to Section 11.4(e), at the direction of the Controlling Class Representative) may cause the institution of and direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or direct the Trustee to exercise any trust or power conferred on the Trustee; provided that:

(a) such direction of time, method and place shall not be in conflict with any rule of law, the Servicing Standard or with the Indenture;

(b) the Control Party (at the direction of the Controlling Class Representative) may take any other action deemed proper by the Control Party (at the direction of the Controlling Class Representative) that is not inconsistent with such direction (as the same may be modified by the Control Party (at the direction of the Controlling Class Representative)); and

(c) such direction shall be in writing;

provided further that, subject to Section 10.1, the Trustee need not take any action that it determines might involve it in liability unless it has received an indemnity for such liability as provided herein.

Section 9.9 Limitation on Suits.

Any other provision of the Indenture to the contrary notwithstanding, a Holder of Notes may pursue a remedy with respect to the Indenture or any other Transaction Document only if:

(a) the Noteholder gives to the Trustee, the Control Party and the Controlling Class Representative written notice of a continuing Event of Default;

(b) the Noteholders of at least 25% of the Aggregate Outstanding Principal Amount of all then Outstanding Notes make a written request to the Trustee, the Control Party and the Controlling Class Representative to pursue the remedy;

(c) such Noteholder or Noteholders offer and, if requested, provide to the Trustee, the Control Party and the Controlling Class Representative an indemnity satisfactory to the Trustee, the Control Party and the Controlling Class Representative against any loss, liability or expense;

(d) the Trustee does not comply with the request within sixty (60) days after receipt of the request and the offer and, if requested, the provision of indemnity reasonably satisfactory to it;

(e) during such sixty (60) day period, the Majority of Senior Noteholders do not give the Trustee a direction inconsistent with the request; and

(f) the Control Party (acting at the direction of the Controlling Class Representative) has consented to the pursuit of such remedy.

A Noteholder may not use the Indenture or any other Transaction Document to prejudice the rights of another Noteholder or to obtain a preference or priority over another Noteholder.

Section 9.10 Unconditional Rights of Noteholders to Receive Payment.

Notwithstanding any other provision of the Indenture, the right of any Holder of a Note to receive payment of principal of, and premium, if any, and interest on the Note, on or after the respective due dates expressed in the Note, or to bring suit for the enforcement of any such payment on or after such respective dates, is absolute and unconditional and shall not be impaired or affected without the consent of the Holder of the Note.

Section 9.11 The Trustee May File Proofs of Claim.

The Trustee is authorized to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel), the Noteholders and any other Secured Party (as applicable) allowed in any judicial proceedings relative to the Issuer (or any other obligor upon the Notes), its creditors or its property, and shall be entitled and empowered to collect, receive and distribute any money or other property payable or deliverable on any such claim and any custodian in any such judicial proceeding is hereby authorized by each Noteholder and each other Secured Party to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Noteholders or any other Secured Party, to pay the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 10.5. To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 10.5 out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, dividends, money and other properties which any of the Noteholders or any other Secured Party may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Noteholder or any other Secured Party any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Noteholder or any other Secured Party, or to authorize the Trustee to vote in respect of the claim of any Noteholder or any other Secured Party in any such proceeding.

Section 9.12 Undertaking for Costs.

In any suit for the enforcement of any right or remedy under the Indenture or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in the suit of any undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 9.12 does not apply to a suit by the Trustee, a suit by a Noteholder pursuant to Section 9.9 or a suit by Noteholders of more than 10% of the Aggregate Outstanding Principal Amount of all Series of Notes.

Section 9.13 Restoration of Rights and Remedies.

If the Trustee, any Noteholder or any other Secured Party has instituted any Proceeding to enforce any right or remedy under the Indenture or any other Transaction Document and such Proceeding has been discontinued or abandoned for any reason or has been determined adversely to the Trustee or to such Noteholder or other Secured Party, then and in every such case the Trustee and the Noteholders shall, subject to any determination in such proceeding, be restored severally and respectively to their former positions hereunder, and thereafter all rights and remedies of the Trustee, the Noteholders and the other Secured Parties shall continue as though no such Proceeding had been instituted.

Section 9.14 Rights and Remedies Cumulative.

No right or remedy herein conferred upon or reserved to the Trustee or to the Holders of Notes or any other Secured Party is intended to be exclusive of any other right or remedy, and every right or remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given under the Indenture or any other Transaction Document or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy under the Indenture or any other Transaction Document, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

Section 9.15 Delay or Omission Not Waiver.

No delay or omission of the Trustee, the Control Party, the Controlling Class Representative, any Holder of any Note or any other Secured Party to exercise any right or remedy accruing upon any Potential Rapid Amortization Event, Rapid Amortization Event, Default or Event of Default shall impair any such right or remedy or constitute a waiver of any such Potential Rapid Amortization Event, Rapid Amortization Event, Default or Event of Default or an acquiescence therein. Every right and remedy given by this Article IX or by law to the Trustee, the Control Party, the Controlling Class Representative, the Holders of Notes or any other Secured Party may be exercised from time to time to the extent not inconsistent with the Indenture, and as often as may be deemed expedient, by the Trustee, the Control Party, the Controlling Class Representative, the Holders of Notes or any other Secured Party, as the case may be.

Section 9.16 Waiver of Stay or Extension Laws.

The Issuer covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of the Indenture or any other Transaction

Document; and the Issuer (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantages of any such law, and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, the Control Party or the Controlling Class Representative by relying on any such law, but will suffer and permit the execution of every such power as though no such law had been enacted.

ARTICLE X

THE TRUSTEE

Section 10.1 Duties of the Trustee.

(a) If an Event of Default or a Rapid Amortization Event of which the Trustee shall have Actual Knowledge has occurred and is continuing, the Trustee shall (except in the case of the receipt of directions with respect to such matter from the Control Party in accordance with the terms of this Base Indenture or any other Transaction Document in which event the Trustee’s sole responsibility will be to await such directions and act or refrain from acting in accordance with such directions) exercise the rights and powers vested in it by this Base Indenture and the other Transaction Documents, and use the same degree of care and skill in its exercise, as a prudent Person would exercise or use under the circumstances in the conduct of such Person’s own affairs; provided that the Trustee will have no liability in connection with any action or inaction taken, or not taken, by it upon the deemed occurrence of an Event of Default, a Rapid Amortization Event, a Manager Termination Event or a Servicer Termination Event of which a Trust Officer has not received written notice; provided, further, that the Trustee will have no liability in connection with any action or inaction due to the acts or failure to act of the Control Party or the Controlling Class Representative in connection with any Event of Default, Rapid Amortization Event, Manager Termination Event or Servicer Termination Event, or for acting or failing to act due to any direction or lack of direction from the Control Party or the Controlling Class Representative. The preceding sentence shall not have the effect of insulating the Trustee from liability arising out of the Trustee’s negligence, fraud, bad faith or willful misconduct. The Trustee agrees that it shall not exercise any rights or remedies available to it as a result of the occurrence of a Rapid Amortization Event or an Event of Default until after the Trustee has given prior written notice thereof to the Controlling Class Representative and the Control Party and has obtained the written direction of the Control Party (subject to Section 11.4(e), at the direction of the Controlling Class Representative). The Trustee, upon receipt of all resolutions, certificates, statements, opinions, reports, documents, orders or other instruments furnished to the Trustee which are specifically required to be furnished pursuant to any provision of the Indenture, shall examine them to determine whether they conform to the requirements of this Base Indenture; provided that the Trustee shall not be responsible for the accuracy or content of any resolution, certificate, statement, opinion, report, document, order or other instrument furnished by the Issuer under the Indenture.

(b) Except during the occurrence and continuance of an Event of Default or a Rapid Amortization Event of which the Trustee shall have Actual Knowledge:

(i) The Trustee undertakes to perform only those duties that are specifically set forth in the Indenture or any other Transaction Document to which it is a party and no others, the Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Base Indenture or any other Transaction Documents to which it is a party, and no other duties or implied covenants or obligations shall be read into the Indenture or any other Transaction Document against the Trustee; and

(ii) In the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of the Indenture and any other applicable Transaction Document; provided, however, in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine such certificates or opinions to determine whether or not they conform to the requirements of the Indenture and shall promptly notify the party of any non-conformity.

(c) The Trustee may not be relieved from liability for its own negligence, fraud, bad faith or willful misconduct, except that:

(i) This clause (c) does not limit the effect of clause (a) of this Section 10.1.

(ii) The Trustee shall not be liable in its individual capacity for any error of judgment made in good faith by a Trust Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts.

(iii) The Trustee shall not be liable in its individual capacity with respect to any action it takes, suffers or omits to take in good faith at the direction of the Manager, the Issuer, the Control Party and/or any Noteholder under the circumstances if such direction is required or permitted by the terms hereunder.

(iv) The Trustee shall not be charged with knowledge of any Default, Event of Default, Potential Rapid Amortization Event, Rapid Amortization Event, Manager Termination Event, Potential Manager Termination Event or Servicer Termination Event or the commencement and continuation of a Cash Trapping Period until such time as a Trust Officer shall have Actual Knowledge or have received written notice thereof. In the absence of such Actual Knowledge or receipt of such notice, the Trustee may conclusively assume that no such event has occurred or is continuing.

(d) Notwithstanding anything to the contrary contained in the Indenture or any of the other Transaction Documents, no provision of the Indenture or the other Transaction Documents shall require the Trustee to expend or risk its own funds or incur any financial liability in the performance of any of its duties or exercise of its rights or powers hereunder, if it has reasonable grounds for believing that repayment of such funds or adequate security or indemnity against such risk or liability is not reasonably assured to it by the security afforded to it by the terms of the Indenture or the Guarantee and Collateral Agreement. The Trustee may refuse to perform any duty or exercise any right or power unless it receives indemnity satisfactory to it against any risk, loss, liability or expense.

(e) In the event that the Paying Agent or the Note Registrar shall fail to perform any obligation, duty or agreement in the manner or on the day required to be performed by the Paying Agent or the Note Registrar, as the case may be, under the Indenture, the Trustee shall be obligated as soon as practicable upon Actual Knowledge of a Trust Officer thereof and receipt of appropriate records and information, if any, to perform such obligation, duty or agreement in the manner so required.

(f) Subject to Section 10.3, all moneys received by the Trustee shall, until used or applied as herein provided, be held in trust for the purposes for which they were received, but need not be segregated from other funds except to the extent required by law or the Indenture or any of the other Transaction Documents.

(g) Whether or not therein expressly so provided, every provision of the Indenture and the other Transaction Documents relating to the conduct of, affecting the liability of, or affording protection to, the Trustee shall be subject to the provisions of this Section 10.1.

(h) The Trustee shall not be responsible (i) for the existence, genuineness or value of any of the Collateral, (ii) for the validity, perfection, priority or enforceability of the Liens in any of the Collateral, whether impaired by operation of law or by reason of any action or omission to act on its part hereunder, except to the extent such action or omission constitutes negligence, bad faith or willful misconduct on the part of the Trustee, (iii) for the validity or sufficiency of the Collateral or any agreement or assignment contained therein, (iv) for the validity of the title of the Securitization Entities to the Collateral, (v) for insuring the Collateral or (vi) for the payment of Taxes, charges, assessments or Liens upon the Collateral or otherwise as to the maintenance of the Collateral. Except as otherwise provided herein, the Trustee shall have no duty to inquire as to the performance or observance of any of the terms of the Indenture or the other Transaction Documents by the Securitization Entities.

(i) The Trustee shall not be liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the Indenture or at the direction of the Servicer, the Control Party, the Controlling Class Representative or the holders of the requisite percentage of Noteholders, relating to the time, method and place for conducting any proceeding for any remedy available to the Trustee, exercising any trust or power conferred upon the Trustee under this Base Indenture or any other circumstances in which such direction is required or permitted by the terms of this Base Indenture.

(j) The Trustee shall have no duty (i) to see to any recording, filing or depositing of this Base Indenture or any agreement referred to herein or any financing statement or continuation statement evidencing a security interest, or to see to the maintenance of any such recordings or filing or depositing or to any rerecording, refilling or redeposition of any thereof (other than with respect to filings of the Mortgages as and to the extent provided in Section 8.40); (ii) to see to any insurance, (iii) except as otherwise provided by Section 10.1(e), to see to the payment or discharge of any tax, assessment or other governmental charge or any lien or encumbrance of any kind or (iv) to confirm or verify the contents of any reports or certificates of the Manager, the Control Party, the Back-Up Manager or the Servicer delivered to the Trustee pursuant to this Base Indenture or any other Transaction Document believed by the Trustee to be genuine and to have been signed or presented by the proper party or parties.

(k) The Trustee shall not be personally liable for special, indirect, consequential or punitive damages arising out of, in connection with or as a result of the performance of its duties under the Indenture.

(l) (i) Notwithstanding anything to the contrary in this Section 10.1, the Trustee shall make Debt Service Advances to the extent and in the manner set forth in Section 5.12(a) hereof; provided, however, that notwithstanding anything herein or in any other Transaction Document to the contrary, the Trustee will not be obligated to advance any principal on the Notes, any make-whole prepayment consideration, any Series Hedge Payment Amounts, any Class A-1 Notes Administrative Expenses, any Class A-1 Notes Quarterly Commitment Fees Amount, any Post-ARD Additional Interest or any reserve amounts or any interest or principal payable on, or any other amount due with respect to, the Senior Subordinated Notes or the Subordinated Notes; provided further that, for the avoidance of doubt, the Trustee will not be required to make any Debt Service Advance in respect of any Class A-1 Notes Interest Adjustment Amount to the extent such Debt Service Advance would be duplicative of a Debt Service Advance already made with respect to such Quarterly Calculation Date.

(ii) Notwithstanding anything herein to the contrary, no Debt Service Advance shall be required to be made hereunder by the Trustee if the Trustee determines such Debt Service Advance (including interest thereon) would, if made, constitute a Nonrecoverable Advance or if an Advance Suspension Period is then in effect. The determination by the Trustee that it has made a Nonrecoverable Advance or that any proposed Debt Service Advance, if made, would constitute a Nonrecoverable Advance, shall be made by the Trustee in its reasonable good faith judgment. The Trustee is entitled to conclusively rely on the determination of the Servicer that an Advance is or would be a Nonrecoverable Advance. Any such determination will be conclusive and binding on the Noteholders. The Trustee may update or change its nonrecoverability determination at any time, and may decide that a requested Debt Service Advance or Collateral Protection Advance that was previously deemed to be a Nonrecoverable Advance shall have become recoverable. Notwithstanding the foregoing, all outstanding Debt Service Advances and Collateral Protection Advances made by the Trustee and any accrued interest thereon will be paid strictly in accordance with the Priority of Payments, even if the Trustee determines that any such advance is a Nonrecoverable Advance after such Advance has been made.

(iii) The Trustee shall be entitled to receive interest at the Advance Interest Rate accrued on the amount of each Debt Service Advance made thereby (with its own funds) for so long as such Debt Service Advance is outstanding. Such interest with respect to any Debt Service Advance made pursuant to this Section 10.1(l) shall be payable out of Collections in accordance with the Priority of Payments pursuant to Section 5.11 hereof and the other applicable provisions of the Transaction Documents. Such interest will be calculated on the basis of a 360-day year of twelve 30-day months and will be due and payable in arrears on each Weekly Allocation Date.

Section 10.2 Rights of the Trustee. Except as otherwise provided by Section 10.1:

(a) The Trustee may conclusively rely and shall be fully protected in acting or refraining from acting based upon any resolution, Officer’s Certificate, Opinion of Counsel, certificate, instrument, report, consent, order, document or other paper reasonably believed by it to be genuine and to have been signed by or presented by the proper person.

(b) The Trustee may consult with counsel of its selection and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection from liability in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

(c) The Trustee may act through agents, custodians and nominees and shall not be liable for any misconduct or negligence on the part of, or for the supervision of, any such non-affiliated agent, custodian or nominee so long as such agent, custodian or nominee is appointed with due care; provided, however, the Trustee shall have received the consent of the Servicer prior to the appointment of any agent, custodian or nominee performing any material obligation of the Trustee hereunder.

(d) The Trustee shall not be liable for any action it takes, suffers or omits to take in the absence of negligence, fraud, bad faith and willful misconduct which it believes to be authorized or within the discretion or rights or powers conferred upon it by the Indenture or the applicable Transaction Documents.

(e) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Base Indenture, any Series Supplement or any other Transaction Document, or to institute, conduct or defend any litigation hereunder or thereunder or in relation hereto or thereto, at the request, order or direction of the Servicer, the Control Party, the Controlling Class Representative, any of the Noteholders or any other Secured Party pursuant to the provisions of this Base Indenture, any Series Supplement or any other Transaction Document, unless the Trustee has been offered security or indemnity reasonably satisfactory to the Trustee against the costs, expenses and liabilities that may be incurred by it in compliance with such request, order or direction.

(f) Prior to the occurrence of an Event of Default or Rapid Amortization Event, the Trustee shall not be bound to make any investigation into the facts of matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond or other paper or document, unless requested in writing so to do by the Noteholders of at least 25% of the Aggregate Outstanding Principal Amount of all then Outstanding Notes. If the Trustee is so requested or determines in its own discretion to make such further inquiry or investigation into such facts or matters as it sees fit, the Trustee shall be entitled to examine the books, records and premises of the Securitization Entities, personally or by agent or attorney, at the sole cost of the Issuer and the Trustee shall incur no liability by reason of such inquiry or investigation.

(g) The right of the Trustee to perform any discretionary act enumerated in this Base Indenture shall not be construed as a duty, and the Trustee shall be not be liable in the absence of negligence, fraud, bad faith or willful misconduct for the performance of such act.

(h) In accordance with Section 326 of the U.S.A. Patriot Act, to help fight the funding of terrorism and money laundering activities, the Trustee will obtain, verify, and record information that identifies individuals or entities that establish a relationship or open an account with the Trustee. The Trustee will ask for the name, address, tax identification number and other information that will allow the Trustee to identify the individual or entity who is establishing the relationship or opening the account. The Trustee may also ask for formation documents such as articles of incorporation, an offering memorandum, or other identifying documents to be provided.

(i) Notwithstanding anything to the contrary herein, any and all communications (both text and attachments) by or from the Trustee that the Trustee in its sole discretion deems to contain confidential, proprietary or sensitive information and sent by electronic mail will be encrypted. The recipient of the email communication will be required to complete a one-time registration process.

(j) The Trustee shall not be responsible or liable for any failure or delay in the performance of its obligations under this Base Indenture arising out of or caused, directly or indirectly, by circumstances beyond its reasonable control, including without limitation, acts of God; earthquakes; fires; floods; wars; civil or military disturbances; sabotage; epidemics; riots; interruptions, loss or malfunctions of utilities, computer (hardware or software) or communications service, accidents; labor disputes; acts of civil or military authority or governmental actions (it being understood that the Trustee shall use commercially reasonable efforts to resume performance as soon as practicable under the circumstances).

(k) The Trustee shall not be required to give any bond or surety in respect of the execution of the trust created hereby or the powers granted hereunder.

(l) All rights of action and claims under this Base Indenture may be prosecuted and enforced by the Trustee without the possession of any of the Notes or the production thereof in any proceeding relating thereto, any such proceeding instituted by the Trustee shall be brought in its own name or in its capacity as Trustee. Any recovery of judgment shall, after provision for the payments to the Trustee provided for in Section 10.5, be distributed in accordance with Section 9.3(e).

(m) The Trustee may request written direction from any applicable party any time the Indenture provides that the Trustee may be directed to act.

(n) Any request or direction of the Issuer mentioned herein shall be sufficiently evidenced by a Company Order.

(o) Whenever in the administration of the Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee may, in the absence of bad faith, gross negligence or willful misconduct on its part, rely upon an Officer’s Certificate of the Issuer, the Manager or the Servicer and shall incur no liability for its reliance thereon.

(p) The Trustee shall not be responsible for the accuracy of the books or records of, or for any acts or omissions of, DTC, any transfer agent (other than the Trustee itself acting in that capacity), Clearstream, Euroclear, any calculation agent (other than the Trustee itself acting in that capacity), or any agent appointed by it with due care or any Paying Agent (other than the Trustee itself acting in that capacity).

(q) The Trustee and its Affiliates are permitted to receive additional compensation that could be deemed to be in the Trustee’s economic self-interest for (i) serving as an investment advisor, administrator, shareholder servicing agent, custodian or sub-custodian with respect to certain Eligible Investments, (ii) using Affiliates to effect transactions in certain Eligible Investments and (iii) effecting transactions in certain Eligible Investments. The Trustee does not guarantee the performance of any Eligible Investments.

(r) The Trustee shall have no obligation to invest and reinvest any cash held in the absence of timely and specific written investment direction from the Servicer or the Issuer. In no event shall the Trustee be liable for the selection of investments or for investment losses incurred thereon. The Trustee shall have no liability in respect of losses incurred as a result of the liquidation of any investment prior to its stated maturity or the failure of the Servicer or the Issuer to provide timely written investment direction.

(s) The Trustee shall have no obligation to calculate nor shall it be responsible or liable for any calculation of the DSCR, the Interest-Only DSCR, the Additional Notes Pro Forma DSCR or the Cash Trapping DSCR Threshold.

(t) The rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee, in each case, with respect to its capacities hereunder, and each agent, custodian and other Person employed to act hereunder.

(u) The Trustee shall be afforded, in each Transaction Document, all of the rights, powers, immunities and indemnities granted to it in this Base Indenture as if such rights, powers, immunities and indemnities were specifically set out in each such Transaction Document.

(v) For any purpose under the Transaction Documents, the Trustee may conclusively assume without incurring liability therefor that no Notes are held by any of the Securitization Entities, any other obligor upon the Notes, the Manager or any Affiliate of any of them unless a Trust Officer has received written notice at the Corporate Trust Office that any Notes are so held by any of the Securitization Entities, any other obligor upon the Notes, the Manager or any Affiliate of any of them.

(w) The Trustee shall not have any responsibility to make any inquiry or investigation as to, and shall have no obligation in respect of, the terms of an engagement of Independent Auditors by the Issuer (or the Manager on behalf of the Issuer) or the terms of any agreed upon procedures in respect of such engagement; provided that the Trustee shall be authorized, upon receipt of a Company Order directing the same, to execute any acknowledgment or other agreement with the Independent Auditors required for the Trustee to receive any of the reports or instructions provided herein, which acknowledgment or agreement may include, among other things, (i) acknowledgment that the Issuer had agreed that the procedures to be performed by the Independent Auditors are sufficient for the Issuer’s purposes, (ii) releases by the Trustee (on behalf of itself and the Holders) of claims against the Independent Auditors, and (iii) restrictions or prohibitions on the disclosure of information or documents provided to it by such firm of Independent Auditors (including to the Holders). Notwithstanding the foregoing, in no event shall the Trustee be required to execute any agreement in respect of the Independent Auditors that the Trustee reasonably determines adversely affects it.

(x) Citibank, N.A. (in each of its capacities, the “Bank”) agrees to accept and act upon instructions or directions pursuant to this Base Indenture, the Guarantee and Collateral Agreement or any documents executed in connection herewith or therewith sent by unsecured email or other similar unsecured electronic methods; provided, however, that any person providing such instructions or directions shall provide to the Bank an incumbency certificate listing persons designated to provide such instructions or directions (including the email addresses of such persons), which incumbency certificate shall be amended whenever a person is added or deleted from the listing. If such person elects to give the Bank email (of .pdf or similar files) (or instructions by a similar electronic method) and the Bank in its discretion elects to act upon such instructions, the Bank’s reasonable understanding of such instructions shall be deemed controlling. The Bank shall not be liable for any losses, costs or expenses arising directly or indirectly from the Bank’s reliance upon and compliance with such instructions notwithstanding such instructions conflicting with or being inconsistent with a subsequent written instruction. Any person providing such instructions or directions agrees to assume all risks arising out of the use of such electronic methods to submit instructions and directions to the Bank, including without limitation the risk of the Bank acting on unauthorized instructions, and the risk of interception and misuse by third parties.

Section 10.3 Individual Rights of the Trustee.

The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Securitization Entities or an Affiliate of the Securitization Entities with the same rights it would have if it were not Trustee. Any Agent may do the same with like rights.

Section 10.4 Notice of Events of Default and Defaults.

If an Event of Default, a Default, a Rapid Amortization Event or a Potential Rapid Amortization Event occurs and is continuing of which the Trustee has Actual Knowledge or written notice of the existence thereof has been delivered to a Trust Officer, the Trustee shall promptly provide the Noteholders, the Servicer, the Manager, the Back-Up Manager, the Issuer, any Class A-1 Administrative Agent and each Rating Agency with notice of such Event of Default, Default, Rapid Amortization Event or Potential Rapid Amortization Event, to the extent that the Notes of such Series are Book-Entry Notes, by telephone and e-mail and otherwise by first class mail.

Section 10.5 Compensation and Indemnity.

(a) The Issuer shall promptly pay to the Trustee from time to time compensation for its acceptance of the Indenture and services hereunder and under the other Transaction Documents to which the Trustee is a party as the Trustee and the Issuer shall from time to time agree in writing. The Trustee’s compensation shall not be limited by any law on compensation of a trustee of an express trust. The Issuer shall reimburse the Trustee promptly upon request for all reasonable disbursements, advances and expenses incurred or made by it in addition to the compensation for its services in accordance with the provisions of the Indenture (including, without limitation, the Priority of Payments). Such expenses shall include the reasonable compensation, disbursements and expenses of the Trustee’s agents and outside counsel. The Issuer shall not be required to reimburse any expense incurred by the Trustee through the Trustee’s own willful misconduct, bad faith or negligence. When the Trustee incurs expenses or renders services after an Event of Default or Rapid Amortization Event occurs, the expenses and the compensation for the services are intended to constitute expenses of administration under the Bankruptcy Code.

(b) The Issuer shall indemnify and hold harmless the Trustee or any predecessor Trustee and their respective directors, officers, agents and employees from and against any loss, liability, claim, expense (including taxes, other than taxes based upon, measured by or determined by the income of the Trustee or such predecessor Trustee), damage or injury suffered or sustained by reason of any acts, omissions or alleged acts or omissions arising out of or in connection with (i) the activities of the Trustee or such predecessor Trustee pursuant to this Base Indenture, any Series Supplement or any other Transaction Documents to which the Trustee is a party and (ii) the security interest granted hereby, whether arising by virtue of any act or omission on the part of the Issuer or otherwise, including but not limited to any judgment, award, settlement, reasonable attorneys’ fees and other costs or expenses reasonably incurred in connection with the defense of any actual or threatened action, proceeding, claim (whether asserted by the Issuer, the Servicer, the Control Party or any Noteholder or any other Person), liability in connection with the exercise or performance of any of its powers or duties hereunder or under any Transaction Document, the preservation of any of its rights to, or the realization upon, any of the Collateral, or in connection with enforcing the provisions of this Section 10.5(b); provided, however, that the Issuer shall not indemnify the Trustee, any predecessor Trustee or their respective directors, officers, employees or agents if such acts, omissions or alleged acts or omissions constitute willful misconduct, bad faith or negligence by the Trustee or such predecessor Trustee, as the case may be.

(c) The provisions of this Section 10.5 shall survive the termination of the Indenture and the resignation and removal of the Trustee.

Section 10.6 Replacement of the Trustee.

(a) A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee’s acceptance of appointment as provided in this Section 10.6.

(b) The Trustee may, after giving not less than thirty (30) days’ prior written notice to the Issuer, the Noteholders, the Servicer, the Manager, the Back-Up Manager, the Controlling Class Representative, each Class A-1 Administrative Agent and each Rating Agency, resign at any time from its office and be discharged from the trust hereby created; provided, however, that no such resignation of the Trustee shall be effective until a successor trustee has assumed the obligations of the Trustee hereunder. The Control Party (at the direction of the Controlling Class Representative) or the Issuer may remove the Trustee by delivering written notice of such removal to the Trustee, or any Noteholder may, on behalf of itself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee, if at any time:

(i) the Trustee fails to comply with Section 10.8;

(ii) the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under the Bankruptcy Code;

(iii) the Trustee fails generally to pay its debts as such debts become due; or

(iv) the Trustee becomes incapable of acting.

If the Trustee resigns or is removed or if a vacancy exists in the office of the Trustee for any reason, the Issuer shall promptly, with the prior written consent of the Control Party, appoint a successor Trustee. Within one year after the successor Trustee takes office, the Majority of Controlling Class Members (with the prior written consent of the Control Party) may appoint a successor Trustee to replace the successor Trustee appointed by the Issuer.

(c) If a successor Trustee is not appointed and an instrument of acceptance by a successor Trustee is not delivered to the Trustee within thirty (30) days after the retiring Trustee resigns or is removed, at the direction of the Control Party, the retiring Trustee, at the expense of the Issuer, may petition any court of competent jurisdiction for the appointment of a successor Trustee.

(d) Reserved.

(e) A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee or removed Trustee and to the Servicer and the Issuer. Thereupon the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Base

Indenture, any Series Supplement and any other Transaction Document to which the Trustee is a party. The successor Trustee shall mail a notice of its succession to Noteholders and each Class A-1 Administrative Agent. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee; provided, however, that all sums owing to the retiring Trustee hereunder have been paid. Notwithstanding replacement of the Trustee pursuant to this Section 10.6 the Issuer’s obligations under Section 10.5 shall continue for the benefit of the retiring Trustee.

(f) No successor Trustee may accept its appointment unless at the time of such acceptance such successor is qualified and eligible under this Base Indenture and a Rating Agency Notification has been provided and the Control Party has provided its consent with respect to such appointment.

Section 10.7 Successor Trustee by Merger, etc.

Subject to Section 10.8, if the Trustee consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the successor corporation without any further act shall be the successor Trustee; provided that written notice of such consolidation, merger or conversion shall be provided to the Issuer, the Servicer, the Noteholders and each Class A-1 Administrative Agent; provided further that the resulting or successor corporation is eligible to be a Trustee under Section 10.8.

Section 10.8 Eligibility Disqualification.

There shall at all times be a Trustee hereunder which shall (i) be a bank or trust company organized and doing business under the laws of the United States of America or of any state thereof authorized under such laws to exercise corporate trustee power, (ii) be subject to supervision or examination by federal or state authority, (iii) have a combined capital and surplus of at least $250,000,000 as set forth in its most recent published annual report of condition, (iv) be reasonably acceptable to the Servicer and (v) have a long-term unsecured debt rating of at least “BBB+” by S&P or KBRA (but in any event such S&P rating shall always be required).

Section 10.9 Appointment of Co-Trustee or Separate Trustee.

(a) Notwithstanding any other provisions of this Base Indenture, any Series Supplement or any other Transaction Document, at any time, for the purpose of meeting any legal requirements of any jurisdiction in which any part of the Collateral may at the time be located, the Trustee shall have the power upon notice to the Control Party, the Issuer and each Class A-1 Administrative Agent and may execute and deliver all instruments to appoint one or more Persons to act as a co-trustee or co-trustees, or separate trustee or separate trustees, for all or any part of the Collateral, and to vest in such Person or Persons, in such capacity and for the benefit of the Noteholders and the other Secured Parties, such title to the Collateral, or any part thereof, and, subject to the other provisions of this Section 10.9, such powers, duties, obligations, rights and trusts as the Trustee may consider necessary or desirable. Any co-trustee or separate trustee hereunder shall be required to meet the terms of eligibility as a successor trustee under Section 10.8 or shall be otherwise acceptable to the Servicer. No notice to Noteholders of the appointment of any co-trustee or separate trustee shall be required under Section 10.6. No co-trustee shall be appointed without the consent of the Servicer and the Issuer unless such appointment is required as a matter of state law or to enable the Trustee to perform its functions hereunder.

(b) Every separate trustee and co-trustee shall, to the extent permitted by law, be appointed and act subject to the following provisions and conditions:

(i) the Notes of each Series (other than Uncertificated Notes) shall be authenticated and delivered solely by the Trustee or an authenticating agent appointed by the Trustee;

(ii) all rights, powers, duties and obligations conferred or imposed upon the Trustee shall be conferred or imposed upon and exercised or performed by the Trustee and such separate trustee or co-trustee jointly (it being understood that such separate trustee or co-trustee is not authorized to act separately without the Trustee joining in such act), except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed, the Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the Collateral or any portion thereof in any such jurisdiction) shall be exercised and performed singly by such separate trustee or co-trustee, but solely at the direction of the Trustee;

(iii) no trustee hereunder shall be personally liable by reason of any act or omission of any other trustee hereunder and such appointment shall not, and shall not be deemed to, constitute any such trustee or co-trustee as an agent of the Trustee; and

(iv) the Trustee may at any time accept the resignation of or remove any separate trustee or co-trustee.

(c) Any notice, request or other writing given to the Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Base Indenture and the conditions of this Article X. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Trustee or separately, as may be provided therein, subject to all the provisions of this Base Indenture, any Series Supplement and any other Transaction Documents to which the Trustee is a party, specifically including every provision of this Base Indenture, any Series Supplement, or any other Transaction Document which the Trustee is a party relating to the conduct of, affecting the liability of, or affording protection to, the Trustee. Every such instrument shall be filed with the Trustee and a copy thereof given to the Servicer and the Issuer.

(d) Any separate trustee or co-trustee may at any time constitute the Trustee, its agent or attorney-in-fact with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect to this Base Indenture, any Series Supplement or any other Transaction Document on its behalf and in its name. If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Trustee, to the extent permitted by law, without the appointment of a new or successor trustee.

Section 10.10 Representations and Warranties of Trustee.

The Trustee represents and warrants to the Issuer and the Noteholders that:

(a) the Trustee is a national banking association, organized, existing and in good standing under the laws of the United States;

(b) the Trustee has full power, authority and right to execute, deliver and perform this Base Indenture, any Series Supplement issued concurrently with this Base Indenture and each other Transaction Document to which it is a party and to authenticate the Notes (other than Uncertificated Notes which shall be registered), and has taken all necessary action to authorize the execution, delivery and performance by it of this Base Indenture, any Series Supplement issued concurrently with this Base Indenture and any such other Transaction Document and to authenticate the Notes;

(c) this Base Indenture and each other Transaction Document to which it is a party has been duly executed and delivered by the Trustee; and

(d) the Trustee meets the requirements of eligibility as a trustee hereunder set forth in Section 10.8(a).

Section 10.11 Confidentiality.

(a) “Confidential Information” means trade secrets and other information (including, without limitation, know how, ideas, techniques, recipes, formulas, customer lists, customer information, financial information, business methods and processes, marketing plans, specifications, and other similar information as well as internal materials prepared by the owner of such information containing or based, in whole or in part, on any such information) that is confidential and proprietary to its owner and that is disclosed by one party to an agreement to another party thereto whether in writing or disclosed orally, and whether or not designated as confidential.

(b) The Trustee acknowledges that during the term of this Base Indenture it may receive Confidential Information in its capacity as Trustee from any Non-Securitization Entity, the Securitization Entities, the Manager and the Back-Up Manager. The Trustee agrees to use reasonable controls (but in all events at least the same degree of care and controls that the Trustee uses to protect its own confidential and proprietary information of similar importance) to maintain the Confidential Information in confidence and only use the Confidential Information for purposes of its duties under this Base Indenture, and will not, at any time, disseminate or disclose any Confidential Information to any person or entity other than those of its affiliates and its and their directors, officers, employees, agents, consultants or representatives who have a “need to know” such information in connection with this Base Indenture (collectively, the “Representatives”), and its applicable regulatory authorities and auditors. The Trustee shall inform its Representatives of these restrictions, shall be liable for any action, or use or disclosure of Confidential Information by its Representatives which would have constituted a breach of this Section 10.11 had such Representative been a party hereto and shall immediately notify the Manager in the event of any loss or disclosure of any Confidential Information. Confidential Information shall not include information that: (i) is already known to the Trustee without restriction on use or disclosure prior to receipt of such information from any Non-Securitization Entity, a Securitization Entity or other party to a Transaction Document; (ii) is or becomes part of the public domain other than by breach of this Base Indenture by, or other wrongful act of, the Trustee or any of its Representatives; (iii) is developed by the Trustee independently of and without reference to any Confidential Information; (iv) is received by the Trustee from a third party who is not under any obligation to any Non-Securitization Entity, any Securitization Entity or any other party to a Transaction Document to maintain the confidentiality of such information or (v) is required to be disclosed by applicable law, statute, rule, regulation, subpoena, court order or legal process; provided, that the Trustee promptly notifies the Securitization Entities and the Manager of any such requirement and reasonably cooperates with the Securitization Entities and the Manager to minimize the extent of any such disclosure. The duties hereunder shall survive termination of this Base Indenture and (A) for trade secret information, shall continue for as long as such information remains a trade secret under applicable law, and (B) for all other Confidential Information, shall continue for three (3) years after the term of this Base Indenture. Notwithstanding anything to the contrary in this Section 10.11, the disclosure of Confidential Information in accordance with the terms of any Transaction Document shall not be a violation of this Section 10.11.

(c) All books, records, documents, papers or other materials relating to any Non-Securitization Entity’s, any Securitization Entity’s or the Manager’s business, Intellectual Property, customers, suppliers, distributors, franchisees, products or projects received by the Trustee containing Confidential Information or other proprietary information or trade secrets of any Non-Securitization Entity, any Securitization Entity or the Manager, including any copies thereof, shall at all times be and remain the property of the applicable Non-Securitization Entity, Securitization Entity or the Manager, as the case may be, and shall be destroyed or returned immediately to the applicable Non-Securitization Entity, Securitization Entity or the Manager, as the case may be, upon termination of this Base Indenture, or earlier at the request of the applicable Non-Securitization Entity, Securitization Entity or the Manager; provided, however, that the Trustee may retain such limited media and materials containing Confidential Information for customary archival and audit purposes (including with respect to regulatory compliance) only for reference with respect to the prior dealings between the parties and subject to the confidentiality terms of this Base Indenture. Upon request, the Trustee shall provide an Officer’s Certificate attesting to the return and/or destruction of all materials containing any Non-Securitization Entity’s, any Securitization Entity’s or the Manager’s Confidential Information.

(d) Nothing in this Section 10.11 shall be construed as preventing any Non-Securitization Entity or any Securitization Entity, all of which shall be third-party beneficiaries of the rights arising under this Section 10.11, as applicable, from pursuing any and all remedies available to it for the breach or threatened breach of covenants made in this Section 10.11, including recovery of money damages for temporary or permanent injunctive relief.

ARTICLE XI

CONTROLLING CLASS REPRESENTATIVE AND CONTROL PARTY

Section 11.1 Controlling Class Representative.

(a) Within five (5) Business Days following the Closing Date or any CCR Re-Election Event, the Trustee shall deliver a written notice to the Controlling Class Members (with copies to the Manager and the Issuer) in the form of Exhibit G announcing an election of, and soliciting nominations of candidates for, the Controlling Class Representative (a “CCR Election Notice”). The Trustee shall deliver the written notice with respect to Book-Entry Notes through the Applicable Procedures of the Clearing Agency with respect to Book-Entry Notes and to the registered address of any Holders of Definitive Notes in addition to posting the written notice on its password protected website at http://www.sf.citidirect.com.

(b) Each Controlling Class Member shall be allowed to nominate itself or one Eligible Third-Party Candidate as a candidate for Controlling Class Representative (a “CCR Candidate”) (and shall not be permitted to nominate any other Person as a CCR Candidate) by submitting its nomination directly to the Trustee in writing in the form attached as Exhibit H (a “CCR Nomination”) within the period specified in the CCR Election Notice, which shall be five (5) Business Days from the date thereof (the “CCR Nomination Period”). A candidate does not have to be a Controlling Class Member, but if it is not a Controlling Class Member, it must certify that (i) it is an established enterprise in the business of providing credit support, governance or other advisory services to holders of notes similar to the Notes issued by the Issuer and (ii) not (w) a Competitor, (x) a Franchisee, (y) any of the certain disqualified Persons identified by the Manager to the Trustee on or before the Closing Date or (z) formed solely to act as the Controlling Class Representative (the candidate described in clauses (i) and (ii), an “Eligible Third-Party Candidate”). Each Controlling Class Member nominating a CCR Candidate shall also be required to represent and warrant that, as of the date not more than ten (10) Business Days prior to the date of the CCR Election Notice (i) it was the Note Owner or Noteholder, as applicable, of the Outstanding Principal Amount of Notes of the Controlling Class specified in its CCR Nomination and (ii) the CCR Candidate is a Controlling Class Member or an Eligible Third-Party Candidate. CCR Nominations may be submitted by Controlling Class Members to the Trustee in pdf format via email at the email address for such purpose set forth in the CCR Election Notice, and no originals or medallion signature guarantees shall be required, and the Trustee shall be entitled to conclusively rely on, and shall be fully protected in relying on, CCR Nominations submitted in such manner. Each nomination shall include a contact for the CCR Candidate that will be available to answer any questions raised by a Noteholder or Note Owner. Such contact information shall be posted on the Trustee’s website.

(c) Based upon the CCR Nominations that are received by the Trustee by the last day of the CCR Nomination Period, (i) if no CCR Nomination has been received by the Trustee and there is no Controlling Class Representative, the Trustee shall notify the Manager, the Issuer, the Servicer and the Controlling Class Members that no CCR Nominations have been received and that no CCR Election shall be held, (ii) if one or more CCR Nomination has been received by the Trustee, the Trustee shall prepare and send to each applicable

Controlling Class Member a ballot in the form of Exhibit I (the “CCR Ballot”) naming the top three candidates based upon the highest aggregate Outstanding Principal Amount of Notes of Controlling Class Members nominating such candidate (or, if fewer than three (3) candidates are nominated, the CCR Ballot shall list all candidates), or (iii) if no CCR Nomination has been received by the Trustee and there is a Controlling Class Representative at such time, the Person serving as the Controlling Class Representative shall be deemed re-elected and shall continue to serve as the Controlling Class Representative; provided that, for such nomination purposes, with respect to each Series of Class A-1 Notes Outstanding, the Class A-1 Notes Voting Amount shall be used in place of the Outstanding Principal Amount of such Notes. Each Controlling Class Member may, in its sole discretion, indicate its vote for a CCR Candidate in an election for a Controlling Class Representative (a “CCR Election”) by returning a completed CCR Ballot directly to the Trustee within five (5) Business Days of the date of the CCR Ballot (a “CCR Election Period”), certifying that, as of the date of the CCR Ballot (the “CCR Voting Record Date”), it was the owner or beneficial owner of the Outstanding Principal Amount of Notes of the Controlling Class specified by such Controlling Class Member in the CCR Ballot, and including a notarization or medallion signature guarantee; provided that, for purposes of such certification and the tabulation of votes pursuant to Section 11.1(d), with respect to each Series of Class A-1 Notes Outstanding, the Class A-1 Notes Voting Amount shall be used in place of the Outstanding Principal Amount of such Series. CCR Ballots may be submitted by Controlling Class Members to the Trustee in pdf format via email at the email address for such purpose set forth in the CCR Ballots.

(d) At the end of the CCR Election Period, the Trustee will tabulate the votes; provided that, for purposes of such tabulation of votes pursuant to this Section 11.1(d), with respect to each Series of Class A-1 Notes Outstanding, the Class A-1 Notes Voting Amount shall be used in place of the Outstanding Principal Amount of such Series. If a CCR Candidate receives votes from the Majority of Controlling Class Members, such CCR Candidate will be elected the Controlling Class Representative. Notes of the Controlling Class held by the Issuer or any Affiliate of the Issuer shall not be considered Outstanding for such voting purposes. If two CCR Candidates both receive votes from Controlling Class Members owning (or owning any beneficial interest) exactly 50% of the CCR Voting Amount, the Issuer (or the Manager on its behalf pursuant to the Management Agreement) shall select the Controlling Class Representative from among such CCR Candidates receiving votes from Controlling Class Members owning (or owning any beneficial interest) exactly 50% of the CCR Voting Amount. If no CCR Candidate receives 50% of the CCR Voting Amount, the Trustee shall notify the Manager, the Securitization Entities, the Servicer, the Back-Up Manager, each Rating Agency and the Controlling Class Members that a Controlling Class Representative will not be elected and until a CCR Re-election Event occurs and a Controlling Class Representative is elected or chosen pursuant to the terms set forth in this Article XI (i) the Control Party will exercise the rights of the Controlling Class Representative in accordance with the Servicing Standard and (ii) any deliverable or notice that is required to be provided to the Controlling Class Representative under a Transaction Document will be delivered to the Control Party.

(e) Following a CCR Re-election Event, the Trustee shall repeat the election procedures described above. If a CCR Candidate is elected or chosen pursuant to Section 11.1(d), the Trustee shall forward an acceptance letter in the form of Exhibit J (a “CCR Acceptance Letter”) to the elected CCR Candidate for execution, pursuant to which the elected

CCR Candidate shall (i) agree to act as the Controlling Class Representative, (ii) provide its name and contact information and permit such information to be shared with the Manager, the Securitization Entities, the Servicer (including in its capacity as Control Party), the Back-Up Manager, each Rating Agency and the Controlling Class Members and (iii) represent and warrant that it is a Controlling Class Member or an Eligible Third-Party Candidate. No elected CCR Candidate shall be appointed Controlling Class Representative unless such Person delivers a CCR Acceptance Letter to the Trustee within fifteen (15) Business Days of receipt thereof. Within two (2) Business Days of receipt of the CCR Acceptance Letter, the Trustee shall promptly forward copies thereof, or provide the new Controlling Class Representative’s name and address, to the Manager, the Securitization Entities, the Servicer, the Control Party, the Back-Up Manager, each Rating Agency and the Controlling Class Members.

(f) The prior Controlling Class Representative (if any) shall cease to be the Controlling Class Representative at the end of any CCR Election Period following a CCR Re-election Event (so long as a CCR Election is held at such time) unless it is re-elected as Controlling Class Representative after such CCR Election Period as described above, even if no candidate is elected as a successor Controlling Class Representative at the end of such CCR Election Period.

(g) The Trustee shall be entitled to conclusively rely on, and shall be fully protected in all actions taken or not taken by it with respect to, (i) the email information provided by the Class A-1 Administrative Agent and the Applicable Procedures of the Clearing Agencies (and the registered address of any Holders of Definitive Notes) for delivery of the CCR Election Notices and the CCR Ballots to Note Owners of Notes of the Controlling Class and (ii) the representations and warranties of the Persons submitting CCR Nominations, CCR Ballots and CCR Acceptance Letters. The Servicer (in its capacity as Servicer and Control Party) shall be entitled to rely on the identity of the Controlling Class Representative provided by the Trustee with respect to any obligation or right under the Indenture and the other Transaction Documents that the Servicer (in its capacity as Servicer and Control Party) may have to deliver information or otherwise communicate with the Controlling Class Representative or any of the Noteholders of the Controlling Class, with no liability to it for such reliance.

(h) Within two (2) Business Days of any other change in the name or address of the Controlling Class Representative of which the Trustee has received notice from the Controlling Class Representative, the Trustee shall deliver to each Noteholder, the Issuer, the Manager, the Back-Up Manager and the Servicer a notice setting forth the name and address of the new Controlling Class Representative.

(i) The Controlling Class Representative shall be entitled to receive from the Trustee, upon request, any memoranda delivered to the Trustee by the Back-Up Manager pursuant to the Back-Up Management Agreement; provided that it shall have first executed a confidentiality agreement, in form and substance satisfactory to the Manager, and such confidentiality agreement remains in effect. Any such memoranda shall be deemed to contain confidential information.

Section 11.2 Resignation or Removal of the Controlling Class Representative.

The Controlling Class Representative may at any time resign by giving written notice to the Trustee, the Servicer and to each Noteholder of the Controlling Class. As of any Record Date, a Majority of Controlling Class Members will be entitled to remove any existing Controlling Class Representative by giving written notice to the Trustee, the Servicer and such existing Controlling Class Representative. No resignation or removal of the Controlling Class Representative will be effective until a successor Controlling Class Representative has been appointed pursuant to Section 11.1 or until the end of the CCR Election Period (or, if no CCR Election Period has occurred after a CCR Nomination Period, until the end of the related CCR Nomination Period) following such resignation or removal; provided that any Controlling Class Representative that has been removed pursuant to this Section 11.2 may subsequently be nominated as a CCR Candidate and appointed as Controlling Class Representative pursuant to Section 11.1 (provided that such Person satisfies the requirements of this Base Indenture); provided, further, that an existing Controlling Class Representative will cease to be the Controlling Class Representative at the end of a CCR Election Period, even if no successor is re-elected pursuant to Section 11.1, unless such Controlling Class Representative is elected during such CCR Election Period (except that, if no CCR Nomination has been received by the Trustee and there is a Controlling Class Representative at such time, the Person serving as the Controlling Class Representative will be deemed re-elected and will continue to serve as the Controlling Class Representative). In addition to the foregoing, within two (2) Business Days of the selection, resignation or removal of the Controlling Class Representative, the Trustee will notify the Servicer and the parties to this Base Indenture of such event.

Section 11.3 Expenses and Liabilities of the Controlling Class Representative.

(a) The Controlling Class Representative will have no liability to the Noteholders or the Note Owners for any action taken, or for refraining from the taking of any action, in good faith or for errors in judgment; provided, however, that the Controlling Class Representative will not be protected against any liability that would otherwise be imposed by reason of willful misfeasance, gross negligence or reckless disregard of its obligations or duties under the Indenture. Each Noteholder and Note Owner acknowledges and agrees, by its acceptance of its Notes or interests therein, that (i) the Controlling Class Representative may have special relationships and interests that conflict with those of Noteholders or Note Owners of one or more Classes of Notes, or that conflict with other Noteholders or Note Owners, (ii) the Controlling Class Representative may act solely in the interests of the Controlling Class Members or in its own interest, (iii) the Controlling Class Representative does not have any duties to Noteholders or Note Owners other than the Controlling Class Members, (iv) the Controlling Class Representative may take actions that favor the interests of the Controlling Class Members over the interests of the Noteholders or Note Owners of one or more other Classes of Notes, or that favor its own interests over those of other Noteholders or Note Owners or other Controlling Class Members, (v) the Controlling Class Representative shall not be deemed to have been grossly negligent or reckless, or to have acted in bad faith or engaged in willful misfeasance, by reason of its having acted solely in the interests of the Controlling Class Members or in its own interests, and (vi) the Controlling Class Representative shall have no liability whatsoever for having so acted pursuant to clauses (i) through (v), and no Note Owner or Noteholder may take any action whatsoever against the Controlling Class Representative for having so acted or against any director, officer, employee, agent or principal thereof for having so acted.

(b) Any and all expenses of the Controlling Class Representative will be borne by the Controlling Class Members (and not by any other party), pro rata according to their respective Outstanding Principal Amounts of Notes of the Controlling Class. However, if a claim is made against the Controlling Class Representative in an action to which the Servicer or the Trustee are also named parties and, in the sole judgment of the Servicer, the Controlling Class Representative had acted in good faith, without gross negligence or willful misconduct with regard to the subject of the claim, the Servicer on behalf of the Trustee will be required to assume the defense (with any costs incurred in connection therewith being deemed reimbursable as a Collateral Protection Advance) of such claim against the Controlling Class Representative, so long as there is no potential for the Servicer or the Trustee to be an adverse party in the same action as regards the Controlling Class Representative.

Section 11.4 Control Party.

(a) The Control Party is authorized to consent to and implement, subject to the Servicing Standard, any Consent Request that does not require the consent of any Noteholder or the Controlling Class Representative.

(b) Subject to the terms of this Base Indenture, each Controlling Class Representative will be entitled to instruct the Control Party with respect to the approval (or rejection) of Consent Requests. The Controlling Class Representative will be authorized (but not required) to approve (or reject) Consent Requests, other than Consent Requests that can be approved by the Control Party without the consent of any Noteholders or the Controlling Class Representative and Consent Requests that expressly require the consent of Noteholders pursuant to the terms of this Base Indenture and the other Transaction Documents. If at any time there is no Controlling Class Representative (including prior to the election and appointment, if any, of a Controlling Class Representative following the Closing Date or following the resignation or removal of an existing Controlling Class Representative) or if the Controlling Class Representative fails to approve or reject a Consent Request within ten (10) Business Days after receipt of a Consent Request and the related Consent Recommendation, the Control Party will approve or reject the Consent Request in accordance with the Servicing Standard. Notwithstanding the foregoing, the consent of the Controlling Class Representative (or if there is no Controlling Class Representative at such time, a Majority of Controlling Class Members) will be required to waive any Servicer Termination Event; provided, however, a waiver of certain Servicer Termination Events shall also require the consent of the Trustee pursuant to the Servicing Agreement.

(c) For any Consent Request that expressly requires the consent, waiver or direction of any Noteholders, the affected Noteholders or 100% of the Noteholders pursuant to the terms of the Indenture or other Transaction Documents, including pursuant to Section 13.2, the Control Party will review such Consent Request and will formulate and present a Consent Recommendation to the Trustee, which will forward such Consent Request and Consent Recommendation to the applicable Noteholders. The Control Party will be required to obtain the consent of the applicable Noteholders with respect to such Consent Request, as required under the Transaction Documents, to implement such Consent Requests.

(d) The Control Party shall promptly notify the Trustee, the Manager, the Back-Up Manager, the Issuer and the Controlling Class Representative if the Control Party determines, in accordance with the Servicing Standard, not to implement a Consent Request or has not received the requisite consent of the Controlling Class Representative or the Noteholders, if applicable, to implement a Consent Request. The Trustee shall promptly notify the Control Party, the Manager, the Back-Up Manager, the Issuer and the Controlling Class Representative if the Trustee has not received the requisite consent of the required percentage of Noteholders to implement a Consent Request.

(e) Notwithstanding anything herein to the contrary, no advice, direction or objection from or by the Controlling Class Representative may (i) require or cause the Trustee or the Control Party to violate applicable Requirements of Law, the terms of this Base Indenture, the Notes, the Servicing Agreement or the other Transaction Documents, including, without limitation with respect to the Control Party, the Control Party’s obligation to act in accordance with the Servicing Standard, (ii) expose the Control Party or the Trustee, or any of their respective Affiliates, officers, directors, members, managers, employees, agents or partners, to any material claim, suit or liability, or (iii) materially expand the scope of the Servicer’s responsibilities under the Servicing Agreement or the Trustee’s responsibility under this Base Indenture, the Notes and the other Transaction Documents. The Trustee and the Control Party shall not be required to follow any such advice, direction or objection. In addition, notwithstanding anything herein or in the other Transaction Documents to the contrary, the Controlling Class Representative shall not be able to, after the occurrence and during the continuance of an Event of Default, prevent the Control Party from transferring the ownership of all or any portion of the Collateral if any Advance by the Servicer is outstanding and the Control Party determines in accordance with the Servicing Standard that such transfer of ownership would be in the best interests of the Noteholders (taken as a whole).

(f) Notwithstanding anything herein to the contrary, any Consent Request affecting the rights of the Noteholders of any Class A-1 Notes will also require the consent of the related Class A-1 Administrative Agent.

Section 11.5 Note Owner List.

(a) To facilitate communication among Note Owners, the Manager, the Trustee, the Control Party and the Controlling Class Representative, a Note Owner may elect, but is not required, to notify the Trustee of its name, address and other contact information, which will be kept in a register maintained by the Trustee. Pursuant to Section 2.7(a), the Trustee will be required to furnish the Manager, the Control Party and the Controlling Class Representative upon request with the information maintained in such register as of the most recent date of determination. Every Note Owner, by receiving and holding a beneficial interest in a Note, will agree that none of the Trustee, the Issuer, the Servicer, the Controlling Class Representative nor any of their respective agents will be held accountable by reason of any disclosure of any such information as to the names and addresses of the Note Owners in the register maintained by the Trustee.

(b) Any Note Owners holding beneficial interests of not less than $50,000,000 in aggregate principal amount of Notes that wish to communicate with the other Note Owners with respect to their rights under the Indenture or under the Notes may request in writing that the Trustee deliver a notice or communication to the other Note Owners through the Applicable Procedures of each Clearing Agency with respect to all Series of Notes Outstanding. If such request and transmission states that such Note Owners desire to communicate with other Note Owners with respect to their rights under the Indenture or under the Notes and is accompanied by (i) a certificate substantially in the form of Exhibit L certifying that such Note Owners hold beneficial interests of not less than $50,000,000 in aggregate principal amount of Notes (each, a “Note Owner Certificate”) (upon which the Trustee may conclusively rely) and (ii) a copy of the communication which such Note Owners propose to transmit, then the Trustee, after having been adequately indemnified by such Note Owners for its costs and expenses, shall transmit the requested communication to all other Note Owners through the Applicable Procedures of each Clearing Agency with respect to all Series of Notes Outstanding, and shall give the Issuer, the Servicer and the Controlling Class Representative notice that such request and transmission has been made, within five (5) Business Days after receipt of the request. The Trustee shall have no obligation of any nature whatsoever with respect to any requested communication other than to transmit it in accordance with and subject to the terms hereof and to give notice thereof to the Issuer, the Servicer and the Controlling Class Representative.

ARTICLE XII

DISCHARGE OF INDENTURE

Section 12.1 Termination of the Issuer’s and Guarantors’ Obligations.

(a) Satisfaction and Discharge. The Indenture and the Guarantee and Collateral Agreement shall be discharged and cease to be of further effect when all Outstanding Notes theretofore authenticated and issued (or registered in the case of Uncertificated Notes) (other than destroyed, lost or stolen Notes which have been replaced or paid) have been delivered to the Trustee for cancellation (or de-registration), the Issuer has paid all sums payable hereunder and under each other Indenture Document, all commitments to extend credit under all Class A-1 Note Purchase Agreements have been terminated and all Series Hedge Agreements have been terminated and all payments by the Issuer thereunder have been paid or otherwise provided for; except that (i) the Issuer’s obligations under Section 10.11, Section 10.5 and the Guarantors’ guaranty thereof, (ii) the Trustee’s and the Paying Agent’s obligations under Sections 12.2 and 12.3 and (iii) the Noteholders’ and the Trustee’s obligations under Section 14.13 shall survive. The Trustee, on demand and at the expense of the Securitization Entities, will execute proper instruments acknowledging confirmation of, and discharge under, the Indenture and the Guarantee and Collateral Agreement prepared by the Securitization Entities.

Upon the termination of the last Series Supplement under which Notes are Outstanding, at the election of the Issuer, the Indenture, the Guarantee and Collateral Agreement and all other Indenture Documents shall be discharged and cease to be of further effect; except that (i) the rights and obligations of the Trustee hereunder, including, without limitation, the Trustee’s rights to compensation and indemnity under Section 10.5, and the Guarantors’

guaranty thereof, (ii) the Trustee’s and the Paying Agent’s obligations under Section 12.2 and Section 12.3, and (iii) the Noteholders’ and the Trustee’s obligations under Section 14.13 shall survive. The Trustee, on demand of the Securitization Entities, shall execute proper instruments acknowledging confirmation of and discharge under the Indenture and the Guarantee and Collateral Agreement.

(b) Indenture Defeasance. The Issuer may terminate all of its obligations and the obligations of the Guarantors under the Indenture Documents if:

(i) the Issuer irrevocably deposits in trust with the Trustee or at the option of the Trustee, with a trustee reasonably satisfactory to the Control Party, the Trustee and the Issuer under the terms of an irrevocable trust agreement in form and substance satisfactory to the Trustee, U.S. Dollars and/or Government Securities in an amount sufficient, in the opinion of a nationally recognized firm of independent certified public accountants expressed in a written certification thereof delivered to the Trustee, to pay (without consideration of any reinvestment), when due, principal, premiums, make-whole prepayment consideration, Series Hedge Payment Amounts, if any, and interest on the Outstanding Notes (including additional interest that accrues after a Series Anticipated Repayment Date or Class A-1 Notes Renewal Date, if applicable) to prepayment, redemption or maturity, as the case may be, and to pay all other sums payable by them hereunder and under each other Transaction Document and each Series Hedge Agreement; provided that any Government Securities deposited in trust shall provide for the scheduled payment of all principal and interest thereon not later than the Business Day prior to the applicable prepayment date, redemption date or maturity date, as the case may be; and provided, further, that if (x) the deposit is held by a trustee of an irrevocable trust other than the Trustee, such trustee shall have been irrevocably instructed by the Issuer to pay such money or the proceeds of such U.S. Government Securities to the Trustee on or prior to the prepayment date, redemption date or maturity date, as applicable, and (y) the Trustee shall have been irrevocably instructed by the Issuer to apply such money or the proceeds of such U.S. Government Securities to the payment of said principal, premiums, make-whole prepayment consideration, if any, and interest with respect to the Notes and such other obligations;

(ii) all commitments under all Class A-1 Note Purchase Agreements and all Series Hedge Agreements have been terminated on or before the date of such deposit;

(iii) the Issuer delivers notice of such deposit to the Noteholders of Outstanding Notes no more than twenty (20) Business Days prior to such deposit and such notice is expressly stated to be, or as of the date of the deposit has become, irrevocable;

(iv) the Issuer delivers notice of such deposit to the Control Party, the Manager, the Back-Up Manager, the Rating Agencies and the Servicer, on or before the date of the deposit; and

(v) an Opinion of Counsel is delivered to the Trustee and the Servicer by the Issuer to the effect that all conditions precedent set forth herein with respect to such termination have been satisfied.

Upon satisfaction of such conditions, the Indenture, the Guarantee and Collateral Agreement and all other Indenture Documents shall be discharged and cease to be of further effect; except that (i) the rights and obligations of the Trustee hereunder, including, without limitation, the Trustee’s rights to compensation and indemnity under Section 10.5, and the Guarantors’ guaranty thereof, (ii) the Trustee’s and the Paying Agent’s obligations under Section 12.2 and Section 12.3, (iii) the Noteholders’ and the Trustee’s obligations under Section 14.13, (iv) this Section 12.1(b) and (v) the Noteholders’ rights to registration of transfer and exchange under Section 2.8 and to replacement or substitution of mutilated, destroyed, lost or stolen Notes under Section 2.10(a) shall survive (or in each case, to de-registration and/or registration of Uncertificated Notes). The Trustee, on demand of the Securitization Entities, shall execute proper instruments acknowledging confirmation of and discharge under the Indenture and the Guarantee and Collateral Agreement.

(c) Series, Class, Subclass or Tranche Defeasance. Subject to the terms of each applicable Series Supplement, the Issuer, solely in connection with the payment in full (whether optional or mandatory) or a redemption in full of all Outstanding Notes of a particular Series, Class, Subclass or Tranche of Notes (the “Defeased Notes”) or in connection with the Series Legal Final Maturity Date of a particular Series of Notes, may terminate all of its obligations and all obligations of the Guarantors under the Indenture Documents in respect of such Series, Class, Subclass or Tranche of Notes (other than any provisions which by their express terms survive the termination thereof) as of any Business Day (the “Series Defeasance Date”), provided:

(i) the Issuer irrevocably deposits in trust with the Trustee, or at the option of the Trustee, with a trustee reasonably satisfactory to the Control Party, the Trustee and the Issuer under the terms of an irrevocable trust agreement in form and substance satisfactory to the Trustee, U.S. Dollars or Government Securities (or any combination thereof) in an amount sufficient, in the opinion of a nationally recognized firm of independent certified public accountants expressed in a written certification thereof delivered to the Trustee, to pay (without consideration of any reinvestment) without duplication:

(1) all principal, premiums, make-whole prepayment consideration, Series Hedge Payment Amounts, commitment fees, administration expenses, Class A-1 Notes Other Amounts (if applicable), interest on the Defeased Notes (including additional interest that accrues after the applicable Series Anticipated Repayment Date or renewal date, if applicable) and any other amounts that will be due and payable by the Issuer solely with respect to the Defeased Notes to the applicable prepayment date, redemption date or maturity date, as the case may be, and to pay other sums payable by them under this Base Indenture, each other Transaction Document and each Series Hedge Agreement with respect to such Defeased Notes;

(2) all Weekly Management Fees, Supplemental Management Fees, unreimbursed Advances (and outstanding interest thereon) and Manager Advances (and outstanding interest thereon), all fees, indemnities, reimbursements and expenses due to the Trustee, the Manager, the Servicer and the Back-Up Manager, and all Successor Manager Transition Expenses and Successor Servicer Transition Expenses, in each case that will be due and payable on or as of the following Weekly Allocation Date or Quarterly Payment Date, as applicable; and

(3) all Securitization Operating Expenses, all Class A-1 Notes Administrative Expenses for the Defeased Notes, all Class A-1 Notes Interest Adjustment Amounts for the Defeased Notes and all Class A-1 Notes Other Amounts for the Defeased Notes, in each case, that are due and unpaid as of the Series Defeasance Date to the Actual Knowledge of the Manager;

provided, that the terms of each Government Security deposited in trust shall provide for the scheduled payment of all principal and interest thereon not later than the Business Day prior to the prepayment date, redemption date or Series Legal Final Maturity of the Defeased Notes, as applicable; and provided, further, that if (x) if the deposit is held by a trustee of an irrevocable trust other than Trustee, such trustee shall have been irrevocably instructed by the Issuer to pay such money or the proceeds of such Government Securities to the Trustee on or prior to the prepayment date, redemption date, or Series Legal Final Maturity Date, as applicable and (y) the Trustee shall have been irrevocably instructed by the Issuer to apply such money or the proceeds of such Government Securities to the payment of the Series Obligations with respect to the Defeased Notes and to the payment of other fees and expenses, as applicable;

(ii) if applicable, all commitments under all Class A-1 Note Purchase Agreements and all Series Hedge Agreements with respect to such Series of Notes shall have been terminated on or before the Series Defeasance Date;

(iii) the Issuer delivers notice of prepayment in full, redemption in full or maturity of such Series of Notes to the Noteholders of the Defeased Notes, the Manager, the Trustee, the Control Party, the Controlling Class Representative, the Back-Up Manager, each Rating Agency and the Servicer not more than twenty (20) Business Days prior to the Series Defeasance Date, and such notice is expressly stated to be, or as of the date of the deposit has become, irrevocable;

(iv) if, after giving effect to the deposit, any other Series of Notes is Outstanding, the Issuer delivers to the Trustee an Officer’s Certificate of the Issuer stating that no Potential Rapid Amortization Event, Rapid Amortization Event, Default or Event of Default shall have occurred and be continuing on the date of such deposit;

(v) the Issuer delivers to the Trustee an Officer’s Certificate stating that the defeasance was not made by the Issuer with the intent of preferring the holders of the Defeased Notes over other creditors of the Issuer or with the intent of defeating, hindering, delaying or defrauding other creditors;

(vi) the Issuer delivers notice of such deposit to the Control Party, the Manager, the Back-Up Manager and each Rating Agency on or before the date of the deposit;

(vii) such defeasance will not result in a breach or violation of, or constitute a default under, the Indenture or any other Indenture Documents;

(viii) the Rating Agency Condition is satisfied with respect to each Series of Notes Outstanding, if any, other than the Defeased Notes; and

(ix) the Issuer delivers to the Trustee an Opinion of Counsel to the effect that all conditions precedent set forth herein with respect to such termination have been satisfied.

Upon satisfaction of such conditions, the Indenture, the Guarantee and Collateral Agreement and the other Indenture Documents shall cease to be of further effect with respect to such Defeased Notes (other than any provisions which by their express terms survive the termination thereof), the Issuer and the Guarantors shall be deemed to have paid and been discharged from their Series Obligations with respect to such Defeased Notes and thereafter such Defeased Notes shall be deemed to be “Outstanding” only for purposes of (1) the Trustee’s and the Paying Agent’s obligations under Section 10.11, Section 12.2 and Section 12.3, (2) the Noteholders’ and the Trustee’s obligations under Section 14.13 and (3) the Noteholders’ rights to registration of transfer and exchange under Section 2.8 and to replacement or substitution of mutilated, destroyed, lost or stolen Notes under Section 2.10(a) (or in each case, to de-registration and/or registration of Uncertificated Notes). The Trustee, on demand of the Securitization Entities, shall execute proper instruments acknowledging confirmation of and discharge under the Indenture and the Guarantee and Collateral Agreement of such Series Obligations.

For the avoidance of doubt, upon the termination of a Series Supplement in accordance with the terms thereof, such Series of Notes shall be “Defeased Notes” and all Series Obligations with respect to such Series of Notes and all Obligations of the Guarantors under the Guarantee and Collateral Agreement in respect of such Series of Notes shall terminate and such date of termination shall be a “Series Defeasance Date”. Upon such termination of the applicable Series Supplement in accordance with its terms, the Indenture, the Guarantee and Collateral Agreement and the other Indenture Documents shall cease to be of further effect with respect to such Defeased Notes (other than any provisions which by their express terms survive the termination thereof), the Issuer and the Guarantors shall be deemed to have paid and been discharged from their Series Obligations with respect to such Defeased Notes and thereafter such Defeased Notes shall no longer be deemed Outstanding hereunder.

(d) After the conditions set forth in Section 12.1(a) have been met, or after the irrevocable deposit is made pursuant to Section 12.1(b) and satisfaction of the other conditions set forth therein have been met, the Trustee upon request of the Securitization Entities shall reassign (without recourse upon, or any warranty whatsoever by, the Trustee) and deliver all Collateral and documents then in the custody or possession of the Trustee promptly to the applicable Securitization Entities.

Section 12.2 Application of Trust Money.

The Trustee or a trustee satisfactory to the Servicer, the Trustee and the Issuer shall hold in trust money or Government Securities deposited with it pursuant to Section 12.1. The Trustee shall apply the deposited money and the money from Government Securities through the Paying Agent in accordance with this Base Indenture and the other Transaction Documents to the payment of principal, premium, if any, and interest on the Notes and the other sums referred to above. The provisions of this Section 12.2 shall survive the expiration or earlier termination of the Indenture.

Section 12.3 Repayment to the Issuer.

(a) The Trustee and the Paying Agent shall promptly pay to the Issuer upon written request any excess money or, pursuant to Sections 2.10 and 2.14, return any cancelled Notes (or de-register such Notes) held by them at any time.

(b) Subject to Section 2.6(c), the Trustee and the Paying Agent shall pay to the Issuer upon written request any money held by them for the payment of principal, premium or interest that remains unclaimed for two years after the date upon which such payment shall have become due.

(c) The provisions of this Section 12.3 shall survive the expiration or earlier termination of the Indenture.

Section 12.4 Reinstatement.

If the Trustee is unable to apply any funds received under this Article XII by reason of any proceeding, order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Issuer’s obligations under the Indenture or the other Indenture Documents and in respect of the Notes and the Guarantors’ obligations under the Guarantee and Collateral Agreement shall be revived and reinstated as though no deposit had occurred, until such time as the Trustee is permitted to apply all such funds or property in accordance with this Article XII. If the Issuer or Guarantors make any payment of principal, premium or interest on any Notes or any other sums under the Indenture Documents while such obligations have been reinstated, the Issuer and the Guarantors shall be subrogated to the rights of the Noteholders or Note Owners or other Secured Parties who received such funds or property from the Trustee to receive such payment in respect of the Notes.

ARTICLE XIII

AMENDMENTS

Section 13.1 Without Consent of the Controlling Class Representative or the Noteholders.

(a) Without the consent of any Noteholder, the Control Party, the Controlling Class Representative or any other Secured Party, the Issuer and the Trustee, at any time and from time to time, may enter into one or more Supplements hereto or amendments, modifications or supplements to any Supplement, the Guarantee and Collateral Agreement or any other Indenture Document, in form satisfactory to the Trustee (or solely with respect to clause (xiv) below, upon notice thereof from the Issuer to the Trustee and the Control Party), for any of the following purposes:

(i) to create a new Series of Notes in accordance with Section 2.2(b) or issue Additional Notes of an existing Series, Class, Subclass or Tranche of Notes, and in connection therewith, and notwithstanding the Specified Payment Amendment Provisions (but solely with respect to such Series of Notes), to add or modify Events of Default, Rapid Amortization Events, Manager Termination Events to the extent that any such modifications render such events more restrictive from the perspective of the Securitization Entities;

(ii) to add to the covenants of the Securitization Entities for the benefit of any Noteholders or any other Secured Parties or to surrender for the benefit of the Noteholders and the other Secured Parties any right or power herein conferred upon the Securitization Entities;

(iii) to mortgage, pledge, convey, assign and transfer to the Trustee any property or assets as security for the Obligations and to specify the terms and conditions upon which such property or assets are to be held and dealt with by the Trustee and to set forth such other provisions in respect thereof as may be required by the Indenture or as may, consistent with the provisions of this Base Indenture, be deemed appropriate by the Issuer, or to correct or to amplify the description of any such property or assets at any time so mortgaged, pledged, conveyed and transferred to the Trustee for the benefit of the Secured Parties;

(iv) to correct any manifest error or defect or to cure any ambiguity or to correct or supplement any provisions herein or any Series Supplement which may be inconsistent with any other provision therein or with the offering memorandum for any Series of Notes Outstanding;

(v) to provide or supplement the provisions thereof in respect of Uncertificated Notes in addition to certificated Notes;

(vi) to evidence and provide for the acceptance of appointment hereunder by a successor Trustee with respect to the Notes of one or more Series and to add to or change any of the provisions of the Indenture or the Guarantee and Collateral Agreement as shall be necessary to provide for or facilitate the administration of the trusts hereunder or thereunder by more than one Trustee;

(vii) to correct or supplement any provision of this Base Indenture, the Guarantee and Collateral Agreement, any Supplement or any other Indenture Document that may be inconsistent with any other provision in this Base Indenture, the Guarantee and Collateral Agreement, any Supplement or any other Indenture Document; or to make this Base Indenture, the Guarantee and Collateral Agreement, any Supplement or any other Indenture Document consistent with any other provisions with respect to matters set forth in this Base Indenture, any Supplement, the Guarantee and Collateral Agreement, any other Indenture Document or with any offering memorandum for a Series of Notes;

(viii) to comply with Requirements of Law (as evidenced by an Opinion of Counsel);

(ix) to facilitate the transfer of Notes in accordance with applicable Requirements of Law (as evidenced by an Opinion of Counsel);

(x) to take any action necessary or helpful to avoid the imposition, under and in accordance with applicable Requirements of Law, of any Tax, including withholding Tax;

(xi) to allow any assets to be contributed to, or acquired by, any Securitization Entity in a manner that does not violate the Managing Standard and to provide for any applicable provisions with respect thereto;

(xii) to take any action necessary and appropriate to facilitate the origination of Franchise Documents or the management and preservation of the Franchise Documents, in each case, in accordance with the Managing Standard;

(xiii) to provide for mechanical provisions in respect of the issuance of Senior Subordinated Notes or Subordinated Notes;

(xiv) to amend the definition of “Quarterly Fiscal Period” to conform to any change to ARG’s or Inspire’s quarterly fiscal periods or fiscal year end, including the adoption of a “4-4-5” accounting period, at any time following the Closing Date (to the extent such amendment is in accordance with the Managing Standard), together with corresponding operational or ministerial changes to the mechanics relating to other time periods in connection therewith;

(xv) to add provisions in respect of hedging and enhancement mechanics;

(xvi) in the case of any Class A-1 Note Purchase Agreement, to amend, modify, supplement or waive any of the terms thereof, pursuant to the terms of such agreement;

(xvii) to amend the terms of any Series Supplement or Class A-1 Note Purchase Agreement in connection with the implementation of a successor rate to LIBOR;

(xviii) to amend, amend and restate or otherwise modify any Indenture Document in connection with a Series Refinancing Event; provided that such modifications shall take effect simultaneously with or following such payment in full, satisfaction and discharge or defeasance; provided further, that no such amendment shall adversely affect the rights of the Trustee without the prior written consent of the Trustee;

(xix) subject to the satisfaction of the Rating Agency Condition, to enable the addition of international collateral, international franchise revenue and accounts denominated in non-U.S. currencies subject to certain sanctions restrictions as set forth in the definition of Securitization Jurisdictions; or

(xx) relating to a Series of Class A-1 Notes (regardless of whether such amendment, modification or waiver would have the effect of modifying cash flows allocated pursuant to the Priority of Payments or otherwise affect any other Class or Series of Notes) will be permitted with the consent of the Noteholders required therefor pursuant to the related Class A-1 Note Purchase Agreements (but without the consent of any other Person); provided, however no such amendment may adversely affect the Trustee without the Trustee’s prior consent or the Servicer without the Servicer’s prior consent; provided, further, that no such amendment may change the text of the provisions of the Priority of Payments or Section 5.10;

provided, however, that, (i) other than in the case of any Supplement with respect to clause (xiv) or (xviii) above, as evidenced by an Officer’s Certificate delivered to the Trustee and the Servicer, such action could not reasonably be expected to adversely affect in any material respect the interests of any Noteholder, any Note Owner, the Trustee, the Servicer or any other Secured Party and (ii) this Article XIII shall not apply to amendments and replacements of Interest Reserve Letters of Credit and other Letters of Credit issued under any Class A-1 Note Purchase Agreement, which shall be subject to amendment, replacement or modification in accordance with the terms thereof.

In addition to the foregoing, without the consent of any Noteholder, the Control Party, the Controlling Class Representative or any other Secured Party, but with notice to the Rating Agencies, the Issuer (acting at the direction of the Manager) and the Trustee, at any time and from time to time, may enter into one or more Supplements hereto to amend the Priority of Payments following the Closing Date in order to provide for supplemental scheduled payments of principal (including Scheduled Principal Payments) of one or more Series of Additional Notes and/or the reallocation of a specified percentage of cash flow to pay principal of any then-Outstanding Series of Notes and/or one or more Series of Additional Notes upon the occurrence of specified trigger events to be set forth in the related Series Supplement subject to satisfaction of the Rating Agency Condition with respect to each Series of Notes that will remain Outstanding and the other conditions applicable thereto set forth in Sections 13.3, 13.6 and 13.7 of this Base Indenture; provided, that no such amendment shall adversely affect the rights of the Trustee, the Servicer or Holders of each Series of Class A-1 Notes without the prior written consent of each of the Trustee, the Servicer and the Holders of such Series of Class A-1 Notes (which, in the case of the Holders of each Series of Class A-1 Notes will be given by the Class A-1 Administrative Agent acting with the consent of each Holder of the Class A-1 Commitment); provided, further, that any amendment to the Priority of Payments to provide for allocations or payments that are senior to or pari passu with any amount payable to the Holders of any Series of Class A-1 Notes or any Class A-1 Administrative Agent shall be deemed to adversely affect the rights of the Holders of each such Series of Class A-1 Notes for purposes of the immediately preceding proviso.

(b) Upon the request of the Issuer and receipt by the Servicer and the Trustee of the documents described in Section 2.2 and delivery by the Servicer of its consent thereto to the extent required by Section 2.2, the Trustee shall join with the Issuer in the execution of any Series Supplement authorized or permitted by the terms of this Base Indenture and shall make any further appropriate agreements and stipulations which may be therein contained, but the Trustee shall not be obligated to enter into such Series Supplement which affects its own rights, duties or immunities under this Base Indenture or otherwise.

Section 13.2 With Consent of the Controlling Class Representative or the Noteholders.

(a) Except as provided in Section 13.1, the provisions of this Base Indenture, the Guarantee and Collateral Agreement, any Supplement and any other Indenture Document to which the Trustee is a party (unless otherwise provided in such Supplement) may from time to time be amended, modified or waived, if such amendment, modification or waiver is in writing in a Supplement and consented to in writing by the Control Party (at the direction of the Controlling Class Representative); provided, that (except with respect to amendments, modifications and waivers permitted pursuant to Section 13.1(a) or Section 13.2(d) that expressly do not require the consent of any Noteholder or other affected Secured Party):

(i) any such amendment, waiver or other modification pursuant to this Section 13.2 that would reduce the percentage of the Aggregate Outstanding Principal Amount or the Outstanding Principal Amount of any Series of Notes, the consent of the Noteholders of which is required for any Supplement under this Section 13.2 or the consent of the Noteholders of which is required for any waiver of compliance with the provisions of the Indenture or any other Transaction Document or defaults hereunder or thereunder and their consequences provided for in herein and therein or for any other action hereunder or thereunder shall require the consent of each affected Noteholder;

(ii) any such amendment, waiver or other modification pursuant to this Section 13.2, that would permit the creation of any Lien ranking prior to or on a parity with the Lien created by the Indenture, the Guarantee and Collateral Agreement or any other Transaction Documents with respect to any material portion of the Collateral or except as otherwise permitted by the Transaction Documents, terminate the Lien created by the Indenture, the

Guarantee and Collateral Agreement or any other Transaction Documents on any material portion of the Collateral at any time subject thereto or deprive any Secured Party of any material portion of the security provided by the Lien created by the Indenture, the Guarantee and Collateral Agreement or any other Transaction Documents shall, in each case, require the consent of each affected Noteholder and each other affected Secured Party;

(iii) any amendment, waiver or other modification that would (A) extend the due date for, or reduce the amount of any scheduled repayment or prepayment of principal of, premium, if any, or interest on any Note and the other Obligations (or reduce the principal amount of, premium, if any, or rate of interest on any Note and the other Obligations); (B) affect adversely the interests, rights or obligations of any Noteholder individually in comparison to any other Noteholder; (C) change the provisions of the Priority of Payments; (D) change any place of payment where, or the coin or currency in which, any Notes and the other Obligations or the interest thereon is payable; (E) impair the right to institute suit for the enforcement of the provisions of the Indenture requiring the application of funds available therefor, as provided in Article V, to the payment of any such amount due on the Notes and the other Obligations owing to Noteholders on or after the respective due dates thereof, (F) subject to the ability of the Control Party (acting at the direction of the Controlling Class Representative) to waive certain events or modify thresholds as set forth in Section 9.7 and other provisions herein, amend or otherwise modify any of the specific language of the following definitions: “Default,” “Event of Default,” “Potential Rapid Amortization Event,” “Rapid Amortization Event” or “Outstanding” (as defined in this Base Indenture or any applicable Series Supplement); provided, that the addition to any such definitions of additional such events, and the subsequent amendment thereof, shall not be deemed to violate this provision, or (G) amend, waive or otherwise modify this Section 13.2, in each case, shall require the consent of each affected Noteholder and each other affected Secured Party (this clause (iii), the “Specified Payment Amendment Provisions”); and

(iv) any such amendment, waiver or other modification pursuant to this Section 13.2, that would change the time periods with respect to any requirement to deliver to Noteholders notice with respect to any repayment, prepayment or redemption shall require the consent of each affected Noteholder.

(b) No failure or delay on the part of any Noteholder, the Trustee or any other Secured Party in exercising any power or right under the Indenture or any other Transaction Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such power or right preclude any other or further exercise thereof or the exercise of any other power or right.

(c) The express requirement, in any provision hereof, that the Rating Agency Condition be satisfied as a condition to the taking of a specified action, shall not be amended, modified or waived by the parties hereto without satisfying the Rating Agency Condition.

(d) Notwithstanding anything to the contrary herein, in addition to any amendment, modification or waiver effected in accordance with the provisions of Section 13.1 or Section 13.2(a), amendments, modifications and waivers to the DSCR, its constituent definitions and the DSCR thresholds set forth in any Indenture Document may be made with the consent of the Control Party (at the direction of the Controlling Class Representative).

(e) For the avoidance of doubt, the prior written consent of the Control Party shall not be required for any amendment, modification, supplement, termination, waiver or surrender of, the terms of any of the Transaction Documents to the extent that all affected Noteholders have provided consent, through the purchase of Notes that include such terms. The Control Party may conclusively rely on a Noteholder having granted consent to any amendment, modification, supplement, termination, waiver or surrender of, the terms of any of the Transaction Documents to the extent that such Noteholder has acquired Note(s) of a new Series with such amended terms and conditions.

Section 13.3 Supplements.

Each amendment or other modification to the Indenture, the Notes or the Guarantee and Collateral Agreement shall be set forth in a Supplement, a copy of which shall be delivered to each Rating Agency, the Servicer, the Controlling Class Representative, the Manager, the Back-Up Manager and the Issuer. The Issuer shall provide written notice to each Rating Agency of any amendment or modification to the Indenture, the Notes or the Guarantee and Collateral Agreement no less than ten (10) days prior to the effectiveness of the related Supplement, except in connection with the issuance of Additional Notes that will be rated by such Rating Agency; provided that such Supplement need not be in final form at the time such notice is given. The initial effectiveness of each Supplement shall be subject to the delivery to the Servicer and the Trustee of an Opinion of Counsel that such Supplement is authorized or permitted by this Base Indenture and the conditions precedent set forth herein with respect thereto have been satisfied. In addition to the manner provided in Sections 13.1 and 13.2, each Series Supplement may be amended as provided in such Series Supplement.

Section 13.4 Revocation and Effect of Consents.

Until an amendment or waiver becomes effective, a consent to it by a Noteholder of a Note is a continuing consent by the Noteholder and every subsequent Noteholder of a Note or portion of a Note that evidences the same debt as the consenting Noteholder’s Note, even if notation of the consent is not made on any Note. Any such Noteholder or subsequent Noteholder, however, may revoke the consent as to their Note or portion of a Note if the Trustee receives written notice of revocation before the date the amendment or waiver becomes effective. An amendment or waiver becomes effective in accordance with its terms and thereafter binds every Noteholder. The Issuer may fix a record date for determining which Noteholders must consent to such amendment or waiver.

Section 13.5 Notation on or Exchange of Notes.

The Trustee may place an appropriate notation about an amendment or waiver on any Note thereafter authenticated. The Issuer, in exchange for all Notes, may issue and the Trustee shall authenticate new Notes that reflect the amendment or waiver. Failure to make the appropriate notation or issue a new Note shall not affect the validity and effect of such amendment or waiver.

Section 13.6 The Trustee to Sign Amendments, etc.

The Trustee shall sign any Supplement authorized pursuant to this Article XIII if the Supplement does not adversely affect the rights, duties, liabilities or immunities of the Trustee. If it does, the Trustee may, but need not, sign it. In signing such Supplement, the Trustee shall be entitled to receive, if requested, an indemnity reasonably satisfactory to it and to receive and, subject to Section 10.1, shall be fully protected in relying upon, an Officer’s Certificate of the Issuer and an Opinion of Counsel as conclusive evidence that such Supplement is authorized or permitted by this Base Indenture and that all conditions precedent have been satisfied, and that it will be valid and binding upon the Issuer and the Guarantors in accordance with its terms.

Section 13.7 Amendments and Fees.

The Issuer, the Control Party and/or the Controlling Class Representative shall negotiate any amendments, waivers or modifications to the Indenture or the other Transaction Documents that require the consent of the Control Party or the Controlling Class Representative in good faith, and any consent required to be given by the Control Party or the Controlling Class Representative shall not be unreasonably denied or delayed. The Control Party shall be entitled to compensation or reimbursement in connection with any amendments or consents to this Base Indenture or to any Transaction Document as provided for in Section 4.1(b) of the Servicing Agreement.

ARTICLE XIV

MISCELLANEOUS

Section 14.1 Notices.

Any notice or communication by the Issuer, the Manager or the Trustee to any other party hereto shall be in writing and delivered in person, delivered by email, posted on a password protected website for which the recipient has granted access or mailed by first-class mail (registered or certified, return receipt requested) facsimile or overnight air courier guaranteeing next day delivery, to such other party’s address:

If to the Issuer:

Arby’s Funding, LLC

Three Glenlake Parkway

Atlanta, GA 30328

Attention: General Counsel

E-mail: nokeson@inspirebrands.com

If to the Issuer with a copy to:

Paul, Weiss, Rifkind, Wharton & Garrison LLP

1285 Avenue of the Americas

New York, NY 10019-6064

Attention: Jordan Yarett

E-mail: jyarett@paulweiss.com

If to the Manager:

Arby’s Restaurant Group, Inc.

Three Glenlake Parkway

Atlanta, GA 30328

Attention: General Counsel

E-mail: nokeson@inspirebrands.com

If to the Manager with a copy to:

Paul, Weiss, Rifkind, Wharton & Garrison LLP

1285 Avenue of the Americas

New York, NY 10019-6064

Attention: Jordan Yarett

E-mail: jyarett@paulweiss.com

If to the Back-Up Manager:

FTI Consulting, Inc.

3 Times Square

11th Floor

New York, NY 10036

Attention: Robert J. Darefsky

Facsimile: 212-499-3636

If to the Servicer:

Midland Loan Services, a division of

PNC Bank, National Association

10851 Mastin Street

Building 82, Suite 700

Overland Park, Kansas 66210

Attention: President

Facsimile: 913-253-9709

If to the Trustee:

Citibank, N.A.

388 Greenwich Street

New York, NY 10013

Attention: Agency & Trust– Arby’s Funding, LLC

E-mail: anthony.bausa@citi.com or call (888) 855-9695 to obtain Citibank, N.A. account manager’s email address

If to any Rating Agency:

To the address set forth in the applicable Series Supplement.

If to an Enhancement Provider or a Hedge Counterparty: At the address provided in the applicable Enhancement Agreement or the applicable Series Hedge Agreement.

(a) The Issuer or the Trustee by notice to each other party may designate additional or different addresses for subsequent notices or communications; provided, however, the Issuer may not at any time designate more than a total of three (3) addresses to which notices must be sent in order to be effective.

(b) Any notice (i) given in person shall be deemed delivered on the date of delivery of such notice, (ii) given by first class mail shall be deemed given five days after the date that such notice is mailed, (iii) delivered by facsimile shall be deemed given on the date of delivery of such notice, (iv) delivered by overnight air courier shall be deemed delivered one (1) Business Day after the date that such notice is delivered to such overnight courier, (v) when posted on a password-protected website shall be deemed delivered after notice of such posting has been provided to the recipient and (vi) delivered by email shall be deemed delivered on the date of delivery of such notice.

(c) Notwithstanding any provisions of the Indenture to the contrary, the Trustee shall have no liability based upon or arising from the failure to receive any notice required by or relating to the Indenture, the Notes or any other Transaction Document.

(d) If the Issuer delivers a notice or communication to Noteholders, it shall deliver a copy to the Back-Up Manager, the Servicer, the Controlling Class Representative and the Trustee at the same time.

(e) Reasonably concurrently with the time any report, notice or other document is provided to the Rating Agencies and/or the Trustee, or caused to be provided, by the Issuer or the Manager under this Base Indenture (including, without limitation, under Section 8.8, Section 8.9 or Section 8.11) or under the related Series Supplement, the Issuer shall provide each Class A-1 Administrative Agent with a copy of such report, notice or other document; provided, however, that neither the Manager nor the Issuer shall have any obligation under this Section 14.1(e) to deliver to any Class A-1 Administrative Agent copies of any Quarterly Noteholders’ Reports that relate solely to a Series of Notes other than such Series under which the related Class A-1 Notes were issued; provided, further, that this Section 14.1(e) shall not apply in connection with a Series Refinancing Event to a Class A-1 Administrative Agent for any Class A-1 Notes issued in connection therewith.

(f) The Issuer shall provide to each Rating Agency a copy of each Opinion of Counsel and Officer’s Certificate delivered to the Trustee pursuant to a Transaction Document; provided, that this Section 14.1(f) shall not apply in connection with a Series Refinancing Event to a Rating Agency rating the Notes issued in connection therewith.

(g) Where the Indenture provides for notice to Noteholders of any event, such notice shall be sufficiently given (unless otherwise herein expressly provided) if sent in writing and mailed, first-class postage prepaid, to each Noteholder affected by such event, at its address as it appears in the Note Register, not later than the latest date, and not earlier than the earliest date, prescribed (if any) for the giving of such notice. In any case where notice to a Noteholder is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular Noteholder shall affect the sufficiency of such notice with respect to other Noteholders, and any notice which is mailed in the manner herein provided shall be conclusively presumed to have been duly given. Where the Indenture provides for notice in any manner, such notice may be waived in writing by any Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Noteholders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver. In the case by reason of the suspension of regular mail service or by reason of any other cause it shall be impracticable to give such notice by mail, then such notification as shall be made that is satisfactory to the Trustee shall constitute a sufficient notification for every purpose hereunder.

(h) Notwithstanding any other provision herein, for so long as ARG is the Manager, any notice, communication, certificate, report, statement or other information required to be delivered by the Manager to the Issuer, or by the Issuer to the Manager, shall be deemed to have been delivered to both the Issuer and the Manager if the Manager has prepared or is otherwise in possession of such notice, communication, certificate, report, statement or other information, and in no event shall the Manager or the Issuer be in breach of any delivery requirements hereunder for constructive delivery pursuant to this Section 14.1(h).

Section 14.2 Communication by Noteholders With Other Noteholders.

Noteholders may communicate with other Noteholders with respect to their rights under the Indenture or the Notes.

Section 14.3 Officer’s Certificate as to Conditions Precedent.

Upon any request or application by the Issuer to the Controlling Class Representative, the Servicer or the Trustee to take any action (other than any action expressly excluded from the satisfaction of such requirement) under the Indenture or any other Transaction Document, the Issuer to the extent requested by the Controlling Class Representative, the Servicer or the Trustee shall furnish to the Controlling Class Representative, the Servicer and the Trustee (a) an Officer’s Certificate of the Issuer in form and substance reasonably satisfactory to the Controlling Class Representative, the Servicer or the Trustee, as applicable (which shall include the statements set forth in Section 14.4), stating that all conditions precedent and covenants, if any, provided for in the Indenture or such other Transaction Documents relating to the proposed action have been complied with and (b) an Opinion of Counsel confirming the same. Such Opinion of Counsel shall be at the expense of the Issuer.

Section 14.4 Statements Required in Certificate.

Each certificate with respect to compliance with a condition or covenant provided for in the Indenture or any other Transaction Document shall include:

(a) a statement that the Person giving such certificate has read such covenant or condition;

(b) a brief statement as to the nature and scope of the examination or investigation upon which the statements contained in such certificate are based;

(c) a statement that, in the opinion of such Person, he or she has made such examination or investigation as is necessary to enable him or her to reach an informed opinion as to whether or not such covenant or condition has been complied with; and

(d) a statement as to whether or not such condition or covenant has been complied with.

Section 14.5 Rules by the Trustee.

The Trustee may make reasonable rules for action by or at a meeting of Noteholders.

Section 14.6 Benefits of Indenture.

Except as set forth in a Series Supplement, nothing in this Base Indenture or in the Notes, expressed or implied, shall give to any Person, other than the parties hereto and their successors hereunder and the Holders and the other Secured Parties, any benefit or any legal or equitable right, remedy or claim under the Indenture.

Section 14.7 Payment on Business Day.

In any case where any Quarterly Payment Date, redemption date or maturity date of any Note shall not be a Business Day, then (notwithstanding any other provision of the Indenture) payment of interest or principal (and premium, if any), as the case may be, need not be made on such date but may be made on the next succeeding Business Day with the same force and effect as if made on the Quarterly Payment Date, redemption date or maturity date; provided, however, that no interest shall accrue for the period from and after such Quarterly Payment Date, redemption date or maturity date, as the case may be.

Section 14.8 Governing Law.

THIS BASE INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES (OTHER THAN SECTIONS 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK).

Section 14.9 Successors.

All agreements of the Issuer in the Indenture, the Notes and each other Transaction Document to which it is a party shall bind its successors and assigns; provided, however, the Issuer may not assign its obligations or rights under the Indenture or any other Transaction Document, except with the written consent of the Control Party. All agreements of the Trustee in the Indenture shall bind its successors.

Section 14.10 Severability.

In case any provision in the Indenture, the Notes or any other Transaction Document shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 14.11 Counterpart Originals.

The parties may sign any number of copies of this Base Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

Section 14.12 Table of Contents, Headings, etc.

The Table of Contents and headings of the Articles and Sections of the Indenture have been inserted for convenience of reference only, are not to be considered a part hereof, and shall in no way modify or restrict any of the terms or provisions hereof.

Section 14.13 No Bankruptcy Petition Against the Securitization Entities.

Each of the Noteholders, the Trustee and the other Secured Parties hereby covenants and agrees that, prior to the date which is one year and one day after the payment in full of the latest maturing Note, it will not institute against, or join with any other Person in instituting against, any Securitization Entity any arrangement or any Insolvency proceedings, or other proceedings, under any federal or state bankruptcy or similar law; provided, however, that nothing in this Section 14.13 shall constitute a waiver of any right to indemnification, reimbursement or other payment from the Securitization Entities pursuant to the Indenture or any other Transaction Document. In the event that any such Noteholder or other Secured Party or the Trustee takes action in violation of this Section 14.13, each affected Securitization Entity shall file or cause to be filed an answer with the bankruptcy court or otherwise properly contesting the filing of such a petition by any such Noteholder or Secured Party or the Trustee against such Securitization Entity or the commencement of such action and raising the defense that such Noteholder or other Secured Party or the Trustee has agreed in writing not to take such action and should be estopped and precluded therefrom and such other defenses, if any, as its counsel advises that it may assert. The provisions of this Section 14.13 shall survive the termination of the Indenture and the resignation or removal of the Trustee. Nothing contained herein shall preclude participation by any Noteholder or any other Secured Party or the Trustee in the assertion or defense of its claims in any such proceeding involving any Securitization Entity.

Section 14.14 Recording of Indenture.

If the Indenture is subject to recording in any appropriate public recording offices, such recording is to be effected by the Issuer and at its expense.

Section 14.15 Waiver of Jury Trial.

THE ISSUER AND THE TRUSTEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS BASE INDENTURE, THE NOTES, THE OTHER TRANSACTION DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY AND THEREBY.

Section 14.16 Submission to Jurisdiction; Waivers.

The Issuer and the Trustee hereby irrevocably and unconditionally:

(a) submits for itself and its property in any legal action or proceeding relating to the Indenture and the other Transaction Documents to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the courts of the State of New York, sitting in New York County, the courts of the United States for the Southern District of New York, and appellate courts from any thereof;

(b) consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

(c) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to the Issuer or the Trustee, as the case may be, at its address set forth in Section 14.1 or at such other address of which the Trustee shall have been notified pursuant thereto;

(d) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction; and

(e) waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section 14.16 any special, exemplary, punitive or consequential damages.

Section 14.17 Permitted Asset Dispositions; Release of Collateral.

After consummation of a Permitted Asset Disposition, upon request of the Issuer, the Trustee, at the written direction of the Control Party, shall execute and deliver to the Securitization Entities any and all documentation reasonably requested and prepared by the Securitization Entities at their expense to effect or evidence the release by the Trustee of the Secured Parties’ security interest in the property disposed of in connection with such Permitted Asset Disposition.

Section 14.18 Calculation of Leverage Ratios.

(a) Inspire Leverage Ratio. In the event that Inspire or any of its Subsidiaries incur, repay, repurchase or redeem any Indebtedness subsequent to the commencement of the period for which the Inspire Leverage Ratio is being calculated, then the Inspire Leverage Ratio will be calculated giving pro forma effect to such incurrence, repayment, repurchase or redemption of Indebtedness, as if the same had occurred at the beginning of the applicable preceding four fiscal quarter periods (including in the case of any incurrence or issuance, a pro forma application of the net proceeds therefrom); provided that the Manager may elect pursuant to an Officer’s Certificate delivered to each of the Trustee and the Control Party (with respect to which the Trustee and the Control Party will have no obligation of any nature whatsoever) to treat all or any portion of the commitment in respect of any Indebtedness (including all or a portion of the commitments under any acquisition debt financing commitment arrangement (including customary bridge-to-bond or bridge-to-securitization commitments) with respect to Indebtedness not yet incurred, for all purposes of this Section 14.18(a) and the Transaction Documents) as being incurred at such time, in which case any subsequent incurrence of Indebtedness under such commitment will not be deemed, for purposes of this calculation, to be an incurrence at such subsequent time.

For purposes of making the computation of the Inspire Leverage Ratio, investments, payments of debt, dividends, distributions or similar payments, acquisitions, dispositions, refranchising transactions, mergers, amalgamations, consolidations and discontinued operations (as determined in accordance with GAAP), in each case with respect to an operating unit of a business, and any operational changes, business realignment projects or initiatives, restructurings or reorganizations that Inspire or any of its Subsidiaries has either determined to make or made during the preceding four fiscal quarter periods or subsequent to such preceding four fiscal quarter periods and on or prior to or simultaneously with or subsequent to the event for which the calculation of the Inspire Leverage Ratio is made (each, for purposes of the calculations described in this Section 14.18(a), a “pro forma event”) will, at the discretion of the Manager, be calculated on a pro forma basis assuming that all such investments, payments, acquisitions, dispositions, refranchising transactions, mergers, amalgamations, consolidations, discontinued operations, operational changes, business realignment projects or initiatives, restructurings and reorganization had occurred on the first day of such preceding four fiscal quarter periods. If since the beginning of such period any Person that subsequently became a Subsidiary of Inspire since the beginning of such preceding four fiscal quarter periods will have made any investment, payments, acquisition, disposition, refranchising transaction, merger, amalgamation, consolidation, discontinued operation, operational change, business realignment project or initiative, restructuring or reorganization, in each case with respect to an operating unit of a business, that would have required adjustment pursuant to this Section 14.18(a), then the Inspire Leverage Ratio will, at the discretion of the Manager, be calculated giving pro forma effect thereto for such period as if such investment, payments, acquisition, disposition, refranchising transaction, merger, amalgamation, consolidation, discontinued operation, operational change, business realignment project or initiative, restructuring or reorganization had occurred at the beginning of the applicable preceding four fiscal quarter periods. For the avoidance of doubt, when calculating the Inspire Leverage Ratio in connection with any commitment in respect of any Indebtedness relating to an acquisition, the Inspire Leverage Ratio shall, at the discretion of the Manager, be calculated on a pro forma basis giving effect to such acquisition and the other transactions to be entered into in connection therewith (including such incurrence of Indebtedness and the use of proceeds therefrom) as if they occurred at the beginning of the period of four (4) consecutive fiscal quarter periods most recently ended as of such date of determination; provided that (x) the Inspire Leverage Ratio shall not be tested again at the time of the consummation of such acquisition or related transactions and (y) any such transaction shall be deemed to have occurred on the date the definitive agreements are entered into for purposes of subsequently calculating the Inspire Leverage Ratio after the date of such agreement and before the consummation of such acquisition.

For purposes of making the computation of the Inspire Leverage Ratio, whenever pro forma effect is to be given to any pro forma event, the pro forma calculations will be made in good faith by a responsible financial or accounting officer of the Manager. Any such pro forma calculation may include adjustments appropriate, in the reasonable good faith determination of the Manager as set forth in an Officer’s Certificate delivered to each of the Trustee and the Control Party (with respect to which the Trustee and the Control Party will have no obligation of any nature whatsoever) to reflect (1) excess owner compensation, reasonably estimated or actual cost savings, operating improvements, synergies, integration costs and expenses and other pro forma adjustments, in each case reasonably expected to result from the applicable pro forma event, (2) all adjustments of the nature used in connection with the calculation of “Inspire Adjusted EBITDA,” to the extent such adjustments, without duplication, continue to be applicable to such preceding four fiscal quarter periods and (3) such adjustments as may be consistent with similar calculations under Inspire’s primary senior credit facility.

(b) Senior WBS Leverage Ratio. In the event that Inspire or any of its Subsidiaries incur, repay, repurchase or redeem any Senior Notes subsequent to the commencement of the period for which the Senior WBS Leverage Ratio is being calculated, then the Senior WBS Leverage Ratio will be calculated giving pro forma effect to such incurrence, repayment, repurchase or redemption of Senior Notes, as if the same had occurred at the beginning of the applicable preceding four fiscal quarter periods (including in the case of any incurrence or issuance, a pro forma application of the net proceeds therefrom); provided that the Manager may elect pursuant to an Officer’s Certificate delivered to each of the Trustee and the Control Party (with respect to which the Trustee and the Control Party will have no obligation of any nature whatsoever) to treat all or any portion of the commitment in respect of any Senior Notes (including all or a portion of the commitments under any acquisition debt financing commitment arrangement (including customary bridge-to-bond or bridge-to-securitization commitments) with respect to Senior Notes not yet issued, and the term “incur” and derivations thereof shall include the obtaining of any such commitment for such financing and any replacement or refinancing thereof for purposes of this Section 14.18(b) and the Transaction Documents) as being incurred at such time, in which case any subsequent issuance of Senior Notes under such commitment will not be deemed, for purposes of this calculation, to be an incurrence at such subsequent time.

For purposes of making the computation of the Senior WBS Leverage Ratio, investments, payments of debt, dividends, distributions or similar payments, acquisitions, dispositions, refranchising transactions, mergers, amalgamations, consolidations and discontinued operations (as determined in accordance with GAAP), in each case with respect to an operating unit of a business, and any operational changes, business realignment projects or initiatives, restructurings or reorganizations that any of the Securitization Entities has either determined to make or made during the preceding four fiscal quarter periods or subsequent to such preceding four fiscal quarter periods (each, for purposes of the calculations described in this Section 14.18(b), a “pro forma event”) will, at the discretion of the Manager, be calculated on a pro forma basis assuming that all such investments, payments, acquisitions, dispositions, refranchising transactions, mergers, amalgamations, consolidations, discontinued operations, operational changes, business realignment projects or initiatives, restructurings and reorganization had occurred on the first day of such preceding four fiscal quarter periods. If since the beginning of such period any Person that subsequently became a Securitization Entity since the beginning of such preceding four fiscal quarter periods will have made any investment, payments, acquisition, disposition, refranchising transaction, merger, amalgamation, consolidation, discontinued operation, operational change, business realignment project or initiative, restructuring or reorganization, in each case with respect to an operating unit of a business, that would have required adjustment pursuant to this Section 14.18(b), then the Senior WBS Leverage Ratio shall, at the discretion of the Manager, be calculated giving pro forma effect thereto for such period as if such investment, payments, acquisition, disposition, refranchising transaction, merger, amalgamation, consolidation, discontinued operation, operational change, business realignment project or initiative, restructuring or reorganization had occurred at the beginning of the applicable preceding four fiscal quarter periods. For the avoidance of doubt, when calculating the Senior WBS Leverage Ratio in connection with any commitment in respect of any Senior Notes relating to an acquisition, the Senior WBS Leverage Ratio shall, at the discretion of the Manager, be calculated on a pro forma basis giving effect to such acquisition and the other transactions to be entered into in connection therewith (including such incurrence of Senior Notes and the use of proceeds therefrom) as if they occurred at the beginning of the period of four (4) consecutive fiscal quarter periods most recently ended as of such date of determination; provided that (x) the Senior WBS Leverage Ratio shall not be tested again at the time of the consummation of such acquisition or related transactions and (y) any such transaction shall be deemed to have occurred on the date the definitive agreements are entered into for purposes of subsequently calculating the Senior WBS Leverage Ratio after the date of such agreement and before the consummation of such acquisition.

For purposes of making the computation of the Senior WBS Leverage Ratio, whenever pro forma effect is to be given to any pro forma event, the pro forma calculations will be made in good faith by a responsible financial or accounting officer of the Manager. Any such pro forma calculation may include adjustments appropriate, in the reasonable good faith determination of the Manager as set forth in an Officer’s Certificate delivered to each of the Trustee and the Control Party (with respect to which the Trustee and the Control Party will have no obligation of any nature whatsoever) to reflect (1) excess owner compensation, reasonably estimated or actual cost savings, operating improvements, synergies, integration costs and expenses and other pro forma adjustments, in each case reasonably expected to result from the applicable pro forma event, (2) all adjustments of the nature used in connection with the calculation of “Net Cash Flow,” to the extent such adjustments, without duplication, continue to be applicable to such preceding four fiscal quarter periods and (3) such adjustments as may be consistent with similar calculations under Inspire’s primary credit facility.

Section 14.19 Amendment and Restatement. The execution and delivery of this Base Indenture shall constitute an amendment and restatement, but not a novation, of the Original Base Indenture and the obligations and liabilities of the Issuer under the Original Base Indenture and the pledge of the Indenture Collateral made by the Issuer thereunder to the Trustee. Except as specifically amended and restated under this Base Indenture, all Liens, deeds of trust, mortgages, assignments and security interests securing the Original Base Indenture and the obligations and liabilities of the Issuer relating thereto are hereby ratified, confirmed, renewed, extended, brought forward and rearranged as security for the Obligations, shall continue without any diminution thereof and shall remain in full force and effect on and after the Closing Date. The Issuer hereby reaffirms all UCC financing statements and continuation statements and amendments thereof filed and all other filings and recordations made in respect of the Indenture Collateral and the Liens and security interests granted under the Original Base Indenture and this Base Indenture and acknowledges that all such filings and recordations were and remain authorized and effective on and after the date hereof.

Section 14.20 Electronic Signatures and Transmission.

For purposes of this Base Indenture, any Series Supplement and any Supplement thereto, any reference to “written” or “in writing” means any form of written communication, including, without limitation, electronic signatures, and any such written communication may be transmitted by Electronic Transmission. “Electronic Transmission” means any form of communication not directly involving the physical transmission of paper, including the use of, or participation in, one or more electronic networks or databases (including one or more distributed electronic networks or databases), that creates a record that may be retained, retrieved and reviewed by a recipient thereof and that may be directly reproduced in paper form by such a recipient through an automated process. The Trustee is authorized to accept written instructions, directions, reports, notices or other communications delivered by Electronic Transmission and shall not have any duty or obligation to verify or confirm that the Person sending instructions, directions, reports, notices or other communications or information by Electronic Transmission is, in fact, a Person authorized to give such instructions, directions, reports, notices or other communications or information on behalf of the party purporting to send such Electronic Transmission, and the Trustee shall not have any liability for any losses, liabilities, costs or expenses incurred or sustained by any party as a result of such reliance upon or compliance with such instructions, directions, reports, notices or other communications or information to the Trustee, including, without limitation, the risk of the Trustee acting on unauthorized instructions, notices, reports or other communications or information, and the risk of interception and misuse by third parties (except to the extent such action results from gross negligence, willful misconduct or fraud by the Trustee). Any requirement in this Base Indenture, any Series Supplement or Supplement that a document, including any Note, is to be signed or authenticated by “manual signature” or similar language shall not be deemed to prohibit signature to be by facsimile or electronic signature and shall not be deemed to prohibit delivery thereof by Electronic Transmission. Notwithstanding anything to the contrary in this Base Indenture, Series Supplement or Supplement, any and all communications (both text and attachments) by or from the Trustee that the Trustee in its sole discretion deems to contain confidential, proprietary and/or sensitive information and sent by Electronic Transmission will be encrypted. The recipient of the Electronic Transmission will be required to complete a one-time registration process.

[Signature Pages Follow]

IN WITNESS WHEREOF, the Issuer, the Trustee and the Securities Intermediary have caused this Base Indenture to be duly executed by its respective duly authorized officer as of the day and year first written above.

ARBY’S FUNDING, LLC, as Issuer

By:	/s/ Nils H. Okeson
Name: Nils H. Okeson
Title: Chief Administrative Officer, General Counsel and Secretary

Arby’s – A&R Base Indenture

CITIBANK, N.A., in its capacity as Trustee and as Securities Intermediary

By:	/s/ Anthony Bausa
Name: Anthony Bausa
Title: Senior Trust Officer

Arby’s – A&R Base Indenture

ANNEX A

BASE INDENTURE DEFINITIONS LIST

“1933 Act” or the “Securities Act” means the Securities Act of 1933, as amended.

“1940 Act” means the Investment Company Act of 1940, as amended.

“Account Agreement” means each agreement governing the establishment and maintenance of any Management Account or any other Base Indenture Account or Series Account to the extent that any such account is not held at the Trustee.

“Account Control Agreement” means each control agreement, in form and substance reasonably satisfactory to the Servicer and the Trustee, pursuant to which the Trustee is granted the right to control deposits and withdrawals from, or otherwise to give instructions or entitlement orders in respect of, a deposit and/or securities account and any lock-box related thereto.

“Accounts” means, collectively, the Indenture Trust Accounts, the Management Accounts and any other account subject to an Account Control Agreement.

“Actual Knowledge” means the actual knowledge of (i) in the case of ARG, the President, the Chief Marketing Officer, the Chief Operating Officer and the General Counsel; (ii) in the case of any Securitization Entity, any manager or director (as applicable) or any officer of such Securitization Entity who is also an officer of ARG described in clause (i) above; (iii) in the case of the Manager or any Securitization Entity, with respect to a relevant matter or event, an Authorized Officer of the Manager or such Securitization Entity, as applicable, directly responsible for managing the relevant asset or for administering the transactions relevant to such matter or event; (iv) with respect to the Trustee, an Authorized Officer of the Trustee responsible for administering the transactions relevant to the applicable matter or event; or (v) with respect to any other Person, any member of senior management of such Person.

“Additional IP Holder” means any Additional Securitization Entity that, after the Closing Date, is designated as an “Additional IP Holder” pursuant to Section 8.34 of this Base Indenture and Section 8.11 of the Guarantee and Collateral Agreement.

“Additional Issuer” means any Additional Securitization Entity that after the Closing Date is designated as an “Additional Issuer” pursuant to Section 8.34 of this Base Indenture.

“Additional Guarantor” means any Additional Securitization Entity that, after the Closing Date, is designated as an “Additional Guarantor” pursuant to Section 8.34 of this Base Indenture and Section 8.11 of the Guarantee and Collateral Agreement.

“Additional Perfection Country” means each country other than the United States which, at the end of any fiscal year, represents greater than $25 million in Retained Collections in the aggregate during such fiscal year.

“Additional Real Property Holder” means any Additional Securitization Entity that, after the Closing Date, is designated as an “Additional Real Property Holder” pursuant to Section 8.34 of this Base Indenture and Section 8.11 of the Guarantee and Collateral Agreement.

“Additional Securitization Entity” means any entity that becomes a direct or indirect wholly-owned Subsidiary of a Securitization Entity after the Closing Date in accordance with and as permitted under the Transaction Documents and is designated by the Issuer as an “Additional Securitization Entity” pursuant to Section 8.34 of this Base Indenture.

“Additional Management Account” has the meaning set forth in Section 5.1(a) of this Base Indenture.

“Additional Notes” means each additional Series, Class, Subclass or Tranche of Notes or additional Notes of an existing Series, Class, Subclass or Tranche of Notes issued by the Issuer from time to time following the Closing Date on the related Series Closing Date pursuant to Section 2.2.

“Additional Notes Pro Forma DSCR” means, at any time of determination and with respect to the issuance of any Additional Notes, the ratio calculated by dividing (i) the Net Cash Flow over the four immediately preceding Quarterly Fiscal Periods most recently ended by (ii) the Debt Service due during such period, in each case on a pro forma basis, calculated as if (a) such Additional Notes had been Outstanding and any assets acquired with the proceeds of such Additional Notes had been acquired at the commencement of such period and (b) any existing Indebtedness that has been paid, prepaid or repurchased and cancelled during such period, or any existing Indebtedness that will be paid, prepaid or repurchased and cancelled using the proceeds of such issuance, were so paid, prepaid or repurchased and cancelled as of the commencement of such period.

“Adjusted Consolidated Net Income” shall mean, with respect to any person for any period, the aggregate of the Net Income of such person and its subsidiaries for such period, on a consolidated basis; provided, however, that, without duplication,

(i) any net after Tax extraordinary, exceptional, non-recurring or unusual gains, losses, fees, costs or income or expense or charge (including relating to any strategic initiatives and accruals and amounts reserved in connection with such gains, losses, charges or expenses), any restructuring costs, charges (including any charge relating to any tax restructuring) or expenses (including any cost or expense related to employment of terminated employees), any costs and expenses related to any New Project or any reconstruction, decommissioning, recommissioning or reconfiguration of fixed assets for alternative uses (including but not limited to rent termination costs, moving costs and legal costs), asset retirement costs in connection with sales, dispositions or abandonments of assets or discontinued operations, fees, expenses or charges relating to closing costs, rebranding costs, curtailments or modifications to pension and post-retirement employee benefit plans, excess pension charges, acquisition integration costs, opening costs, recruiting costs, signing, retention or completion bonuses, severance and relocation costs, one-time compensation costs, consulting or corporate development charges, costs and expenses incurred in connection with strategic

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initiatives, transition costs, costs and expenses incurred in connection with non-ordinary course product and intellectual property development, costs incurred in connection with acquisitions (or purchases of assets) or refranchising transactions, business optimization expenses, litigation costs and expenses (including costs related to settlements, fines judgments or orders) and expenses or charges related to any offering of Equity Interests (including any initial public offering) or debt securities of Inspire, the Inspire Consolidated Subsidiaries or any parent entity, any investment, acquisition, refranchising transaction, disposition, recapitalization or, incurrence, issuance, repayment, repurchase, refinancing, amendment or modification of indebtedness (in each case, whether or not successful), any fees, expenses, charges or change in control payments related to the acquisition of Buffalo Wild Wings, Inc., Jimmy John’s LLC, Sonic LLC or any other acquisitions permitted to be made by one or more Inspire Consolidated Subsidiaries pursuant to Inspire’s primary senior debt facility, and the related restructuring and financing transactions (including any costs relating to auditing prior periods, any transition-related expenses, and transaction expenses incurred in connection therewith), and any consideration paid or payable in relation to the acquisition of any Person, business unit, division or line of business to the extent reflected in Net Income, in each case, shall be excluded,

(ii) any income or loss from disposed of, abandoned, closed, divested or discontinued operations, properties or assets and any net after-Tax gain or loss on the dispositions of disposed of, abandoned, closed or discontinued operations, properties or assets shall be excluded,

(iii) any gain or loss (less all fees and expenses or charges relating thereto) attributable to business dispositions or asset dispositions (including asset retirement costs or sales or issuances of Equity Interests) other than in the ordinary course of business (as determined in good faith by Inspire) shall be excluded,

(iv) any income or loss (including all fees, commissions, discounts, yield and any interest expense) attributable to the early extinguishment or buy-back or cancellation of indebtedness, hedging agreements or other derivative instruments shall be excluded,

(v) the Net Income for such period of any person that is not an Inspire Consolidated Subsidiary of such person, or that is accounted for by the equity method of accounting, shall be included only to the extent of the amount of dividends or distributions or other payments paid in cash or cash equivalents (or to the extent converted into cash or cash equivalents) to the referent person or an Inspire Consolidated Subsidiary in respect of such period,

(vi) the cumulative effect of a change in accounting principles and changes as a result of the adoption or modification of accounting policies during such period whether effected through a cumulative effect adjustment or a retroactive application, in each case in accordance with GAAP during such period shall be excluded,

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(vii) effects of purchase accounting adjustments (including the effects of such adjustments pushed down to such person and its subsidiaries and including the effects of adjustments to (A) deferred rent, (B) Capitalized Lease Obligations or other obligations or deferrals attributable to capital spending funds with suppliers or (C) any deferrals of revenue) in component amounts required or permitted by GAAP, resulting from the application of recapitalization accounting or purchase accounting, as the case may be, in relation to the acquisition of Buffalo Wild Wings, Inc., Jimmy John’s LLC, Sonic LLC or any other acquisitions permitted to be made by one or more Inspire Consolidated Subsidiaries pursuant to Inspire’s primary senior debt facility, and the related restructuring and financing transactions or any acquisition, refranchising transaction or investment or the amortization or write-off of any amounts thereof, net of Taxes, shall be excluded,

(viii) any impairment charges (including on intangible assets and goodwill) or asset write-offs or write-downs, in each case pursuant to GAAP, and the amortization of intangibles and other fair value adjustments arising pursuant to GAAP, shall be excluded,

(ix) any (a) non-cash compensation charge or (b) costs or expenses realized in connection with or resulting from management equity, profits interests or stock option plans or any other management agreement or plan, employee benefit plans, post-employment benefit plans, or any stock subscription or shareholder agreement, any distributor equity plan or any similar equity plan or agreement (including any deferred compensation arrangement or trust), grants or sales of stock, stock appreciation or similar rights, equity incentive programs or similar rights, long term incentive plans or similar rights, stock options, restricted stock, preferred stock or other rights, and any cash charges associated with the rollover, acceleration or payout of equity interests by management of Inspire, an Inspire Consolidated Subsidiary, or any parent entity shall be excluded,

(x) accruals and reserves that are established or adjusted, as applicable, within (a) twelve months after the closing date of the acquisition of Buffalo Wild Wings, Inc., Jimmy John’s LLC, Sonic LLC or any other acquisitions permitted to be made by one or more Inspire Consolidated Subsidiaries pursuant to Inspire’s primary senior debt facility, and the related restructuring and financing transactions that are required to be established, adjusted or incurred, as applicable, as a result thereof in accordance with GAAP, (b) within twelve months after the closing of any other acquisition or refranchising transaction that are required to be established, adjusted or incurred, as applicable, as a result of such acquisition or refranchising transaction in accordance with GAAP or (c) that are so required to be established or adjusted as a result of the adoption or modification of accounting principles or policies shall be excluded,

(xi) non-cash gains, losses, income and expenses resulting from fair value accounting required by the applicable standard under GAAP and related interpretation shall be excluded,

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(xii) any gain, loss, income, expense or charge resulting from the application of any LIFO method shall be excluded,

(xiii) any charges for deferred Tax expenses associated with any tax deduction or net operating loss arising as a result of the acquisition of Buffalo Wild Wings, Inc., Jimmy John’s LLC, Sonic LLC or any other acquisitions permitted to be made by one or more Inspire Consolidated Subsidiaries pursuant to Inspire’s primary senior debt facility, and the related restructuring and financing transactions, or the release of any valuation allowance related to any such item shall be excluded,

(xiv) (a) any unrealized or realized currency translation or transaction gains and losses (including currency remeasurements of Indebtedness, any currency translation gains and losses related to the translation to the presentation currency and translation of a foreign operation and any net loss or gain resulting from hedging agreements), (b) any realized or unrealized gain or loss in respect of (x) any obligation under any hedging agreement as determined in accordance with GAAP and/or (y) any other derivative instrument, pursuant to, in the case of this clause (y), Financial Accounting Standards Board’s Accounting Standards Codification No. 815-Derivatives and Hedging and (c) unrealized gains or losses in respect of any hedging agreement and any ineffectiveness recognized in earnings related to qualifying hedge transactions or the fair value of changes therein recognized in earnings for derivatives that do not qualify as hedge transactions, in respect of hedging agreements, shall be excluded,

(xv) any deductions attributable to minority interests or the amount of any non-controlling interest attributable to non-controlling interests of third parties in any non-wholly owned restricted subsidiary, excluding cash distributions in respect thereof, shall be excluded,

(xvi) earn-out and contingent consideration obligations (including to the extent accounted for as bonuses or otherwise) shall be excluded,

(xvii) so long as such person in good faith expects to receive such amount, to the extent that (x) a claim for reimbursement or indemnification is submitted or expected to be submitted within 180 days and (y) such person expects in good faith to receive such amount within 365 days following the date of such submission (with a deduction for any amount so added back to the extent not so submitted within 180 days or reimbursed within such 365 days), expenses incurred in connection with and the amount of proceeds estimated in good faith to be received or receivable with respect to liability or casualty events or business interruption or that are, directly or indirectly, reimbursed or reimbursable by a third party, and amounts that are covered by indemnification or other reimbursement provisions in connection with any acquisition, refranchising transaction, investment or any sale, conveyance, transfer or other disposition of assets permitted hereunder shall be excluded (with a deduction for amounts actually received up to such estimated amount to the extent included in Net Income in a future period) (it being understood that if the amount received in cash under any such agreement exceeds the amount of any expense paid during such period, any excess amount received may be carried forward and applied against any expense in any future period),

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(xviii) without duplication, an amount equal to the amount of distributions in respect of attributable U.S. federal, state, local and/or foreign income Taxes actually made to any parent or equity holder of such person in respect of such period shall be included as though such amounts had been paid as income Taxes directly by such person for such period,

(xix) Capitalized Software Expenditures and software development costs shall be excluded, and

(xx) any non-cash expenses, accruals or reserves related to adjustments to historical tax exposures shall be excluded;

provided that, the Manager, in accordance with the Managing Standard, may amend this definition of “Adjusted Consolidated Net Income” after the Closing Date with the consent of the Control Party including, without limitation, in connection with any change of control.

“Advance” means a Collateral Protection Advance or a Debt Service Advance; provided, that, for purposes of priority (ii) of the Priority of Payments, “Advance” shall be deemed to include unreimbursed Back-Up Manager Consent Consultation Fees (x) to the extent such fees do not exceed the Back-Up Manager’s initial fee range estimate prior to the commencement of such consultation services, and such fee range estimate has been approved in advance in writing by the Control Party and (y) to the extent in excess of such fee range estimate, such fees have been approved in advance by the Control Party and in the case of a consent request only, the Issuer (such consent not to be unreasonably withheld, conditioned or delayed).

“Advance Interest Rate” means a rate equal to the Prime Rate plus 3% per annum, compounded monthly.

“Advance Period” has the meaning set forth in the Servicing Agreement.

“Advance Suspension Period” has the meaning set forth in the Servicing Agreement.

“Advertising Fees” means fees payable by Franchisees and Non-Securitization Entities that operate Company-Owned Restaurants to fund existing or future national marketing and advertising activities or materials for the Arby’s Brand.

“AFA” means AFA Service Corporation, a Delaware corporation.

“Affiliate” or “Affiliated” means, with respect to any specified Person, any other Person that, directly or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, such specified Person; provided, however, that no equity holder of ARG or any Affiliate of such equity holder shall be deemed to be an Affiliate of any

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Arby’s Entity. For the purposes of this definition, “control” when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities or other ownership or beneficial interests, by contract or otherwise; and the terms “controlling” and “controlled” have the meanings correlative to the meaning of “control”.

“After-Acquired Securitization IP” means all Intellectual Property (other than Excluded IP) in the Securitization Jurisdictions created, developed, authored or acquired by or on behalf of, or licensed to or on behalf of, the IP Holder after the Closing Date pursuant to the IP License Agreements or otherwise, including, without limitation, all Manager-Developed IP and all Licensee-Developed IP.

“Agent” means any Note Registrar or Paying Agent.

“Aggregate Outstanding Principal Amount” means the sum of the Outstanding Principal Amounts with respect to all Series of Notes.

“Allocated Note Amount” means, as of any date of determination, an amount equal to the greater of (x) zero and (y) with respect to (i) any Contributed Asset or New Asset in existence on the Closing Date, the pro rata portion of the amount of Notes issued on the Closing Date allocated to such asset on the Closing Date based on such asset’s contribution to Retained Collections during the period of four Quarterly Fiscal Periods ending as of the second Quarterly Fiscal Period of 2020 and (ii) any New Asset arising after the Closing Date, the Outstanding Principal Amount of the Notes allocated to such New Asset, on the date such asset was included in the Securitization Assets, based on such asset’s contribution to Retained Collections during the then-most recently ended four Quarterly Fiscal Periods. With respect to any such asset that does not have a four Quarterly Fiscal Period operating period as of the date such asset was included in the Securitization Assets, such asset’s deemed contribution to Retained Collections will equal the average amount per Securitization Asset of Retained Collections contributed by other Securitization Assets of the same type for the relevant period, as determined by the Manager in accordance with the Managing Standard, calculated as of the date such asset was included in the Securitization Assets.

“Annual Election Date” means June 1 of every calendar year beginning on June 1, 2021 unless a Controlling Class Representative has been elected or re-elected on or after January 1st of that same calendar year, in which case, the Annual Election Date shall be deemed to not occur during such calendar year.

“Applicable Procedures” means the provisions of the rules and procedures of DTC, the “Operating Procedures of the Euroclear System” and “Terms and Conditions Governing Use of Euroclear” and the “General Terms and Conditions of Clearstream Banking” and “Customer Handbook” of Clearstream, as in effect from time to time.

“Arby’s Brand” means the Arby’s® name and Arby’s Trademarks, whether alone or in combination with other words or symbols, and any variations or derivatives of any of the foregoing.

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“Arby’s Entities” means, collectively, ARG and each of its Subsidiaries, now existing or hereafter created.

“Arby’s Franchisor” means Arby’s Franchisor, LLC, a Delaware limited liability company and a direct, wholly owned subsidiary of the Issuer.

“Arby’s IP License Agreement” means the Amended and Restated Arby’s IP License Agreement, dated as of the Closing Date, between the IP Holder, as licensor, and ARG, as licensee, as amended, supplemented or otherwise modified from time to time.

“Arby’s System” means the system of restaurants operating under the Arby’s Brand in the Securitization Jurisdictions.

“Arby’s System-Wide Sales” means, with respect to any Quarterly Calculation Date, aggregate Gross Sales (which shall be permitted to include a good faith estimate (in accordance with the Managing Standard) of estimated Gross Sales of up to 10% of the total to the extent actual Gross Sales are not available as of such Quarterly Calculation Date) (prior to adjustment on account of any costs, expenses, fees or royalties) for all Branded Restaurants in the Arby’s System for the four Quarterly Fiscal Periods ended immediately prior to such Quarterly Calculation Date.

“ARG” means Arby’s Restaurant Group, Inc., a Delaware corporation.

“Asset Disposition Proceeds” means, with respect to any disposition of property by a Securitization Entity, the excess, if any, of:

(i) the sum of cash and cash equivalents received in connection with such disposition (including any cash or cash equivalents received by way of deferred payment pursuant to, or by monetization of, a note receivable or otherwise, but only as and when so received) pursuant to clause (f) or (k) of the definition of “Permitted Asset Disposition” or any other disposition not permitted under the terms of the Indenture over (i.e., reduced by)

(ii) the sum of (A) the principal amount of any Indebtedness that is secured by the applicable property and that is required to be repaid in connection with such disposition (other than Indebtedness under the Notes) to the extent such principal amount is actually repaid, (B) the reasonable and customary out-of-pocket expenses incurred by the Securitization Entities in connection with such disposition (including, without limitation, the repayment of trade debt in connection therewith) and (C) income taxes reasonably estimated to be actually payable within two years of such disposition as a result of any gain recognized in connection therewith;

provided that an aggregate amount of sales, lease-backs or other dispositions pursuant to clause (f) of the definition of “Permitted Asset Disposition” during each fiscal year equal to the greater of (x) $20,000,000 and (y) 13.5% of Net Cash Flow for the four (4) most recently ended Quarterly Fiscal Periods as of the relevant disposition date, shall be excluded from the definition of “Asset Disposition Proceeds” and shall be treated as Collections.

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For the avoidance of doubt, the proceeds of any Permitted Asset Disposition pursuant to any clauses other than (f) (except pursuant to the proviso above with respect to clause (f)) or (k) thereof shall not constitute Asset Disposition Proceeds and instead will be (net of the amounts described in clause (B) of the preceding sentence and, in the case of Post-Issuance Acquired Assets only, further net of (without duplication of any amounts in such clause (B)) the original cost of acquisition of such asset, including reasonable and customary related expenses) deposited into the Collection Account and shall be treated as Collections with respect to the Weekly Collection Period in which such amounts are received.

For the avoidance of doubt, proceeds resulting from the purchase and sale of Branded Restaurants (or potential Branded Restaurants) acquired by one or more Non-Securitization Entities (and not owned or financed by a Securitization Entity or otherwise contributed to the Collateral) and not otherwise required to be part of the Collateral will not constitute Asset Disposition Proceeds or Collections.

“Asset Disposition Proceeds Account” means the account maintained in the name of the Issuer and pledged to the Trustee into which the Manager causes amounts to be deposited pursuant to Section 5.10(c) of this Base Indenture or any successor account established for the Issuer by the Manager for such purpose pursuant to this Base Indenture and the Management Agreement, including any investment accounts related thereto into which funds are transferred for investment purposes pursuant to Section 5.1(b) of this Base Indenture.

“Asset Disposition Reinvestment Period” has the meaning specified in Section 5.10(c) of this Base Indenture.

“Authorized Officer” means, with respect to (i) any Securitization Entity, any officer who is authorized to act for such Securitization Entity in matters relating to such Securitization Entity, including an Authorized Officer of the Manager authorized to act on behalf of such Securitization Entity; (ii) ARG, in its individual capacity or in its capacity as the Manager, the President, the Chief Marketing Officer, the Chief Operating Officer, the General Counsel or any other officer of ARG who is directly responsible for managing the Contributed Franchise Business or otherwise authorized to act for the Manager in matters relating to, and binding upon, the Manager with respect to the subject matter of the request, certificate or order in question; (iii) the Trustee or any other bank or trust company acting as trustee of an express trust or as custodian, a Trust Officer; (iv) the Servicer, any officer of the Servicer who is duly authorized to act for the Servicer with respect to the relevant matter; or (v) the Control Party, any officer of the Control Party who is duly authorized to act for the Control Party with respect to the relevant matter. Each party may receive and accept a certification of the authority of any other party as conclusive evidence of the authority of any Person to act, and such certification may be considered as in full force and effect until receipt by such other party of written notice to the contrary.

“Back-Up Management Agreement” means the Amended and Restated Back-Up Management and Consulting Agreement, dated as of the Closing Date, by and among the Back-Up Manager, the Manager, the Issuer, the other Securitization Entities party thereto and the Trustee, as amended, supplemented or otherwise modified from time to time.

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“Back-Up Manager” means FTI Consulting, Inc., a Maryland corporation, in its capacity as Back-Up Manager pursuant to the Back-Up Management Agreement, and any successor Back-Up Manager.

“Back-Up Manager Consent Consultation Fees” has the meaning set forth in the Back-Up Management Agreement.

“Back-Up Manager Fees” means all fees and reimbursements for reasonable out-of-pocket expenses payable to the Back-Up Manager by the Securitization Entities pursuant to a fee letter, dated July 31, 2020, among the Manager, the Issuer and the Back-Up Manager or the Back-Up Management Agreement, as applicable; provided that Back-Up Manager Fees shall not include Back-Up Manager Consent Consultation Fees.

“Bankruptcy Code” means the Bankruptcy Reform Act of 1978, as amended from time to time, and as codified as 11 U.S.C. Section 101 et seq.

“Base Indenture” means this Amended and Restated Base Indenture, dated as of the Closing Date, by and among the Issuer and the Trustee, as amended, supplemented or otherwise modified from time to time, exclusive of any Series Supplements.

“Base Indenture Account” means any account or accounts authorized and established pursuant to this Base Indenture for the benefit of the Secured Parties, including, without limitation, each account established pursuant to Article V of this Base Indenture.

“Base Indenture Definitions List” has the meaning set forth in Section 1.1 of this Base Indenture.

“Book-Entry Notes” means Notes of any Series, ownership and transfers of which will be evidenced or made through book entries by a Clearing Agency as described in Section 2.12 of this Base Indenture; provided that, after the occurrence of a condition whereupon book-entry registration and transfer are no longer permitted and Definitive Notes are issued to the Note Owners, such Definitive Notes will replace Book-Entry Notes.

“Branded Restaurant” means, as of any date of determination, any restaurant, whether or not such restaurant offers sit down dining, operated in the United States, Canada, Qatar, or Turkey or in any future Securitization Jurisdiction under the Arby’s Brand.

“Business Day” means any day other than Saturday or Sunday or any other day on which commercial banks are authorized to close under the laws of New York, New York or the city in which the Corporate Trust Office of any successor Trustee is located if so required by such successor.

“Capitalized Lease Obligations” of any Person means the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP and, for the purposes of the Transaction Documents, the amount of such obligations will be the capitalized amount thereof determined in accordance with GAAP.

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“Capped Class A-1 Notes Administrative Expenses Amount” means, for each Weekly Allocation Date with respect to any Quarterly Fiscal Period, an amount equal to the lesser of (a) the Class A-1 Notes Administrative Expenses that have become due and payable prior to such Weekly Allocation Date and have not been previously paid and (b) the amount by which (i) $100,000 exceeds (ii) the aggregate amount of Class A-1 Notes Administrative Expenses previously paid on each Weekly Allocation Date that occurs (x) during the period beginning on the Closing Date and ending on the date on which 52 or 53, as applicable, full and consecutive Weekly Collection Periods have occurred since the Closing Date and (y) during each successive period of 52 or 53, as applicable, consecutive Weekly Collection Periods after the period in the foregoing clause (x).

“Capped Securitization Operating Expenses Amount” means, for each Weekly Allocation Date that occurs (x) during the period beginning on the Closing Date and ending on January 3, 2021 and (y) each successive fiscal year, the amount by which $500,000 exceeds the aggregate amount of Securitization Operating Expenses already paid during such period; provided, however, that during any period that the Back-Up Manager is required to provide Warm Back-Up Management Duties or Hot Back-Up Management Duties pursuant to the Back-Up Management Agreement, such amount shall automatically be increased by an additional $500,000 solely in order to provide for the reimbursement of any increased fees and expenses incurred by the Back-Up Manager associated with the provision of such services and the Control Party, acting at the direction of the Controlling Class Representative, may further increase the Capped Securitization Operating Expenses Amount as calculated above in order to take account of any additional increased fees and expenses associated with the provision of such services.

“Carryover Class A-1 Notes Accrued Quarterly Commitment Fees Amount” means (a) for the first Weekly Allocation Date with respect to any Quarterly Fiscal Period, zero and (b) for any other Weekly Allocation Date with respect to such Quarterly Fiscal Period, the amount, if any, by which (i) the amount allocated to the Class A-1 Notes Commitment Fees Account with respect to the Class A-1 Notes Quarterly Commitment Fees Amounts on the immediately preceding Weekly Allocation Date with respect to such Quarterly Fiscal Period was less than (ii) the Class A-1 Notes Accrued Estimated Quarterly Commitment Fees Amount for such immediately preceding Weekly Allocation Date.

“Carryover Senior Notes Accrued Quarterly Interest Amount” means (a) for the first Weekly Allocation Date with respect to any Quarterly Fiscal Period, zero and (b) for any other Weekly Allocation Date with respect to such Quarterly Fiscal Period, the amount, if any, by which (i) the amount allocated to the Senior Notes Interest Payment Account with respect to the Senior Notes on the immediately preceding Weekly Allocation Date with respect to such Quarterly Fiscal Period was less than (ii) the Senior Notes Accrued Estimated Quarterly Interest Amount for such immediately preceding Weekly Allocation Date.

“Carryover Senior Notes Accrued Quarterly Post-ARD Additional Interest Amount” means (a) for the first Weekly Allocation Date with respect to any Quarterly Fiscal Period, zero and (b) for any other Weekly Allocation Date with respect to such Quarterly Fiscal Period, the amount, if any, by which (i) the amount allocated to the Senior Notes Post-ARD Additional Interest Account with respect to the Senior Notes Quarterly Post-ARD Additional Interest on the immediately preceding Weekly Allocation Date with respect to such Quarterly Fiscal Period was less than (ii) the Senior Notes Accrued Quarterly Post-ARD Additional Interest Amount for such immediately preceding Weekly Allocation Date.

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“Carryover Senior Notes Accrued Scheduled Principal Payments Amount” means (a) for the first Weekly Allocation Date with respect to any Quarterly Fiscal Period, zero and (b) for any other Weekly Allocation Date with respect to such Quarterly Fiscal Period, the amount, if any, by which (i) the amount allocated to the Senior Notes Principal Payment Account with respect to the Senior Notes Scheduled Principal Payments Amounts on the immediately preceding Weekly Allocation Date with respect to such Quarterly Fiscal Period was less than (ii) the Senior Notes Accrued Scheduled Principal Payments Amount for such immediately preceding Weekly Allocation Date.

“Cash Collateral” has the meaning set forth in Section 5.12(d)(iii) of this Base Indenture.

“Cash Trap Reserve Account” means the reserve account established and maintained by the Trustee, in the name of the Trustee for the benefit of the Secured Parties, for the deposit of Cash Trapping Amounts upon the commencement of a Cash Trapping Period.

“Cash Trapping Amount” means, for any Weekly Allocation Date while a Cash Trapping Period is in effect, an amount equal to the product of (i) the applicable Cash Trapping Percentage and (ii) the amount of funds available in the Collection Account on such Weekly Allocation Date after payment of priorities (i) through (xii) of the Priority of Payments (but with respect to the first Weekly Allocation Date on or after a Cash Trapping Release Date, net of the Cash Trapping Release Amount released on such Cash Trapping Release Date); provided that, for any Weekly Allocation Date following the occurrence and during the continuance of a Rapid Amortization Event or an Event of Default, the Cash Trapping Amount shall be zero.

“Cash Trapping DSCR Threshold” means a DSCR equal to 1.75:1.00.

“Cash Trapping Percentage” means, with respect to any Weekly Allocation Date during a Cash Trapping Period, a percentage equal to (i) 50%, if the DSCR as calculated as of the immediately preceding Quarterly Calculation Date is less than 1.75:1.00 but equal to or greater than 1.50 :1.00 and (ii) 100%, if the DSCR as calculated as of the immediately preceding Quarterly Calculation Date is less than 1.50:1.00.

“Cash Trapping Period” means any period that begins on any Quarterly Payment Date on which the DSCR as calculated as of the immediately preceding Quarterly Calculation Date is less than the Cash Trapping DSCR Threshold and ends on any subsequent Quarterly Payment Date on which the DSCR as calculated as of the immediately preceding Quarterly Calculation Date is equal to or exceeds the Cash Trapping DSCR Threshold; provided, that (x) such “Cash Trapping DSCR Threshold” and (y) the thresholds set forth in the definition of “Cash Trapping Percentage”, in each case, may be increased at the request of the Issuer subject to approval by the Control Party and, to the extent that any Cash Trapping Period is in effect, each Noteholder of each Series of applicable Notes Outstanding.

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“Cash Trapping Release Amount” means, with respect to any Quarterly Payment Date (i) on which a Cash Trapping Period is no longer continuing, the full amount on deposit in the Cash Trap Reserve Account and (ii) on which the Cash Trapping Percentage is equal to 50% and on the prior Quarterly Payment Date the applicable Cash Trapping Percentage was equal to 100%, 50% of the aggregate amount deposited to the Cash Trap Reserve Account during the most recent period in which the applicable Cash Trapping Percentage was equal to 100%, after having been reduced ratably for any withdrawals made from the Cash Trap Reserve Account during such period for any other purpose.

“Cash Trapping Release Date” means any Quarterly Payment Date (i) on which a Cash Trapping Period is no longer continuing or (ii) on which the Cash Trapping Percentage is equal to 50%, and on the prior Quarterly Payment Date, the applicable Cash Trapping Percentage was equal to 100%.

“Casualty Reinvestment Period” has the meaning specified in Section 5.10(d) of this Base Indenture.

“Cause” means, with respect to an Independent Manager or Independent Director, (i) acts or omissions by such Independent Manager or Independent Director, as applicable, constituting fraud, dishonesty, negligence, misconduct or other deliberate action which causes injury to any Securitization Entity or an act by such Independent Manager or Independent Director, as applicable, involving moral turpitude or a serious crime or (ii) that such Independent Manager no longer meets the definition of “Independent Manager” or “Independent Director” as set forth in the applicable Securitization Entity’s Charter Documents.

“CCR Acceptance Letter” has the meaning set forth in Section 11.1(e) of this Base Indenture.

“CCR Ballot” has the meaning set forth in Section 11.1(c) of this Base Indenture.

“CCR Candidate” has the meaning set forth in Section 11.1(b) of this Base Indenture.

“CCR Election” has the meaning set forth in Section 11.1(c) of this Base Indenture.

“CCR Election Notice” has the meaning set forth in Section 11.1(a) of this Base Indenture.

“CCR Election Period” has the meaning set forth in Section 11.1(c) of this Base Indenture.

“CCR Nomination” has the meaning set forth in Section 11.1(b) of this Base Indenture.

“CCR Nomination Period” has the meaning set forth in Section 11.1(b) of this Base Indenture.

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“CCR Re-election Event” means an event that shall occur each time (i) an additional Series of Notes of the Controlling Class is issued, (ii) the Controlling Class changes, (iii) the Trustee receives written notice of the resignation or removal of any acting Controlling Class Representative, (iv) the Trustee receives a demand for an election for a Controlling Class Representative from a Majority of Controlling Class Members, which election shall be at the expense of such Controlling Class Members (including Trustee expenses), (v) the Trustee receives written notice that an Event of Bankruptcy has occurred with respect to the acting Controlling Class Representative, (vi) there is no Controlling Class Representative and the Control Party requests an election be held, or (vii) an Annual Election Date occurs; provided, that with respect to a CCR Re-election Event that occurs as a result of clauses (iv), (vi) or (vii), no CCR Re-Election Event shall be deemed to have occurred if it would result in more than two (2) CCR Re-election Events occurring in a single calendar year. Within two (2) Business Days of any other change in the name or address of the Controlling Class Representative of which the Trustee has received notice from the Controlling Class Representative, the Trustee shall deliver to each Noteholder, the Issuer, the Manager, the Back Up Manager and the Servicer a notice setting forth the name and address of the new Controlling Class Representative.

“CCR Voting Amount” has the meaning set forth in the definition of “Majority of Controlling Class Members”.

“CCR Voting Record Date” has the meaning set forth in Section 11.1(c) of this Base Indenture.

“Change of Control” has the meaning set forth in the Management Agreement.

“Charter Document” means, with respect to any entity and at any time, the certificate of incorporation, certificate of formation, operating agreement, by-laws, memorandum of association, articles of association, and any other similar document, as applicable to such entity in effect at such time.

“CIPO” means the Canadian Intellectual Property Office and any successor Canadian federal office.

“Class” means, with respect to any Series of Notes, any one of the classes of Notes of such Series as specified in the applicable Series Supplement. General references to Classes shall refer to Subclasses or Tranches, to the extent that such references relate to distinctions that may apply on a Subclass or Tranche basis, as applicable, in each case as the context requires and subject to the terms of the applicable Series Supplement.

“Class A-1 Administrative Agent” means, with respect to any Class A-1 Notes, the Person identified as the “Class A-1 Administrative Agent” in the applicable Series Supplement.

“Class A-1 Commitment” means, with respect to any Class A-1 Notes, the obligation of each Class A-1 Lender in respect of such Class A-1 Notes to fund advances pursuant to the related Class A-1 Note Purchase Agreement.

“Class A-1 Lender” means, with respect to any Class A-1 Notes, the Person(s) acting in such capacity pursuant to the related Class A-1 Note Purchase Agreement.

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“Class A-1 Note Purchase Agreement” means, with respect to any Class A-1 Notes, any note purchase agreement entered into by the Issuer in connection with the issuance of such Class A-1 Notes that is identified as a “Class A-1 Note Purchase Agreement” in the applicable Series Supplement.

“Class A-1 Notes” means any Notes designated as “Class A-1” pursuant to the Series Supplement applicable to such Class of Notes.

“Class A-1 Notes Accrued Estimated Quarterly Commitment Fees Amount” has the meaning set forth in the definition of “Class A-1 Notes Accrued Quarterly Commitment Fees Amount.”

“Class A-1 Notes Accrued Quarterly Commitment Fees Amount” means for each Weekly Allocation Date with respect to a Quarterly Fiscal Period, an amount equal to the sum of: (A) the sum of (i) the product of (1) the Fiscal Quarter Percentage and (2) the sum of (I) the Class A-1 Notes Estimated Quarterly Commitment Fees for such Quarterly Fiscal Period, and (II) any Class A-1 Notes Commitment Fees Shortfall Amount together with any additional interest payable on such Class A-1 Notes Commitment Fees Shortfall Amount (the aggregate amounts set forth in this clause (A)(i)(2), the “Class A-1 Notes Accrued Estimated Quarterly Commitment Fees Amount”); and (ii) the Carryover Class A-1 Notes Accrued Quarterly Commitment Fees Amount for such Weekly Allocation Date; provided that the amounts allocated under this clause (A) during any Quarterly Fiscal Period shall be capped at the Class A-1 Notes Accrued Estimated Quarterly Commitment Fees Amount for such Quarterly Fiscal Period; and (B) without duplication, any Class A-1 Notes Commitment Fees Adjustment Amount with respect to the Interest Accrual Period ending in such Quarterly Fiscal Period, which amount in this clause (B) shall be limited to amounts on deposit in the Class A-1 Notes Commitment Fees Account if such Class A-1 Notes Commitment Fees Adjustment Amount is negative. Notwithstanding the foregoing, for the initial Weekly Allocation Date, clause (A) above shall equal (x) 60% of the Class A-1 Notes Estimated Quarterly Commitment Fees for such Quarterly Fiscal Period minus (y) any Class A-1 Notes Estimated Quarterly Commitment Fees prefunded to or on deposit in the Class A-1 Notes Commitment Fees Account on the Closing Date.

“Class A-1 Notes Administrative Expenses” means all amounts due and payable pursuant to any Class A-1 Note Purchase Agreement that are identified as “Class A-1 Notes Administrative Expenses” in the applicable Series Supplement.

“Class A-1 Notes Amortization Event” means, with respect to any Class A-1 Notes, any event designated as a “Class A-1 Notes Amortization Event” in the applicable Series Supplement.

“Class A-1 Notes Amortization Period” means, with respect to any Class A-1 Notes, the period identified as the “Class A-1 Notes Amortization Period” in the applicable Series Supplement.

“Class A-1 Notes Commitment Fees Account” has the meaning set forth in Section 5.6 of this Base Indenture.

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“Class A-1 Notes Commitment Fees Adjustment Amount” means for any Class A-1 Notes for any Interest Accrual Period, the aggregate amount, if any, for such Interest Accrual Period that is identified as a “Commitment Fees Adjustment Amount” in the applicable Series Supplement.

“Class A-1 Notes Commitment Fees Shortfall Amount” has the meaning set forth in Section 5.12(b)(iii) of this Base Indenture.

“Class A-1 Notes Estimated Quarterly Commitment Fees” means, for any Quarterly Fiscal Period and with respect to any Class A-1 Notes Outstanding, the aggregate amount that is identified as “Class A-1 Notes Estimated Quarterly Commitment Fees” in each applicable Series Supplement.

“Class A-1 Notes Interest Adjustment Amount” means, for any Class A-1 Notes for any Interest Accrual Period, the aggregate amount, if any, for such Interest Accrual Period that is identified as an “Interest Adjustment Amount” in the applicable Series Supplement.

“Class A-1 Notes Maximum Principal Amount” means, with respect to each Series of Class A-1 Notes Outstanding, the aggregate maximum principal amount of such Class A-1 Notes as identified in the applicable Series Supplement as reduced by any permanent reductions of commitments with respect to such Class A-1 Notes and any cancellations or repurchased Class A-1 Notes.

“Class A-1 Notes Other Amounts” means all amounts due and payable pursuant to any Class A-1 Note Purchase Agreement that are identified as “Class A-1 Notes Other Amounts” in the applicable Series Supplement.

“Class A-1 Notes Quarterly Commitment Fees Amount” means, with respect to any Class A-1 Notes Outstanding, the amount that is identified as the “Class A-1 Notes Quarterly Commitment Fees Amount” in the applicable Series Supplement.

“Class A-1 Notes Renewal Date” means, with respect to any Class A-1 Notes, the date identified as the “Class A-1 Notes Renewal Date” in the applicable Series Supplement.

“Class A-1 Notes Voting Amount” means, with respect to any Series of Class A-1 Notes, the greater of (1) the Class A-1 Notes Maximum Principal Amount for such Series (after giving effect to any cancelled commitments) and (2) the Outstanding Principal Amount of Class A-1 Notes for such Series.

“Class A-2 Notes” means any Notes alphanumerically designated as “Class A-2” pursuant to the Series Supplement applicable to such Class of Notes.

“Clearing Agency” means an organization registered as a “clearing agency” pursuant to Section 17A of the Exchange Act or any successor provision thereto or Euroclear or Clearstream.

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“Clearing Agency Participant” means a broker, dealer, bank, other financial institution or other Person for whom from time to time a Clearing Agency effects book-entry transfers and pledges of securities deposited with the Clearing Agency.

“Clearstream” means Clearstream Luxembourg.

“Closing Date” means July 31, 2020.

“Closing Date Securitization IP” means all U.S., Canadian, Qatari and Turkish Intellectual Property (other than the Excluded IP) created, developed, authored, acquired or owned by or on behalf of, Arby’s IP Holder, ARG, Funding Holdco, Issuer and Arby’s Franchisor as of the Closing Date covering or embodied in (i) the Arby’s Brand, (ii) products or services sold or distributed under the Arby’s Brand, (iii) the Branded Restaurants, (iv) the Arby’s System or (v) the Contributed Franchise Business.

“Code” means the Internal Revenue Code of 1986, as amended, reformed or otherwise modified from time to time, and any successor statute of similar import, in each case as in effect from time to time. References to sections of the Code also refer to any successor sections.

“Collateral” means, collectively, the Indenture Collateral, the “Collateral” as defined in the Guarantee and Collateral Agreement and any property subject to any other Indenture Document that grants a Lien to secure any Obligations.

“Collateral Documents” means, collectively, the Franchise Documents, the Transaction Documents and the Leases.

“Collateral Exclusions” means the following property of the Securitization Entities: (a) any lease, sublease, license or other contract or permit, in each case if the grant of a lien or security interest in any of the applicable Securitization Entity’s right, title and interest in, to or under such lease, sublease, license, contract or permit (or any rights or interests thereunder) in the manner contemplated by the Indenture (i) is prohibited by the terms of such lease, sublease, license, contract or permit (or any rights or interests thereunder) or would require consent of a third party (unless such consent has been obtained), (ii) would constitute or result in the abandonment, invalidation or unenforceability of any right, title or interest of the applicable Securitization Entity therein or (iii) would otherwise result in a breach thereof or the termination or a right of termination thereof, except to the extent that any such prohibition, breach, termination or right of termination is rendered ineffective pursuant to the New York UCC or any other applicable law, (b) the Excepted Securitization IP Assets, (c) any leasehold interests in real property, (d) the Franchise Capital Account (except to the extent any Interest Reserve Account(s) serve as a Franchise Capital Account) and any amounts on deposit therein and (e) the Excluded Amounts.

“Collateral Protection Advance” means any advance of (a) payment of taxes, rent, assessments, insurance premiums and other related or similar costs and expenses necessary to protect, preserve or restore the Collateral (and any Real Estate Assets following a Mortgage Recordation Event) and (b) payments of any Securitization Operating Expenses (excluding (i) any indemnification obligations, (ii) business and/or asset-related operating expenses, (iii) fees

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and expenses of external legal counsel that are not directly related to the maintenance or preservation of the Collateral and (iv) damages, costs, or expenses relating to fraud, bad faith, willful misconduct, violations of law, bodily injury, property damage or misappropriation of funds), to the extent not previously paid pursuant to a Manager Advance, in each case made by the Servicer pursuant to the Servicing Agreement in accordance with the Servicing Standard, or by the Trustee pursuant to the Indenture.

“Collateralized Letters of Credit” has the meaning set forth in Section 5.12(d)(iii)of this Base Indenture.

“Collection Account” means account no. 11505400 entitled “Arby’s Funding LLC, Collection Account” maintained by the Trustee for the benefit of the Secured Parties pursuant to Section 5.5 of this Base Indenture or any successor securities account maintained pursuant to Section 5.5 of this Base Indenture.

“Collection Account Administrative Accounts” has the meaning set forth in Section 5.6 of this Base Indenture.

“Collections” means, with respect to each Weekly Collection Period, all amounts received by or for the account of (or in the case of ACH transactions, amounts remitted via ACH to or for the account of, but net of any such ACH remittances that are subsequently reversed by the transmitting bank) the Securitization Entities during such Weekly Collection Period that have been deposited to the Concentration Account or directly to the Collection Account during such Weekly Collection Period, including (without duplication):

(i) all Franchisee Payment Amounts and Company-Owned Restaurant Payment Amounts, in each case deposited into the Concentration Account during such Weekly Collection Period;

(ii) without duplication of clause (i) above, all amounts, including amounts received under the IP License Agreements and other license fees and any other amounts received in respect of the Securitization IP, including recoveries from the enforcement of the Securitization IP;

(iii) Indemnification Amounts, Insurance/Condemnation Proceeds, Asset Disposition Proceeds and (without duplication) all other amounts received upon the disposition of the Collateral, including proceeds received upon the disposition of property expressly excluded from the definition of “Asset Disposition Proceeds”, in each case that are required to be deposited into the Concentration Account or the Collection Account;

(iv) the Series Hedge Receipts, if any, received by the Securitization Entities in respect of any Series Hedge Agreements entered into by the Securitization Entities in connection with the issuance of Additional Notes following the Closing Date;

(v) Investment Income earned on amounts on deposit in the Accounts;

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(vi) equity contributions made to the Issuer (provided that ARG may elect to have any such contributions applied directly to the Trustee in connection with any optional prepayment);

(vii) to the extent not otherwise included above, the Excluded Amounts;

(viii) amounts released from the Senior Notes Interest Reserve Account in respect of reductions in the Senior Notes Interest Reserve Amount;

(ix) Optional Prepayment Accrued Principal Release Amounts; and

(x) any other payments or proceeds received with respect to the Collateral.

“Commitments” has the meaning set forth in the applicable Series Supplement.

“Company-Owned Restaurants” means, collectively, the Branded Restaurants that are owned and operated by any Non-Securitization Entities.

“Company-Owned Restaurant Payment Amounts” means, collectively, any amounts payable by any Non-Securitization Entity that operates a Company-Owned Restaurant to any Securitization Entity, including, without limitation, Company-Owned Restaurant Royalty Payments and Company-Owned Restaurant Rental Payments, other than, in any case, Excluded Amounts.

“Company-Owned Restaurant Rental Payments” means, collectively, any amounts payable by any Non-Securitization Entity in respect of rent under Leases.

“Company-Owned Restaurant Royalty Payments” means royalties payable under the Arby’s IP License Agreement at the Company-Owned Restaurant Royalty Rate to a Securitization Entity by or on behalf of a Non-Securitization Entity that operates a Company-Owned Restaurant.

“Company Order” and “Company Request” mean a written order or request signed in the name of the Issuer by any Authorized Officer of the Issuer and delivered to the Trustee, the Control Party or the Paying Agent.

“Competitor” means any Person that is a direct or indirect franchisor, franchisee, developer, owner, sponsor or operator of a large regional or national quick-service, limited service or fast casual restaurant concept (including a Franchisee); provided, however, that (a) a Person will not be a “Competitor” solely by virtue of its direct or indirect ownership of less than 5.0% of the Equity Interests in a “Competitor” and (b) a Person will not be a “Competitor” if such Person has policies and procedures that prohibit such Person from disclosing or making available any confidential information that such Person may receive as a Noteholder or prospective investor in the Notes, to individuals involved in the business of buying, selling, holding or analyzing the Equity Interests of a “Competitor” or in the business of being a franchisor, franchisee, owner or operator of a large regional or national quick service, limited service or fast casual restaurant concept, (c) a Permitted Holder (as defined in the Management Agreement) will not be a “Competitor” and (d) a franchisee will only be a “Competitor” if it, or its Affiliates, directly or indirectly, owns, franchises or licenses, in the aggregate, ten or more individual locations of a particular concept.

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“Concentration Account” means the account maintained in the name of and for the Issuer and pledged to the Trustee into which the Manager causes amounts to be deposited pursuant to Section 5.10(a) of this Base Indenture or any successor or additional such account established for the Issuer by the Manager for such purpose pursuant to this Base Indenture and the Management Agreement, including any investment accounts related thereto into which funds are transferred for investment purposes pursuant to Section 5.1(b) of this Base Indenture.

“Confidential Information” has the meaning set forth in Section 10.11(a) of this Base Indenture.

“Consent Recommendation” means the action recommended by the Control Party in writing with respect to any Consent Request.

“Consent Request” means any request for directions, a waiver, amendment, consent or certain other actions under the Transaction Documents and the Managed Documents.

“Contingent Obligation” means, as applied to any Person, any direct or indirect liability, contingent or otherwise, of that Person (a) with respect to any indebtedness, lease, declared but unpaid dividends, letter of credit or other obligation of another if the primary purpose or intent thereof by the Person incurring the Contingent Obligation is to provide assurance to the obligee of such obligation of another that such obligation of another will be paid or discharged, or that any agreements relating thereto will be complied with, or that the holders of such obligation will be protected (in whole or in part) against loss in respect thereof or (b) under any letter of credit issued for the account of that Person or for which that Person is otherwise liable for reimbursement thereof. Contingent Obligation will include (x) the direct or indirect guarantee, endorsement (otherwise than for collection or deposit in the ordinary course of business), co-making, discounting with recourse or sale with recourse by such Person of the obligation of another and (y) any liability of such Person for the obligations of another through any agreement (contingent or otherwise) (i) to purchase, repurchase or otherwise acquire such obligation or any security therefor, or to provide funds for the payment or discharge of such obligation (whether in the form of loans, advances, stock purchases, capital contributions or otherwise), (ii) to maintain the solvency of any balance sheet item, level of income or financial condition of another or (iii) to make take-or-pay or similar payments if required regardless of non-performance by any other party or parties to an agreement, if in the case of any agreement described under subclause (i) or (ii) of this clause (y) the primary purpose or intent thereof is as described in the preceding sentence. The amount of any Contingent Obligation will be equal to the amount of the obligation so guaranteed or otherwise supported.

“Contractual Obligation” means, with respect to any Person, any provision of any security issued by that Person or of any indenture, mortgage, deed of trust, contract, undertaking, agreement or other instrument to which that Person is a party or by which it or any of its properties is bound or to which it or any of its properties is subject.

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“Contributed Assets” means all assets contributed under the Contribution Agreements.

“Contributed Development Agreements” means all Development Agreements and related guaranty agreements existing as of the Original Closing Date that were contributed to the Arby’s Franchisor on the Original Closing Date pursuant to the applicable Contribution Agreements.

“Contributed Franchise Agreements” means all Franchise Agreements and related guaranty agreements that existed as of the Original Closing Date that were contributed to Arby’s Franchisor on the Original Closing Date pursuant to the applicable Contribution Agreements.

“Contributed Franchise Business” means the business of franchising the Franchised Restaurants and the provision of ancillary goods and services in connection therewith. For the avoidance of doubt, the Contributed Franchise Business does not include the Non-Contributed Property.

“Contributed Leases” means each lease related to Securitization-Owned Real Property that was contributed to a Securitization Entity on the Original Closing Date pursuant to the applicable Contribution Agreements and under which such Securitization Entity is the lessor.

“Contributed Real Property” means the real property (including the land, buildings and fixtures) owned in fee by ARG or its Affiliates that were contributed to the Real Property Holder on the Original Closing Date pursuant to the applicable Contribution Agreements.

“Contribution Agreements” means, collectively, the contribution agreements pursuant to which assets were contributed to any Securitization Entity.

“Contributor” means any Non-Securitization Entity that directly or indirectly contributed Contributed Assets to the Securitization Entities on or prior to the Original Closing Date.

“Controlled Group” means any group of trades or businesses (whether or not incorporated) under common control that is treated as a single employer for purposes of Section 302 or Title IV of ERISA.

“Control Party” means the Servicer in its capacity as Control Party under the Transaction Documents.

“Controlling Class” means the most senior Class of Notes then Outstanding among all Series of Notes then Outstanding for which purpose the Class A-1 Notes and the Class A-2 Notes will be treated as a single Class for so long as the Class A-1 Notes and the Class A-2 Notes remain Outstanding.

“Controlling Class Member” means, with respect to a Note issued in book-entry form of the Controlling Class, a Note Owner of such Note and, with respect to a Note issued in physical, definitive form of the Controlling Class, a Noteholder of such Note issued in physical, definitive form (excluding, in each case, any Securitization Entity or Affiliate thereof).

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“Controlling Class Representative” means, at any time during which one or more Series of Notes is Outstanding, the representative, if any, that has been elected pursuant to Section 11.1 of this Base Indenture by the Majority of Controlling Class Members; provided that, if no Controlling Class Representative has been elected or if the Controlling Class Representative does not respond to a Consent Request within the time period specified in Section 11.4 of this Base Indenture, the Control Party will be entitled to exercise the rights of the Controlling Class Representative with respect to such Consent Request other than with respect to Servicer Termination Events.

“Copyrights” has the meaning set forth in the definition of “Intellectual Property.”

“Corporate Trust Office” means the corporate trust office of the Trustee (a) for Note transfer purposes and presentment of the Notes for final payment thereon, Citibank, N.A., 480 Washington Boulevard, 30th Floor, Jersey City, New Jersey 07310, Attention: Securities Window–Arby’s Funding, LLC and (b) for all other purposes, Citibank, N.A., 388 Greenwich Street, New York, New York 10013, Attention: Agency & Trust–Arby’s Funding, LLC, call: (888) 855-9695 to obtain Citibank, N.A. account manager’s email, or such other address as the Trustee may designate from time to time by notice to the Holders, each Rating Agency and the Issuer or the principal corporate trust office of any successor Trustee.

“CTOP Payment Priority” has the meaning set forth in Section 5.12(k) of this Base Indenture.

“Debt Service” means, with respect to any Quarterly Payment Date, the sum of (A) the Senior Notes Quarterly Interest Amount plus (B) the Senior Subordinated Notes Quarterly Interest Amount plus (C) the aggregate Class A-1 Notes Quarterly Commitment Fees Amounts plus (D) with respect to each Class of Senior Notes and Senior Subordinated Notes Outstanding, the aggregate amount of Scheduled Principal Payments that would be due and payable on such Quarterly Payment Date, as ratably reduced by the aggregate amount of any payments of Indemnification Amounts, Insurance/Condemnation Proceeds or Asset Disposition Proceeds, after giving effect to any optional or mandatory prepayment of principal of any such Senior Notes or Senior Subordinated Notes or any repurchase and cancellation of such Senior Notes or Senior Subordinated Notes, but without giving effect to any reductions available due to satisfaction of any Series Non-Amortization Test for the applicable Non-Amortization Test Date.

For the purposes of calculating the DSCR as of the first Quarterly Payment Date after the Closing Date, Debt Service will be deemed to be the sum of (a) the product of (x) the sum of the amounts referred to in clauses (A) through (C) of the definition of “Debt Service” multiplied by (y) a fraction the numerator of which is 90 and the denominator of which is the actual number of days elapsed during the period commencing on and including the Closing Date and ending on but excluding the first Quarterly Payment Date, plus (b) the amount referred to in clause (D) of the definition of “Debt Service,” assuming for purposes of this calculation only that a Scheduled Principal Payment is due and payable on the first Quarterly Payment Date after the Closing Date; provided that, for purposes of calculating the DSCR for any period during which

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one or more Permitted Acquisitions occurs, such Permitted Acquisition (and all other Permitted Acquisitions that have been consummated during the applicable period) shall be deemed to have occurred as of the first day of the applicable period of measurement, and all income statement items (whether positive or negative) attributable to the property or Person acquired in such Permitted Acquisition shall be included, together with such adjustments included in Inspire Adjusted EBITDA in accordance with the definition thereof.

“Debt Service Advance” means an advance made by the Servicer (or, if the Servicer fails to do so, the Trustee) on a Quarterly Payment Date in an amount equal to the excess of the Senior Notes Quarterly Interest Amount due on such Quarterly Payment Date over the amount on deposit in Indenture Trust Accounts available to pay such amounts on such Quarterly Payment Date in accordance with Section 5.12(a) of this Base Indenture.

“Deemed Retained Collections” has the meaning set forth in the definition of “Retained Collections” in this Base Indenture.

“Default” means any Event of Default or any occurrence that with notice or the lapse of time or both would become an Event of Default.

“Defeased Notes” has the meaning set forth in Section 12.1(c) of this Base Indenture.

“Definitive Notes” has the meaning set forth in Section 2.12(a) of this Base Indenture.

“Depository” has the meaning set forth in Section 2.12(a) of this Base Indenture.

“Depository Agreement” means, with respect to a Series or Class of a Series of Notes having Book-Entry Notes, the agreement among the Issuer, the Trustee and the Clearing Agency governing the deposit of such Notes with the Clearing Agency, or as otherwise provided in the applicable Series Supplement.

“Development Agreements” means all development agreements for Branded Restaurants pursuant to which a Franchisee, developer or other Person, in each case that is unaffiliated with ARG, obtains the rights to develop (in order to operate as a Franchisee) one or more Branded Restaurants within a geographical area and all master license agreements pursuant to which a Franchisee also is authorized to grant subfranchises.

“Disqualified Stock” means, with respect to any person, any Equity Interests of such person that, by its terms (or by the terms of any security or other Equity Interests into which it is convertible or for which it is exchangeable), or upon the happening of any event or condition (a) matures or is mandatorily redeemable (other than solely for Equity Interests other than Disqualified Stock), pursuant to a sinking fund obligation or otherwise (except as a result of a change of control or asset sale so long as any rights of the holders thereof upon the occurrence of a change of control or asset sale event shall be subject to the prior or concurrent repayment in full of and the termination of commitments under Inspire’s primary senior credit facility), (b) is redeemable at the option of the holder thereof (other than solely for Equity Interests other than Disqualified Stock), in whole or in part, (c) provides for the scheduled payment of dividends in

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cash or (d) is or becomes convertible into or exchangeable for Indebtedness or any other Equity Interests that would constitute Disqualified Stock, in each case, prior to the date that is ninety-one (91) days after the latest maturity date in effect under Inspire’s primary senior credit facility at the time of issuance thereof (provided, that only the portion of the Equity Interests that so mature or are mandatorily redeemable, are so convertible or exchangeable or are so redeemable at the option of the holder thereof prior to such date shall be deemed to be Disqualified Stock). Notwithstanding the foregoing: (i) any Equity Interests issued to any employee or to any plan for the benefit of employees of Inspire or the Inspire Consolidated Subsidiaries or by any such plan to such employees shall not constitute Disqualified Stock solely because they may be required to be repurchased by Inspire or an Inspire Consolidated Subsidiary in order to satisfy applicable statutory or regulatory obligations or as a result of such employee’s termination, death or disability and (ii) any class of Equity Interests of such person that by its terms authorizes such person to satisfy its obligations thereunder by delivery of Equity Interests that are not Disqualified Stock shall not be deemed to be Disqualified Stock; provided that, the Manager, in accordance with the Managing Standard, may amend this definition of “Disqualified Stock” after the Closing Date with the consent of the Control Party including, without limitation, in connection with any change of control.

“Dollar” and the symbol “$” or “U.S.$” or “U.S. Dollar” means the lawful currency of the United States.

“DSCR” means an amount calculated as of any Quarterly Calculation Date by dividing (i) the Net Cash Flow over the four (4) immediately preceding Quarterly Fiscal Periods most recently ended by (ii) the Debt Service due during the four (4) immediately preceding Quarterly Fiscal Periods most recently ended; provided, further, that, for purposes of calculating the DSCR as of the first four (4) Quarterly Calculation Dates:

(a) “Net Cash Flow” for the Quarterly Fiscal Period ended with respect to June 28, 2020 shall be deemed to be $37,815,138, “Net Cash Flow” for the Quarterly Fiscal Period ended with respect to March 29, 2020 shall be deemed to be $36,043,623, “Net Cash Flow” for the Quarterly Fiscal Period ended with respect to December 29, 2019 shall be deemed to be $35,801,016 and “Net Cash Flow” for the Quarterly Fiscal Period ended with respect to September 29, 2019 shall be deemed to be $39,154,145;

(b) the Debt Service due during such period for purposes of clause (ii) shall be deemed to equal the Debt Service for the most recently ended Quarterly Fiscal Period times four (and for the first Quarterly Fiscal Period, the Debt Service measured for such Quarterly Fiscal Period shall be adjusted as set forth in the definition of such term to account for the irregular number of days in such Quarterly Fiscal Period); and

(c) Net Cash Flow for the Quarterly Fiscal Period ending on September 27, 2020 shall be adjusted to reflect the Manager’s good faith estimate (in accordance with the Managing Standard) of what Net Cash Flow would have been for the portion of such Quarterly Fiscal Period occurring prior to the Closing Date if the calculation of “Net Cash Flow” set forth herein had been in effect prior to the Closing Date and based on the changes to the components of such calculation on and after the Closing Date.

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“DTC” means the Depository Trust Company, a New York corporation.

“Eligible Account” means (a) a segregated identifiable trust account established in the trust department of a Qualified Trust Institution or (b) a separately identifiable deposit or securities account established at a Qualified Institution.

“Eligible Assets” means any real property or other asset useful to the Securitization Entities in the operation of their business or assets, including, without limitation, (i) capital assets, capital expenditures, renovations and improvements, (ii) assets intended to generate revenue for the Securitization Entities or (iii) distributions to any Non-Securitization Entity that will be used to fund capital assets, capital expenditures, renovations or improvements or other assets intended to generate revenue for one or more Company-Owned Restaurants.

“Eligible Investments” means (a) time or demand deposits with, or insured certificates of deposit or bankers’ acceptances of, any commercial bank that (i) is organized under the laws of the United States of America, any state thereof or the District of Columbia or is the principal banking subsidiary of a bank holding company organized under the laws of the United States of America, any state thereof or the District of Columbia, and is a member of the Federal Reserve System, (ii) whose short-term debt is rated at least “A-2” (or then equivalent grade) by S&P or KBRA (but in any event such S&P rating shall always be required) and (iii) has combined capital and surplus of at least $1,000,000,000, in each case with maturities of not more than ninety (90) days from the date of acquisition thereof; (b) readily marketable obligations issued or directly and fully guaranteed or insured by the United States of America or any agency or instrumentality thereof having maturities of not more than three hundred sixty (360) days from the date of acquisition thereof; provided that the full faith and credit of the United States of America is pledged in support thereof; (c) commercial paper issued by any Person organized under the laws of any state of the United States of America and rated at least “A-2” (or the then equivalent grade) by S&P or KBRA (but in any event such S&P rating shall always be required), with maturities of not more than one hundred eighty (180) days from the date of acquisition thereof; and (d) investments, classified in accordance with GAAP as current assets of the relevant Person making such investment, in money market investment programs registered under the 1940 Act, which have the highest rating obtainable from S&P or KBRA (but in any event such S&P rating shall always be required), and the portfolios of which are invested primarily in investments of the character, quality and maturity described in clauses (a), (b) and (c) of this definition. Notwithstanding the foregoing, all Eligible Investments must either (A) be at all times available for withdrawal or liquidation at par (or for commercial paper issued at a discount, at the applicable purchase price) or (B) mature on or prior to (i) in the case of the Asset Disposition Proceeds Account or Insurance Proceeds Account, the Business Day prior to the date that the relevant Asset Disposition Proceeds or Insurance/Condemnation Proceeds are required to be deposited into the Collection Account, (ii) in the case of each other Management Account and the Collection Account, the Business Day prior to the immediately succeeding Weekly Allocation Date, and (iii) in the case of each other Indenture Trust Account, the Business Day prior to the last Business Day of each Quarterly Fiscal Period.

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“Eligible Third-Party Candidate” has the meaning set forth in Section 11.1(b) of this Base Indenture.

“Employee Benefit Plan” means any “employee benefit plan,” as such term is defined in Section 3(3) of ERISA, established, maintained or contributed to by a Securitization Entity, or with respect to which any Securitization Entity has any liability.

“Enhancement” means with respect to any Series of Notes, the rights and benefits provided to the Noteholders of such Series of Notes pursuant to any letter of credit, surety bond, cash collateral account, spread account, guaranteed rate agreement, maturity guaranty facility, tax protection agreement, interest rate swap or any other similar arrangement entered into by the Issuer in connection with the issuance of such Series of Notes as provided for in the applicable Series Supplement in accordance with the terms of this Base Indenture.

“Enhancement Agreement” means any contract, agreement, instrument or document governing the terms of any Enhancement or pursuant to which any Enhancement is issued or outstanding.

“Enhancement Provider” means the Person providing any Enhancement as designated in the applicable Series Supplement.

“Environmental Law” means any and all applicable laws, rules, orders, regulations, statutes, ordinances, binding guidelines, codes, decrees, agreements or other legally enforceable requirements (including common law) of any international authority, foreign government, the United States, or any state, local, municipal or other governmental authority, regulating, relating to or imposing liability or standards of conduct concerning protection of the environment or of human health (as it relates to exposure to Materials of Environmental Concern), or employee health and safety (as it relates to exposure to Materials of Environmental Concern), as has been, is now, or may at any time hereafter be, in effect.

“Environmental Permits” means any and all permits, licenses, approvals, registrations, notifications, exemptions and other authorizations required under any Environmental Law.

“Equity Interests” means (i) any ownership, management or membership interests in any limited liability company or unlimited liability company, (ii) any general or limited partnership interest in any partnership, (iii) any common, preferred or other stock interest in any corporation, (iv) any share, participation, unit or other interest in the property or enterprise of an issuer that evidences ownership rights therein, (v) any ownership or beneficial interest in any trust, or (vi) any option, warrant or other right to convert into or otherwise receive any of the foregoing.

“ERISA” means the U.S. Employee Retirement Income Security Act of 1974, as amended, and any successor statute of similar import, in each case as in effect from time to time. References to sections of ERISA also refer to any successor sections.

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“EU Change of Control” means a Change of Control which is incompatible, under the reasonable advice of counsel to the Manager, with the obligations described in the Risk Retention Letter, dated as of the Closing Date, by ARG and addressed to the Issuer, the Trustee, Barclays Capital Inc., as representative of the Series 2020-1 Initial Purchasers and Coöperatieve Rabobank U.A., New York Branch as Series 2020-1 Class A-1 Administrative Agent, L/C Provider, Swingline Lender, Committed Note Purchaser and the related Funding Agent.

“Euroclear” means Euroclear Bank, S.A./N.V., or any successor thereto, as operator of the Euroclear System.

“Event of Bankruptcy” means an event that will be deemed to have occurred with respect to a Person if:

(a) a case or other proceeding is commenced, without the application or consent of such Person, in any court, seeking the liquidation, reorganization, debt arrangement, dissolution, winding up, or composition or readjustment of debts of such Person, the appointment of a trustee, receiver, custodian, liquidator, assignee, sequestrator or the like for such Person or all or any substantial part of its assets, or any similar action with respect to such Person under any law relating to bankruptcy, insolvency, reorganization, winding up or composition or adjustment of debts, and such case or proceeding continues undismissed, or unstayed and in effect, for a period of sixty (60) consecutive days; or an order for relief in respect of such Person is entered in an involuntary case under the federal bankruptcy laws or other similar laws now or hereafter in effect; or

(b) such Person commences a voluntary case or other proceeding under any applicable bankruptcy, insolvency, reorganization, debt arrangement, dissolution or other similar law now or hereafter in effect, or consents to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian, sequestrator (or other similar official) for such Person or for any substantial part of its property, or makes any general assignment for the benefit of creditors; or

(c) the board of directors or board of managers (or similar body) of such Person votes to implement any of the actions set forth in clause (b) above.

“Event of Default” means any of the events set forth in Section 9.2 of this Base Indenture.

“Excepted Securitization IP Assets” means (i) any right to use third-party Intellectual Property pursuant to a license to the extent such rights are not able to be pledged; and (ii) any application for registration of a Trademark that would be invalidated, canceled, voided or abandoned due to the grant and/or enforcement of an assignment or security interest, including intent-to-use applications filed with the USPTO pursuant to 15 U.S.C. Section 1051(b) prior to the filing of a statement of use or amendment to allege use pursuant to 15 U.S.C. Section 1051(c) or (d); provided that at such time as the grant and/or enforcement of the assignment or security interest would not cause such application to be invalidated, canceled, voided or abandoned, such Trademark application will not be considered an Excepted Securitization IP Asset.

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“Excess Class A-1 Notes Administrative Expenses Amount” means, for each Weekly Allocation Date, an amount equal to the amount by which (a) the Class A-1 Notes Administrative Expenses that have become due and payable prior to such Weekly Allocation Date and have not been previously paid exceed (b) the Capped Class A-1 Notes Administrative Expenses Amount for such Weekly Allocation Date.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Excluded Amounts” means (i) Advertising Fees, including, without limitation, any such Advertising Fees transferred to the AFA; (ii) amounts in respect of sales taxes and other comparable taxes (if any) that are due and payable to a Governmental Authority or other unaffiliated third party; (iii) withholding and other statutory taxes (if any) included in Collections but required to be remitted to a Governmental Authority; (iv) amounts paid by Franchisees to the Manager in respect of fees or expenses payable to unaffiliated third parties for services provided to Franchisees, including, without limitation, rental payments, property taxes, insurance and common area maintenance expenses on subleased franchised restaurant locations which have been paid or are payable by the Manager to a third party landlord, bona fide third-party repairs and maintenance fees, advertising agency fees and production costs, and software licensing and subscription fees; (v) fees and expenses paid by or on behalf of any Securitization Entity in connection with registering, maintaining and enforcing the Securitization IP and paying third-party Intellectual Property licensing and subscription fees; (vi) any proceeds from or collections in respect of Non-Contributed Property; (vii) amounts paid by Franchisees to the Manager relating to corporate services provided by the Manager, including, without limitation, repairs and maintenance, gift card administration, employee training, point-of-sale system maintenance and support and maintenance of other information technology systems, including, without limitation, mobile order and/or mobile payment systems, in each case to the extent such services are not provided by the Manager pursuant to the Management Agreement; (viii) gift card amounts; (ix) account expenses and fees paid to the banks at which the Management Accounts are held; (x) tenant improvement allowances and similar amounts received from landlords (if any); (xi) property taxes, insurance and common area maintenance expenses payable with respect to Securitization-Owned Real Property; (xii) proceeds of directors and officers insurance; (xiii) hotel, travel and training costs in connection with Franchisee training programs; (xiv) insurance and condemnation proceeds payable by the Securitization Entities to third parties; (xv) any amounts that cannot be transferred to the Concentration Account due to applicable law; (xvi) amounts paid by franchisees in respect of the T.J. Cinnamons Brand; and (xvii) any other amounts deposited into the Concentration Account or otherwise included in Collections that are not required to be deposited into the Collection Account pursuant to any Transaction Document.

“Excluded IP” means (i) any Software licensed to or on behalf of a Non-Securitization Entity and (ii) any proprietary Software owned by a Non-Securitization Entity.

“Extension Period” means, with respect to any Series or any Class of any Series of Notes, the period from the Series Anticipated Repayment Date (or any previously extended Series Anticipated Repayment Date) with respect to such Series or Class to the Series Anticipated Repayment Date with respect to such Series or Class as extended in connection with the provisions of the applicable Series Supplement.

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“FATCA” means Sections 1471 through 1474 of the Code, any current or future regulations or official interpretations thereunder or official interpretations thereof and any agreements entered into pursuant to Section 1471(b)(1) of the Code, any published intergovernmental agreement entered into in connection with the implementation of such sections of the Code and any fiscal or regulatory legislation, rules or official practices adopted pursuant to such published intergovernmental agreement.

“FDIC” means the U.S. Federal Deposit Insurance Corporation.

“Final Series Legal Final Maturity Date” means the Series Legal Final Maturity Date with respect to the last Series of Notes Outstanding.

“Financial Assets” has the meaning set forth in Section 5.8(b) of this Base Indenture.

“Fiscal Quarter Percentage” means with respect to each Weekly Allocation Date, 10%.

“Franchise Agreement” means a franchise or license agreement whereby a third-party that is unaffiliated with ARG is duly authorized by an Arby’s Entity, and agrees, to operate a Branded Restaurant, including a multi-unit license agreement pursuant to which such third-party is authorized to operate multiple Branded Restaurants.

“Franchise Assets” means, collectively, with respect to Arby’s Franchisor, (i) all Contributed Franchise Agreements and Contributed Development Agreements and all Franchisee Payment Amounts thereon; (ii) all New Franchise Agreements and New Development Agreements for Branded Restaurants in the Securitization Jurisdictions and all Franchisee Payment Amounts thereon; (iii) all rights to enter into New Franchise Agreements and New Development Agreements for Branded Restaurants in the Securitization Jurisdictions; (iv) the Franchisee Notes, if any; and (v) any and all other property of every nature, now or hereafter transferred, mortgaged, pledged or assigned as security for payment or performance of any obligation of the Franchisees or other Persons, as applicable, to Arby’s Franchisor under its respective Franchise Agreements or Development Agreements and all guarantees of such obligations and the rights evidenced by or reflected in the Franchise Agreements or the Development Agreements, including, without limitation, with respect to any Future Brands developed or acquired after the Closing Date and contributed to a Securitization Entity, together, in each case, with all payments, proceeds and accrued and future rights to payment thereon.

“Franchise Capital Account” means, collectively, one or more accounts (which may, at the election of the Manager, be an Interest Reserve Account) into which the Manager may cause amounts to be deposited pursuant to Section 5.1(d) of this Base Indenture or any successor account established for the Issuer by the Manager for such purpose pursuant to this Base Indenture and the Management Agreement.

“Franchise Documents” means Franchise Agreements, Development Agreements and agreements related thereto, together with any modifications, amendments, extensions or replacements of the foregoing.

“Franchised Restaurants” means, collectively, the Original Closing Date Franchised Restaurants and the New Franchised Restaurants.

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“Franchisee” means any Person that is a franchisee or licensee under a Franchise Agreement.

“Franchisee Note” means each note issued after the Original Closing Date by a Franchisee and owing to Arby’s Franchisor.

“Franchisee Payment Amounts” means any amounts payable by or on behalf of a Franchisee (or a prospective Franchisee under a Development Agreement) to a Securitization Entity, including, without limitation, Franchisee Royalty Payments, payments in respect of Franchisee Notes and Franchisee Rental Payments, other than Excluded Amounts.

“Franchisee Rental Payments” means any amounts payable by or on behalf of Franchisees or prospective Franchisees in respect of rent under Leases.

“Franchisee Royalty Payments” means any amounts payable to any Securitization Entity by or on behalf of Franchisees under the Franchise Documents in respect of royalties.

“Franchisor IP License Agreement” means the Franchisor IP License Agreement, dated as of the Original Closing Date, between the IP Holder, as licensor, and Arby’s Franchisor, as licensee, as amended, supplemented or otherwise modified from time to time.

“Funding Holdco” means Arby’s SPV Guarantor, LLC, a Delaware limited liability company and a direct, wholly owned subsidiary of ARG.

“Future Brand” means any franchise brand that is acquired or developed by ARG or any other Non-Securitization Entity after the Closing Date and contributed to one or more Securitization Entities in a manner consistent with the terms of the Transaction Documents.

“GAAP” means the generally accepted accounting principles in the United States promulgated or adopted by the Financial Accounting Standards Board and its predecessors and successors from time to time.

“Gift Card License” means the Amended and Restated License Agreement, dated as of the Original Closing Date, by and between ARG, as licensor, and ARG Services, Inc., as licensee, as amended, supplemented or otherwise modified from time to time.

“Government Securities” means readily marketable obligations issued or directly and fully guaranteed or insured by the United States of America or any agency or instrumentality thereof and as to which obligations the full faith and credit of the United States of America is pledged in support thereof.

“Governmental Authority” means the government of the United States of America or any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

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“Gross Sales” means, with respect to any Branded Restaurant, the total amount of revenue received from the sale of all products and performance of all services (except Manager-approved promotional items) and all other income of every kind and nature (including gift certificates when redeemed but not when purchased), whether for cash or credit and regardless of collection in the case of credit; provided that Gross Sales shall not include (i) any sales taxes or other taxes, in each case collected from customers for transmittal to the appropriate taxing authority, or (ii) revenues that are not subject to royalties in accordance with the related franchise agreement or other applicable agreement.

“Guarantee” means, as to any Person, any (a) obligation, contingent or otherwise, of such Person guaranteeing or having the economic effect of guaranteeing any Indebtedness payable or performable by another Person (the “Primary Obligor”) in any manner, whether directly or indirectly, and including any obligation of such Person, direct or indirect, (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness, (ii) to purchase or lease property, securities or services for the purpose of assuring the obligee in respect of such Indebtedness of the payment or performance of such Indebtedness, (iii) to maintain working capital, equity capital or any other financial statement condition or liquidity or level of income or cash flow of the Primary Obligor so as to enable the Primary Obligor to pay such Indebtedness, or (iv) entered into for the purpose of assuring in any other manner the obligee in respect of such Indebtedness of the payment or performance thereof or to protect such obligee against loss in respect thereof (in whole or in part), or (b) Lien on any assets of such Person securing any Indebtedness of any other Person, whether or not such Indebtedness is assumed by such Person (or any right, contingent or otherwise, of any holder of such Indebtedness to obtain any such Lien); provided, however, that the term “Guarantee” shall not include endorsements of instruments for deposit or collection in the ordinary course of business or entered into in connection with any acquisition or disposition of assets permitted hereby (other than such obligations with respect to Indebtedness). The amount of any Guarantee shall be deemed to be (i) with respect to a Guarantee pursuant to clause (a) above, an amount equal to the stated or determinable amount of the related primary obligation, or portion thereof, in respect of which such Guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by the guaranteeing Person in good faith or (ii) with respect to a Guarantee pursuant to clause (b) above, the fair market value of the assets subject to (or that could be subject to) the related Lien. The term “Guarantee” as a verb has a corresponding meaning; provided that, the Manager, in accordance with the Managing Standard, may amend this definition of “Guarantee” after the Closing Date with the consent of the Control Party including, without limitation, in connection with any change of control.

“Guarantee and Collateral Agreement” means the Amended and Restated Guarantee and Collateral Agreement, dated as of the Closing Date, by and among the Guarantors and the Trustee, as amended, supplemented or otherwise modified from time to time.

“Guarantors” means, collectively, Funding Holdco, each Issuer Subsidiary and any Additional Securitization Entities that are made parties to the Guarantee and Collateral Agreement as the Guarantors thereunder on or after the Closing Date.

“Hedge Counterparty” means an institution that enters into a Swap Contract with one or more Securitization Entities to provide certain financial protections with respect to changes in interest rates applicable to a Series of Notes relating to such Notes if and as specified in the applicable Series Supplement.

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“Hedge Payment Account” means an account (including any investment accounts related thereto) in the name of the Trustee for the benefit of the Secured Parties, into which amounts payable to a Hedge Counterparty are deposited, bearing a designation clearly indicating that the funds deposited therein are held by the Trustee for the benefit of the Secured Parties.

“Hot Back-Up Management Duties” has the meaning set forth in the Back-Up Management Agreement.

“Hot Back-Up Management Trigger Event” has the meaning set forth in the Back-Up Management Agreement.

“Improvements” means, with respect to Intellectual Property, proprietary rights in any additions, modifications, developments, variations, refinements, enhancements or improvements that are derivative works as defined and recognized by applicable Requirements of Law.

“Indebtedness” means, as applied to any Person, if and to the extent (other than with respect to clause (e) below) the same would constitute indebtedness or a liability on a balance sheet prepared in accordance with GAAP, without duplication, (a) all indebtedness for borrowed money in any form, including derivatives, (b) notes payable, (c) any obligation owed for all or any part of the deferred purchase price for property or services, which purchase price is (i) due more than one year from the date of the incurrence of the obligation in respect thereof or (ii) evidenced by a note or similar written instrument (other than (x) such obligations accrued in the ordinary course, (y) an earn-out obligation until such obligation becomes a liability on the balance sheet of such Person under GAAP and (z) liabilities associated with client prepayments and deposits), (d) all indebtedness secured by any Lien on any property or asset owned by that Person regardless of whether the indebtedness secured thereby has been assumed by that Person or is nonrecourse to the credit of that Person, (e) all Guarantees of such Person in respect of any of the foregoing and (f) solely for purposes of calculating the Inspire Leverage Ratio, Capitalized Lease Obligations. Notwithstanding the foregoing, Indebtedness shall not include (i) any liability for federal, state, local or other Taxes owed or owing to any Governmental Authority (or the equivalent in any foreign country), (ii) trade and other ordinary-course payables, accrued expenses, and intercompany liabilities arising in the ordinary course of business, including without limitation (x) amounts payable under third party license agreements and third-party supply agreements and (y) intercompany liabilities in connection with the cash management, Tax and accounting operations of Inspire and the Inspire Consolidated Subsidiaries, (iii) prepaid or deferred revenue, (iv) purchase price holdbacks arising in the ordinary course of business in respect of a portion of the purchase prices of an asset to satisfy unperformed obligations of the seller of such asset, (v) any performance guaranty or other customary Guarantee or indemnification obligations provided in connection with an Inspire Permitted Securitization Financing, (vi) obligations in respect of segregated accounts or funds, or any portion thereof, received by such Person as agent on behalf of third parties in accordance with a written agreement that imposes a duty upon such Person to collect and remit those funds to such third parties, (vii) obligations under or in respect of the acquisition agreements in connection with the

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acquisition of Buffalo Wild Wings, Inc., Jimmy John’s LLC, Sonic LLC or any other acquisition permitted to be made by one or more Inspire Consolidated Subsidiaries pursuant to Inspire’s primary senior debt facility, (viii) defined benefit liabilities, (ix) obligations of any advertising fund, marketing fund, technology fund or similar fund of Buffalo Wild Wings, Inc., Jimmy John’s LLC, Sonic LLC, ARG, Inc. or any acquisition permitted to be made by one or more Inspire Consolidated Subsidiaries in accordance with Inspire’s primary senior debt facility, which obligations are required to be accounted for as a liability in accordance with GAAP, (x) intercompany indebtedness among Inspire Consolidated Subsidiaries, (xi) liabilities under tax receivable agreements to the extent associated with a corresponding tax asset or (xii) obligations with respect to any lease of any property (other than Capitalized Lease Obligations for purposes of calculating the Inspire Leverage Ratio to the extent included in Indebtedness pursuant to clause (f) above), whether real, personal or mixed and whether or not classified as Capitalized Lease Obligations and whether or not such lease is pursuant to a sale-leaseback transaction (for the avoidance of doubt, whether or not such sale-leaseback transaction is accounted for under the financing method); provided that the Manager, in accordance with the Managing Standard, may amend this definition of “Indebtedness” after the Closing Date with the consent of the Control Party including, without limitation, in connection with any change of control.

“Indemnification Amount” means (i) with respect to any Franchise Asset, an amount equal to the Allocated Note Amount for such asset and (ii) with respect to any Securitization IP, any amount required to reimburse the applicable Securitization Entity for the expenses related to defending or enforcing its rights in such Securitization IP.

“Indenture” means this Base Indenture, together with all Series Supplements, as amended, supplemented or otherwise modified from time to time by Supplements thereto in accordance with its terms.

“Indenture Collateral” has the meaning set forth in Section 3.1(a) of this Base Indenture.

“Indenture Documents” means, with respect to any Series of Notes, collectively, this Base Indenture, the related Series Supplement, the Notes of such Series, the Guarantee and Collateral Agreement, the related Account Control Agreements, any related Class A-1 Note Purchase Agreement and any other agreements relating to the issuance or the purchase of the Notes of such Series or the pledge of Collateral under any of the foregoing.

“Indenture Trust Accounts” means each of the Collection Account, Class A-1 Notes Commitment Fees Account, the Interest Payment Account(s), the Cash Trap Reserve Account, the Senior Notes Interest Reserve Account, the Senior Subordinated Notes Interest Reserve Account, the Principal Payment Account(s), the Securitization Operating Expense Account, the Post-ARD Additional Interest Account(s), the Hedge Payment Account, the Series Distribution Accounts and such other accounts as the Trustee may establish from time to time pursuant to its authority to establish additional accounts pursuant to the Indenture.

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“Independent” means, as to any Person, any other Person (including, in the case of an accountant, or lawyer, a firm of accountants or lawyers and any member thereof or an investment bank and any member thereof) who (i) does not have and is not committed to acquire any material direct or any material indirect financial interest in such Person or in any Affiliate of such Person and (ii) is not connected with such Person or an Affiliate of such Person as an officer, employee, promoter, underwriter, voting trustee, partner, director or Person performing similar functions. “Independent” when used with respect to any accountant may include an accountant who audits the books of such Person if, in addition to satisfying the criteria set forth above, the accountant is independent with respect to such Person within the meaning of Rule 101 of the Code of Ethics of the American Institute of Certified Public Accountants. Whenever any Independent Person’s opinion or certificate is to be furnished to the Trustee, such opinion or certificate shall state that the signer has read this definition and that the signer is Independent within the meaning hereof.

“Independent Auditors” means the firm of Independent accountants appointed pursuant to the Management Agreement or any successor Independent accountant.

“Independent Director” means, with respect to any corporation, an individual who has prior experience as an independent director, independent manager or independent member with at least three years of employment experience and who is provided by Corporation Service Company, CT Corporation, Lord Securities Corporation, National Registered Agents, Inc., Stewart Management Company, Wilmington Trust, National Association, Wilmington Trust SP Services, Inc., Citadel SPV LLC, or, if none of those companies is then providing professional independent managers, another nationally-recognized company reasonably approved by the Trustee, in each case that is not an Affiliate of the corporation and that provides professional independent managers and other corporate services in the ordinary course of its business, and which individual is duly appointed as an Independent Director and is not, and has never been, and will not while serving as Independent Director be, any of the following:

(i) a member (other than a special member), partner, equityholder, manager, director, officer or employee of the corporation, the shareholder thereof, or any of their respective equityholders or Affiliates (other than as an Independent Director of the corporation or an Affiliate of the corporation (other than any Securitization Entity) that is not in the direct chain of ownership of the corporation and that is required by a creditor to be a single purpose bankruptcy remote entity, provided that such Independent Director is employed by a corporation that routinely provides professional independent directors in the ordinary course of its business);

(ii) a creditor, supplier or service provider (including a provider of professional services) to the corporation, or any of its equityholders or Affiliates (other than a nationally-recognized company that routinely provides professional independent directors and other corporate services to the corporation or any of its equityholders or Affiliates in the ordinary course of its business);

(iii) a family member of any such member, partner, equityholder, manager, director, officer, employee, creditor, supplier or service provider; or

(iv) a Person that controls (whether directly, indirectly or otherwise) any of (i), (ii) or (iii) above.

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A natural person who otherwise satisfies the foregoing definition and satisfies subparagraph (i) by reason of being the Independent Director (or independent director or manager) of a “special purpose entity” which is an Affiliate of the corporation shall be qualified to serve as an Independent Director of the corporation, provided that the fees that such individual earns from serving as Independent Director (or independent director or manager) of any Affiliate of the corporation in any given year constitute in the aggregate less than five percent (5%) of such individual’s annual income for that year.

“Independent Manager” means, with respect to any limited liability company or corporation, an individual who has prior experience as an independent director, independent manager or independent member with at least three years of employment experience and who is provided by Corporation Service Company, CT Corporation, Lord Securities Corporation, National Registered Agents, Inc., Stewart Management Company, Wilmington Trust, National Association, Wilmington Trust SP Services, Inc., or, if none of those companies is then providing professional independent managers, another nationally-recognized company reasonably approved by the Trustee, in each case that is not an Affiliate of such Person and that provides professional independent managers and other corporate services in the ordinary course of its business, and which individual is duly appointed as an Independent Manager and is not, and has never been, and will not while serving as Independent Manager be, any of the following:

(i) a member, partner, equityholder, manager, director, officer or employee of such Person, the member or shareholder thereof, or any of their respective equityholders or Affiliates (other than as an independent manager or special member of such Person or an Affiliate of such Person that is not in the direct chain of ownership of such Person (except for a Securitization Entity) and that is required by a creditor to be a single purpose bankruptcy remote entity; provided that such independent manager is employed by a company that routinely provides professional independent directors or managers in the ordinary course of its business);

(ii) a creditor, supplier or service provider (including a provider of professional services) to such Person, or any of its equityholders or Affiliates (other than a nationally-recognized company that routinely provides professional independent directors or managers and other corporate services to such Person or any of its equityholders or Affiliates in the ordinary course of its business);

(iii) a family member of any such member, partner, equityholder, manager, director, officer, employee, creditor, supplier or service provider; or

(iv) a Person that controls (whether directly, indirectly or otherwise) any Person described in clause (i), (ii) or (iii) above.

A natural person who otherwise satisfies the foregoing definition and satisfies clause (i) by reason of being the independent director or manager of a “special purpose entity” which is an Affiliate of any Person shall be qualified to serve as an Independent Manager of such Person; provided that the fees that such individual earns from serving as independent director or manager of any Affiliate of such Person in any given year constitute in the aggregate less than 5% of such individual’s annual income for that year.

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“Ineligible Account” has the meaning set forth in Section 5.19 of this Base Indenture.

“Initial Senior Notes Interest Reserve Deposit” means $7,100,000.

“Initial Principal Amount” means with respect to any Series, Class (or Subclass) or Tranche of Notes, the aggregate initial principal amount of such Series, Class (or Subclass) or Tranche of Notes specified in the applicable Series Supplement.

“Initial Purchaser” means, with respect to any Series, Class, Subclass or Tranche of Notes (other than Class A-1 Notes), the initial purchaser (or initial purchasers) of such Series, Class, Subclass or Tranche of Notes.

“Insolvency” means liquidation, insolvency, bankruptcy, rehabilitation, composition, reorganization or conservation; and when used as an adjective “Insolvent.”

“Insolvency Law” means any applicable federal, state or foreign law relating to liquidation, insolvency, bankruptcy, rehabilitation, composition, reorganization, conservation or other similar law now or hereafter in effect.

“Inspire” means Mavericks, Inc. (formerly known as Inspire Brands, Inc. and formerly known as ARG Holding Corporation), a Delaware corporation, or any successor, transferee or assignee as direct or indirect owner of 100% of Arby’s Restaurant Group, Inc., including in connection with a change of control.

“Inspire Adjusted EBITDA” means, with respect to Inspire and the Inspire Consolidated Subsidiaries on a consolidated basis for any period, the Adjusted Consolidated Net Income of Inspire and the Inspire Consolidated Subsidiaries for such period plus (a) the sum of (in each case without duplication and to the extent the respective amounts described in subclauses (i) through (xix) of this clause (a) (x) reduced such Adjusted Consolidated Net Income and (y) were not excluded therefrom for the respective period for which Inspire Adjusted EBITDA is being determined):

(i) (A) provision for Taxes or deferred Taxes based on income, profits, revenue or capital of Inspire and the Inspire Consolidated Subsidiaries for such period, including, without limitation, capital, federal, state, local, franchise and similar Taxes, property Taxes and foreign withholding Taxes (including penalties and interest related to Taxes or arising from Tax examinations) and (B) the amount of distributions and other payments to its parent entities in respect of Taxes;

(ii) Interest Expense (and to the extent not included in Interest Expense, (a) fees and expenses paid to any administrative agent or trustee, (b) financing fees (including rating agency fees), (c) all cash dividend payments (excluding items eliminated in consolidation) on any series of preferred stock or Disqualified Stock, (d) costs of surety bonds in connection with financing activities (whether amortized or immediately expensed), (e) interest charge on defined benefit liabilities, (f) unwinding of discount on restoration and onerous lease provisions of Inspire and the Inspire Consolidated Subsidiaries for such period and (g) any losses or related advisory fees or commissions on hedging agreements or other derivative instruments entered into for the purpose of hedging interest or currency exchange rate risk, net of interest income and gains on such hedging agreements or such derivative instruments);

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(iii) (A) depreciation and amortization expenses of Inspire and the Inspire Consolidated Subsidiaries for such period including the amortization of goodwill and other intangible assets, deferred financing fees, debt issuance costs, original issue discount, amortization of unrecognized prior service costs and actuarial gains and losses related to pensions and other post-employment benefits, (B) all expenditures (whether paid in cash or accrued as liabilities) by a person during such period in respect of licensed or purchased software or internally developed software and software enhancements that, in accordance with GAAP, are or are required to be reflected as capitalized costs on the consolidated balance sheet of such person and its subsidiaries (“Capitalized Software Expenditures”), and (C) any impairment charge;

(iv) any extraordinary, nonrecurring or unusual losses, expenses, costs or charges, including, without limitation, business optimization expenses and other restructuring charges or reserves, including any one-time costs incurred in connection with the adjustments referred to in clause (ix) below (which, for the avoidance of doubt, shall include, without limitation, charges in connection with any integration, restructuring (including any charge relating to any tax restructuring) or transition, any reconstruction, decommissioning, recommissioning or reconfiguration of fixed assets for alternative uses, the effect of inventory or supply chain optimization programs and/or any curtailment, facility, restaurant, branch, office or business unit closures or consolidations (including but not limited to rent termination costs, moving costs and legal costs), consulting costs, implementation costs, signing, retention, recruiting or completion bonuses, costs or expenses, or any bonus expenses in excess of a normalized annual amount (as determined in good faith by Inspire), severance, duplicative salary or rent, systems establishment costs, contract termination costs, charges related to any strategic initiative or contract, future lease commitments and excess pension charges), and expenses (other than interest expense) incurred that are classified as “pre-opening rent”, “pre-opening expenses”, “re-opening expenses”, “opening costs” or “re-opening costs” (or any similar or equivalent caption) and shall include, without limitation, the amount of expenses of Inspire and the Inspire Consolidated Subsidiaries in connection with the re-modeling and re-opening of any restaurant;

(v) any other non-cash charges, including any non-cash impairment charge and any write-offs or write-downs reducing Adjusted Consolidated Net Income for such period and any amortization of intangibles; provided that for purposes of this subclause (v) of this clause (a), (i) if any such non-cash charges represent an accrual or reserve for potential cash items in any future period, Inspire may determine not to add back such non-cash charge in the current period and (ii) to the extent Inspire does decide to add back any such non-cash charges, any non-cash charges or losses shall be treated as cash charges or losses in any subsequent period during which cash disbursements attributable thereto are made (but excluding, for the avoidance of doubt, amortization of a prepaid cash item that was paid in a prior period);

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(vi) (A) the amount of board of director fees and related indemnities and expenses and management, consulting, monitoring, transaction, advisory, transaction, termination and similar fees and related indemnities and expenses (including reimbursements) paid to the Sponsor and directors, executive officers and other management personnel and/or their respective Affiliates or management companies (or any accruals related to such fees and related expenses) and payments to outside directors of Inspire or any parent entity actually paid by or on behalf of, or accrued by, such person or any of its subsidiaries during such period and (B) the amount of payments made to optionholders of such person or any parent entity in connection with, or as a result of, any distribution being made to equityholders of such person or its holding companies, which payments are being made to compensate such optionholders as though they were equityholders at the time of, and entitled to share in, such distribution;

(vii) any expenses or charges (other than depreciation or amortization expense as described in the preceding subclause (iii)) related to (A) any issuance of Equity Interests (including by any parent entity), investment, acquisition, refranchising transaction, New Project, disposition, merger, consolidation or amalgamation, recapitalization or the incurrence, modification, amendment or repayment of indebtedness (including any amortization or write-off of debt issuance or deferred financing costs, premiums and prepayment penalties) (including repayment, redemption or refinancing thereof) (in each case, whether or not successful), including (x) such fees, expenses or charges related to Inspire’s senior indebtedness (including rating agency, legal and bank fees), (y) any amendment or other modification of indebtedness and (z) commissions, discounts, yield and other fees, expenses and charges (including any interest expense) related to any Inspire Permitted Securitization Financing and/or (B) in connection with any initial public offering (whether or not consummated);

(viii) the amount of loss or discount in connection with a sale of receivables, securitization assets and any assets related to any securitization entity or in connection with an Inspire Permitted Securitization Financing, including amortization of loan origination costs and amortization of portfolio discounts;

(ix) pro forma adjustments including expected “run-rate” cost savings, operating expense reductions, other operating improvements, synergies and similar initiatives and restructurings (net of the amount of actual amounts realized) related to asset sales, acquisitions, refranchising transaction, investments, dispositions, initiatives with respect to cost savings, operating expense reductions, other operating improvements, synergies and other initiatives, restructurings and specified transactions that are reasonably identifiable and projected by Inspire in good faith to result from actions that have been taken, with respect to which substantial steps have been taken or that are expected to be taken (in the good faith determination of Inspire) within 24 months of the date of consummation of such asset sale, acquisition or other initiative or transaction;

(x) (A) any costs or expense incurred pursuant to any management equity plan or stock option plan or any other management or employee benefit plan or agreement or any stock subscription or shareholder agreement, any pension plan (including any post- employment benefit program which has been agreed to with the relevant pension trustee), any employee benefit trust, any employment benefits program, any long-term incentive plan or

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any similar equity plan or arrangement (including any deferred compensation arrangement), including, without limitation, pensions or other post-employment benefit costs representing amortization of unrecognized prior service costs, actuarial costs, including amortization of such amounts arising in prior periods, and (B) any charge in connection with the rollover, acceleration or payout of equity interests held by management, in each case under this clause (x), to the extent that such costs or expenses are non-cash or are funded with cash proceeds contributed to the capital of Inspire or an Inspire Consolidated Subsidiary (other than contributions received from Inspire or another Inspire Consolidated Subsidiary) or net cash proceeds of an issuance of Equity Interests of Inspire (other than Disqualified Stock);

(xi) add-backs and adjustments that are consistent with Regulation S-X;

(xii) the amount of any loss attributable to (x) each restaurant, plant, facility, branch, office or business unit which is either a new restaurant, plant, facility, branch, office or business unit or an expansion, relocation, remodeling, refurbishment or substantial modernization of an existing restaurant, plant, facility, branch, office or business unit owned by Inspire or the Inspire Consolidated Subsidiaries which in fact commences operations and (y) each creation (in one or a series of related transactions) of a business unit, product line or information technology offering to the extent such business unit commences operations or such product line or information technology is offered or each expansion (in one or a series of related transactions) of business into a new market or through a new distribution method or channel (each, a “New Project”), until the date that is 12 months after the date of completing the construction, acquisition, assembling or creation of such New Project, as the case may be; provided that (A) such losses are reasonably identifiable and factually supportable and (B) losses attributable to such New Project after 12 months from the date of completing such construction, acquisition, assembling or creation, as the case may be, shall not be included in this clause (xii);

(xiii) with respect to any joint venture that is not an Inspire Consolidated Subsidiary and solely to the extent relating to any net income referred to in clause (v) of the definition of “Adjusted Consolidated Net Income,” an amount equal to the proportion of those items described in subclauses (i) and (ii) above relating to such joint venture corresponding to Inspire’s and the Inspire Consolidated Subsidiaries’ proportionate share of such joint venture’s Adjusted Consolidated Net Income (determined as if such joint venture were an Inspire Consolidated Subsidiary);

(xiv) one-time costs associated with commencing compliance with the requirements of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith, the provisions of the Securities Act and the Exchange Act, and the rules of national securities exchange listed companies (in each case, as applicable to companies with equity or debt securities held by the public), including procuring directors’ and officers’ insurance, legal and other professional fees, and listing fees;

(xv) the amount of earn-out and other contingent consideration obligations (including to the extent accounted for as bonuses, compensation or otherwise) incurred in connection with any acquisition, refranchising transaction or other investment, in each case, which is paid or accrued in such period; provided that any accrual amount added back pursuant to this clause (xv) shall not be added back in any subsequent period when paid;

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(xvi) the amount of any cash actually received by such person (or the amount of the benefit of any netting arrangement resulting in reduced cash expenditures) during such period and not included in Adjusted Consolidated Net Income in any period, to the extent that any non-cash gain relating to such cash receipt or netting arrangement was deducted in the calculation of Inspire Adjusted EBITDA pursuant to clause (b) below for any previous period and not added back;

(xvii) any non-cash charge related to rent expense, including the excess of rent expense over actual cash rent paid during the relevant period due to the use of straight line rent for GAAP purposes;

(xviii) without duplication, losses, expenses, costs or charges incurred in connection with franchise conferences; and

(xix) without duplication, other non-operating expenses;

minus (b) the sum of (without duplication and to the extent the amounts described in this clause (b) increased such Adjusted Consolidated Net Income for the respective period for which Inspire Adjusted EBITDA is being determined) non-cash items increasing Adjusted Consolidated Net Income of Inspire and the Inspire Consolidated Subsidiaries for such period (but excluding any such items (A) in respect of which cash was received in a prior period or will be received in a future period or (B) which represent the reversal of any accrual of, or cash reserve for, anticipated cash charges that reduced Inspire Adjusted EBITDA in any prior period), provided, that the Manager, in accordance with the Managing Standard, may amend this definition of “Inspire Adjusted EBITDA” after the Closing Date with the consent of the Control Party including, without limitation, in connection with any change of control.

“Inspire Consolidated Subsidiary” means, with respect to Inspire, any corporation, limited liability company, partnership, association or other business entity (a) of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or more than 50% of the general partnership interests are, at the time any determination is being made, directly or indirectly, owned, controlled or held, or (b) that is, at the time any determination is made, otherwise controlled, by Inspire or one or more subsidiaries of Inspire or by the parent and one or more subsidiaries of Inspire; provided that the Manager, in accordance with the Managing Standard, may amend this definition of “Inspire Consolidated Subsidiary” after the Closing Date with the consent of the Control Party including, without limitation, in connection with any change of control.

“Inspire Leverage Ratio” means, as of the date of the incurrence of any Indebtedness by Inspire or any direct or indirect subsidiary of Inspire, without duplication, the ratio of (a)(i) the aggregate principal amount of any Indebtedness of Inspire and the Inspire Consolidated Subsidiaries at such time, giving effect to the incurrence of such Indebtedness (including the outstanding principal amount of each Series of Class A-1 Notes, any equivalent series of notes under each other Inspire Permitted Securitization Financing and drawn amounts under any other revolving lines of credit at such time but excluding, for the avoidance of doubt, undrawn commitments thereunder) less (ii) the sum of (w) the cash and Eligible Investments of all Securitization Entities and other “Securitization Entities” and “Unrestricted Subsidiaries” (or any similar terms, as defined in Inspire Brands’ primary senior credit facility) credited to the

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Senior Notes Interest Reserve Account(s), the Senior Subordinated Notes Interest Reserve Account(s), the Principal Payment Account(s), the Cash Trap Reserve Account, the Franchise Capital Account and any similar accounts of such entities as of the end of the most recently ended fiscal quarter period (or similar period), (x) the cash and Eligible Investments of the Securitization Entities and other “Securitization Entities” and “Unrestricted Subsidiaries” (or any similar terms, as defined in Inspire Brands’ primary senior credit facility) credited to the Concentration Account(s) and any similar accounts as of the end of the most recently ended fiscal quarter period (or similar period) that, pursuant to a manager’s certificate delivered on or prior to such date, will be paid as management, servicing or similar fees to any Inspire Consolidated Subsidiary or constitute the Residual Amount (or any similar term as defined in Inspire Brands’ primary credit facility) on the next succeeding allocation date, (y) without duplication, the Inspire Unrestricted Cash and other Inspire Permitted Investments of Inspire Brands and the Inspire Consolidated Subsidiaries as of the end of the most recently ended fiscal quarter period (or similar period) and (z) the available amount of each Interest Reserve Letter of Credit (and equivalent or similar reserve letters of credit of other “Securitization Entities” (as defined in Inspire Brands’ primary senior credit facility)) as of the end of the most recently ended fiscal quarter period (or similar period), to (b) Inspire Adjusted EBITDA for the period of four (4) consecutive fiscal quarter periods most recently ended as of such date (taken as one accounting period) for which financial statements have been (or were required to be) delivered pursuant to Inspire Brands’ primary senior credit facility; provided that any amounts that are considered Indebtedness due solely to a change in accounting rules that takes effect subsequent to February 5, 2018, but that was not considered Indebtedness prior to such date, will not be included in clause (a) above; provided, further, that the Manager, in accordance with the Managing Standard, may amend this definition of “Inspire Leverage Ratio” after the Closing Date with the consent of the Control Party including, without limitation, in connection with any change of control.

“Inspire Permitted Investments” means any “Permitted Investments” or similar term denoting cash and cash equivalents held by Inspire and the Inspire Consolidated Subsidiaries as permitted pursuant to Inspire’s primary senior debt facility from time to time.

“Inspire Permitted Securitization Financing” means any securitization financing facility permitted to be entered into by one or more Inspire Consolidated Subsidiaries pursuant to Inspire’s primary senior debt facility, including, without limitation, the securitization transaction relating to the Arby’s Brand contemplated by the Transaction Documents.

“Inspire Unrestricted Cash” means cash or cash equivalents of Inspire or any of the Inspire Consolidated Subsidiaries that would not appear as “restricted” on a consolidated balance sheet of Inspire or any of the Inspire Consolidated Subsidiaries; provided, that for purposes of the calculation of the Inspire Leverage Ratio, the amount of Inspire Unrestricted Cash and Inspire Permitted Investments not denominated in United States Dollars shall be calculated based on the currency exchange rates that would be used either, at the option of Inspire, (i) for purposes of preparing a balance sheet or (ii) for purposes of calculating Inspire Adjusted EBITDA, in each case, as of the last day of the fiscal quarter most recently ended as of the date of determination as determined by Inspire in good faith; provided, further, that, the Manager, in accordance with the Managing Standard, may amend this definition of “Inspire Unrestricted Cash” after the Closing Date with the consent of the Control Party including, without limitation, in connection with any change of control.

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“Insurance/Condemnation Proceeds” means an amount equal to: (i) any cash payments or proceeds received by the Securitization Entities (a) by reason of theft, physical destruction or damage or any other similar event with respect to any properties or assets of the Securitization Entities under any policy of insurance (other than liability insurance) in respect of a covered loss thereunder or (b) as a result of any non-temporary condemnation, taking, seizing or similar event with respect to any properties or assets of the Securitization Entities by any Person pursuant to the power of eminent domain, condemnation or otherwise, or pursuant to a sale of any such assets to a purchaser with such power under threat of such a taking, minus (ii) (a) any actual and reasonable documented costs incurred by the Securitization Entities in connection with the adjustment or settlement of any claims of the Securitization Entities in respect thereof and (b) any bona fide direct costs incurred in connection with any disposition of such assets as referred to in clause (i)(b) of this definition, including income taxes reasonably estimated to be actually payable by the Securitization Entities’ direct or indirect parent as a result of any gain recognized in connection therewith. For the avoidance of doubt, “Insurance/Condemnation Proceeds” shall not include any proceeds of policies of insurance not described above, such as business interruption insurance and other insurance procured in the ordinary course of business, which shall be treated as ordinary Collections.

“Insurance Proceeds Account” means an account maintained in the name of the Issuer and pledged to the Trustee into which the Manager causes amounts to be deposited pursuant to Section 5.10(d) of this Base Indenture or any successor account established for the Issuer by the Manager for such purpose pursuant to this Base Indenture and the Management Agreement, including any investment accounts related thereto into which funds are transferred for investment purposes pursuant to Section 5.1(b) of this Base Indenture.

“Intellectual Property” or “IP” means all rights in intellectual property of any type throughout the world, including (i) all Trademarks; (ii) all patents (including, during the term of a patent, the inventions claimed thereunder) and industrial designs (including any continuations, extensions, divisionals, continuations in part, provisionals, reissues, and re-examinations thereof) (“Patents”); (iii) all rights in computer programs, including in both source code and object code therefor, together with related documentation and explanatory materials and databases, including any Copyrights, Patents and Trade Secrets therein (“Software”); (iv) all copyrights (whether registered or unregistered) in unpublished and published works (“Copyrights”); (v) all trade secrets and other confidential or proprietary information, including with respect to unpatented inventions, operating procedures, know how, procedures and formulas for preparing food and beverage products, specifications for certain food and beverage products, inventory methods, customer service methods, financial control methods and training techniques (“Trade Secrets”); (vi) all social media account names or identifiers (e.g., Twitter® handle or Facebook® account name); (vii) all Improvements of or to any of the foregoing; and (viii) all registrations, applications for registration or issuances, recordings, renewals and extensions relating to any of the foregoing.

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“Interest Accrual Period” means with respect to any Class, Subclass or Tranche of any Series of Notes other than Class A-1 Notes, a period commencing on and including the 30th day of the calendar month in which the immediately preceding Quarterly Payment Date was scheduled to occur without giving any effect to any Business Day adjustment (or, with respect to the first Quarterly Payment Date, from and including the Closing Date) to but excluding the 30th day of the calendar month that includes the date on which the then-current Quarterly Payment Date is scheduled to occur without giving effect to any Business Day adjustment; provided, however, that the initial Interest Accrual Period for any such Class, Subclass or Tranche will commence on and include the Series Closing Date applicable thereto and end on the date specified in the applicable Series Supplement; provided, further, that, solely with respect to any Class A-1 Notes of any Series of Notes, the Interest Accrual Period shall be the applicable Interest Accrual Period specified in the applicable Series Supplement or Class A-1 Note Purchase Agreement; provided, further, that the Interest Accrual Period with respect to each Series of Notes Outstanding immediately preceding the Quarterly Payment Date on which the last payment on the Notes of such Series is to be made will end on such Quarterly Payment Date.

“Interest Expense” means with respect to any person for any period, the sum of (a) gross interest expense of such person for such period on a consolidated basis, including the portion of any payments or accruals with respect to Capitalized Lease Obligations allocable to interest expense and including amortization of deferred financing fees and original issue discount, debt issuance costs, commissions, fees and expenses, expensing of any bridge, commitment or other financing fees and non-cash interest expense attributable to movement in mark to market of obligations in respect of hedging agreements or other derivatives (in each case permitted hereunder) under GAAP and (b) capitalized interest of such person, minus interest income for such period; provided that any interest expense with respect to the obligations of any advertising fund, marketing fund, technology fund or similar fund of Buffalo Wild Wings, Inc., Jimmy John’s LLC, Sonic LLC, ARG, Inc. or any acquisition permitted to be made by one or more Inspire Consolidated Subsidiaries in accordance with Inspire’s primary senior debt facility, which obligations are required to be accounted for as a liability in accordance with GAAP, shall be excluded in the determination of Interest Expense. For purposes of the foregoing, gross interest expense shall be determined after giving effect to any net payments made or received and costs incurred by Inspire and the Inspire Consolidated Subsidiaries with respect to hedging agreements, and interest on a Capitalized Lease Obligation shall be deemed to accrue at an interest rate reasonably determined by Inspire to be the rate of interest implicit in such Capitalized Lease Obligation in accordance with GAAP; provided that, the Manager, in accordance with the Managing Standard, may amend this definition of “ Interest Expense” after the Closing Date with the consent of the Control Party including, without limitation, in connection with any change of control.

“Interest-Only DSCR” means the DSCR calculated as of any Quarterly Calculation Date without giving effect to clause (D) of the definition of “Debt Service”.

“Interest Payment Account” means each of the Senior Notes Interest Payment Account, the Senior Subordinated Notes Interest Payment Account and the Subordinated Notes Interest Payment Account.

“Interest Reserve Account” means each of the Senior Notes Interest Reserve Account and the Senior Subordinated Notes Interest Reserve Account.

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“Interest Reserve Letter of Credit” means any Letter of Credit issued under a Class A-1 Note Purchase Agreement that satisfies the conditions set forth in the third paragraph of Section 5.17 of this Base Indenture.

“Interest Reserve Release Event” means, as of any Quarterly Calculation Date or the date of any optional prepayment of Notes, and with respect to the Senior Notes or Senior Subordinated Notes Outstanding, as applicable, the determination by the Manager, in accordance with the Managing Standard, that as of the immediately following Quarterly Payment Date or the date of such date of optional prepayment, as the case may be (A) the amount on deposit in the Senior Notes Interest Reserve Account or the Senior Subordinated Notes Interest Reserve Account, as applicable will be greater than (B) the excess of (i) the Senior Notes Interest Reserve Amount or the Senior Subordinated Notes Interest Reserve Amount, as applicable over (ii) the amount available under any Interest Reserve Letter of Credit relating to the Senior Notes or the Senior Subordinated Notes, as applicable.

“Interim Successor Manager” means upon the resignation or termination of the Manager pursuant to the terms of the Management Agreement and prior to the appointment of any successor to the Manager by the Control Party (at the direction of the Controlling Class Representative), the Back-Up Manager.

“Investment Income” means the investment income earned on a specified account during a specified period, in each case net of all losses and expenses allocable thereto.

“Investor Request Certification” has the meaning specified in Section 4.4 of this Base Indenture.

“IP Holder” means Arby’s IP Holder, LLC, a Delaware limited liability company and a direct, wholly-owned subsidiary of Arby’s Franchisor.

“IP License Agreements” means the Franchisor IP License Agreement and the Arby’s IP License Agreement.

“Issuer” means Arby’s Funding, LLC, a Delaware limited liability company, and its successors and assigns.

“Issuer Subsidiaries” means, collectively, each of the direct and indirect Subsidiaries of the Issuer, now existing or hereafter created.

“KBRA” means Kroll Bond Rating Agency, LLC or any successor thereto.

“L/C Downgrade Event” has the meaning specified in Section 5.17 of this Base Indenture.

“L/C Provider” has the meaning specified in Section 5.17 of this Base Indenture.

“Leases” means, collectively, the Contributed Leases and the New Leases.

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“Legacy Account” means, on or after the date that any Class or Series of Notes issued pursuant to this Base Indenture is no longer Outstanding, any account maintained by the Trustee to which funds have been allocated in accordance with the Priority of Payments for the payment of interest, fees or other amounts solely in respect of such Class or Series of Notes.

“Letter of Credit Reimbursement Agreement” means a reimbursement agreement, by and among ARG, Inspire and the Issuer, as may be amended, supplemented or otherwise modified from time to time, which permits Letters of Credit to be issued pursuant to a Class A-1 Note Purchase Agreement that are for the sole benefit of Inspire or any Inspire Consolidated Subsidiary (other than a Securitization Entity, but including any Non-Securitization Entity) and that provide that the Issuer will receive a fee from Inspire or ARG, as applicable in respect of each entity whose obligations are secured by any such Letter of Credit in an amount equal to the cost to the Issuer in connection with the issuance and maintenance of such Letter of Credit plus an agreed-upon margin.

“LIBOR” means the London Inter-Bank Offered Rate.

“Licensee-Developed IP” means all Intellectual Property (other than the Excluded IP) created, developed, authored, acquired or owned by or on behalf of any licensee under any IP License Agreement related to (i) the Arby’s Brand, (ii) products or services sold or distributed under the Arby’s Brand, (iii) the Branded Restaurants, (iv) the Arby’s System or (v) the Contributed Franchise Business, including, without limitation, all Improvements to any Securitization IP.

“Lien” means, when used with respect to any Person, any interest in any real or personal property, asset or other right held, owned or being purchased or acquired by such Person which secures payment or performance of any obligation, and will include any mortgage, lien, pledge, encumbrance, charge, retained security title of a conditional vendor or lessor, or other security interest of any kind, whether arising under a security agreement, mortgage, lease, deed of trust, chattel mortgage, assignment, pledge, retention or security title, financing or similar statement, or arising as a matter of law, judicial process or otherwise.

“Liquidation Fees” has the meaning set forth in the Servicing Agreement.

“Majority of Controlling Class Members” means (x) except as set forth in clause (y), with respect to the Controlling Class Members (or, if specified, any subset thereof) and as of any day of determination, Controlling Class Members that hold in excess of 50% of the sum of (i) the Class A-1 Notes Voting Amount with respect to each Series of Class A-1 Notes of the Controlling Class and (ii) the Outstanding Principal Amount of each Series of Notes of the Controlling Class (other than the Class A-1 Notes) or any beneficial interest therein as of such day of determination (excluding any Notes or beneficial interests in Notes held by any Securitization Entity or any Affiliate of any Securitization Entity) and (y) with respect to the election of a Controlling Class Representative, Controlling Class Members that hold beneficial interests in excess of 50% of the sum of (i) the Class A-1 Notes Voting Amount with respect to each Series of Class A-1 Notes of the Controlling Class and (ii) the Outstanding Principal Amount of each Series of Notes of the Controlling Class (other than Class A-1 Notes) or any beneficial interest therein, in each case, that are Outstanding as of the CCR Voting Record Date and with respect to which votes were submitted (which may be less than the Outstanding Principal Amount of Notes of the Controlling Class as of the CCR Voting Record Date) (the sum of (y)(i) and (y)(ii), the “CCR Voting Amount”).

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“Majority of Senior Noteholders” means Senior Noteholders holding in excess of 50% of the sum of (i) the Class A-1 Notes Voting Amount with respect to each Series of Class A-1 Notes Outstanding and (ii) the Outstanding Principal Amount of each Series of Senior Notes other than the Class A-1 Notes (excluding any Senior Notes or beneficial interests in Senior Notes held by any Securitization Entity or any Affiliate of any Securitization Entity).

“Managed Assets” means the assets that the Manager has agreed to manage and service pursuant to the Management Agreement in accordance with the standards and the procedures described therein.

“Managed Documents” means any contract, agreement, arrangement or undertaking relating to any of the Managed Assets, including, without limitation, the Contribution Agreements, Franchise Documents and IP License Agreements.

“Management Accounts” means, collectively, the Concentration Account, the Asset Disposition Proceeds Account, the Insurance Proceeds Account, the Franchise Capital Account, any account of the Issuer utilized for the receipt of Residual Amounts and such other accounts as may be established by the Manager from time to time pursuant to the Management Agreement that the Manager designates as a “Management Account” for purposes of the Management Agreement, so long as each such other account is either established with the Trustee or subject to an Account Control Agreement.

“Management Agreement” means the Amended and Restated Management Agreement, dated as of the Closing Date, by and among the Manager, Arby’s of Canada Inc., as sub-manager, Inspire, the Issuer, the other Securitization Entities party thereto and the Trustee, as amended, supplemented or otherwise modified from time to time.

“Manager” means ARG, as manager under the Management Agreement, and any successor thereto.

“Manager Advances” has the meaning set forth in the Management Agreement.

“Manager-Developed IP” means all Intellectual Property (other than Excluded IP) created, developed, authored, acquired or owned by or on behalf of the Manager related to (i) the Arby’s Brand, (ii) products or services sold or distributed under the Arby’s Brand, (iii) the Branded Restaurants, (iv) the Arby’s System or (v) the Contributed Franchise Business, including, without limitation, all Improvements to any Securitization IP.

“Manager Termination Event” means the occurrence of an event specified in Section 6.1 of the Management Agreement.

“Managing Standard” has the meaning set forth in the Management Agreement.

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“Material Adverse Effect” means:

(a) with respect to the Manager, a material adverse effect on (i) its results of operations, business, properties or financial condition, taken as a whole, (ii) its ability to conduct its business or to perform in any material respect its obligations under the Management Agreement or any other Transaction Document, (iii) the Collateral, taken as a whole, or (iv) the ability of the Securitization Entities to perform in any material respect their obligations under the Transaction Documents;

(b) with respect to the Collateral, a material adverse effect with respect to (i) the Arby’s Brand in any jurisdiction that is material to the business of the Securitization Entities or with respect to the Securitization IP taken as a whole, the enforceability of the terms thereof, the likelihood of the payment of the amounts required with respect thereto in accordance with the terms thereof, the value thereof, or the security interest in the rights thereto granted by the Securitization Entities under the terms of the Transaction Documents or (ii) the Franchise Assets taken as a whole or the Collateral taken as a whole, the enforceability of the terms thereof, the likelihood of the payment of the amounts required with respect thereto in accordance with the terms thereof, the value thereof, the ownership thereof by the Securitization Entities (as applicable) or the Lien of the Indenture or Guarantee and Collateral Agreement on such Collateral;

(c) with respect to any Securitization Entity, a materially adverse effect on the results of operations, business, properties or financial condition of such Securitization Entity, taken as a whole, or the ability of such Securitization Entity to conduct its business or to perform in any material respect its obligations under any of the Transaction Documents; or

(d) with respect to any Person or matter, a material impairment to the rights of or benefits available to, taken as a whole, the Securitization Entities, the Trustee, or the Noteholders under any Transaction Document or the enforceability of any material provision of any Transaction Document;

provided, that where “Material Adverse Effect” is used in any Transaction Document without specific reference, such term will have the meaning specified in clauses (a) through (d), as the context may require.

“Materials of Environmental Concern” means any gasoline or petroleum (including crude oil or any fraction thereof) or petroleum products (virgin or unused), polychlorinated biphenyls, urea-formaldehyde insulation, asbestos, pollutants, contaminants, radioactivity and any other materials or substances of any kind, whether or not any such material or substance is defined as hazardous or toxic under any Environmental Law, that is regulated pursuant to or could reasonably be expected to give rise to liability under any Environmental Law.

“Mortgage” means a fully executed fee mortgage or deed of trust (including assignments of Leases and proceeds with respect thereto) with respect to the Real Estate Assets in substantially the form attached as Exhibit B to this Base Indenture or otherwise in form reasonably acceptable to the Control Party and the Trustee and, in any event, suitable for recordation under applicable law.

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“Mortgage Preparation Event” means the earlier to occur of (i) the failure of the Issuer to maintain a DSCR of at least 1.75:1.00 as calculated on any Quarterly Calculation Date or (ii) a Rapid Amortization Event that has not been waived.

“Mortgage Preparation Fees” means any reasonable expenses incurred by the Issuer, the Manager or the Servicer in connection with the preparation of any Mortgages as required by this Base Indenture.

“Mortgage Recordation Event” means the occurrence of the first Business Day in a Rapid Amortization Period that is at least sixty (60) days following a Mortgage Preparation Event.

“Mortgage Trustee Fees” means any fees, taxes or other amounts required to be paid by the Trustee to any applicable Governmental Authority, or any reasonable costs, custodial fees (which custodial fees shall be in an amount not to exceed $1,000 per annum) and expenses incurred by the Trustee, in connection with (i) Mortgages after a Mortgage Preparation Event or (ii) a Mortgage Recordation Event and the recording of any Mortgages as required by this Base Indenture.

“Multiemployer Plan” means any Pension Plan that is a “multiemployer plan” as defined in Section 4001 of ERISA.

“Net Cash Flow” means, with respect to any Quarterly Payment Date and the immediately preceding Quarterly Fiscal Period, the amount (not less than zero) equal to:

(a) the Retained Collections with respect to such Quarterly Fiscal Period; minus

(b) the amount (without duplication) equal to the sum of (i) the Securitization Operating Expenses paid on each Weekly Allocation Date with respect to such Quarterly Fiscal Period pursuant to priority (v) of the Priority of Payments, (ii) the Weekly Management Fees and Supplemental Management Fees paid on each Weekly Allocation Date to the Manager with respect to such Quarterly Fiscal Period, (iii) the Servicing Fees, Liquidation Fees, and Workout Fees paid to the Servicer on each Weekly Allocation Date with respect to such Quarterly Fiscal Period; and (iv) the amount of Class A-1 Notes Administrative Expenses paid on each Weekly Allocation Date with respect to such Quarterly Fiscal Period; minus

(c) the amount, if any, by which equity contributions included in such Retained Collections exceeds the relevant amount of Retained Collections Contributions permitted to be included in Net Cash Flow pursuant to Section 5.16 of this Base Indenture.

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“Net Income” shall mean, with respect to any person, the net income (loss) of such person, determined in accordance with GAAP and before any reduction in respect of preferred stock dividends.

“New Asset” means a New Franchise Agreement, a New Development Agreement or any other Managed Asset contributed to, or otherwise entered into or acquired by, the Securitization Entities after the Original Closing Date.

“New Development Agreements” means all Development Agreements and related guaranty agreements entered into by the Arby’s Franchisor after the Original Closing Date.

“New Franchise Agreements” means all Franchise Agreements and related guaranty agreements entered into by Arby’s Franchisor after the Original Closing Date, in its capacity as franchisor for Branded Restaurants (including all renewals thereof and of Contributed Franchise Agreements).

“New Franchised Restaurants” means the Branded Restaurants that are owned and operated by Franchisees pursuant to Franchise Agreements entered into by Arby’s Franchisor after the Original Closing Date.

“New Leases” means all leases related to Securitization-Owned Real Property that are contributed to, or entered into by, a Securitization Entity after the Original Closing Date and under which such Securitization Entity is the lessor.

“New Real Property” means all real property (including land, buildings and fixtures) that is (i) acquired in fee after the Original Closing Date by a Securitization Entity or (ii) owned in fee by a Non-Securitization Entity and contributed by such Non-Securitization Entity to a Securitization Entity after the Original Closing Date pursuant to a Contribution Agreement in form and substance reasonably acceptable to the Trustee.

“New York UCC” has the meaning set forth in Section 5.8(b) of this Base Indenture.

“Non-Amortization Test Date” means any date designated as a “Non-Amortization Test Date” in any Series Supplement.

“Non-Contributed Property” means all property of the Non-Securitization Entities that was not contributed to the Securitization Entities on the Original Closing Date or thereafter, including, without limitation:

(a) any real property or real estate leases not elected to be contributed to the Securitization Entities;

(b) the ownership interest of ARG in each of its Subsidiaries (it being understood that the Equity Interests of the Issuer owned by Funding Holdco and any other Equity Interests owned by the Issuer and the other Guarantors shall not be Non-Contributed Property);

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(c) the Company-Owned Restaurants and all contracts and agreements relating thereto;

(d) any employment, consulting or independent contractor agreements with respect to employees, consultants or independent contractors of Non-Securitization Entities after the Original Closing Date;

(e) any vendor, supplier, distribution, sponsorship and other similar third-party agreements; and

(f) the Excluded IP.

“Nonrecoverable Advance” means any portion of an Advance previously made and not previously reimbursed, or proposed to be made, which, together with any then-outstanding Advances, and the interest accrued or that would reasonably be expected to accrue thereon, in the reasonable and good faith judgment of the Servicer or the Trustee, as applicable, would not be ultimately recoverable from subsequent payments or collections from any funds on deposit in the Collection Account or funds reasonably expected to be deposited in the Collection Account following such date of determination, giving due consideration to allocations and disbursements of funds in such accounts and the limited assets of the Securitization Entities.

“Non-Securitization Entity” means any Arby’s Entity that is not a Securitization Entity.

“Note Owner” means with respect to a Book-Entry Note, the Person who is the beneficial owner of such Book-Entry Note, as reflected on the books of the Clearing Agency that holds the Book-Entry Note, or on the books of a Person holding an account with such Clearing Agency.

“Note Owner Certificate” has the meaning specified in Section 11.5(b) of this Base Indenture.

“Note Rate” means, with respect to any Series, Class, Subclass or Tranche of Notes, the annual rate at which interest (other than Post-ARD Additional Interest, contingent interest or additional interest) accrues on the Notes of such Series, Class, Subclass or Tranche of Notes (or the formula on the basis of which such rate will be determined) as stated in the applicable Series Supplement.

“Note Register” means the register maintained pursuant to Section 2.5(a) of this Base Indenture, providing for the registration of the Notes and transfers and exchanges thereof, subject to such reasonable regulations as the Issuer may prescribe.

“Note Registrar” has the meaning specified in Section 2.5(a) of this Base Indenture.

“Noteholder” and “Holder” means the Person in whose name a Note is registered in the Note Register.

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“Notes” has the meaning specified in the recitals to this Base Indenture.

“Notes Discharge Date” means, with respect to any Class or Series of Notes, the first date on which such Class or Series of Notes is no longer Outstanding.

“Obligations” means (a) all principal, interest, premiums, make-whole payments, and Series Hedge Payment Amounts, if any, at any time and from time to time, owing by the Issuer on the Notes or owing by the Guarantors pursuant to the Guarantee and Collateral Agreement, (b) the payment and performance of all other obligations, covenants and liabilities of the Issuer or the Guarantors arising under the Indenture, the Notes, any other Indenture Document or the Servicing Agreement or of the Guarantors under the Guarantee and Collateral Agreement and (c) the obligation of the Issuer to pay to the Trustee all fees and expenses payable to the Trustee under the Indenture and the other Transaction Documents to which it is a party and all Mortgage Preparation Fees and Mortgage Trustee Fees when due and payable as provided in the Indenture.

“Officer’s Certificate” means a certificate signed by an Authorized Officer of the party delivering such certificate.

“Omitted Payable Sums Certification” has the meaning set forth in the Servicing Agreement.

“Omnibus Amendment and Reaffirmation Agreement” means the Omnibus Amendment and Reaffirmation Agreement, dated as of the Closing Date, among the Securitization Entities, the Manager, the Trustee, the Servicer, the Back-Up Manager, Barclays Bank PLC, Coöperatieve Rabobank, U.A., New York Branch and Barclays Capital Inc.

“Opinion of Counsel” means a written opinion from legal counsel who is reasonably acceptable to the Trustee and the Control Party. The counsel may be an employee of, or counsel to, the Securitization Entities, ARG, the Manager or any other Non-Securitization Entity or the Back-Up Manager as the case may be.

“Optional Prepayment Accrued Principal Release Amount” means, in the event of an optional prepayment in part in accordance with the terms of any Series Supplement in respect of Senior Notes, an amount, if positive, equal to the excess of (i) amounts on deposit in the Senior Notes Principal Payment Account over (ii) such amount that would have otherwise accrued for the relevant period based on the Senior Notes Accrued Scheduled Principal Payments Amount as adjusted after such optional prepayment. Optional Prepayment Accrued Principal Release Amounts shall be withdrawn from the Senior Notes Principal Payment Account and deposited in the Collection Account as Collections to be applied on the next Weekly Allocation Date in accordance with the Priority of Payments as directed in the related Weekly Manager’s Certificate.

“Optional Scheduled Principal Payment” means, each principal payment with respect to any Series of Notes, or Class, Subclass or Tranche thereof identified as an “Optional Scheduled Principal Payment” in the applicable Series Supplement.

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“Original Base Indenture” has the meaning specified in the recitals to this Base Indenture.

“Original Closing Date” means November 13, 2015.

“Original Closing Date Franchised Restaurants” means Branded Restaurants owned and operated by Franchisees pursuant to Franchise Agreements that were contributed to the Arby’s Franchisor on the Original Closing Date pursuant to the applicable Contribution Agreements.

“Other Products and Services” means any and all businesses, products or services in the Securitization Jurisdictions, other than (i) the Contributed Franchise Business and the business of franchising the Company-Owned Restaurants and the provision of ancillary goods and services in connection therewith and (ii) the operation, ownership or franchising of Branded Restaurants.

“Outstanding” means, with respect to the Notes, as of any time, all of the Notes of any one or more Series, Class, Tranche, or Subclass, as the case may be, theretofore authenticated and delivered (or registered for Uncertificated Notes) under the Indenture except:

(i) Notes theretofore canceled (or de-registered for Uncertificated Notes) by the Note Registrar or delivered to the Note Registrar for cancellation (or deregistration for Uncertificated Notes), including any such Notes delivered to the Note Registrar by an Arby’s Entity;

(ii) Notes, or portions thereof, for whose payment or redemption funds in the necessary amount have been theretofore irrevocably deposited with the Trustee in trust for the Noteholders of such Notes pursuant to the Indenture; provided that, if such Notes or portions thereof are to be redeemed, notice of such redemption has been duly given pursuant to the Indenture or provision therefore reasonably satisfactory to the Trustee has been made;

(iii) Notes that have been paid in full, satisfied and discharged or defeased in accordance with Article XII of this Base Indenture;

(iv) Notes in exchange for, or in lieu of which other Notes have been authenticated and delivered (or registered for Uncertificated Notes) pursuant to the Indenture, unless proof reasonably satisfactory to the Trustee is presented that any such Notes are held by a holder in due course or a Protected Purchaser; and

(v) Notes alleged to have been mutilated, destroyed, lost or stolen for which replacement Notes have been issued as provided in the Indenture;

provided that, (A) in determining whether the Noteholders of the requisite Outstanding Principal Amount have given any request, demand, authorization, direction, notice, consent, waiver or vote under the Indenture, the following Notes shall be disregarded and deemed not to be Outstanding: (x) Notes owned by the Securitization Entities or any other obligor upon the Notes or any Affiliate of any of them and (y) Notes held in any accounts with respect to which the Manager or

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any Affiliate thereof exercises discretionary voting authority; provided, further, that in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent, waiver or vote, only Notes as described under clause (x) or (y) above that a Trust Officer actually knows to be so owned shall be so disregarded; and (B) Notes owned in the manner indicated in clause (x) or (y) above that have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee’s right so to act with respect to such Notes and that the pledgee is not a Securitization Entity or any other obligor or the Manager, an Affiliate thereof, or an account for which the Manager or an Affiliate of the Manager exercises discretionary voting authority.

“Outstanding Principal Amount” means, with respect to any Series, Class, Subclass or Tranche of Notes, as applicable, the aggregate principal amount identified with respect thereto as the “Outstanding Principal Amount” in the applicable Series Supplement.

“Patents” has the meaning set forth in the definition of “Intellectual Property”.

“Paying Agent” has the meaning specified in Section 2.5(a) of this Base Indenture.

“PBGC” means the Pension Benefit Guaranty Corporation established under Section 4002 of ERISA.

“Pension Plan” means any “employee pension benefit plan”, as such term is defined in Section 3(2) of ERISA, that is subject to Title IV of ERISA and to which any company in the same Controlled Group as the Issuer has liability, including any liability by reason of having been a substantial employer within the meaning of Section 4063 of ERISA for any time within the preceding five years or by reason of being deemed to be a contributing sponsor under Section 4069 of ERISA.

“Permitted Acquisition” means any acquisition of assets by the Securitization Entities not prohibited under the Transaction Documents that occurs after the Closing Date.

“Permitted Asset Dispositions” has the meaning set forth in Section 8.16 of this Base Indenture.

“Permitted Liens” means (a) Liens for (i) taxes, assessments or other governmental charges not delinquent or (ii) taxes, assessments or other charges being contested in good faith and by appropriate proceedings and with respect to which adequate reserves have been established, and are being maintained, in accordance with, and to the extent required under, GAAP, (b) all Liens created or permitted under the Transaction Documents in favor of the Trustee for the benefit of the Secured Parties, (c) Liens existing on the Original Closing Date, which were released on such date; provided that intellectual property recordations need not have been terminated of record on the Original Closing Date so long as such intellectual property recordations were terminated of record within sixty (60) days after the Original Closing Date, (d) encumbrances in the nature of (i) a ground lessor’s fee interest, (ii) zoning restrictions, (iii) easements, covenants, and rights of way whether or not shown by the public records, and overlaps, encroachments and any matters not of record which would be disclosed by an accurate survey or a personal inspection of the property, (iv) title to any portion of any premises lying

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within the right of way or boundary of any public road or private road, (v) landlords’ and lessors’ Liens on rented premises, (vi) restrictions on transfers or assignment of leases or licenses of Intellectual Property, (vii) restrictions of record on the use of real property, which, in each case (as described in clauses (d)(i) through (vii) above), do not detract from the value of the encumbered property or impair the use thereof in the business of any Securitization Entity, (viii) contractual transfer restrictions in existence on the Original Closing Date and thereafter any such contractual transfer restriction so long as the inclusion of such contractual transfer restriction in any contract entered into on behalf of any Securitization Entity by the Manager would not constitute a breach by the Manager of the Management Agreement, (ix) the interest of a lessee in property leased to a Franchisee or a prospective Franchisee, (x) any licenses or sublicenses granted in the Securitization IP under any Franchise Document, any IP License Agreement or any license of Securitization IP permitted under the definition of “Permitted Asset Disposition” and (xi) Liens securing purchase money Indebtedness permitted under the Indenture and incurred in order to finance the acquisition, lease or improvement of equipment in the ordinary course of business, to the extent secured solely by such equipment and, in each case, sublicenses permitted under any of the foregoing, (e) deposits or pledges made (i) in connection with casualty insurance maintained in accordance with the Transaction Documents, (ii) to secure the performance of bids, tenders, contracts or leases, (iii) to secure statutory obligations or surety or appeal bonds or (iv) to secure indemnity, performance or other similar bonds in the ordinary course of business of any Securitization Entity, (f) Liens of carriers, warehouses, mechanics and similar Liens, in each case securing obligations (i) that are not yet due and payable or not overdue for more than forty-five (45) days from the date of creation thereof or (ii) being contested in good faith by any Securitization Entity in appropriate proceedings (so long as such Securitization Entity shall, in accordance with GAAP, have set aside on its books adequate reserves with respect thereto), (g) restrictions under federal, state or foreign securities laws on the transfer of securities, (h) any liens arising under law or pursuant to documentation governing permitted accounts in connection with the Securitization Entities’ cash management system, (i) any matter disclosed in the most recent title report obtained on each Securitization-Owned Real Property prior to the Original Closing Date, (j) Liens arising from judgments, decrees or attachments in circumstances not constituting an Event of Default, (k) Liens arising in connection with any Capitalized Lease Obligation, sale-leaseback transaction or Indebtedness, in each case that is permitted under the Indenture, (l) Liens on any asset of a Franchised Restaurant existing at the time such Franchised Restaurant is repurchased or leased from a Franchisee, (m) Liens not securing Indebtedness that attach to any Collateral in an aggregate outstanding amount not exceeding $750,000 at any time, (n) Liens on Collateral that has been pledged pursuant to any Class A-1 Note Purchase Agreement with respect to letters of credit issued thereunder and (o) Liens arising in connection with the terms of any product supply agreement.

“Permitted Recipient” means holders of a beneficial interest in the Notes, prospective investors in the Notes, third-party investor diligence or service providers and the Initial Purchasers.

“Person” means any individual, corporation (including a business trust), partnership, limited liability partnership, limited liability company, joint venture, association, joint stock company, trust (including any beneficiary thereof), unincorporated association or government or any agency or political subdivision thereof.

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“Plan” means (i) any “employee benefit plan” (as defined in Section 3(3) of ERISA) that is subject to Title I of ERISA, (ii) any “plan” (as defined in Section 4975(e)(1) of the Code) that is subject to Section 4975 of the Code and (iii) any entity whose underlying assets are deemed to include assets of a plan described in clauses (i) or (ii) for purposes of Title I of ERISA and/or Section 4975 of the Code.

“Post-ARD Additional Interest” means any Senior Notes Quarterly Post-ARD Additional Interest, Senior Subordinated Notes Quarterly Post-ARD Additional Interest and Subordinated Notes Quarterly Post-ARD Additional Interest.

“Post-Default Capped Trustee Expenses Amount” means an amount equal to the lesser of (a) all reasonable expenses payable by the Issuer to the Trustee pursuant to the Indenture (excluding the Mortgage Preparation Fees and Mortgage Trustee Fees) after the occurrence and during the continuation of an Event of Default in connection with any obligations of the Trustee in connection with such Event of Default that are in excess of the Capped Securitization Operating Expenses Amount and (b) the amount by which (i) $100,000 exceeds (ii) the aggregate amount of such expenses previously paid on each Weekly Allocation Date that occurred in the annual period (measured from the Closing Date to the anniversary thereof and from each anniversary thereof to the next succeeding anniversary thereof) in which such Weekly Allocation Date occurs. For the avoidance of doubt, Mortgage Trustee Fees and Mortgage Preparation Fees will not be considered Trustee expenses for the purposes of determining the Post-Default Capped Trustee Expenses Amount.

“Post-Issuance Acquired Asset” means any asset acquired, built or developed after the Closing Date (other than After-Acquired Securitization IP), including, for the avoidance of doubt, (i) Franchise Assets entered into or acquired by the Arby’s Franchisor after the Closing Date, (ii) any asset acquired, built or developed in connection with the permitted reinvestment of Asset Disposition Proceeds after the Closing Date and (iii) any Real Estate Assets or Securitization-Owned Restaurants acquired after the Closing Date. In connection with the issuance of additional Series of Notes, the Issuer may, at its sole discretion, irrevocably elect that any Collateral that is a Post-Issuance Acquired Asset immediately prior to such issuance of additional Series of Notes be deemed no longer to be a Post-Issuance Acquired Asset upon such issuance of Additional Notes. The Issuer shall provide at least five (5) Business Days’ prior written notice of any such election to the Trustee and the Servicer, which shall include a schedule specifying the Post-Issuance Acquired Assets subject to the election.

“Potential Manager Termination Event” means any occurrence or event which, with the giving of notice, the passage of time or both, would constitute a Manager Termination Event.

“Potential Rapid Amortization Event” means any occurrence or event which, with the giving of notice, the passage of time or both, would constitute a Rapid Amortization Event.

“Prepayment Condition Amounts” means, with respect to any Quarterly Payment Date, the following amounts with respect to such Quarterly Payment Date: the Senior Notes Quarterly Interest Amount, the Class A-1 Notes Quarterly Commitment Fees Amount, the Senior Subordinated Notes Quarterly Interest Amount, the Senior Notes Aggregate Scheduled Principal Payments, the aggregate amount of Senior Subordinated Notes Accrued Scheduled Principal Payments Amount for the corresponding Quarterly Fiscal Period, the Subordinated Notes Quarterly Interest Amount, and the aggregate amount of Subordinated Notes Accrued Scheduled Principal Payments Amounts for the corresponding Quarterly Fiscal Period.

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“Prepayment Consideration” means, with respect to any Series of Notes, the premium required to be paid on any specified prepayment of principal with respect to such Series of Notes, identified as a “Prepayment Consideration” pursuant to the applicable Series Supplement.

“Prime Rate” means the higher of (i) the rate of interest publicly announced from time to time by a commercial bank mutually agreed upon by ARG and the Servicer as its reference rate, base rate or prime rate and (ii) 2.00% per annum.

“Principal Payment Account” means each of the Senior Notes Principal Payment Account, the Senior Subordinated Notes Principal Payment Account and the Subordinated Notes Principal Payment Account.

“Principal Release Amount” means, with respect to any Series and any Quarterly Payment Date for which the related Series Non-Amortization Test is satisfied as of the related Non-Amortization Test Date, the amounts in respect of Scheduled Principal Payments with respect to such Series that have been allocated to the Senior Notes Principal Payment Account, the Senior Subordinated Notes Principal Payment Account or the Subordinated Notes Principal Payment Account, as applicable, pursuant to the Priority of Payments during the applicable Quarterly Fiscal Period, net of any Optional Scheduled Principal Payment with respect to such Series for such Quarterly Payment Date.

“Principal Terms” has the meaning specified in Section 2.3 of this Base Indenture.

“Priority of Payments” means the allocation and payment obligations set forth in Section 5.11 and Section 5.12 of this Base Indenture as supplemented by the allocation and payment obligations with respect to each Series of Notes described in each Series Supplement. For the avoidance of doubt, references to priorities of the Priority of Payments shall refer to the priorities set forth in Section 5.11.

“Proceeding” means any suit in equity, action at law or other judicial or administrative proceeding.

“Proceeds” has the meaning specified in Section 9-102(a)(64) of the applicable UCC.

“pro forma event” has the meaning set forth in Section 14.18(a) and Section 14.18(b) of this Base Indenture.

“Protected Purchaser” has the meaning specified in Section 8-303 of the UCC.

“Qualified Institution” means a depository institution organized under the laws of the United States of America or any state thereof or incorporated under the laws of a foreign jurisdiction with a branch or agency located in the United States of America or any state thereof and subject to supervision and examination by federal or state banking authorities that at all times has the Required Rating and, in the case of any such institution organized under the laws of the United States of America, whose deposits are insured by the FDIC.

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“Qualified Trust Institution” means an institution organized under the laws of the United States of America or any state thereof or incorporated under the laws of a foreign jurisdiction with a branch or agency located in the United States of America or any state thereof and subject to supervision and examination by federal or state banking authorities that at all times (i) is authorized under such laws to act as a trustee or in any other fiduciary capacity, (ii) has capital, surplus and undivided profits of not less than $250,000,000 as set forth in its most recent published annual report of condition and (iii) has a long term deposits rating of not less than “BBB+” by S&P or KBRA (but in any event such S&P rating shall always be required).

“Quarterly Calculation Date” means, with respect to each Quarterly Payment Date, the date that is two (2) Business Days prior to such Quarterly Payment Date.

“Quarterly Compliance Certificate” has the meaning specified in Section 4.1(c) of this Base Indenture.

“Quarterly Fiscal Period” means each of the following quarterly fiscal periods of the Securitization Entities: (i) four (4) 13-week fiscal periods of the Securitization Entities in connection with each of their 52-week fiscal years and (ii) three (3) 13-week fiscal periods and one 14-week fiscal period of the Securitization Entities in connection with each of their 53-week fiscal years. The last day of the fourth Quarterly Fiscal Period of each fiscal year of the Securitization Entities is the Sunday closest to December 31 of such fiscal year. References to “weeks” mean ARG’s fiscal weeks, which begin on each Monday and end on each Sunday.

“Quarterly Noteholders’ Report” has the meaning specified in Section 4.1(b) of this Base Indenture.

“Quarterly Payment Date” means, unless otherwise specified in any Series Supplement for the related Series of Notes, the thirtieth (30th) day of each of April, July, October and January in respect of each respective immediately preceding Quarterly Fiscal Period (or, if such day is not a Business Day, the next succeeding Business Day), commencing on October 30, 2020. Unless specified otherwise in the Indenture, any reference to a Quarterly Fiscal Period relating to a Quarterly Payment Date means the Quarterly Fiscal Period most recently ended prior to such Quarterly Payment Date, and any reference to an Interest Accrual Period relating to a Quarterly Payment Date means the Interest Accrual Period most recently ended prior to such Quarterly Payment Date.

“Quarterly Reallocation Event” has the meaning set forth in Section 5.12(p) of this Base Indenture.

“Rapid Amortization Event” has the meaning specified in Section 9.1 of this Base Indenture.

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“Rapid Amortization Period” means the period commencing on the date on which a Rapid Amortization Event occurs and ending on the earlier to occur of the waiver of the occurrence of such Rapid Amortization Event in accordance with Section 9.7 of this Base Indenture and the date on which there are no Notes Outstanding.

“Rating Agency” with respect to any Series of Notes, has the meaning specified in the applicable Series Supplement.

“Rating Agency Condition” means, with respect to any outstanding Series of Notes and any event or action to be taken or proposed to be taken requiring satisfaction of the Rating Agency Condition in the Indenture or in any other Transaction Document, a condition that is satisfied if the Manager has notified the Issuer, the Servicer and the Trustee in writing that the Manager has provided each Rating Agency and the Servicer with a written notification setting forth in reasonable detail such event or action and has actively solicited (by written request and by request via e-mail and telephone) a Rating Agency Confirmation from each Rating Agency, and each Rating Agency has either provided the Manager with a Rating Agency Confirmation with respect to such event or action or informed the Manager that it declines to review such event or action; provided, that:

(i) except in connection with (x) the issuance of Additional Notes, as to which the conditions of clause (ii) below shall apply in all cases, and (y) a Rating Agency Confirmation from KBRA with respect to any event or action to be taken or proposed to be taken (other than the issuance of Additional Notes), as to which the conditions of clause (iii) shall apply in all cases, the Rating Agency Condition in respect of any Rating Agency shall be required to be satisfied in connection with any such event or action only if the Manager determines in its sole discretion that the policies of such Rating Agency permit it to deliver such Rating Agency Confirmation;

(ii) the Rating Agency Condition shall not be required to be satisfied in respect of any Rating Agency if the Manager provides an Officer’s Certificate (along with copies of all written requests for such Rating Agency Confirmation and copies of all related email correspondence) to the Issuer, the Servicer and the Trustee certifying that:

(a)

the Manager has not received any response from such Rating Agency after the Manager has repeated such active solicitation (by request via telephone and by email) on or about the tenth (10th) Business Day and the fifteenth (15th) Business Day following the date of delivery of the initial solicitation;

(b)

the Manager has no reason to believe that such event or action would result in such Rating Agency withdrawing its credit ratings on such outstanding Series of Notes or assigning credit ratings on such outstanding Series of Notes below the lower of (1) the then-current credit ratings on such outstanding Series of Notes or (2) the initial credit ratings assigned to such outstanding Series of Notes by such Rating Agency; and

(c)	solely in connection with any issuance of Additional Notes, either:

(1) a Rating Agency Confirmation shall have been obtained; or

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(2) each Rating Agency then rating the Notes has rated the Additional Notes no lower than the lower of (x) the then-current credit rating assigned by such Rating Agency or (y) the initial credit rating assigned by such Rating Agency to each outstanding Series of Notes ranking on the same priority as the Additional Notes, or, if no outstanding Series of Notes ranks on the same priority as such Additional Notes, the Control Party shall have provided its written consent to the issuance of such Additional Notes; and

(iii) the Rating Agency Condition shall not be required to be satisfied in respect of KBRA (except in connection with the issuance of Additional Notes, as to which the conditions of clause (ii)(c) above shall apply) if the Manager provides an Officer’s Certificate (along with copies of all written notices for such Rating Agency Confirmation) to the Issuer, the Servicer and the Trustee certifying that the Manager has notified KBRA at least ten (10) Business Days prior to taking such event or action to be taken or proposed to be taken.

“Rating Agency Confirmation” means, with respect to any outstanding Series of Notes, a confirmation from a Rating Agency that a proposed event or action will not result in (i) a withdrawal of its credit ratings on such outstanding Series of Notes or (ii) the assignment of credit ratings on such outstanding Series of Notes below the lower of (A) the then-current credit ratings on such outstanding Series of Notes or (B) the initial credit ratings assigned to such outstanding Series of Notes by such Rating Agency; provided, however, that solely in connection with an issuance of Additional Notes, a Rating Agency Confirmation of S&P will be required for each Series of Notes then rated by S&P at the time of such issuance of Additional Notes.

“Rating Agency Notification” means, with respect to any prospective action or occurrence, a written notification to the Rating Agencies setting forth in reasonable detail such action or occurrence.

“Real Estate Assets” means the Securitization-Owned Real Property and the Leases.

“Real Property Holder” means Arby’s Properties, LLC, a Delaware limited liability company and a direct, wholly-owned subsidiary of the Issuer.

“Record Date” means, with respect to any Quarterly Payment Date the close of business on the last Business Day of the calendar month immediately preceding the calendar month in which such Quarterly Payment Date is scheduled to occur without giving effect to any Business Day adjustment.

“Reorganization” means, with respect to any Multiemployer Plan, the condition that such plan is in reorganization within the meaning of Section 4241 of ERISA.

“Reportable Event” means any “reportable event,” as defined in Section 4043 of ERISA or the regulations issued thereunder with respect to a Single Employer Plan (other than an event for which the 30-day notice period is waived).

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“Representatives” has the meaning set forth in Section 10.11(b) of this Base Indenture.

“Required Rating” means (i) a short-term certificate of deposit rating from S&P or KBRA of at least “A-1” and (ii) a long-term unsecured debt rating of not less than “BBB+” by S&P or KBRA (but in any event such S&P rating shall always be required).

“Requirements of Law” means, with respect to any Person or any of its property, the certificate of incorporation or articles of association and by-laws, limited liability company agreement, partnership agreement or other organizational or governing documents of such Person or any of its property, and any law, treaty, rule or regulation, or determination of any arbitrator or Governmental Authority, in each case applicable to, or binding upon, such Person or any of its property or to which such Person or any of its property is subject, whether federal, state, local or foreign (including usury laws, the Federal Truth in Lending Act, state franchise laws and retail installment sales acts).

“Residual Amount” means, for any Weekly Allocation Date with respect to any Quarterly Fiscal Period, the amount, if any, by which the amount allocated to the Collection Account on such Weekly Allocation Date exceeds the sum of the amounts to be paid and/or allocated on such Weekly Allocation Date pursuant to priorities (i) through (xxvi) of the Priority of Payments.

“Retained Collections” means, with respect to any specified period of time, the amount equal to Collections received over such period minus, without duplication, the Excluded Amounts over such period. Funds released from the Cash Trap Reserve Account, but excluding Cash Trapping Release Amounts, shall not constitute Retained Collections. Solely for the purposes of calculating any financial measure pursuant to this Base Indenture and the other Transaction Documents, the amount of any deferred Franchisee Payment Amounts shall constitute “Retained Collections”, as if such amount was received on the date due, instead of the date actually received (x) prior to the Closing Date; and (y) on and after the Closing Date, at the election of the Manager, to the extent that the Manager makes a corresponding equity contribution (other than with the proceeds of a draw under the Class A-1 Notes) equal to such amount (“Deemed Retained Collections”). If and when the Securitization Entities receive a deferred Franchisee Payment Amount relating to Deemed Retained Collections, such deferred receipt shall not then constitute “Retained Collections,” for purposes of calculating any financial measure pursuant to this Base Indenture and the other Transaction Documents (i.e. there shall be no double-counting of Deemed Retained Collections and related deferred Franchisee Payment Amounts when such deferred Franchisee Payment Amounts are received). For the avoidance of doubt, with respect to the Quarterly Fiscal Period ending September 27, 2020, all Retained Collections received during the portion of such Quarterly Fiscal Period occurring prior to the Closing Date shall be Retained Collections hereunder.

“Retained Collections Contribution” means, with respect to any Quarterly Fiscal Period, any cash contribution made to the Issuer at any time prior to the Final Series Legal Final Maturity Date to be included in Net Cash Flow in accordance with Section 5.16 of this Base Indenture; provided that any equity contribution made with respect to post-Closing Date Deemed Retained Collections shall constitute a Retained Collections Contribution only until the date of receipt of payment of the corresponding deferred Franchisee Payment Amount.

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“S&P” or “Standard & Poor’s” means S&P Global Ratings, or any successor thereto.

“Scheduled Principal Payments” means, with respect to any Series, Class, Subclass or Tranche of Notes, any payments scheduled to be made pursuant to the applicable Series Supplement that reduce the amount of principal Outstanding with respect to such Series, Class, Subclass or Tranche on a periodic basis that are identified as “Scheduled Principal Payments” in the applicable Series Supplement.

“Scheduled Principal Payments Deficiency Event” means, with respect to any Quarterly Fiscal Period, as of the Quarterly Calculation Date with respect to such Quarterly Fiscal Period, the occurrence of the following event: the amount of funds on deposit in the Senior Notes Principal Payment Account after the last Weekly Allocation Date with respect to such Quarterly Fiscal Period is less than the Senior Notes Aggregate Scheduled Principal Payments for the next succeeding Quarterly Payment Date.

“Scheduled Principal Payments Deficiency Notice” has the meaning specified in Section 4.1(d) of this Base Indenture.

“SEC” means the United States Securities and Exchange Commission.

“Secured Parties” means (i) the Trustee, (ii) the Noteholders, (iii) the Servicer, (iv) the Control Party, (v) the Manager, (vi) the Back-Up Manager, (vii) each Class A-1 Administrative Agent and (viii) each Hedge Counterparty, if any, together with their respective successors and assigns.

“Securities Intermediary” has the meaning set forth in Section 5.8(a) of this Base Indenture.

“Securitization Assets” means all assets owned by the Securitization Entities, including but not limited to the Collateral.

“Securitization Entities” means, collectively, the Issuer and the Guarantors.

“Securitization IP” means, collectively, the Closing Date Securitization IP and the After-Acquired Securitization IP, except that “Securitization IP” will not include, solely for purposes of the licenses granted under the IP License Agreements, any rights to use licensed third-party Intellectual Property to the extent that such rights are not sublicensable without the consent of or any payment to such third party, or any other action by the licensee thereof, unless such consent has been obtained or payment has been made.

“Securitization Jurisdictions” means the United States, Canada, Qatar, Turkey and any future jurisdictions designated by the Manager, in accordance with the Managing Standard, after the Closing Date by notice to the Trustee, the Control Party, the Back-Up Manager and the Rating Agencies; provided, that, no such jurisdiction shall be subject to, or the target of, any sanctions administered or enforced by the United States Government, including, without limitation, the U.S. Department of the Treasury’s Office of Foreign Assets Control and the U.S. Department of State, or by the European Union.

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“Securitization Operating Expense Account” has the meaning set forth in Section 5.6(a)(xi) of this Base Indenture.

“Securitization Operating Expenses” means all expenses incurred by the Securitization Entities and payable to third parties in connection with the maintenance and operation of the Securitization Entities and the transactions contemplated by the Transaction Documents to which they are a party (other than those paid for from the Concentration Account), including (i) accrued and unpaid taxes (other than federal, state, local and foreign income taxes), filing fees and registration fees payable by or directly attributable to the Securitization Entities to any federal, state, local or foreign Governmental Authority; (ii) fees and expenses payable to (A) the Trustee under the Indenture or the other Transaction Documents to which it is a party, (B) the Back-Up Manager as Back-Up Manager Fees, (C) any Rating Agency, (D) independent certified public accountants (including, for the avoidance of doubt, any incremental auditor costs) and external legal counsel and (E) any stock exchange on which the Notes may be listed; (iii) the indemnification obligations of the Securitization Entities under the Transaction Documents to which they are a party (including any interest thereon at the Advance Interest Rate, if applicable) and (iv) independent director and manager fees. Mortgage Preparation Fees and Mortgage Trustee Fees shall not be Securitization Operating Expenses.

“Securitization-Owned Real Property” means, collectively, the Contributed Real Property and the New Real Property (to the extent not disposed of in accordance with the Transaction Documents).

“Securitization-Owned Restaurants” means, collectively, any Branded Restaurants opened and operated by a Securitization Entity and any Company-Owned Restaurants contributed to a Securitization Entity (to the extent not disposed of pursuant to a Permitted Asset Disposition).

“Securitization Transactions” means the transactions contemplated by the Transaction Documents including, without limitation, the contribution to the applicable Securitization Entities of the Contributed Assets and the proceeds thereof on the Original Closing Date and the issuance and sale of each Series of Notes on the related Series Closing Date in the manner provided in the applicable Transaction Documents.

“Senior Debt” means the issuance of Indebtedness under the Indenture by the Issuer that by its terms (through its alphabetical designation as “Class A” pursuant to the Series Supplement applicable to such Indebtedness) is senior in the right to receive interest and principal on such Indebtedness to the right to receive interest and principal on any Subordinated Debt.

“Senior Noteholder” means any Holder of Senior Notes of any Series.

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“Senior Notes” or “Class A Notes” means any Series, Class, Subclass or Tranche of Notes that are designated as “Class A” and identified as “Senior Notes” in the applicable Series Supplement that constitute Senior Debt.

“Senior Notes Accrued Estimated Quarterly Interest Amount” has the meaning set forth in the definition of “Senior Notes Accrued Quarterly Interest Amount” herein.

“Senior Notes Accrued Quarterly Interest Amount” means, for each Weekly Allocation Date with respect to any Quarterly Fiscal Period, an amount equal to the sum of (A) the sum of: (i) the product of (1) the Fiscal Quarter Percentage and (2) the sum of (I) the Senior Notes Estimated Quarterly Interest Amount for such Quarterly Fiscal Period, and (II) any Senior Notes Interest Shortfall Amount (as determined pursuant to this Base Indenture) together with any additional interest payable on such Senior Notes Interest Shortfall Amount (as determined pursuant to this Base Indenture) (the aggregate amounts set forth in this clause (A)(i)(2), the “Senior Notes Accrued Estimated Quarterly Interest Amount”); and (ii) the Carryover Senior Notes Accrued Quarterly Interest Amount for such Weekly Allocation Date; provided that the amounts allocated under this clause (A) during any Quarterly Fiscal Period shall be capped at the Senior Notes Accrued Estimated Quarterly Interest Amount for such Quarterly Fiscal Period; and (B) without duplication, any Class A-1 Notes Interest Adjustment Amount with respect to the Interest Accrual Period ending in such Quarterly Fiscal Period, which amount in this clause (B) shall be limited to amounts on deposit in the Senior Notes Interest Payment Account if such Class A-1 Notes Interest Adjustment Amount is negative. Notwithstanding the foregoing, for the initial Weekly Allocation Date, clause (A) above shall equal (x) 60% of the Senior Notes Estimated Quarterly Interest Amount for such Quarterly Fiscal Period minus (y) any Senior Notes Estimated Quarterly Interest Amount prefunded to or on deposit in the Senior Notes Interest Payment Account on the Closing Date.

“Senior Notes Accrued Quarterly Post-ARD Additional Interest Amount” means, for each Weekly Allocation Date with respect to a Quarterly Fiscal Period, an amount equal to the lesser of (a) the sum of (i) the product of (1) the Fiscal Quarter Percentage and (2) the Senior Notes Quarterly Post-ARD Additional Interest for the Interest Accrual Period ending in the next succeeding Quarterly Fiscal Period and (ii) the Carryover Senior Notes Accrued Quarterly Post-ARD Additional Interest Amount for such Weekly Allocation Date and (b) the amount, if any, by which (i) the Senior Notes Quarterly Post-ARD Additional Interest for the Interest Accrual Period ending in the next succeeding Quarterly Fiscal Period exceeds (ii) the aggregate amount previously allocated to the Senior Notes Post-ARD Additional Interest Account with respect to the Senior Notes Quarterly Post-ARD Additional Interest on each preceding Weekly Allocation Date with respect to such Quarterly Fiscal Period.

“Senior Notes Accrued Scheduled Principal Payments Amount” means, for each Weekly Allocation Date with respect to any Quarterly Fiscal Period, an amount equal to the lesser of (a) the sum of (i) the product of (1) the Fiscal Quarter Percentage and (2) the Senior Notes Aggregate Scheduled Principal Payments for the Quarterly Payment Date in the next succeeding Quarterly Fiscal Period and (ii) the Carryover Senior Notes Accrued Scheduled Principal Payments Amount for such Weekly Allocation Date and (b) the amount, if any, by which (i) the Senior Notes Aggregate Scheduled Principal Payments for the Quarterly Payment Date in the next succeeding Quarterly Fiscal Period exceeds (ii) the aggregate amount previously

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allocated to the Senior Notes Principal Payment Account with respect to the Senior Notes Aggregate Scheduled Principal Payments on each preceding Weekly Allocation Date (or prefunded on the Closing Date) with respect to such Quarterly Fiscal Period. Notwithstanding the foregoing, for each Weekly Allocation Date for which any Series Non-Amortization Test was satisfied as of the Quarterly Calculation Date for the immediately preceding Quarterly Payment Date, the Issuer may elect to deem the Scheduled Principal Payment with respect to such Series for purposes of calculating the Senior Notes Aggregate Scheduled Principal Payments in clause (i) to equal zero. Notwithstanding the foregoing, for the initial Weekly Allocation Date, clause (a) above shall equal (x) 60% of the Senior Notes Aggregate Scheduled Principal Payments for the Quarterly Payment Date in the next succeeding Quarterly Fiscal Period minus (y) any Senior Notes Aggregate Scheduled Principal Payments prefunded to or on deposit in the Senior Notes Principal Payment Account on the Closing Date.

“Senior Notes Aggregate Scheduled Principal Payments” means, for any Quarterly Payment Date, with respect to all Senior Notes Outstanding, the aggregate amount of Senior Notes Scheduled Principal Payments Amounts due and payable on all such Senior Notes on such Quarterly Payment Date.

“Senior Notes Estimated Quarterly Interest Amount” means, for any Quarterly Fiscal Period, with respect to any Senior Notes Outstanding, the aggregate amount that is identified as “Senior Notes Estimated Quarterly Interest Amount” in each applicable Series Supplement.

“Senior Notes Interest Accrual Shortfall Amount” has the meaning set forth in Section 5.12(a)(iii) of this Base Indenture.

“Senior Notes Interest Payment Account” has the meaning set forth in Section 5.6 of this Base Indenture.

“Senior Notes Interest Reserve Account” has the meaning set forth in Section 5.2(a) of this Base Indenture.

“Senior Notes Interest Reserve Account Deficit Amount” means, as of any date of determination, the excess, if any, of the Senior Notes Interest Reserve Amount over the sum of (a) the amount on deposit in the Senior Notes Interest Reserve Account and (b) the amount available under any Interest Reserve Letter of Credit relating to the Senior Notes.

“Senior Notes Interest Reserve Amount” means with respect to any Quarterly Payment Date (and any Weekly Allocation Date related thereto and any drawing date in respect of any Class A-1 Notes) the Senior Notes Quarterly Interest Amount and the Class A-1 Notes Quarterly Commitment Fees Amount due on such Quarterly Payment Date (with the interest and Class A-1 Notes Quarterly Commitment Fees Amount payable with respect to the Class A-1 Notes on such Quarterly Payment Date being based on the good faith utilization estimate of the Manager as set forth in the applicable Weekly Manager’s Certificate), which amount shall increase or decrease in accordance with any increase or reduction in the Outstanding Principal Amount of the Senior Notes or in accordance with the Manager’s good faith utilization estimate with respect to the Class A-1 Notes as set forth in the applicable Weekly Manager’s Certificate, it being understood that the Senior Notes Interest Reserve Amount may be funded in whole or in part with the proceeds of a drawing under any Class A-1 Notes; provided that, with respect to the first Interest Accrual Period following the Closing Date, the Senior Notes Interest Reserve Amount will be an amount equal to the Initial Senior Notes Interest Reserve Deposit.

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“Senior Notes Interest Shortfall Amount” has the meaning set forth in Section 5.12(a)(iii) of this Base Indenture.

“Senior Notes Post-ARD Additional Interest Account” has the meaning set forth in Section 5.6 of this Base Indenture.

“Senior Notes Principal Payment Account” has the meaning set forth in Section 5.6 of this Base Indenture.

“Senior Notes Quarterly Interest Amount” means, with respect to each Quarterly Payment Date, (a) the aggregate amount of interest due and payable, with respect to the related Interest Accrual Period, on the Senior Notes that is identified as a “Senior Notes Quarterly Interest Amount” in the applicable Series Supplement (other than any Post-ARD Additional Interest), plus (b) to the extent not otherwise included in clause (a), with respect to any Class A-1 Notes Outstanding, the aggregate amount of any letter of credit fees due and payable on issued but undrawn Letters of Credit, with respect to such Interest Accrual Period, on such Class A-1 Notes pursuant to the applicable Class A-1 Note Purchase Agreement.

“Senior Notes Quarterly Post-ARD Additional Interest” means for any Interest Accrual Period, with respect to any Class of Senior Notes Outstanding, the aggregate amount of interest accrued with respect to such Interest Accrual Period on each such Class of Senior Notes that is identified as “Senior Notes Quarterly Post-ARD Additional Interest” in the applicable Series Supplement (including, for the avoidance of doubt, any Post-ARD Additional Interest on the Class A-1 Notes and Class A-2 Notes issued on the Closing Date).

“Senior Notes Scheduled Principal Payments Amounts” means with respect to any Class of Senior Notes Outstanding, any Scheduled Principal Payments with respect to such Class of Senior Notes.

“Senior Notes Scheduled Principal Payment Deficiency Amount” means, with respect to any Senior Notes Outstanding and any Quarterly Payment Date, (1) the amount, if any, by which (a) the Senior Notes Aggregate Scheduled Principal Payments for such Quarterly Payment Date exceeds (b) the sum of (i) the amount of funds on deposit in the Senior Notes Principal Payment Account plus (ii) any other funds on deposit in the Indenture Trust Accounts that are available to pay the Senior Notes Aggregate Scheduled Principal Payments on such Quarterly Payment Date in accordance with the Indenture, plus (2) any Senior Notes Aggregate Scheduled Principal Payments due but unpaid from any previous Quarterly Payment Dates.

“Senior Subordinated Noteholder” means any Holder of Senior Subordinated Notes of any Series.

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“Senior Subordinated Notes” means any issuance of Notes under the Indenture by the Issuer that are part of a Class with an alphanumerical designation that contains any letter from “B” through “L” of the alphabet.

“Senior Subordinated Notes Accrued Quarterly Interest Amount” means, for each Weekly Allocation Date with respect to a Quarterly Fiscal Period and any Senior Subordinated Notes, the amount defined in the applicable Series Supplement.

“Senior Subordinated Notes Accrued Quarterly Post-ARD Additional Interest Amount” means, for each Weekly Allocation Date with respect to a Quarterly Fiscal Period and any Senior Subordinated Notes, the amount defined in the applicable Series Supplement.

“Senior Subordinated Notes Accrued Scheduled Principal Payments Amount” means, for each Weekly Allocation Date with respect to any Quarterly Fiscal Period and any Senior Subordinated Notes, the amount defined in the applicable Series Supplement.

“Senior Subordinated Notes Interest Payment Account” has the meaning set forth in Section 5.6 of this Base Indenture.

“Senior Subordinated Notes Interest Reserve Account” means an interest reserve account established and maintained by the Issuer, in the name of the Trustee, for the benefit of the Senior Subordinated Noteholders and the Trustee, solely for the benefit of the Senior Subordinated Noteholders.

“Senior Subordinated Notes Interest Reserve Account Deficit Amount” means as of any date of determination, the excess, if any, of the Senior Subordinated Notes Interest Reserve Amount over the sum of (a) the amount on deposit in the Senior Subordinated Notes Interest Reserve Account and (b) the amount available under any Interest Reserve Letter of Credit relating to the Senior Subordinated Notes.

“Senior Subordinated Notes Interest Reserve Amount” means, with respect to any Quarterly Payment Date (and any Weekly Allocation Date related thereto), an amount equal to the Senior Subordinated Notes Quarterly Interest Amount due on such Quarterly Payment Date.

“Senior Subordinated Notes Interest Shortfall Amount” has the meaning set forth in Section 5.12(c)(iii) of this Base Indenture.

“Senior Subordinated Notes Post-ARD Additional Interest Account” has the meaning set forth in Section 5.6 of this Base Indenture.

“Senior Subordinated Notes Principal Payment Account” has the meaning set forth in Section 5.6 of this Base Indenture.

“Senior Subordinated Notes Quarterly Interest Amount” means, with respect to each Quarterly Payment Date, the aggregate amount of interest due and payable, with respect to any Class of Senior Subordinated Notes Outstanding, on the Senior Subordinated Notes that is identified as the “Senior Subordinated Notes Quarterly Interest Amount” in the applicable Series Supplement.

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“Senior Subordinated Notes Quarterly Post-ARD Additional Interest” means, for any Interest Accrual Period, with respect to any Class of Senior Subordinated Notes Outstanding, the aggregate amount of interest accrued with respect to such Interest Accrual Period on each such Class of Senior Subordinated Notes that is identified as “Senior Subordinated Notes Quarterly Post-ARD Additional Interest” in the applicable Series Supplement.

“Senior Subordinated Notes Scheduled Principal Payments Amounts” means, with respect to any Senior Subordinated Notes Outstanding, the Scheduled Principal Payments with respect to such Senior Subordinated Notes.

“Senior Subordinated Notes Scheduled Principal Payment Deficiency Amount” means, with respect to any Series of Senior Subordinated Notes, the meaning specified in the related Series Supplement.

“Senior WBS Leverage Ratio” means, as of any date of determination, the ratio of (i)(a) the aggregate principal amount of each Series of Senior Notes Outstanding after giving effect to any issuance of Senior Notes on such date (provided that, with respect to each Series of Class A-1 Notes Outstanding, the aggregate principal amount of such Series of Class A-1 Notes shall be deemed to be the Class A-1 Notes Maximum Principal Amount for such Series (after giving effect to any cancelled commitments)), less (b) the sum of (x) the cash and Eligible Investments of the Securitization Entities credited to the Senior Notes Interest Reserve Account, the Cash Trap Reserve Account, the Senior Notes Principal Payment Account and the Franchise Capital Account as of the end of the most recently ended Quarterly Fiscal Period, and (y) the available amount of each Interest Reserve Letter of Credit with respect to the Senior Notes as of the end of the most recently ended Quarterly Fiscal Period to (ii) Net Cash Flow of the Securitization Entities for the immediately preceding four (4) Quarterly Fiscal Periods most recently ended as of such date and for which financial statements are required to have been delivered.

“Series Account” means any account or accounts established pursuant to a Series Supplement for the benefit of a Series of Notes (or any Class thereof).

“Series Anticipated Repayment Date” means, with respect to any Series, Class, Subclass or Tranche of Notes, the “Anticipated Repayment Date” for such Series, Class, Subclass or Tranche of Notes as set forth in the related Series Supplement.

“Series Closing Date” means, with respect to (i) any Series, Class, Subclass or Tranche of Notes, the date of issuance of such Series, Class, Subclass or Tranche of Notes, as specified in the applicable Series Supplement and (ii) Additional Notes of an existing Series, Class, Subclass or Tranche of Notes, the date of issuance of such Additional Notes specified in the amendment to the applicable Series Supplement.

“Series Defeasance Date” has the meaning set forth in Section 12.1(c) of this Base Indenture.

“Series Distribution Account” means, with respect to any Series of Notes or any Class of any Series of Notes, an account established to receive distributions to be paid to the Noteholders of such Class or such Series of Notes pursuant to the applicable Series Supplement.

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“Series Hedge Agreement” means, with respect to any Series of Notes, or Class, Subclass or Tranche thereof, the relevant Swap Contract, if any, described in the applicable Series Supplement.

“Series Hedge Payment Amount” means all amounts payable by the Issuer under a Series Hedge Agreement including any termination payment payable by the Issuer.

“Series Hedge Receipts” means all amounts received by the Securitization Entities under a Series Hedge Agreement.

“Series Legal Final Maturity Date” means, with respect to any Series, Class, Subclass or Tranche of Notes, the “Series Legal Final Maturity Date” set forth in the related Series Supplement.

“Series Non-Amortization Test” means, with respect to each Series, Class, Subclass or Tranche of Notes, such test identified as a “Series Non-Amortization Test” in the applicable Series Supplement, or, if not specified therein, means a test that will be satisfied on any Non-Amortization Test Date only if (x) the Senior WBS Leverage Ratio is less than or equal to 5.00:1.00 as calculated on such Non-Amortization Test Date and (y) no Rapid Amortization Event has occurred and is continuing.

“Series Obligations” means, with respect to a Series of Notes, (a) all principal, interest, premiums, make-whole payments and Series Hedge Payment Amounts, at any time and from time to time, owing by the Issuer on such Series of Notes or owing by the Guarantors pursuant to the Guarantee and Collateral Agreement on such Series of Notes and (b) the payment and performance of all other obligations, covenants and liabilities of the Issuer or the Guarantors arising under the Indenture, the Notes or any other Indenture Document, in each case, solely with respect to such Series of Notes.

“Series of Notes” or “Series” means each series of Notes, including any Class, Subclass or Tranche thereof, issued and authenticated (or registered in the case of Uncertificated Notes) pursuant to this Base Indenture and the applicable Series Supplement.

“Series Refinancing Event” means the issuance of Additional Notes in conjunction with the payment in full, satisfaction and discharge or termination or defeasance of all other Series of Notes outstanding at such time.

“Series Supplement” means a supplement to this Base Indenture complying (to the extent applicable) with the terms of Section 2.3 of this Base Indenture, as the same may be amended or otherwise modified from time to time.

“Servicer” means Midland Loan Services, a division of PNC Bank, National Association, as servicer under the Servicing Agreement, and any successor thereto.

“Servicer Termination Event” has the meaning set forth in the Servicing Agreement.

“Services” has the meaning set forth in the Management Agreement.

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“Servicing Agreement” means the Amended and Restated Servicing Agreement, dated as of the Closing Date, by and among the Servicer, the Issuer, the other Securitization Entities party thereto, the Manager and the Trustee, as amended, supplemented or otherwise modified from time to time.

“Servicing Fees” has the meaning set forth in the Servicing Agreement.

“Servicing Standard” has the meaning set forth in the Servicing Agreement.

“Single Employer Plan” means any Pension Plan that is covered by Title IV of ERISA, but that is not a Multiemployer Plan.

“Software” has the meaning set forth in the definition of “Intellectual Property.”

“Specified Bankruptcy Opinion Provisions” means the provisions contained in the legal opinion(s) delivered in connection with the issuance of each Series of Notes relating to the non-substantive consolidation of the Securitization Entities with ARG.

“Specified Indenture Trust Accounts” means the Senior Notes Interest Payment Account, the Class A-1 Notes Commitment Fees Account, the Senior Subordinated Notes Interest Payment Account, the Subordinated Notes Interest Payment Account, the Senior Notes Principal Payment Account, the Senior Subordinated Notes Principal Payment Account, the Subordinated Notes Principal Payment Account, the Senior Notes Post-ARD Additional Interest Account, the Senior Subordinated Notes Post-ARD Additional Interest Account, the Subordinated Notes Post-ARD Additional Interest Account, the Hedge Payment Account and the Cash Trap Reserve Account.

“Specified Payment Amendment Provisions” has the meaning set forth in Section 13.2(a)(iii).

“Sponsor” means Roark Capital Management, LLC and its Affiliates, including its existing and future funds and any related managers thereof and each of its and their successors and assigns.

“Standby Investment” means such Eligible Investment as may be directed in writing from time to time by the Issuer to the Trustee.

“Subclass” means, with respect to any Class of any Series of Notes, any one of the subclasses of Notes of such Class as specified in the applicable Series Supplement.

“Subordinated Debt” means any issuance of Indebtedness under the Indenture by the Issuer that by its terms (through its alphabetical designation as “Class B” through “Class Z” pursuant to the Series Supplement applicable to such Indebtedness) subordinates the right to receive interest and principal on such Indebtedness to the right to receive interest and principal on any Senior Notes.

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“Subordinated Debt Provisions” means, with respect to the issuance of any Series of Notes that includes Subordinated Debt, the terms of such Subordinated Debt will include the following provisions: (a) if there is an Extension Period in effect with respect to the Senior Debt issued on the Closing Date, the principal of any Subordinated Debt will not be permitted to be repaid out of the Priority of Payments unless such Senior Debt is no longer Outstanding, (b) if the Senior Debt issued on the Closing Date is refinanced on or prior to the Series Anticipated Repayment Date of such Senior Debt and any such Subordinated Debt having a Series Anticipated Repayment Date on or before the Series Anticipated Repayment Date of such Senior Debt is not refinanced on or prior to the Series Anticipated Repayment Date of such Senior Debt, such Subordinated Debt will begin to amortize on the date that the Senior Debt is refinanced pursuant to a scheduled principal payment schedule to be set forth in the applicable Series Supplement, (c) if the Senior Debt issued on the Closing Date is not refinanced on or prior to the Quarterly Payment Date following the seventh anniversary of the Closing Date, such Subordinated Debt will not be permitted to be refinanced and (d) any and all Liens on the Collateral created in favor of any holder of Subordinated Debt in connection with the issuance thereof will be expressly junior in priority to all Liens on the Collateral in favor any holder of Senior Debt.

“Subordinated Noteholders” means, collectively, the holders of any Subordinated Notes.

“Subordinated Notes” means any issuance of Notes under the Indenture by the Issuer that are part of a Class, Subclass or Tranche with an alphanumerical designation that contains any letter from “M” through “Z” of the alphabet.

“Subordinated Notes Accrued Quarterly Interest Amount” means, for each Weekly Allocation Date with respect to a Quarterly Fiscal Period and any Subordinated Notes, the amount defined in the applicable Series Supplement.

“Subordinated Notes Accrued Quarterly Post-ARD Additional Interest Amount” means, for each Weekly Allocation Date with respect to a Quarterly Fiscal Period and any Subordinated Notes, the amount defined in the applicable Series Supplement.

“Subordinated Notes Accrued Scheduled Principal Payments Amount” means, for each Weekly Allocation Date with respect to any Quarterly Fiscal Period and any Subordinated Notes, the amount defined in the applicable Series Supplement.

“Subordinated Notes Interest Payment Account” has the meaning set forth in Section 5.6 of this Base Indenture.

“Subordinated Notes Interest Shortfall Amount” has the meaning set forth in Section 5.12(f)(iii) of this Base Indenture.

“Subordinated Notes Post-ARD Additional Interest Account” has the meaning set forth in Section 5.6 of this Base Indenture.

“Subordinated Notes Principal Payment Account” has the meaning set forth in Section 5.6 of this Base Indenture.

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“Subordinated Notes Quarterly Interest Amount” means, for each Quarterly Payment Date, with respect to each Class of Subordinated Notes Outstanding, the aggregate amounts identified as the “Subordinated Notes Quarterly Interest Amount” in the applicable Series Supplement.

“Subordinated Notes Quarterly Post-ARD Additional Interest” means, for any Interest Accrual Period, with respect to any Class of Subordinated Notes Outstanding, the aggregate amount of interest accrued with respect to such Interest Accrual Period on each such Class of Subordinated Notes that is identified as “Subordinated Notes Quarterly Post-ARD Additional Interest” in the applicable Series Supplement.

“Subordinated Notes Scheduled Principal Payment Deficiency Amount” means, with respect to any Series of Subordinated Notes, the meaning specified in the related Series Supplement.

“Subordinated Notes Scheduled Principal Payments Amounts” means, with respect to each Class of Subordinated Notes Outstanding, the Scheduled Principal Payments with respect to such Class of Subordinated Notes.

“Subsidiary” means, with respect to any Person (herein referred to as the “parent”), any corporation, partnership, limited liability company, association or other business entity (a) of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or more than 50% of the general partnership interests are, at the time any determination is being made, owned, controlled or held by the parent or (b) that is, at the time any determination is being made, otherwise controlled by the parent and/or one or more Subsidiaries of the parent.

“Successor Manager” means any successor to the Manager appointed by the Control Party (at the direction of the Controlling Class Representative) upon the resignation or termination of the Manager pursuant to the terms of the Management Agreement.

“Successor Manager Transition Expenses” means all costs and expenses incurred by a Successor Manager or by the Interim Successor Manager in connection with the termination, removal and replacement of the Manager under the Management Agreement.

“Successor Servicer Transition Expenses” means all costs and expenses incurred by a successor Servicer in connection with the termination, removal and replacement of the Servicer under the Servicing Agreement.

“Supplement” means a Series Supplement or such other supplement to this Base Indenture or other Indenture Document amending or modifying this Base Indenture or such other Indenture Document complying (to the extent applicable) with the terms of Article XIII of this Base Indenture.

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“Supplemental Management Fees” means, for each Weekly Allocation Date with respect to any Quarterly Fiscal Period, the amount, approved in writing by the Control Party acting at the direction of the Controlling Class Representative, by which, with respect to any Quarterly Fiscal Period, (i) the expenses incurred or other amounts charged by the Manager since the beginning of such Quarterly Fiscal Period in connection with the performance of the Manager’s obligations under the Management Agreement and the amount of any current or projected Tax Payment Deficiency, if applicable, exceed (ii) the Weekly Management Fees received and to be received by the Manager on such Weekly Allocation Date and each preceding Weekly Allocation Date with respect to such Quarterly Fiscal Period.

“Swap Contract” means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (any such master agreement, together with any related schedules, a “Master Agreement”), including any such obligations or liabilities under any Master Agreement.

“Tax” means (i) any federal, state, local or foreign income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, environmental, customs duties, capital stock, profits, documentary, property, franchise, withholding, social security (or similar), unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, or other tax of any kind whatsoever, including any interest, penalty, fine, assessment or addition thereto and (ii) any transferee liability in respect of any items described in clause (i) above.

“Tax Information” means information and/or properly completed and signed tax certifications sufficient to eliminate the imposition of or to determine the amount of any withholding of tax, including backup withholding and withholding required pursuant to FATCA.

“Tax Lien Reserve Amount” has the meaning specified in Section 9.2(o) of this Base Indenture.

“Tax Opinion” means an opinion of tax counsel of nationally recognized standing in the United States experienced in such matters, subject to the assumptions and qualifications stated therein, and in a form reasonably acceptable to the Control Party, to be delivered in connection with the issuance of each new Series of Notes to the effect that, for United States federal income tax purposes, (a) the issuance of such new Series of Notes will not affect adversely the United States federal income tax characterization of any Series of Notes Outstanding or Class thereof that was (based upon an Opinion of Counsel) properly treated as debt at the time of their issuance, (b) except with respect to any Additional Securitization Entity (including Additional Securitization Entities organized with the consent of the Control Party pursuant to Section 8.34(c) of this Base Indenture) that will be treated as a corporation for United States federal income tax purposes, each Securitization Entity organized in the United States, and

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any other direct or indirect Subsidiary of the Issuer organized in the United States (i) will as of the date of issuance be treated as a disregarded entity and (ii) will not as of the date of issuance be classified as a corporation or as an association or publicly traded partnership taxable as a corporation and (c) such new Series of Notes will as of the date of issuance be properly treated as debt, excluding any new Series of Subordinated Notes, provided the Control Party consents to such issuance.

“Tax Payment Deficiency” means any Tax liability of Inspire (or, if Inspire is not the taxable parent entity of the Securitization Entities, such other taxable parent entity) (including Taxes imposed under Treasury Regulation Section 1.1502-6 (or any similar provision of state, local or foreign law)) attributable to the operations of the Securitization Entities or their direct or indirect Subsidiaries that the Manager determines cannot be satisfied by Inspire (or such other taxable parent entity) from its available funds.

“T.J. Cinnamons Brand” means the T.J. Cinnamons® name and T.J. Cinnamons Trademarks, whether alone or in combination with other words or symbols, and any variations or derivatives of any of the foregoing.

“Trade Secrets” has the meaning set forth in the definition of “Intellectual Property.”

“Trademarks” means all United States, state and non-U.S. trademarks, service marks, trade names, trade dress, designs, logos, slogans and other indicia of source or origin, whether registered or unregistered, registrations and pending applications to register the foregoing, internet domain names, and all goodwill of any business connected with the use thereof or symbolized thereby.

“Tranche” means, with respect to any Class or Subclass of any Series of Notes, any one of the tranches of Notes of such Class or Subclass as specified in the applicable Series Supplement.

“Transaction Documents” means the Indenture, the Notes, the Guarantee and Collateral Agreement, any Mortgages, each Account Control Agreement, the Management Agreement, the Servicing Agreement, the Back-Up Management Agreement, any Series Hedge Agreement, the Contribution Agreements, the Class A-1 Note Purchase Agreements and any other note purchase agreements, the IP License Agreements, any Enhancement Agreement, the Charter Documents of each Securitization Entity, each Letter of Credit Reimbursement Agreement, the Omnibus Amendment and Reaffirmation Agreement and any additional document identified as a “Transaction Document” in the Series Supplement for any Series of Notes Outstanding and any other material agreements entered into, or certificates delivered, pursuant to the foregoing documents.

“Trust Officer” means any officer within the corporate trust department of the Trustee, including any Vice President, Assistant Vice President or Assistant Treasurer of the Corporate Trust Office, or any trust officer, or any officer customarily performing functions similar to those performed by any such officer in each case having direct responsibility for the administration of this Base Indenture, and also any officer to whom any corporate trust matter is referred because of his or her knowledge of and familiarity with a particular subject.

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“Trustee Accounts” has the meaning set forth in Section 5.8(a) of this Base Indenture.

“UCC” means the Uniform Commercial Code as in effect from time to time in the specified jurisdiction or any applicable jurisdiction, as the case may be.

“Uncertificated Note” means any Note issued in uncertificated, fully registered form evidenced by entry in the Note Register.

“United States” or “U.S.” means the United States of America, its fifty states and the District of Columbia. For the avoidance of doubt, “United States” and “U.S.” shall not include any territories, possessions or commonwealths of the United States of America.

“USCO” means the U.S. Copyright Office and any successor U.S. Federal office.

“USPTO” means the U.S. Patent and Trademark Office and any successor U.S. Federal office.

“Warm Back-Up Management Duties” has the meaning set forth in the Back-Up Management Agreement.

“Warm Back-Up Management Trigger Event” has the meaning set forth in the Back-Up Management Agreement.

“Weekly Allocation Date” means the fifth (5th) Business Day following the last day of each Weekly Collection Period or, upon not less than two (2) Business Days’ notice from the Manager to the Trustee, such earlier Business Day occurring no earlier than the Tuesday of the calendar week immediately following the end of such Weekly Collection Period that has been designated by the Manager and consented to by the Trustee (such consent not to be unreasonably withheld or delayed) (provided, that, in any case there shall be no more than a single weekly allocation date for any calendar week).

“Weekly Collection Period” means, with respect to Collections, each weekly period commencing at 12:00 a.m. (local time) on each Monday per week and ending at 11:59 p.m. (local time) on each Sunday per week. References to “local time” refer to the local time at the Branded Restaurant or other location receiving the relevant Collections.

“Weekly Management Fee” has the meaning set forth in the Management Agreement.

“Weekly Manager’s Certificate” has the meaning set forth in Section 4.1(a) of this Base Indenture.

“Welfare Plan” means any “employee welfare benefit plan” as such term is defined in Section 3(1) of ERISA.

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“Workout Fees” has the meaning set forth in the Servicing Agreement.

“written” or “in writing” means any form of written communication, including, without limitation, by means of email of a .pdf or other similar file (including the requisite signatures from any required parties).

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